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KPN Global Carrier Services INDEX TO COMBINED FINANCIAL STATEMENTS
KPN Global Carrier Services INDEX TO COMBINED FINANCIAL STATEMENTS (unaudited)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, Par value $0.001 per share, of iBasis, Inc.
	(2)	Aggregate number of securities to which transaction applies: 40,100,000
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $9.30 per share (average of the high and low prices reported in the consolidated reporting system on July 30, 2007)

	(4)	Proposed maximum aggregate value of transaction: $372,930,000
	(5)	Total fee paid: $11,449
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)—SUBJECT TO COMPLETION DATED AUGUST 2, 2007

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803
                       , 2007

Dear Shareholder:

        The board of directors of iBasis, Inc., a Delaware corporation ("iBasis"), has approved a Share Purchase and Sale Agreement, as amended (the "Share Purchase Agreement"), with KPN B.V., a private limited liability company organized under the laws of The Netherlands ("KPN"). Pursuant to the Share Purchase Agreement, iBasis will acquire the shares of two subsidiaries of KPN and receive $55,000,000 in cash from KPN in return for issuing to KPN that number of shares (the "Transaction Shares") of iBasis common stock, par value $0.001 per share (the "Common Stock"), which represents 51% of the issued and outstanding shares of Common Stock of iBasis on a fully-diluted basis. The two entities which we are acquiring from KPN encompass KPN's international wholesale voice business.

        Upon the completion of the foregoing transactions, iBasis will pay a dividend in the aggregate amount of $113,000,000, on a pro rata basis to those persons who are shareholders of iBasis of record on the date immediately prior to the date of the closing (the "Closing") of the transactions contemplated by the Share Purchase Agreement (the "Transactions").

        Because the Common Stock is listed on The Nasdaq Global Market, iBasis is subject to the Marketplace Rules of Nasdaq. Under Nasdaq Rule 4350(i), the issuance of the Transaction Shares requires the approval of our shareholders prior to their issuance to KPN. In addition, such approval by the iBasis shareholders of the issuance of the Transaction Shares is a condition to the obligations of the parties to close the Transactions.

        We are holding our annual meeting of shareholders on            , 2007 in order to obtain the approval necessary to issue the Transaction Shares and to approve certain other matters as described in this proxy statement. Prior to iBasis' execution of the Share Purchase Agreement, the board of directors approved and determined the Transactions and the Share Purchase Agreement advisable, and declared that it is fair to and in the best interests of iBasis' shareholders that iBasis enter into the Share Purchase Agreement and consummate the Transactions, including the issuance of the Transaction Shares, on the terms and conditions set forth in the Share Purchase Agreement.

        If you vote to approve the issuance of the Transaction Shares, the current shareholders of iBasis collectively will own a minority of the issued and outstanding shares of the Common Stock following the Closing.

        The board of directors recommends that iBasis' shareholders vote "FOR" the issuance of the Transaction Shares and "FOR" the other matters to be considered at the iBasis annual meeting.

THIS PROXY STATEMENT IS DATED            , 2007
AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT            , 2007

        The time, date and place of the annual meeting to consider and vote upon a proposal to issue the Transaction Shares and to approve certain other matters as described in this proxy statement are as follows:

, local time,	, 2007	20 Second Avenue Burlington, MA 01803

        The notice of annual meeting of shareholders and proxy statement attached to this letter provide you with information about the proposed Share Purchase Agreement, the Transactions, the issuance of the Transaction Shares and the annual meeting of iBasis' shareholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about iBasis from documents we have filed with the Securities and Exchange Commission at www.sec.gov.

        YOU ARE REQUESTED TO VOTE YOUR SHARES BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY PROXY OVER THE INTERNET OR BY TELEPHONE, AS INDICATED ON THE PROXY CARD.

        Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the annual meeting.

        Thank you for your cooperation and continued support.

Sincerely,

Ofer Gneezy
President and Chief Executive Officer

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on            , 2007

To the shareholders of iBasis, Inc.:

        The annual meeting of shareholders of iBasis, Inc., a Delaware corporation ("iBasis"), will be held on            , 2007, at     , local time, at 20 Second Avenue, Burlington, MA 01803, for the following purposes:

  1.
  To consider and vote on a proposal, in accordance with the Share Purchase and Sale Agreement, dated as of June 21, 2006, as amended on December 18, 2006, April 26, 2007 and August 1, 2007 (the "Share Purchase Agreement"), by and between iBasis and KPN B.V., a private limited liability company organized under the laws of The Netherlands ("KPN"), to issue to KPN that number of newly issued shares (the "Transaction Shares") of iBasis common stock, par value $0.001 per share (the "Common Stock"), that will represent, immediately after issuance, 51% of the issued and outstanding shares of the Common Stock on a fully-diluted basis (which includes all of the issued and outstanding Common Stock and the Common Stock underlying outstanding "in-the-money" options, as adjusted, and warrants) on the date of the closing (the "Closing") of the transactions contemplated by the Share Purchase Agreement (the "Transactions").

    In exchange for the issuance of the Transaction Shares at the Closing, KPN has agreed to (i) pay to iBasis $55,000,000 in cash, (ii) contribute to iBasis all of the issued and outstanding shares of KPN Global Carrier Services B.V., a private limited liability company organized under the laws of The Netherlands which is a newly-formed and wholly-owned subsidiary of KPN, with a cash balance of $21,000,000 as of the Closing, and all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN Global Carrier Services, which subsidiaries, together, encompass KPN's international wholesale voice business (together, "KPN Global Carrier Services" or "KPN GCS"), (iii) enter into a framework services agreement with the entities we are acquiring from KPN and (iv) grant iBasis (A) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use KPN's parent company's portfolio of patents related to its international wholesale voice business and (B) a worldwide, non-transferable and non-exclusive license to use other KPN parent company patents.

    Following the Closing, the parties will determine, as of the Closing, the working capital and debt of iBasis and of the entities that we are acquiring from KPN. A post-closing adjustment will be made if (i) iBasis' working capital is lower than or exceeds $37,100,000; (ii) iBasis' debt exceeds or is lower than $2,900,000; (iii) the combined working capital of KPN Global Carrier Services and the U.S. subsidiary of its affiliate which we are acquiring is lower than or exceeds ($6,100,000); and/or (iv) the combined debt of such entities exceeds $0.

    Upon the completion of the Transactions, iBasis will pay a dividend from cash on-hand, the proceeds of the Transactions and, if required, the proceeds of borrowings under our revolving credit facility in the aggregate amount of $113,000,000, on a pro rata basis to those persons who are shareholders of iBasis of record on the date immediately prior to the date of the Closing;

  2.
  To elect two Class 2 directors each to hold office for a three-year term and until each director's respective successor has been duly elected and qualified or until his or her earlier resignation or removal;

  3.
  To approve the adoption of the iBasis, Inc. 2007 Stock Plan (the "2007 Stock Plan");

  4.
  To ratify the appointment of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for iBasis for the fiscal year ending December 31, 2007;

  5.
  To approve the adjournment or postponement of the annual meeting, if necessary, in order to solicit additional proxies in favor if there are not sufficient favorable votes at the time of the meeting to approve the issuance of the Transaction Shares; and

  6.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on            , 2007 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. All shareholders of record are cordially invited to attend the annual meeting in person.

        All of these proposals require the approval of our shareholders. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. Alternatively, you may grant a proxy to vote your shares over the Internet or by telephone, as indicated on the proxy card. If you are a shareholder of record and do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Please vote your proxy as promptly as possible by following one of these steps:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 1:00 a.m. Central Time, on            , 2007.

By Order of the Board of Directors,

Mark S. Flynn
Chief Legal Officer and Secretary

            , 2007

TABLE OF CONTENTS

SUMMARY TERM SHEET FOR THE TRANSACTIONS
SUMMARY OF THE PROXY STATEMENT
The Parties to the Transactions (Page 21)
iBasis, Inc.
KPN
The Annual Meeting
Time, Place and Date (Page 90)
Shareholder Approval of the Issuance of the Transaction Shares (Page 92)
Other Annual Meeting Proposals (Page 92)
Record Date and Voting (Page 90)
Votes Required (Page 90)
Share Ownership of Directors and Executive Officers (Page 30)
Voting and Proxies (Page 90)
Revocability of Proxy (Page 91)
When the Transactions Will Be Completed (Page 36)
Board Recommendation (Page 24)
Opinion of Imperial Capital, LLC (Page 24 and Annex B)
Treatment of iBasis' Common Stock, Options, and Warrants (Page 40)
Interests of iBasis' Directors and Executive Officers in the Transactions (Page 30)
Material U.S. Federal Income Tax Consequences for U.S. Shareholders (Page 33)
Regulatory Approvals (Page 34)
Procedure for Receiving Dividend (Page 40)
No Solicitation of Transactions (Page 45)
Conditions to Closing (Page 47)
Termination of the Share Purchase Agreement (Page 50)
Termination Fees and Expenses (Page 51)
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE TRANSACTIONS
EXCHANGE RATE INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE TRANSACTIONS
Background of the Transactions

i

The Parties to the Transactions
iBasis, Inc.
KPN, B.V.
Reasons for the Transactions
Accounting Treatment of the Transactions
Recommendation of iBasis' Board of Directors
Opinion of Imperial Capital, LLC
Comparable Company Analysis
Selected Precedent Transaction Analysis
Discounted Cash Flow Analysis
Other Factors
Pro-Forma Transactions Analysis
General
Interests of iBasis' Directors and Executive Officers in the Transactions
Company Stock
Company Stock Options
Vesting of Certain Directors' Stock Options
Compensation Under Existing Severance and Change in Control Arrangements
Material U.S. Federal Income Tax Consequences for U.S. Shareholders
Regulatory Approvals
THE SHARE PURCHASE AGREEMENT
Closing
Structure
KPN's International Wholesale Voice Business; KPN Global Carrier Services
Framework Services Agreement
Intellectual Property License
Registration Rights Agreement
Treatment of iBasis' Common Stock, Options and Warrants
Company Common Stock
Company Stock Options
Company Warrants
Certificate of Incorporation and By-laws
Directors and Officers
Representations and Warranties

Conduct of Our Business Pending the Transactions
No Solicitation of Transactions
Agreement to Use Reasonable Best Efforts; Further Assurances
Conditions to Closing
Termination
Termination Fees and Expenses
Amendment and Waiver
Expenses
Indemnification
Limitations on Indemnification Obligations
KPN GLOBAL CARRIER SERVICES
Company Overview
Competition
Marketing
Intellectual Property
Governmental Regulation
Employees
Organizational Structure
Property, Plant and Equipment
Legal Proceedings
Exchange Controls
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF iBASIS AND KPN GLOBAL CARRIER SERVICES
SELECTED FINANCIAL DATA
iBasis
KPN Global Carrier Services Selected Financial Data
SUPPLEMENTARY FINANCIAL INFORMATION
Operating and Financial Review and Prospects
Critical Accounting Policies and Estimates
Results of Operations
Year-Over-Year Comparisons
Liquidity and Capital Resources
Off-Balance Sheet Arrangements
Contractual Obligations

Quantitative and Qualitative Disclosures About Market Risk
Recent Accounting Pronouncements
THE ANNUAL MEETING
Time, Place and Purposes of the Annual Meeting
Record Date, Quorum and Voting Power
Votes Required
Proxies; Revocation
Adjournments and Postponements
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT ON FORM 10-K
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
SUBMISSION OF SHAREHOLDER PROPOSALS AND COMMUNICATIONS
ADDITIONAL INFORMATION
COMBINED FINANCIAL STATEMENTS
ANNEX A SHARE PURCHASE AND SALE AGREEMENT
ANNEX B IMPERIAL CAPITAL FAIRNESS OPINION
ANNEX C SECOND AMENDED AND RESTATED BY-LAWS
ANNEX D REGISTRATION RIGHTS AGREEMENT
ANNEX E 2007 STOCK PLAN

SUMMARY TERM SHEET FOR THE TRANSACTIONS

        Pursuant to a Share Purchase and Sale Agreement, dated June 21, 2006, as amended on December 18, 2006, April 26, 2007 and August 1, 2007 (the "Share Purchase Agreement"), by and between iBasis, Inc., a Delaware corporation ("iBasis"), and KPN B.V., a private limited liability company organized under the laws of The Netherlands ("KPN"):

  •
  KPN will acquire that number of newly issued shares (the "Transaction Shares") of iBasis common stock, par value $0.001 per share (the "Common Stock"), that will represent, immediately after issuance, 51% of the issued and outstanding shares of the Common Stock on a fully- diluted basis (which includes all of the issued and outstanding Common Stock and the Common Stock underlying outstanding "in-the-money" options, as adjusted, and warrants) on the date of the closing (the "Closing") of the transactions contemplated by the Share Purchase Agreement (the "Transactions"). As of                        , 2007, the record date of the annual meeting, there were                        shares of Common Stock outstanding and                         shares of Common Stock underlying "in-the-money" options and warrants outstanding after giving effect to the stock option adjustment described herein. If the Transactions had been consummated as of the record date, based on the number of shares and "in-the-money" options and warrants outstanding as of that date, iBasis would have issued                        shares of Common Stock to KPN.

  •
  In exchange, and as consideration for, the issuance of the Transaction Shares at the Closing, KPN will:

  (i)
  pay to iBasis $55,000,000 in cash;

  (ii)
  contribute to iBasis all of the issued and outstanding shares KPN Global Carrier Services B.V., a private limited liability company organized under the laws of The Netherlands which is a wholly-owned subsidiary of KPN, with a cash balance of $21,000,000 as of the Closing, and all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN Global Carrier Services, which subsidiaries, together, encompass KPN's International Wholesale Voice Business (defined below) (together, "KPN Global Carrier Services" or "KPN GCS"); provided, however, that iBasis will not assume (1) any employment or employee-benefits related liabilities, obligations, claims and losses, including severance obligations and pension liabilities, relating to employees of KPN or KPN Global Carrier Services arising from and/or incident to their employment with or severance by KPN, including any liabilities arising out of periods of service with KPN Global Carrier Services; (2) any liabilities, obligations or commitments of KPN or KPN Global Carrier Services with respect to any suit, action or proceeding that is pending prior to the Closing; (3) any obligations, liabilities or commitments of KPN or KPN Global Carrier Services with respect to leases or subleases for real property other than those specified in the Share Purchase Agreement; (4) any pre-Closing debt of KPN Global Carrier Services or any of its subsidiaries; (5) any liability, obligation or commitment of KPN or KPN Global Carrier Services for taxes relating to any period or partial period ending on or prior to the Closing Date; or (6) any pre-Closing liability, obligation or commitment of KPN Global Carrier Services or any of its subsidiaries to KPN or any affiliate of KPN (other than to KPN Global Carrier Services or any of its subsidiaries);

  (iii)
  enter into a framework services agreement with the entities which we are acquiring from KPN, pursuant to which, among other things, an entity which we are acquiring from KPN shall be the exclusive provider of services to KPN and certain KPN affiliates for international direct dialing, ISDN and Inmarsat services for certain of the international telephone and fax traffic of KPN's fixed networks at a price equal to the expected cost of providing the services which is determined in advance of the period plus a margin as set forth in the framework services agreement (the "Framework Services Agreement"); and

    (iv)
    grant iBasis (A) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use KPN's parent company's portfolio of patents related to its International Wholesale Voice Business, and (B) a worldwide, non-transferable and non-exclusive license to use other KPN parent company patents which shall be irrevocable for so long as KPN owns not less than 51% of each class of our voting stock..

  •
  KPN's "International Wholesale Voice Business" includes:

  (i)
  international wholesale voice services and international direct dialing for calls originating or terminating in The Netherlands, including calls originating from or terminating to any end user of KPN or any KPN affiliate, utilizing both traditional time division multiplexing and Voice-Over-Internet-Protocol ("VOIP");

  (ii)
  transit of all international calls through KPN's network;

  (iii)
  international freephone services for the transport of international toll free numbers;

  (iv)
  international premium rate services and international wholesale premium rate services;

  (v)
  services for mobile operators including termination of voice traffic, short message system interworking, multimedia message system interworking and universal mobile telecommunications system based services (including all mobile matrix-related business developments including licensed intellectual property rights related to such business developments);

  (vi)
  solutions for Internet Service Providers including but not limited to voice access services connecting VOIP traffic to switched networks;

  (vii)
  services for KPN- or KPN affiliate-originated traffic from such parties' fixed networks;

  (viii)
  services for KPN- or KPN affiliate-originated mobile traffic as a preferred supplier on the basis of either (A) a first bid/last call principle determined with reference to quality of service and benchmarked tariffs, or (B) another formula, pursuant to which bases approximately 99% of such traffic is being carried; and

  (ix)
  services for traffic related to all existing and future bilateral relationships to which KPN or a KPN affiliate is a party.

  •
  Following the Closing, the parties will determine, as of the Closing, the working capital and debt of iBasis and of the entities we are acquiring from KPN. A post-closing adjustment will be made if (i) iBasis' working capital is lower than or exceeds $37,100,000; (ii) iBasis' debt exceeds or is lower than $2,900,000; (iii) the combined working capital of KPN Global Carrier Services and the U.S. subsidiary of its affiliate which we are acquiring is lower than or exceeds ($6,100,000); and/or (iv) the combined debt of such entities exceeds $0.

  •
  Upon the completion of the Transactions, iBasis will pay a dividend in the aggregate amount of $113,000,000 from cash on-hand, the proceeds of the Transactions and, if required, the proceeds of borrowings under our revolving credit facility, on a pro rata basis to those persons who are shareholders of record of iBasis as of the close of business on the date immediately prior to the date of the Closing (the "Dividend"). Based on the number of shares of Common Stock actually outstanding as of the record date of the annual meeting, shareholders of record would have

    received a dividend of $    per share of Common Stock, if the Transactions had been consummated on the record date.

  •
  At the Closing, the Transaction Shares will not be registered with the U.S. Securities and Exchange Commission (the "SEC"). However, KPN will have the right to require iBasis to register such Transaction Shares upon demand or incidental to other registrations pursuant to a registration rights agreement between the parties (the "Registration Rights Agreement").

        The transactions contemplated by the Share Purchase Agreement, including but not limited to those described above, are collectively referred to as the "Transactions" in this proxy statement.

SUMMARY OF THE PROXY STATEMENT

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Transactions (Page 21)

iBasis, Inc.

        iBasis is a leading provider of international communications services and a provider of retail prepaid calling services. Our operations consist of our VOIP trading business, in which we connect buyers and sellers of international telecommunications services, and our retail services business. In our trading business we receive traffic from buyers—originating carriers who are interconnected to our network via VOIP or traditional time division multiplexing connections, and we route the traffic over the Internet to sellers—local carriers in the destination countries with whom we have established agreements to manage the completion or termination of the call. We were incorporated in Delaware in 1996. In 1999, we completed an initial public offering of our Common Stock and became a public reporting company. Our stock is listed on The Nasdaq Global Market under the symbol IBAS. Our principal executive offices are located at 20 Second Avenue, Burlington, MA 01803 and our telephone number is (781) 505-7500.

KPN

        KPN is a private limited liability company organized under the laws of The Netherlands. KPN's principal executive offices are located at Maanplein 55, 2516 CK, The Hague, The Netherlands. KPN is a subsidiary of Koninklijke KPN N.V., a public company incorporated under the laws of The Netherlands ("Royal KPN"). KPN runs its International Wholesale Voice Business through KPN Global Carrier Services.

        Royal KPN offers telecommunication services to both consumers and businesses. The core activities are telephony, Internet and television services in The Netherlands, mobile telecom services in Germany, The Netherlands and Belgium and data services in Western Europe. Royal KPN is the market leader in the major segments of the Dutch telecom market and is actively growing market share in the new Internet Protocol and DSL markets. Through E-Plus and BASE, Royal KPN occupies a strong position in the mobile markets in Germany and Belgium respectively.

        At June 30, 2007, Royal KPN served 5.8 million wireline voice subscribers, 8.8 million mobile customers, 2.5 million Internet customers and 0.3 million TV-customers in the Netherlands as well as 16.1 million mobile customers in Germany and Belgium. With 27,096 individuals (24,881 FTEs), Royal KPN posted revenues of EUR 5.9 billion, with an EBITDA of EUR 2.5 billion in the first half year of 2007. Royal KPN was incorporated in 1989 and is listed on the Amsterdam-, New York-, London- and Frankfurt stock exchanges.

The Annual Meeting

Time, Place and Date (Page 90)

        The annual meeting will be held on            , 2007, starting at    , local time, at 20 Second Avenue, Burlington, MA 01803.

Shareholder Approval of the Issuance of the Transaction Shares (Page 92)

        Because the Common Stock is listed on The Nasdaq Global Market, iBasis is subject to the Marketplace Rules of Nasdaq. Nasdaq Rule 4350(i), requires the approval of our shareholders for the issuance of the Transaction Shares prior to their issuance to KPN. In addition, such approval by the iBasis shareholders of the issuance of the Transaction Shares is a condition to the obligations of the parties to close the Transactions.

        At the annual meeting, you will be asked to consider and vote upon a proposal to issue the Transaction Shares to KPN such that, following the acquisition of the Transaction Shares, KPN will own 51% of the capital stock of iBasis on a fully-diluted basis (which includes all of the issued and outstanding Common Stock and the Common Stock underlying outstanding "in-the-money" options, as adjusted, and warrants).

        The board of directors recommends that iBasis' shareholders vote "FOR" the issuance of the Transaction Shares.

Other Annual Meeting Proposals (Page 92)

        At the annual meeting, iBasis is also asking you:

        1.     to elect two Class 2 directors each to hold office for a three-year term and until each director's respective successor has been duly elected and qualified or until his or her earlier resignation or removal;

        2.     to approve the adoption of the iBasis, Inc. 2007 Stock Plan;

        3.     to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for iBasis for the fiscal year ending December 31, 2007;

        4.     to approve the adjournment or postponement of the annual meeting, if necessary, in order to solicit additional proxies in favor if there are not sufficient favorable votes at the time of the meeting to approve the issuance of the Transaction Shares; and

        5.     to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, including the consideration of any procedural matters incident to the conduct of the annual meeting.

        Approval of these other annual meeting proposals is not a condition to the issuance of the Transaction Shares or the consummation of the Transactions.

        The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, shares represented by all duly executed proxies received by iBasis will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        Representatives of Deloitte & Touche LLP, our principal accountants, will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The board of directors recommends that iBasis' shareholders vote "FOR" the other annual meeting proposals to be considered at the iBasis annual meeting.

Record Date and Voting (Page 90)

        You are entitled to vote at the annual meeting if you owned shares of iBasis Common Stock at the close of business on                        , 2007, the record date for the annual meeting. Each outstanding share of our Common Stock on the record date entitles the holder to one vote on each matter

submitted to shareholders for approval at the annual meeting. As of the record date, there were            shares of Common Stock of iBasis entitled to be voted.

Votes Required (Page 90)

        The affirmative vote of a plurality of the shares of iBasis' Common Stock present or represented at the annual meeting and entitled to vote is required to elect the Class 2 Directors. The affirmative vote of a majority of shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to approve the issuance of the Transaction Shares, approve the adoption of the 2007 Stock Plan and to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

Share Ownership of Directors and Executive Officers (Page 30)

        As of the record date, the directors and executive officers of iBasis owned in the aggregate approximately    % of the combined voting power of the outstanding shares of iBasis Common Stock entitled to vote at the annual meeting. Certain of our directors and certain of our executive officers have agreed to vote, or have advised us that they plan to vote, all of their respective shares in favor of the proposals described herein, including issuance of the Transaction Shares.

Voting and Proxies (Page 90)

        Any iBasis shareholder of record entitled to vote may vote by returning the enclosed proxy, by voting over the Internet or by telephone, as indicated on the proxy card, or by appearing at the annual meeting. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Revocability of Proxy (Page 91)

        Any iBasis shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted at the annual meeting in any one of the following four ways:

  •
  filing with the Secretary of iBasis, at or before the annual meeting, a written notice of revocation that is dated a later date than the proxy;

  •
  sending a later-dated proxy relating to the same shares to the Secretary of iBasis, at or before the annual meeting;

  •
  submitting a later-dated vote over the Internet or by telephone, at or before the annual meeting; or

  •
  attending the annual meeting and voting in person by ballot.

        Simply attending the annual meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your vote.

When the Transactions Will Be Completed (Page 36)

        We are working to complete the Transactions as soon as possible. We anticipate completing the Transactions by October 31, 2007, subject to receipt of shareholder approval and satisfaction of the other closing conditions under the Share Purchase Agreement, including the expiration or termination of the waiting periods under any applicable antitrust laws, the receipt by KPN of a written confirmation of tax treatment from the Dutch tax authorities concerning the restructuring of KPN and the transfer of the shares of KPN Global Carrier Services, and the receipt of applicable approvals from the Federal Communications Commission (the "FCC") and any similar regulatory agencies. On July 14, 2006, iBasis and KPN each filed a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"), and on July 21, 2006, the FTC and DOJ granted an "early termination" to their investigation of the antitrust effects of the Transactions. The notifications to the DOJ and FTC expired in July 2007 and each of iBasis and KPN has renewed its filing and requested early termination of the applicable waiting period.

Board Recommendation (Page 24)

        After careful consideration, our board of directors:

  •
  has determined that the Transactions (including the issuance of the Transaction Shares) and the Share Purchase Agreement are advisable, fair to and in the best interests of iBasis' shareholders;

  •
  has approved the Share Purchase Agreement, the Transactions and the issuance of the Transaction Shares; and

  •
  recommends that iBasis' shareholders vote "FOR" the issuance of the Transaction Shares as well as "FOR" the other annual meeting proposals to be considered at the iBasis annual meeting.

Opinion of Imperial Capital, LLC (Page 24 and Annex B)

        Imperial Capital, LLC ("Imperial") has delivered to iBasis' board of directors its opinion dated as of June 21, 2006 and an update to that opinion as of August 1, 2007 to the effect that, as of the respective dates and based upon and subject to the matters and assumptions stated in the opinion, the Transactions were fair, from a financial point of view, to the shareholders of iBasis. The opinion is not a recommendation as to how any of our shareholders should vote with respect of the issuance of the Transaction Shares. The full text of the written opinion of Imperial dated August 1, 2007, which sets forth the matters considered and assumptions made in connection with its opinion, is attached as Annex B to this proxy statement. We recommend that you read the entire opinion carefully.

Treatment of iBasis' Common Stock, Options, and Warrants (Page 40)

        Following the Closing, all of the outstanding Common Stock, options and warrants of iBasis will continue to remain outstanding. However, the holdings of each shareholder, optionholder and warrantholder will be significantly diluted by the issuance of the Transaction Shares. In connection with the issuance of the Transaction Shares, our board of directors has determined to adjust the terms of each outstanding stock option granted under our Amended and Restated 1997 Stock Incentive Plan, as further described herein, to protect the value of the options from the otherwise negative effects of the Dividend.

        The holders of outstanding warrants shall not be eligible to participate in the Dividend with respect to the shares of Common Stock issuable upon exercise of the warrants, unless such warrants are exercised for shares of Common Stock prior to the Closing of the Transactions. Any such exercise will reduce the amount of the Dividend paid per share of Common Stock by increasing the number of shares of Common Stock eligible to participate in the Dividend. However, under the terms of the warrants, upon the exercise of the warrants after the Closing of the Transactions, in addition to the number of shares of Common Stock issuable upon such exercise, the holders of the warrants shall be entitled to receive payment of an amount in cash equal to the amount such holder would have received in connection with the Dividend if such warrants had been exercised immediately prior to the Closing of the Transactions.

Interests of iBasis' Directors and Executive Officers in the Transactions (Page 30)

        Some of our executive officers and members of our board of directors have financial interests in the Transactions that are different from, or in addition to, their interests as our shareholders generally.

Our board of directors was aware of these interests and considered the following, among other matters, in approving the Share Purchase Agreement:

  •
  the vesting of options held by directors David Lee and Charles Skibo (who have agreed to step down in order to accommodate the reconstitution of our board of directors following the Closing) will be accelerated, immediately prior to the Closing;

  •
  in connection with the existing employment agreements with such individuals, the board determined that Ofer Gneezy and Gordon J. VanderBrug, who are both members of the board of directors and executive officers, are entitled to immediate vesting of all unvested stock options upon consummation of the Transactions; and

  •
  in connection with existing employment agreements or offer letters with such individuals, the board of directors determined that each of the following executive officers is entitled to immediate vesting of all unvested options if, within six months of the consummation of the Transactions, his employment is terminated "without cause" or he resigns for "good reason," each as defined in each of their respective employment agreements or offer letters: Dan Powdermaker, Paul H. Floyd, Richard G. Tennant, and Mark S. Flynn; and

  •
  in connection with an executive bonus plan for fiscal year 2007, the Compensation Committee of the board of directors is considering a proposal to pay bonuses to the following executives as of the Closing, rather than at the end of fiscal year 2007, based on iBasis' business performance, and performance of individuals through such date: Ofer Gneezy, Gordon J. VanderBrug, Dan Powdermaker, Paul H. Floyd, Richard G. Tennant and Mark S. Flynn.

Material U.S. Federal Income Tax Consequences for U.S. Shareholders (Page 33)

        The Transactions will not result in the recognition of gain or loss by iBasis or its shareholders for U.S. federal income tax purposes. The receipt of a pro rata portion of the Dividend may have a material federal income tax impact on iBasis shareholders. An iBasis shareholder's pro rata share of the Dividend, to the extent made from iBasis' current and/or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes, will be included in the shareholder's income as ordinary income dividends in accordance with the shareholder's normal method of accounting. Dividends received by corporate shareholders may be eligible for a dividends-received deduction, and dividends received by non-corporate shareholders may be subject to tax at reduced rates if certain holding period requirements are met and the shareholder refrains from making certain elections; otherwise, those dividends are taxable at ordinary income rates. Any portion of the Dividend that exceeds iBasis' current and accumulated earnings and profits will first be treated as a nontaxable return of capital to the iBasis shareholders to the extent of their respective bases in that stock (and will reduce the shareholders' respective bases in that stock correspondingly) and thereafter as gain from the sale or exchange of a capital asset. Any such gain will be long-term capital gain if the shareholder has held (or is deemed to have held) such stock for more than one year at the time of the distribution. Please see "Material U.S. Federal Income Tax Consequences for U.S. Shareholders" for further information.

Regulatory Approvals (Page 34)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act") and related rules provide that transactions such as the Transactions may not be completed until certain information has been submitted to the FTC and the Antitrust Division of the DOJ and the specified waiting period requirements have been satisfied. On July 14, 2006, iBasis and KPN each filed a Notification and Report Form with the Antitrust Division of the DOJ and the FTC and requested early termination of the waiting period. On July 21, 2006, iBasis and KPN received notice from the FTC that early termination of the waiting period had been granted. The notifications to the DOJ and the FTC expired in July 2007 prior to the consummation of the Transactions. Each of iBasis and KPN has filed new notifications with the FTC and requested early termination of the applicable waiting period. We will not be able to consummate the Transactions until the Hart-Scott-Rodino Act waiting period has expired or been terminated.

        iBasis holds domestic and international Section 214 authorizations issued by the FCC to provide U.S. domestic and international resale telecommunication services on a common carrier basis. Because consummation of the Transactions would be deemed a transfer of control of iBasis' Section 214 licenses, the approval of the FCC is required before the Transactions may close. iBasis and KPN jointly filed a transfer of control application with the FCC on July 7, 2006, and on August 28, 2006, iBasis and KPN obtained approval from the FCC for the transfer of control. The FCC grant of the transfer of control determined that KPN was qualified to hold iBasis' Section 214 authorizations and that the transfer was consistent with the public interest.

        German merger control applies (i) if the Transactions qualify as a "concentration" within the meaning of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen, "GWB"), (ii) if certain worldwide and domestic turnover thresholds are met by the parties participating in the Transactions and (iii) if there is a certain impact on the German market. In such case, the German Federal Cartel Office (Bundeskartellamt, "FCO") has to be given notice of the Transactions. The Transactions may not be implemented before they are cleared or deemed to be cleared after the expiration of the applicable time limits. On August 8, 2006, KPN and iBasis filed a notification with the FCO. On September 5, 2006, iBasis and KPN received notice from the FCO that the Transactions were cleared.

Procedure for Receiving Dividend (Page 40)

        As soon as practicable after the Closing of the Transactions, holders of record of iBasis Common Stock as of the date immediately prior to the date of the Closing shall be eligible to receive their pro rata portion of the Dividend, in an aggregate amount of $113,000,000. iBasis' paying agent, Computershare Limited, will distribute the dividend payments to such shareholders at their addresses of record as promptly as practicable after the Closing.

        The holders of outstanding warrants shall not be eligible to participate in the Dividend with respect to the shares of Common Stock issuable upon exercise of the warrants, unless such warrants are exercised for shares of Common Stock prior to the Closing of the Transactions. Any such exercise will reduce the amount of the Dividend paid per share of Common Stock by increasing the number of shares of Common Stock eligible to participate in the Dividend. However, under the terms of the warrants, upon the exercise of the warrants after the Closing of the Transactions, in addition to the number of shares of Common Stock issuable upon such exercise, the holders of the warrants shall be entitled to receive payment of an amount in cash equal to the amount such holder would have received in connection with the Dividend if such warrants had been exercised immediately prior to the Closing of the Transactions.

No Solicitation of Transactions (Page 45)

        The Share Purchase Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving iBasis. Notwithstanding these restrictions, under certain circumstances and prior to receipt of shareholder approval at the annual meeting, our board of directors may respond to a written bona fide proposal for an alternative acquisition or withdraw or modify its approval or recommendation of the Share Purchase Agreement and the issuance of the Transaction Shares.

Conditions to Closing (Page 47)

        Before we can complete the Transactions, a number of conditions must be satisfied. These include:

  •
  the expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

  •
  the receipt of all material consents of, the filing of registrations, declarations or filings with, and the expirations of waiting periods imposed by, any governmental entity (foreign or domestic) (including the FCC), the absence of which would prohibit the consummation of or could result in the unwinding of the Transactions;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order or legal restraint which prevents or prohibits the consummation of the purchase of the Transaction Shares;

  •
  the receipt of approval of our shareholders for the issuance of the Transaction Shares;

  •
  KPN's receipt of written confirmation from the Dutch tax authorities that the contribution of assets to the subsidiaries which we will acquire from KPN and the transfer of such shares to us shall not be considered a transaction with the predominant aim of avoiding or postponing any tax liability;

  •
  the truthfulness and correctness of our representations and warranties (without regard to materiality qualifiers), as of the date of the Share Purchase Agreement and the Closing as though made on the date of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct, on and as of such earlier date) in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on us and our subsidiaries;

  •
  the reconstitution of our board of directors in accordance with the Share Purchase Agreement;

  •
  the performance, in all material respects, by us of our material obligations and material covenants in the Share Purchase Agreement;

  •
  the absence of any proceeding seeking to prohibit or restrain the Transactions;

  •
  the absence of a material adverse effect on the financial condition, properties, business or results of operations of iBasis and its subsidiaries, taken as a whole, or on the ability of iBasis to perform its obligations under the Share Purchase Agreement;

  •
  the absence of a material adverse change in the investigation being conducted by the SEC related to the stock option practices, the review of iBasis' listing on The Nasdaq Global Market, or the information related to the stock option practices and the related reviews or investigations of iBasis disclosed in iBasis' SEC filings or which have otherwise been disclosed to KPN in each case, prior to the second amendment of the Share Purchase Agreement.

  •
  the truthfulness and correctness of KPN's representations and warranties (without regard to materiality qualifiers), as of the date of the Share Purchase Agreement and the Closing as though made on the date of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct, on and as of such earlier date) in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the KPN business that we are acquiring;

  •
  the performance, in all material respects, by KPN of its material obligations and material covenants in the Share Purchase Agreement;

  •
  the completion of a restructuring by KPN which involves the transfer of the assets of its International Wholesale Voice Business to the entities whose shares we are acquiring;

  •
  the absence of a material adverse effect on the financial condition, properties, business or results of operations of the business we are acquiring from KPN, taken as a whole, or of the entities that we are acquiring from KPN, or on the ability of KPN to perform its obligations under the Share Purchase Agreement; and

  •
  the execution of the Framework Services Agreement between KPN and KPN Global Carrier Services.

        For a more detailed list and description of the conditions to Closing, please see "Share Purchase Agreement—Conditions to Closing". For information on the background status of the SEC's investigation of iBasis' historical stock option granting practices, please refer to iBasis' Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Termination of the Share Purchase Agreement (Page 50)

        iBasis and KPN may mutually agree in writing to terminate the Share Purchase Agreement at any time without completing the Transactions, even after the shareholders of iBasis have approved the issuance of the Transaction Shares. The Share Purchase Agreement may also be terminated in certain other circumstances, including:

        by either KPN or iBasis if:

  •
  iBasis' shareholders do not vote to approve the issuance of the Transaction Shares at a meeting of the iBasis shareholders;

  •
  the Closing has not occurred on or before October 31, 2007;

        by KPN, if:

  •
  our board of directors, or any committee thereof withdraws or modifies, in a manner adverse to KPN, or proposes to withdraw or modify, in a manner adverse to KPN, its approval or recommendation to our shareholders of the approval of the issuance of the Transaction Shares to KPN, fails to recommend to our shareholders that they approve the issuance of the Transaction Shares, or approves or recommends, or proposes to approve or recommend another Takeover Proposal;

  •
  our board of directors fails to reaffirm publicly and unconditionally its recommendation to our shareholders that the shareholders approve the issuance of the Transaction Shares within five days of KPN's written request to do so (which request may be made at any time), which public affirmation must also include the unconditional rejection of another Takeover Proposal if so requested by KPN;

  •
  any of the closing conditions (upon which KPN's obligations to close are contingent) becomes incapable of fulfillment, KPN has not waived such condition, KPN provides written notice of such incapability to us, and within 15 days of our receipt of such notice, we have failed to fulfill such condition; or

  •
  iBasis breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Share Purchase Agreement, which breach or failure to perform (i) would result in (A) any representation or warranty of iBasis not being true and correct at the date of the Closing (except to the extent that such breach has not had and could not reasonably be expected to have a material adverse effect), or (B) a failure of the composition of our board of directors to comply with the terms of the Share Purchase Agreement, and (ii) cannot be or has not been cured within 30 days after KPN gives notice to iBasis of such breach (provided, that KPN is not in material breach of any representation, warranty or covenant contained in the Share Purchase Agreement that would give iBasis the right to terminate the Share Purchase Agreement); and

        by iBasis, if:

  •
  any of the closing conditions (upon which iBasis' obligations to close are contingent) becomes incapable of fulfillment, iBasis has not waived such condition, iBasis provides written notice of such incapability to KPN, and within 15 days of its receipt of such notice, KPN has failed to fulfill such condition; or

  •
  KPN breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Share Purchase Agreement, which breach or failure to perform (i) would result in (A) any representation or warranty of KPN not being true and correct at the date of the Closing (except to the extent that such breach has not had and could not reasonably be expected to have a material adverse effect), or (B) a material obligation or covenant of the Share Purchase Agreement not being performed or complied with by KPN as of the date of the Closing; and (ii) cannot be or has not been cured within 30 days after iBasis gives notice to KPN of such breach (provided, that iBasis is not in material breach of any representation, warranty or covenant contained in the Share Purchase Agreement that would give KPN the right to terminate the Share Purchase Agreement).

Termination Fees and Expenses (Page 51)

        Under certain circumstances, in connection with the termination of the Share Purchase Agreement, we will be required to pay KPN a termination fee of $10,000,000 plus additional amounts for reimbursement of expenses.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE TRANSACTIONS

        The following discussion addresses briefly some questions you may have regarding the annual meeting and the Transactions. These questions and answers may not address all questions that may be important to you as a shareholder of iBasis. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement. In this proxy statement, the terms "iBasis," "we," "our," "ours" and "us" refer to iBasis, Inc. and its subsidiaries.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition by KPN of newly issued shares of Common Stock of iBasis (which shares will constitute 51% of the issued and outstanding Common Stock on a fully-diluted basis at the Closing) pursuant to the Share Purchase Agreement, dated as of June 21, 2006, as amended on December 18, 2006, April 26, 2007 and August 1, 2007, by and between iBasis and KPN. In exchange for the issuance of such shares, KPN will (i) pay to iBasis $55,000,000 in cash, and (ii) contribute all of the issued and outstanding shares of KPN Global Carrier Services, a private limited liability company organized under the laws of The Netherlands which is a newly-formed and wholly-owned subsidiary of KPN, with a cash balance of $21,000,000 as of the Closing, and all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN Global Carrier Services, which, together, encompass KPN's International Wholesale Voice Business. In addition, KPN entered into the Framework Services Agreement with KPN Global Carrier Services and will grant iBasis (A) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use KPN's parent company's portfolio of patents related to its International Wholesale Voice Business, and (B) a worldwide, non-transferable and non-exclusive license to use KPN's parent company's other patents which will be irrevocable for so long as KPN owns not less than 51% of our outstanding voting securities.

Q:
How many shares of Common Stock will KPN acquire?

A:
The parties will determine the number of Transaction Shares immediately prior to the Closing, by dividing the total, fully-diluted number of shares of Common Stock by 0.49, and then multiplying that quotient by 0.51, so that KPN will own 51% of the Common Stock on a fully-diluted basis.

The total, fully-diluted number of shares of Common Stock can be determined by adding the number of shares of Common Stock that are issued and outstanding as of the Closing, immediately prior to the issuance of the Transaction Shares, plus the number of shares of Common Stock then issuable upon the exercise of any outstanding options (and after adjustment of the number of options and exercise price described herein under the section entitled "The Transactions—Interests of iBasis' Directors and Executive Officers in the Transactions"), warrants or other rights to acquire shares of Common Stock (regardless of whether or not such options, warrants or other rights are subject to further restrictions on exercise or vesting) to the extent the per share exercise price or other consideration payable to acquire such shares of Common Stock is equal to or less than the closing price of a share of Common Stock on the principal exchange on which such shares of Common Stock are traded.

For example, as of            , 2007, the record date of the annual meeting, there were:

•
shares of Common Stock issued and outstanding;

•
shares of Common Stock subject to outstanding "in-the-money" stock options, as adjusted (as described herein); and

•
shares of Common Stock subject to "in-the-money" warrants.

Accordingly, the total, fully-diluted number of shares of Common Stock as of the record date of the annual meeting, was:          +          +              =             .

To calculate the number of Transaction Shares KPN would have received as of the record date of the annual meeting:

•
Divide            by 0.49 =

•
Then, multiply        by 0.51 =

As a result, if there were                  shares of Common Stock (on a fully-diluted basis) as of the record date of the annual meeting and the Transactions had been consummated on such date, then KPN would have received                  Transaction Shares.

Q:
What will I receive in the Transactions?

A:
So long as you are a record holder as of the date immediately prior to the date of the Closing, you will be eligible to receive your pro rata portion of the Dividend, which is equal to an aggregate amount of $113,000,000. Assuming that the Transactions were consummated on the record date, then shareholders of record would have received a dividend of $    per share of Common Stock. iBasis' paying agent, Computershare Limited, will distribute the dividend payments as promptly as practicable after the Closing to the iBasis shareholders' respective addresses of record.

The holders of outstanding warrants shall not be eligible to participate in the Dividend with respect to the shares of Common Stock issuable upon exercise of the warrants, unless such warrants are exercised for shares of Common Stock prior to the Closing of the Transactions. Any such exercise will reduce the amount of the Dividend paid per share of Common Stock by increasing the number of shares of Common Stock eligible to participate in the Dividend. However, under the terms of the warrants, upon the exercise of the warrants after the Closing of the Transactions, in addition to the number of shares of Common Stock issuable upon such exercise, the holders of the warrants shall be entitled to receive payment of an amount in cash equal to the amount such holder would have received in connection with the Dividend if such warrants had been exercised immediately prior to the Closing of the Transactions.

Q:
Where and when is the annual meeting?

A:
The annual meeting will take place on            , 2007 at    , local time, at 20 Second Avenue, Burlington, MA 01803.

Q:
What vote of our shareholders is required to approve the issuance of the Transaction Shares, elect our nominated directors, approve the adoption of the 2007 Stock Plan and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm?

A:
The affirmative vote of a plurality of the shares of iBasis' Common Stock present or represented at the annual meeting and entitled to vote is required to elect the Class 2 Directors. The affirmative vote of a majority of shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to approve the issuance of the Transaction Shares, approve the adoption of the 2007 Stock Plan and to ratify Deloitte & Touche LLP as our independent registered public accounting firm.

Q:
How does iBasis' board of directors recommend that I vote?

A:
Our board of directors recommends that you vote "FOR" the approval of the issuance of the Transaction Shares, the election of the nominated directors, the approval of the 2007 Stock Plan and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. You should read "The Transactions—Reasons for the Transactions" for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the issuance of the Transaction Shares.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the Transactions affect you. If you are a shareholder of record, then you should mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the annual meeting of our shareholders. Alternatively, you may vote your shares by proxy over the Internet or by telephone, as indicated on the proxy card. If you fail to return your proxy card, vote over the Internet or by telephone and you do not vote in person at the annual meeting, your shares will not be counted towards the number needed to achieve a quorum, and will have no effect on the voting. Nonetheless, however, you are urged to act promptly in returning your proxy.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but with respect to the approval of the issuance of the Transaction Shares or the adoption of the 2007 Stock Plan, only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted. Under rules which govern brokers, brokers who hold shares in street name for customers may exercise their voting discretion only with respect to the approval of the proposals relating to the election of our Class 2 directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You may revoke your proxy by notifying the Secretary of iBasis in writing or by submitting a new proxy card or granting another proxy over the Internet or by telephone, in each case dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the annual meeting and voting in person. However, simply attending the annual meeting will not revoke your proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:
Are the Transactions and the Dividend expected to be taxable to me?

A:
The Transactions will not result in the recognition of gain or loss by iBasis shareholders for U.S. federal income tax purposes. However, it is possible that for U.S. federal income tax purposes all or part of the pro rata portion of the Dividend may be taxable to iBasis shareholders that receive it. An iBasis shareholder's pro rata share of the Dividend, to the extent made from iBasis' current and/or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes, will be included in the shareholder's income as ordinary income dividends in accordance with the shareholder's normal method of accounting. Dividends received by corporate shareholders may be eligible for a dividends-received deduction, and dividends received by non-corporate shareholders may be subject to tax at reduced rates if certain holding period requirements are met and the shareholder refrains from making certain elections; otherwise, those dividends are taxable at ordinary income rates. Any portion of the Dividend that exceeds iBasis' current and accumulated earnings and profits will first be treated as a nontaxable return of capital to the iBasis shareholders to the extent of their respective bases in that stock (and will reduce their respective bases in that stock correspondingly) and thereafter as gain from the sale or exchange of a capital asset. Any such gain will be long-term capital gain if the shareholder has held (or is deemed to have held) such stock for more than one year at the time of the distribution. Please see "Material U.S. Federal Income Tax Consequences for U.S. Shareholders" for further information. Tax matters can be complicated, and the tax consequences of the Dividend to you will depend on your particular tax situation. You should also consult your tax advisor on the tax consequences of the Dividend.

Q:
What will the holders of iBasis' stock options and warrants receive in the Transactions?

A:
All of the outstanding stock options and warrants will continue to remain outstanding, but will be significantly diluted. In connection with the issuance of the Transaction Shares, our board of directors has determined to adjust the terms of each outstanding stock option granted under our Amended and Restated 1997 Stock Incentive Plan, as further described herein. Please see "The Transactions—Interests of iBasis' Directors and Executive Officers in the Transactions."

The holders of outstanding warrants will not be eligible to participate in the Dividend with respect to the shares of Common Stock issuable upon exercise of the warrants, unless such warrants are exercised for shares of Common Stock prior to the Closing of the Transactions. Any such exercise will reduce the amount of the Dividend paid per share of Common Stock by increasing the number of shares of Common Stock eligible to participate in the Dividend. However, under the terms of the warrants, upon the exercise of the warrants after the Closing of the Transactions, in addition to the number of shares of Common Stock issuable upon such exercise, the holders of the warrants shall be entitled to receive payment of an amount in cash equal to the amount such holder would have received in connection with the Dividend if such warrants had been exercised immediately prior to the Closing of the Transactions.

Q:
When do you expect the Transactions to be completed?

A:
We are working toward completing the Transactions as quickly as possible following approval of the issuance of the Transaction Shares at the Annual Meeting, and we anticipate that the Closing will occur by October 31, 2007. In order to complete the Transactions, we must obtain shareholder approval, and the other closing conditions under the Share Purchase Agreement must be satisfied or waived. See "The Share Purchase Agreement—Conditions to the Transactions."

Q:
Should I send in my stock certificates?

A:
No. You will continue to hold the same stock certificates after the completion of the Transactions.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Transactions, you should contact Richard G. Tennant at (781) 505-7828. If your broker holds your shares, you should also call your broker for additional information.

EXCHANGE RATE INFORMATION

        The following chart shows for the period from January 1, 2002 through June 30, 2007, the period end, average, high and low noon buying rates in the City of New York for cable transfers of euro as certified for customs purposes by the Federal Reserve Bank of New York expressed as dollars per €1.00.

	U.S. dollars per euro
Year				Period end
	High	Low	Average(1)
2002	1.0485	0.8594	0.9495	1.0485
2003	1.2597	1.0361	1.1411	1.2597
2004	1.3625	1.1801	1.2478	1.3538
2005	1.3476	1.1667	1.2400	1.1842
2006	1.3243	1.1921	1.2657	1.3199
Month
January	1.3286	1.2904	1.2993	1.3033
February	1.3246	1.2933	1.308	1.3229
March	1.3374	1.3094	1.3246	1.3354
April	1.3660	1.3363	1.3513	1.3648
May	1.3616	1.3419	1.3518	1.3453
June	1.3526	1.3295	1.3421	1.3542
January 1, 2007 through March 31, 2007	1.3374	1.2904	1.3204	1.3354

(1)
The average of the noon buying rates on the last business day of each month during the relevant period. In respect of the monthly data, the average of the noon buying rates on each business day during the month. The noon buying rate of the euro on June 29, 2007 was U.S.$ 1.3520 = €1.00.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of iBasis, the expected completion and timing of the Transactions and other information relating to the Transactions. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary," "The Transactions" and "The Transactions—Opinion of Imperial Capital, LLC" and in statements containing the words "believes," "plans," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, iBasis claims the protection of the safe harbor for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized or, even if realized, that they will have the expected effects on the business or operations of iBasis. These forward-looking statements speak only as of the date on which the statements were made, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

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  the risk that the Transactions may not be consummated in a timely manner, if at all;

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement;

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  the outcome of any legal proceeding against us and others that may be instituted following announcement of the Share Purchase Agreement;

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  risks relating to our ability to integrate our business with KPN's business upon consummation of the Transactions;

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  risks regarding a loss of or substantial decrease in purchases by our major customers;

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  risks related to diverting management's attention from ongoing business operations;

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  risks regarding employee retention and our dependence on key personnel;

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  changes in regulatory requirements;

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  the absence of certainty regarding the receipt of required regulatory approvals or the timing or terms of such regulatory approvals; and

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  other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations.

THE TRANSACTIONS

Background of the Transactions

        The terms of the Transactions were the result of lengthy arm's-length negotiations between iBasis and KPN and their respective management teams, legal advisors and financial advisors. The following narrative is a brief background of discussions culminating in the execution of the Share Purchase Agreement in June 2006 and the subsequent amendments on December 18, 2006, April 26, 2007 and August 1, 2007.

        iBasis and KPN began to explore a strategic alliance or a closer customer/vendor relationship several years ago. The parties had limited discussions during such time, none of which resulted in any alliance or a closer relationship.

        In 2004, the parties met on a few occasions. In March 2004, iBasis proposed a KPN investment in order to help iBasis reduce its debt, and to help accelerate KPN's VOIP strategy. The parties again met in May 2004 but did not decide on any arrangements. On November 12, 2004, iBasis management briefed its board of directors on the past discussions, in advance of a meeting with KPN management on December 9-10, 2004, in New York.

        In 2005, the parties met more frequently and began exploring a potential transaction that would leverage KPN's relationships and iBasis' VOIP expertise and growth record.

        KPN came to Burlington, Massachusetts to meet with iBasis on January 12-13, 2005 and February 16-17, 2005. On January 15, 2005, each of KPN and iBasis executed non-disclosure agreements and subsequently shared certain limited historical and prospective information about the financial, operational and strategic highlights of their respective businesses.

        Although there were high-level contacts by telephone in May, August, and September of 2005, the parties' discussions proceeded slowly. The iBasis board of directors was briefed at in-person meetings on February 10, 2005, May 12, 2005, August 11, 2005, and November 10, 2005, on which date iBasis later again hosted a meeting with certain members of KPN management.

        On November 10, 2005, KPN presented a proposal to iBasis management whereby KPN would contribute a portion of its international wholesale voice division to iBasis, as well as cash consideration, in exchange for 51% of the Common Stock of iBasis. After completion of the transaction, KPN would be a 51% holder of iBasis which would own KPN's international wholesale voice business. Following a meeting in The Hague on December 12-13, 2005, the discussions were discontinued due to an inability to reach agreement as to the value of iBasis. The status of the discussions was the topic of a special briefing of the iBasis board of directors on December 21, 2005.

        On January 27, 2006, iBasis, KPN and their respective advisors met at iBasis' headquarters in Burlington, Massachusetts. At this meeting, each of iBasis and KPN presented its further views on the prospective financial results and valuation of its own and the other's business operations, including the underlying assumptions for each valuation. At the conclusion of that meeting, although differences of opinion remained as to the value of the businesses, agreement was reached to share additional information in an effort to find a common ground on the values of iBasis and KPN's international wholesale voice business. iBasis again briefed its board of directors on February 16, 2006.

        During the first quarter of 2006, several telephonic meetings occurred between iBasis, KPN and their respective advisors. Representatives from both iBasis and KPN conducted preliminary due diligence and continued negotiations regarding the proposed transaction. The discussions at this time continued to focus on, among other things, the value of iBasis, the scope of the KPN international wholesale voice business to be contributed to iBasis, the value thereof, the amount of cash consideration to be paid by KPN and the corporate governance of iBasis after the proposed transaction.

        At a telephonic meeting on March 6, 2006, iBasis management presented to the iBasis board of directors a summary of the proposed transaction and an explanation of the various items being discussed. At that meeting, Imperial presented its preliminary valuation analysis, as a guide to continued negotiations with KPN. The iBasis board instructed our management team and our advisors to continue negotiations with KPN.

        Additional telephonic meetings were held between representatives of KPN and iBasis over the subsequent two months. An iBasis team conducted due diligence related to KPN's international wholesale voice business at the headquarters of KPN in The Hague, The Netherlands on March 27 and 28, 2006, and KPN similarly came to Burlington on April 4, 2006. However, discussions again broke off over various corporate governance issues. On April 24, 2006, iBasis and KPN signed a mutual non-disclosure and standstill agreement. The parties reached preliminary agreement on an unsigned, non-binding term sheet on May 17, 2006, which formed the basis of the negotiation of the Share Purchase Agreement. As part of this preliminary agreement, iBasis extended KPN exclusivity with respect to the proposed transaction through June 30, 2006. The iBasis board of directors met by telephone on April 3, 2006 and April 18, 2006, and in person on May 11, 2006, to discuss open issues and authorize proceeding on certain specified terms.

        During the week of May 21, 2006, iBasis management and advisors conducted additional on-site due diligence in The Hague. Similarly, during the week of May 31, 2006, representatives of KPN conducted due diligence on iBasis at an off-site location near the iBasis headquarters in Burlington, Massachusetts. Representatives from each of KPN and iBasis continued to conduct diligence both remotely and on-site during the subsequent four-week period.

        Simultaneous to the diligence meetings, representatives from KPN and iBasis and their respective legal and financial advisors attended in-person drafting sessions for the Share Purchase Agreement, which were held twice in The Hague, once in Burlington, Massachusetts and once in Boston, Massachusetts.

        On June 15, 2006, the iBasis board of directors held an in-person meeting at iBasis headquarters. During this meeting, the proposed transaction was discussed at length. Additionally, our board of directors received a presentation from counsel with regard to the Share Purchase Agreement and heard a preliminary presentation from Imperial regarding Imperial's opinion that the transaction was fair, from a financial point of view. The board of directors elected to defer final approval of the transaction.

        Continued discussions between the parties over the next several days addressed several remaining issues and resulted in corresponding revisions to the draft Share Purchase Agreement. The iBasis board of directors was presented with transaction documents (including a draft of the Share Purchase Agreement) and draft resolutions on Saturday, June 17, 2006. It held a telephonic meeting on the morning of June 20, 2006, during which the directors received an update from management and our advisors, including an update from Imperial with regard to its opinion. Our board of directors reviewed the information presented and, after further discussion, approved the Share Purchase Agreement.

        On June 21, 2006, duly authorized officers of both iBasis and KPN executed the Share Purchase Agreement and publicly announced the transaction.

        As originally executed, the Share Purchase Agreement provided an outside date for the completion of the transaction of December 31, 2006. However, in connection with an internal review of our stock option granting practices, iBasis disclosed on October 20, 2006 that a Special Committee of the iBasis board of directors had concluded that appropriate measurement dates for determining the accounting treatment of certain stock option grants differed from the measurement dates used by iBasis in preparing our previously filed financial statements and that such previously filed financial statements should no longer be relied upon. As a result, we were unable to seek shareholder approval for the transaction in accordance with SEC regulations applicable to the solicitation of proxies until we completed the restatement of our previously filed financial statements and the filing of other required periodic reports. On December 18, 2006, the parties amended the Share Purchase Agreement to extend the outside date for completion of the transaction from December 31, 2006 to April 30, 2007.

        On April 26, 2007, the parties further amended the Share Purchase Agreement to extend the outside date for completion of the transaction to October 31, 2007 and to add as additional conditions to KPN's obligation to consummate the Transactions, the absence of a material adverse change in the investigation being conducted by the SEC related to the stock option practices, the review of iBasis' listing on The Nasdaq Global Market, or the information related to the stock option practices and the related reviews or investigations of iBasis disclosed in iBasis' SEC filings or which have otherwise been disclosed to KPN in each case, prior to the date of such amendment. We completed the restatement of our previously filed financial statements with the filing of our Annual Report on Form 10-K for the year ended December 31, 2006 on June 12, 2007 and we became current in the filing of our required periodic reports with the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 on June 28, 2007. On July 5, 2007, The Nasdaq Stock Market notified us that the Nasdaq Listing and Hearing Review Council had determined that we had demonstrated compliance with all Nasdaq Marketplace Rules.

        On August 1, 2007, the iBasis board of directors reviewed a further amendment to the Share Purchase Agreement, which provided that the representations and warranties of both parties would be effective as of the date of the amendment, updated the disclosures qualifying the representations and warranties made by each party to the other and revised the classes to which each of the directors comprising our board of directors immediately following the Closing would belong. At this meeting, the board received an update from our management and our advisors, including an update from Imperial with regard to its opinion. Our board of directors reviewed this information and, after further discussion, approved the amendment to the Share Purchase Agreement. On August 1, 2007, duly authorized officers of both iBasis and KPN executed Amendment No. 3 to the Share Purchase Agreement.

The Parties to the Transactions

iBasis, Inc.

        iBasis is a leading provider of international communications services and a provider of retail prepaid calling services. Our operations consist of our VOIP trading business, in which we connect buyers and sellers of international telecommunications services, and our retail services business. In our trading business we receive traffic from buyers—originating carriers who are interconnected to our network via VOIP or traditional time division multiplexing connections, and we route the traffic over the Internet to sellers—local carriers in the destination countries with whom we have established agreements to manage the completion or termination of the call. We were incorporated in Delaware in 1996. In 1999, we completed an initial public offering of our Common Stock and became a public reporting company. Our stock is currently listed on The Nasdaq Global Market under the symbol IBAS. Our principal executive offices are located at 20 Second Avenue, Burlington, MA 01803 and our telephone number is (781) 505-7500.

KPN, B.V.

        KPN is a private limited liability company organized under the laws of The Netherlands. KPN's principal executive offices are located at Maanplein 55, 2516 CK, The Hague, The Netherlands. KPN is a subsidiary of Koninklijke KPN N.V., a public company incorporated under the laws of The Netherlands ("Royal KPN"). KPN runs its International Wholesale Voice Business through KPN Global Carrier Services.

        Royal KPN offers telecommunication services to both consumers and businesses. The core activities are telephony, Internet and television services in The Netherlands, mobile telecom services in Germany, The Netherlands and Belgium and data services in Western Europe. Royal KPN is the market leader in the major segments of the Dutch telecom market and is actively growing market share in the new Internet Protocol and DSL markets. Through E-Plus and BASE, Royal KPN occupies a strong position in the mobile markets in Germany and Belgium respectively.

        At June 30, 2007, KPN served 5.8 million wireline voice subscribers, 8.8 million mobile customers, 2.5 million Internet customers and 0.3 million TV-customers in the Netherlands as well as 16.1 million mobile customers in Germany and Belgium. With 27,096 individuals (24,881 FTEs), Royal KPN posted revenues of EUR 5.9 billion, with an EBITDA of EUR 2.5 billion in the first half year of 2007. Royal KPN was incorporated in 1989 and is listed on the Amsterdam-, New York-, London- and Frankfurt stock exchanges.

Reasons for the Transactions

        After careful consideration, iBasis' board of directors has approved and determined that the Share Purchase Agreement is advisable and has declared that the Transactions (including the issuance of the Transaction Shares) and the Share Purchase Agreement are fair to and in the best interests of iBasis' shareholders. In the course of reaching its decision to approve the Share Purchase Agreement, iBasis' board of directors consulted with senior management and iBasis' financial and legal advisors and considered a number of factors, including the following:

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  iBasis' business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, the nature of the international wholesale voice business and general industry, economic and market conditions, both on a historical and on a prospective basis;

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  KPN's international wholesale voice business, and the operations, financial condition, strategy and prospects thereof, as well as the risks involved in achieving those prospects, the nature of the international voice business and general industry, economic and market conditions, both on a historical and on a prospective basis;

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  the potential strategic benefits realized through a combination of iBasis' and KPN's international wholesale voice businesses, including but not limited to increased scale, cost synergies, cross-selling opportunities, increased network footprint and the ability to best serve our customers;

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  the anticipated financial profile of the combined entity including its operating cash flows and balance sheet characteristics;

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  the potential value that might result from other strategic alternatives available to iBasis, including alternative acquisitions or divestitures, as well as the risks and uncertainties associated with those strategic alternatives;

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  the efforts made by iBasis and its advisors to negotiate and execute a Share Purchase Agreement favorable to iBasis;

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  the financial and other terms and conditions of the Share Purchase Agreement as reviewed by our board of directors with our financial and legal advisors (see "The Share Purchase Agreement") and the fact that these terms and conditions were the product of arm's-length negotiations between the parties;

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  the opinions of Imperial on June 21, 2006 and August 1, 2007 to the effect that, as of the respective dates and based upon and subject to the matters and assumptions stated in those opinions, the Transactions were fair, from a financial point of view, to iBasis' shareholders (see "The Transactions—Opinion of Imperial Capital, LLC");

  •
  the fact that our board of directors may withdraw or modify its approval or recommendation that our shareholders approve the issuance of the Transaction Shares, and in connection therewith approve a Superior Proposal (as defined below) so long as (i) our board of directors has received a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of our board of directors has determined in good faith, after consultation with outside counsel, that it is necessary for our board of directors to withdraw or modify its approval or recommendation that our shareholders approve the issuance of the Transaction Shares in order to comply with the fiduciary duty of our board of directors under applicable law, (iii) we have notified KPN in writing of such determination, (iv) at least five business days following receipt by KPN of such written notice, and taking into account any revised proposal made by KPN since the receipt of such written notice, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of our board of directors has again made the determination referred to in clause (ii) above, (v) we are in compliance with the prohibitions on solicitation in the Share Purchase Agreement and (vi) at such time, KPN is not entitled to terminate the Share Purchase Agreement because of a breach of our representations or warranties. A "Superior Proposal" means a proposal made by a third party to acquire all or substantially all of the equity securities or assets of iBasis, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all of the assets of iBasis or otherwise, (A) on terms which a majority of the disinterested members of our board of directors determines in good faith to be superior from a financial point of view on a present value basis to the holders of Common Stock to the Transactions (based on the written opinion, with only customary qualifications, of a nationally recognized independent financial advisor of iBasis, which may be Imperial), taking into account all the terms and conditions of such proposal and the Share Purchase Agreement (including any proposal by KPN to amend the terms of the Transactions) and (B) that has a high likelihood of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal, and assuming that the Share Purchase Agreement has been terminated;

  •
  the risks and costs to iBasis if the Transactions do not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

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  the interests of iBasis' officers and directors in the Transactions;

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  the restrictions on the conduct of iBasis' business prior to the completion of the Transactions, requiring iBasis to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent iBasis from undertaking business opportunities that may arise pending completion of the Transactions;

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  the support for the Transactions by our three largest shareholders, who collectively hold approximately 18.5% of our issued and outstanding Common Stock; and

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  the anticipated favorable impact to shareholder value both immediately and in the long-term created from the Transactions.

        The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the Transactions, including factors that support the Transactions as well as those that may weigh against them. In view of the wide variety of factors considered by our board of directors, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. Our board of directors approved and recommends the Transactions based upon the totality of the information presented to and considered by it.

Accounting Treatment of the Transactions

        Although iBasis will be acquiring all of the outstanding capital stock of KPN Global Carrier Services, after the Transactions, the former sole stockholder of KPN Global Carrier Services, KPN, will hold a majority of the outstanding Common Stock of iBasis. Accordingly, for accounting and financial statement purposes, the Transactions will be treated as an acquisition of iBasis by KPN Global Carrier Services under the purchase method of accounting pursuant to accounting principles generally accepted in the United States of America ("US GAAP"). Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of iBasis will be, as of the date of the Closing, recorded at their fair value. An amount for goodwill representing the difference between the deemed purchase price of iBasis and the fair value of identifiable net assets will be added to the historical costs of the assets and liabilities of KPN Global Carrier Services.

        Following the Transactions, iBasis' fiscal year end will be December 31, which is the current fiscal year end of both iBasis and KPN Global Carrier Services. Financial statements of iBasis issued after completion of the Transactions will be the historical financial statements of KPN Global Carrier Services, with the inclusion of the operations of iBasis only in the periods subsequent to the Transactions. The historical financial statements of KPN Global Carrier Services will not be restated retroactively to reflect the historical financial position or results of operations of iBasis for the periods prior to the Transactions.

Recommendation of iBasis' Board of Directors

        After careful consideration, iBasis' board of directors:

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  has determined that the Transactions (including the issuance of the Transaction Shares) and the Share Purchase Agreement are advisable, fair to and in the best interests of iBasis' shareholders;

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  has approved the Share Purchase Agreement and the Transactions (including the issuance of the Transaction Shares); and

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  recommends that iBasis' shareholders vote "FOR" the approval of the issuance of the Transaction Shares.

Opinion of Imperial Capital, LLC

        Our board of directors engaged Imperial to act as its financial advisor to render an opinion as to the fairness, from a financial point of view as of June 21, 2006 and updated as of August 1, 2007, of the Transactions to our shareholders.

        Imperial did not address iBasis' underlying business decision to effect the Transactions and expressed no opinion or recommendation as to how the shareholders of iBasis should vote at the shareholders' meeting to be held in connection with the issuance of the Transaction Shares. In particular, Imperial did not determine the amount of consideration to be paid to iBasis. Imperial was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition of, business combination with, or other extraordinary transaction involving, iBasis. Imperial was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view as of August 1, 2007, of the Transactions to the shareholders of iBasis.

        The amount of the consideration to be paid to iBasis was determined as a result of negotiations between iBasis and KPN. On August 1, 2007, Imperial delivered its opinion to the iBasis board of directors that, as of that date, and subject to the factors, limitations, qualifications and assumptions set forth therein, the Transactions were fair, from a financial point of view, to the shareholders of iBasis.

        The full text of Imperial's written opinion, as of August 1, 2007, is attached as Annex B to this proxy statement and sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken. The description of Imperial's written opinion, as of August 1, 2007, below is qualified in its entirety by reference to the full text of the written opinion. You are urged to read the opinion carefully in its entirety.

        In connection with rendering its opinion dated August 1, 2007, Imperial, among other things:

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  Reviewed the executed Share Purchase Agreement, as amended by Amendment No. 1 and Amendment No. 2 to the Share Purchase Agreement;

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  Reviewed a draft of Amendment No. 3 to the Share Purchase Agreement;

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  Reviewed the Second Amended and Restated By-Laws of iBasis, as adopted, to become effective at the Closing of the Transactions;

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  Reviewed the final draft as of August 1, 2007 of the Registration Rights Agreement;

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  Analyzed certain publicly available information that it believed to be relevant to its analysis, including iBasis' annual report on Form 10-K for the fiscal year ended December 31, 2006 and iBasis' quarterly report on Form 10-Q for the quarter ended March 31, 2007;

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  Analyzed certain historical business and financial information relating to KPN Global Carrier Services, including financial statements for the fiscal year ended December 31, 2006 and the fiscal quarter ended March 31, 2007;

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  Reviewed, in the case of KPN Global Carrier Services, certain financial information in accordance with US GAAP, as well as pro forma financial information which included adjustments to US GAAP;

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  Reviewed iBasis' projections for the fiscal years ended 2007 through 2011 furnished to it by senior management of iBasis;

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  Reviewed KPN Global Carrier Services' projections for the fiscal years ended 2007 through 2011 furnished to it by senior management of KPN Global Carrier Services/KPN;

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  Reviewed certain other projected financial information provided by senior management of each of iBasis and KPN Global Carrier Services, including projected synergies from the Transactions;

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  Reviewed certain service level agreements related to the intercompany revenue and costs between KPN and KPN Global Carrier Services;

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  Reviewed certain publicly available business and financial information relating to iBasis and KPN Global Carrier Services that it deemed to be relevant;

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  Conducted discussions with members of senior management of iBasis and KPN Global Carrier Services concerning the matters described above, as well as the prospects and strategic objectives of each company;

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  Reviewed public information with respect to certain other companies with financial profiles which it deemed to be relevant;

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  Compared the financial terms of the Share Purchase Agreement with the publicly available financial terms of certain other transactions which it deemed to be relevant; and

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  Conducted such other financial studies, analyses and investigations and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

        For the purposes of its analysis and opinion, Imperial did not assume any responsibility for independently verifying the accuracy and completeness of the information reviewed by or for Imperial. With respect to the financial projections of iBasis and KPN Global Carrier Services which were furnished to Imperial, Imperial assumed that such financial projections had been reasonably prepared by iBasis or KPN Global Carrier Services, on bases reflecting the then best currently available estimates and good faith judgments of senior management of iBasis and KPN Global Carrier Services as to the future financial performance of iBasis and KPN Global Carrier Services, respectively. Imperial expressed no view as to such financial projections or the assumptions on which they are based.

        iBasis did not give Imperial any specific instructions, including what valuation methodologies to use, with respect to its opinion. In connection with its opinion, Imperial utilized customary valuation methodologies based on its experience and judgment in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions. Imperial did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of iBasis or KPN Global Carrier Services nor was Imperial provided with any such evaluations or appraisals. Imperial also assumed, with iBasis' consent, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transactions, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on iBasis, KPN Global Carrier Services or the Transactions and that the Transactions will be consummated in accordance with the terms of the Share Purchase Agreement, as amended, without waiver, modification, further amendment or adjustment of any material term, condition or agreement therein.

        Imperial's opinion is necessarily based on economic, market and other conditions existing at, and the information and draft Share Purchase Agreement and related exhibits thereto made available to Imperial as of the time at which it delivered its opinion. Imperial's opinion addresses only the fairness, from a financial point of view, to the holders of iBasis Common Stock, of the Transactions and does not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise. Subsequent developments may affect Imperial's opinion and Imperial does not have any obligation to update, revise or reaffirm its opinion.

        In preparing its opinion, Imperial performed a variety of financial and comparative analyses, including those described below. The summary of Imperial's analyses described below is not a comprehensive description of all the analyses and factors underlying Imperial's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Imperial made qualitative judgments as to the significance and relevance of each analysis and factor it considered. Imperial arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Imperial believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Imperial considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of iBasis and KPN Global Carrier Services. No company, transaction or business used in Imperial's analyses as a comparison is identical to iBasis or KPN Global Carrier Services or the proposed Transactions, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Imperial's analyses and the ranges of values, may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do no purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Imperial's analyses are inherently subject to substantial uncertainty.

Comparable Company Analysis

        Using publicly available information, Imperial analyzed the market values and trading multiples of selected publicly held companies that Imperial believes possess similar characteristics, including lines of business and financial profiles, to the relevant financial metrics of iBasis and KPN Global Carrier Services (the "Company Comparables"). In selecting the Company Comparables, Imperial searched comprehensive lists and directories of public companies. When selecting the Company Comparables, it considered certain determinant factors including whether: (i) the company had business lines consistent with iBasis and KPN Global Carrier Services; (ii) the company had to make its financial information public; and (iii) the company had an active trading market.

        The Company Comparables selected for iBasis and KPN Global Carrier Services were:

For purposes of iBasis:	For purposes of KPN Global Carrier Services:
Deltathree, Inc.	Belgacom SA
IDT Corp.	BT Group
Primus Telecom Group, Inc.	Royal KPN
8X8, Inc.	Swisscom AG
Telefonica

        No company included in the selected Company Comparables is identical to either iBasis or KPN Global Carrier Services. In selecting and evaluating the Company Comparables, Imperial made subjective judgments and assumptions with regard to industry performance, general business, operations, financial condition, and other matters.

Selected Precedent Transaction Analysis

        Imperial analyzed transaction value multiples paid or to be paid in recent mergers, acquisitions and similar transactions involving companies that Imperial believes possess similar characteristics to iBasis and KPN Global Carrier Services, including lines of business and financial profiles (the "Transaction Comparables").

        The Transaction Comparables selected for iBasis and KPN Global Carrier Services were:

For purposes of iBasis (Acquiror/Target):	For purposes of KPN Global Carrier Services (Acquiror/Target):
Level 3 Communications, Inc./TelCove, Inc.	First Pacific Company Ltd./Philippine Long Distance Tele. Co.
Cell Wireless/ezTel	Bahrain Mumtalakat Holding Co/Bahrain Telecommunications Co.
IDT Corp./Net2Phone	Usaha Tegas Sdn. Bhd./Maxis Communications Bhd
Videsh Sanchar Nigam Ltd./Teleglobe	BB Mobile Corp./Vodafone KK
IDT Europe/Expercom (Belgacom)	Nordic Telephone Co ApS/TDC A/S
BT Group Plc/Infonet Services Group	SBC Communications/AT&T
Teleglobe, Inc./ITXC Corp.	Troy GAC Telecom SA/TIM Hellas Telecommunications
Skybridge Wireless, Inc./NET Service Corp.	Embratel Participacoes SA/Net Servicos de Comunicacao SA
iDial Networds, Inc./GlobalNet, Inc.	Telefonica SA/Cesky Telecom
The Titan Corp./GlobalNet, Inc.	Sprint Corp./Nextel Communications, Inc.
ATG Ventures/VoIP Group, Inc.	Videsh Sanchar Nigam Ltd./Teleglobe
Dial-Thru International Corp./Rapid Link Communications	CV/Embratel Participacoes
Cingular Wireless LLC/AT&T Wireless Services, Inc.
Rogers Communications, Inc./Rogers Wireless Communications, Inc.

        Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. No acquired or acquiring company involved in the selected Transaction Comparables is identical to iBasis or KPN Global Carrier Services. In selecting and evaluating the Transaction Comparables, Imperial made subjective judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters.

Discounted Cash Flow Analysis

        Imperial analyzed the present value of the projected unlevered free cash flows and terminal values of iBasis and KPN Global Carrier Services (the "DCF Analyses"). The fundamental premise of the DCF Analyses is to estimate the available cash flows a prudent investor would expect a company to generate over its remaining life.

        Imperial calculated the estimated present value of the standalone unlevered, after-tax free cash flows that iBasis could generate from calendar year 2007 through calendar year 2011. Financials were based on internal estimates of iBasis management. Imperial calculated ranges of estimated terminal values for iBasis by applying both a terminal year cash flow multiple and a perpetual growth rate methodology. The present value of the terminal value was added to the present value of the unlevered, after-tax free cash flows to determine a reference range for the enterprise value of iBasis. Similarly, Imperial calculated the estimated present value of the standalone unlevered, after-tax free cash flows that KPN Global Carrier Services could generate from calendar year 2007 through calendar year 2011. Financials were based on internal estimates of KPN Global Carrier Services management. Imperial calculated ranges of estimated terminal values for KPN Global Carrier Services by applying both a terminal year cash flow multiple and a perpetual growth rate methodology. The present value of the terminal value was added to the present value of the unlevered, after-tax free cash flows to determine a reference range for the enterprise value of KPN Global Carrier Services.

Other Factors

        In rendering its opinion, Imperial also reviewed and considered other factors, including:

  •
  The low and high trading prices for iBasis Common Stock during the 52 week period ended August 1, 2007; and

  •
  Publicly available research analysts' reports for iBasis.

Pro-Forma Transactions Analysis

        Imperial prepared a comparative analysis of (i) the per-share value of iBasis on a stand-alone basis as determined by Imperial's analyses described above to (ii) the estimated total per-share value to an iBasis shareholder if the Transactions were completed. The comparative analysis included adjustments to the combined value of iBasis and KPN Global Carrier Services for the expected tax consequences of the transaction, operational synergies expected by iBasis and KPN Global Carrier Services management and the Dividend to be paid to iBasis shareholders.

General

        The procedures and analyses performed by Imperial for purposes of its opinion dated June 21, 2006 were consistent with those described above, using the most current information and transaction documents available at that time.

        In receiving Imperial's opinion dated June 21, 2006 and the update as of August 1, 2007, and reviewing with Imperial the written materials prepared by Imperial in support of its opinions, the board of directors of iBasis was aware of and consented to the assumptions and other matters discussed above.

        Imperial's opinion was only one of many factors considered by the iBasis board of directors in its evaluation of the Transactions and should not be viewed as determinative of the views of the iBasis board of directors or management with respect to the Transactions or the consideration to be received in accordance with the Share Purchase Agreement.

        Imperial is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations, recapitalizations and financial restructurings. During the second half of 2006, Imperial acted as financial advisor to iBasis and received a monthly fee (separate from any amounts paid in connection with the delivery of its opinion) for advisory services rendered. Imperial has represented iBasis in other transactions, including investment banking services related to the debt-for-equity conversions completed in 2003, 2004, 2005 as well as the private equity placement during 2004. Imperial was selected as the financial advisor to the iBasis board of directors on the basis of its long standing relationship with Imperial and high level of satisfaction with services previously rendered by Imperial to iBasis.

        As compensation for its services in respect of the opinion, iBasis paid Imperial a fee of $700,000 upon the delivery of its opinion on June 21, 2006. iBasis has agreed to pay Imperial an additional fee of $75,000 to update its opinion as of August 1, 2007. In addition, iBasis has agreed to reimburse Imperial for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Imperial for certain liabilities that may arise out of its engagement by iBasis and the rendering of its opinion.

        In the ordinary course of its business, Imperial has published and will publish, from time to time, investment research on iBasis. In addition, Imperial has made and continues to make a market for iBasis' securities, and Imperial, has in the past owned and traded, and may in the future actively own or trade, iBasis securities for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.

Interests of iBasis' Directors and Executive Officers in the Transactions

Company Stock

        The following persons are or have been directors and/or executive officers since January 1, 2007. As of the record date, these individuals held the following shares of Common Stock:

Name	Shares of Common Stock
Ofer Gneezy
Gordon J. VanderBrug
Dan Powdermaker
Paul H. Floyd
Richard G. Tennant
Mark S. Flynn
Charles N. Corfield
Charles M. Skibo
David Lee
W. Frank King
Robert H. Brumley

Company Stock Options

        As of the record date, there were approximately            shares of our Common Stock subject to outstanding stock options granted to our executive officers and directors under our stock option plans.

        In connection with the Transactions, our board of directors has determined to adjust the terms of each outstanding stock option granted under our Amended and Restated 1997 Stock Incentive Plan by (i) multiplying the number of shares issuable upon the exercise thereof by a fraction (the "Fraction"), the numerator of which is the closing price of a share of Common Stock on the principal stock exchange on which such Common Stock is traded on the day immediately prior to the date of the Closing of the Transactions, and the denominator of which is such closing price minus the quotient resulting from dividing the amount of the Dividend ($113,000,000) by the number of shares of Common Stock actually issued and outstanding at the end of the day immediately prior to the Closing, with the result rounded down to the nearest whole share, and (ii) by dividing the per share exercise price thereof by the Fraction, with the result rounded up to the nearest fourth decimal.

Vesting of Certain Directors' Stock Options

        In connection with the reconstitution of our board of directors in accordance with the terms of the Share Purchase Agreement, two of our directors, David Lee and Charles Skibo, will resign immediately prior to the Closing of the Transactions. Upon consummation of the Transactions, all unvested options held by David Lee and Charles Skibo will vest in full.

Compensation Under Existing Severance and Change in Control Arrangements

        We have entered into arrangements with our executive officers pursuant to which payments may be made and/or benefits received in connection with the Transactions as described below.

        Pursuant to their respective existing employment agreements, the following executive officers are entitled to immediate vesting in full of all unvested stock options upon consummation of the Transactions:

Name	Position
Ofer Gneezy	President and Chief Executive Officer
Gordon J. VanderBrug	Executive Vice President and Assistant Secretary

        Listed below are the unvested options, as of August 12, 2007, that will accelerate upon consummation of the Transactions:

Name	Option Date	(As of August 12, 2007) Unvested Shares	Option Exercise Price	Remaining Vesting Period of Unvested Options
Ofer Gneezy	9/14/04	4,167	$7.05	Quarterly vesting through 9/14/08
	3/29/04	18,334	$6.54	Quarterly vesting through 3/29/10

Total		22,501

Gordon J. VanderBrug	9/14/04	4,167	$7.05	Quarterly vesting through 9/14/08
	3/29/04	18,334	$6.54	Quarterly vesting through 3/29/10

Total		22,501

        Each of the following executive officers is entitled to immediate vesting in full of all unvested options if, within six months of the consummation of the Transactions, his employment is terminated "without cause" or he resigns for "good reason," each as defined in each of their respective employment agreements or offer letters:

Name	Position
Dan Powdermaker	Senior Vice President of Worldwide Sales
Paul H. Floyd	Senior Vice President of R&D, Engineering and Operations
Richard G. Tennant	Senior Vice President of Finance and Administration and Chief Financial Officer
Mark S. Flynn	Chief Legal Officer and Corporate Secretary

        Listed below are the unvested options, as of August 12, 2007, that will accelerate if, within six months of the consummation of the Transactions, the respective executive officers are terminated "without cause" or resign for "good reason":

Name	Option Date	(As of August 12, 2007) Unvested Shares	Option Exercise Price	Remaining Vesting Period of Unvested Options
Dan Powdermaker	3/29/2006	11,459	$6.54	Quarterly vesting through 3/29/2010
Dan Powdermaker	9/14/2004	4,167	$7.05	Quarterly vesting through 9/14/2008

Total		15,626

Paul H. Floyd	3/29/2006	11,459	$6.54	Quarterly vesting through 3/29/2010
Paul H. Floyd	9/14/2004	4,167	$7.05	Quarterly vesting through 9/14/2008

Total		15,626

Richard G. Tennant	3/29/2006	11,459	$6.54	Quarterly vesting through 3/29/2010
Richard G. Tennant	9/14/2004	4,167	$7.05	Quarterly vesting through 9/14/2008

Total		15,626

Mark S. Flynn	2/15/2007	50,000	$9.76	Quarterly vesting through 2/15/2011(1)

Total		50,000

(1)
Options are not exercisable during initial 12 months and will be eligible for acceleration after January 30, 2008.

        Each of the following executive officers is entitled to a severance payment in the following respective amounts if his employment is terminated on or after the Closing (based on his current annual base salary):

Officer	Period of Severance	Estimated Severance Amount
Ofer Gneezy	12 Months	$350,000
Gordon J. VanderBrug	12 Months	$300,000
Dan Powdermaker	9 Months	$135,000
Paul H. Floyd	9 Months	$168,750
Richard G. Tennant	9 Months	$187,500
Mark S. Flynn	9 Months	$187,500	(2)

(2)
Mr. Flynn will be eligible to receive severance payments after January 30, 2008.

        In connection with an executive bonus plan for fiscal year 2007, the Compensation Committee of our board of directors is considering a proposal to pay bonuses to the executives listed below on a pro-rata basis prior to the Closing of the Transactions, rather than at the end of fiscal year 2007, based on iBasis' business performance, and performance of these executives, during fiscal year 2007 prior to the Closing. A new executive bonus plan would become effective for the combined entity following the Closing. The target amounts for the full year under the existing plan, which at the discretion of the

Compensation Committee may be decreased in any amount or increased to an aggregate amount not greater than two times the target amount, are as follows:

Name	Full Year Target Bonus Amount
Ofer Gneezy	$350,000
Gordon J. VanderBrug	$300,000
Dan Powdermaker	$90,000 plus sales commissions up to $81,000
Paul H. Floyd	$190,000
Richard G. Tennant	$190,000
Mark S. Flynn	$125,000

Material U.S. Federal Income Tax Consequences for U.S. Shareholders

        The following discussion summarizes the material U.S. federal income tax consequences to the iBasis shareholders of the Transactions and their receipt of their pro rata portion of the Dividend. This summary does not address all of the U.S. federal income tax considerations that may be relevant to iBasis shareholders in light of their individual circumstances or to iBasis shareholders that are subject to special rules, such as shareholders that are classified as partnerships for federal income tax purposes, banks or other financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, traders who mark to market, non-U.S. shareholders (including expatriates and former long-term residents of the United States), shareholders whose functional currency is not the U.S. dollar, shareholders who hold their shares of iBasis stock as "qualified small business stock" within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who hold shares of iBasis stock as part of a straddle, hedge, or conversion transaction, shareholders who acquired their shares of iBasis stock pursuant to the exercise of employee stock options or otherwise as compensation, shareholders who are subject to the federal alternative minimum tax, and shareholders not holding their shares of iBasis stock as a capital asset. This discussion also does not address any non-income tax consequences or any state, local, or non-U.S. tax consequences.

        No rulings from the Internal Revenue Service (the "IRS") or opinions of counsel have been or will be requested with respect to any of the matters discussed herein. The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings currently in effect, all of which are subject to change, possibly on a retroactive basis. Each iBasis shareholder should consult his, her or its tax advisor as to the U.S. federal income tax consequences of the Dividend and of the other transactions described in this proxy statement. Each iBasis shareholder should also consult his, her or its tax advisor as to any state, local, non-U.S. and non-income tax considerations relevant to such shareholder as a result of the Dividend and of the other transactions described in this proxy statement.

        The Transactions will not result in the recognition of gain or loss by iBasis shareholders for federal income tax purposes.

        An iBasis shareholder's pro rata share of the Dividend, to the extent made from iBasis' current and/or accumulated earnings and profits, if any, as determined for U.S. federal income tax purposes, will be included in the shareholder's income as ordinary income dividends in accordance with the shareholder's normal method of accounting. iBasis cannot currently determine the amount of current earnings and profits it will have for its 2007 taxable year, if any. The determination of such amount will depend, in part, upon the results of operations of iBasis and its subsidiaries (including without limitation the subsidiaries acquired in the Transaction) and, potentially, on certain tax elections that iBasis may choose to make with respect to certain subsidiaries that iBasis will acquire from KPN. iBasis does not believe that it has any accumulated earnings and profits from tax years prior to its 2007 taxable year.

        Dividends received by corporate shareholders may be eligible for a dividends-received deduction, and dividends received by non-corporate shareholders may be subject to tax at reduced rates if certain holding period requirements are met and the shareholder refrains from making certain elections; otherwise, those dividends are taxable at ordinary income rates. Any portion of the Dividend that exceeds iBasis' current and accumulated earnings and profits will first be treated as a nontaxable return of capital to the iBasis shareholders to the extent of their respective bases in that stock (and will reduce the shareholders' respective bases in that stock correspondingly) and thereafter as gain from the sale or exchange of a capital asset. Any such gain will be long-term capital gain if the shareholder has held (or is deemed to have held) such stock for more than one year at the time of the distribution. The maximum federal income tax rate in 2007 on net capital gains applicable to shareholders who are individuals, trusts and estates from the taxable sale, exchange or other disposition of capital assets held for more than one year is 15%. All net capital gain of a corporate shareholder is subject to tax at regular corporate rates.

        An iBasis shareholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments on iBasis stock. The current backup withholding rate is 28%. Backup withholding will generally not apply, however, to an iBasis shareholder who furnishes the paying agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who is otherwise exempt from backup withholding. Any amounts withheld from payments to an iBasis shareholder under the backup withholding rules generally will be allowed as a credit against the iBasis shareholder's United States federal income tax liability. iBasis will report to the iBasis shareholders and to the IRS the amount of any "reportable payments" made by iBasis and the amount of tax withheld, if any, with respect to such payments.

Regulatory Approvals

        The Hart-Scott-Rodino Act and related rules provide that transactions such as the Transactions may not be completed until certain information has been submitted to the FTC and the Antitrust Division of the DOJ and the specified waiting period requirements have been satisfied. On July 14, 2006, iBasis and KPN each filed a Notification and Report Form with the Antitrust Division and the FTC and requested early termination of the waiting period. On July 21, 2006, iBasis and KPN received notice from the FTC that early termination of the waiting period had been granted. The notifications to the Antitrust Division and the FTC expired in July 2007 prior to the consummation of the Transactions. Each of iBasis and KPN has filed new notifications with the FTC and requested early termination of the applicable waiting period. We will not be able to consummate the Transactions until the Hart-Scott-Rodino Act waiting period has expired or been terminated.

        iBasis holds domestic and international Section 214 authorizations issued by the FCC to provide U.S. domestic and international resale telecommunication services on a common carrier basis. Because consummation of the Transactions would be deemed a transfer of control of iBasis' Section 214 licenses, the approval of the FCC is required before the Transactions may close. iBasis and KPN jointly filed a transfer of control application with the FCC on July 7, 2006, and on August 28, 2006, iBasis and KPN obtained approval from the FCC for the transfer of control. The FCC grant of the transfer of control determined that KPN was qualified to hold iBasis' Section 214 authorizations and that the transfer was consistent with the public interest.

        German merger control applies (i) if the Transactions qualify as a "concentration" within the meaning of the GWB, (ii) if certain worldwide and domestic turnover thresholds are met by the parties participating in the Transactions and (iii) if there is a certain impact on the German market. In such case, the FCO has to be given notice of the Transactions. After the filing of a complete notification, the FCO has one month to inform the parties to the Transactions that it has initiated an examination of the concentration (the "main examination proceedings"). The main examination proceedings should be initiated if a further examination of the concentration is necessary. In the main examination proceedings, the FCO has to decide within a period of four months from receipt of the complete notification whether the concentration is prohibited or cleared. However, the time limit can be extended with the consent of the parties to the Transactions and in other exceptional cases. The clearance may be subject to conditions and obligations. The Transactions may not be implemented before they are cleared or deemed to be cleared after the expiration of the time limits. They may be implemented earlier in exceptional cases based on a motion that a party files to this end. On August 8, 2006, KPN and iBasis filed a notification with the FCO. On September 5, 2006, iBasis and KPN received notice from the FCO that the Transactions were cleared.

THE SHARE PURCHASE AGREEMENT

        The summary of the material terms of the Share Purchase Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary may not contain all of the information about the Share Purchase Agreement that is important to you. We encourage you to read carefully the Share Purchase Agreement in its entirety.

Closing

        On June 21, 2006, we entered into the Share Purchase Agreement with KPN. We have since amended the Share Purchase Agreement on December 18, 2006 and April 26, 2007 to extend the outside date for completion of the Transactions to October 31, 2007. In addition to extending the outside date, the second amendment to the Share Purchase Agreement expanded the conditions to KPN's obligations to close the Transactions to include the absence of a material adverse change in the investigation being conducted by the SEC related to the stock option practices, the review of iBasis' listing on The Nasdaq Global Market, or the information related to the stock option practices and the related reviews or investigations of iBasis disclosed in iBasis' SEC filings or which have otherwise been disclosed to KPN in each case, prior to the date of such amendment. On August 1, 2007, we entered into a third amendment to the Share Purchase Agreement with KPN to provide that the representations and warranties of both parties would be effective as of the date of the third amendment, to update the disclosures qualifying the representations and warranties made by each party to the other and to revise the classes to which each of the directors comprising our board of directors immediately following the Closing will belong. The consummation of the Transactions will occur at the Closing, which will take place within two business days after satisfaction or waiver of the conditions to the Closing of the Transactions set forth in the Share Purchase Agreement and described in this proxy statement, or at such other time as is agreed upon by KPN and iBasis.

Structure

        At the Closing of the Transactions:

  •
  we will issue to KPN that number of newly issued shares of our Common Stock which represents 51% of the outstanding shares of our capital stock on a fully-diluted basis (which includes that number of shares of Common Stock that are then issued and outstanding, plus that number of shares of Common Stock then issuable upon the exercise of any outstanding options (as adjusted), warrants or other rights to acquire shares of Common Stock (regardless of whether or not such options, warrants or other rights are subject to further restrictions on exercise or vesting) to the extent the per share exercise price or other consideration payable to acquire such shares of Common Stock is equal to or less than the closing price of a share of Common Stock on the principal exchange on which such shares of Common Stock are traded);

  •
  we will receive $55,000,000 in cash from KPN;

  •
  we will acquire all of the issued and outstanding shares of KPN Global Carrier Services, a private limited liability company organized under the laws of The Netherlands which is a newly-formed and wholly-owned subsidiary of KPN, with a cash balance of $21,000,000 as of the Closing, and all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN; provided, however, we will not be assuming any (1) employment or employee-benefits related liabilities, obligations, claims and losses, including severance obligations and pension liabilities, relating to employees of KPN or KPN Global Carrier Services arising from and/or incident to their employment/severance by KPN or KPN Global Carrier Services; (2) any liabilities, obligations or commitments of KPN or KPN Global Carrier Services with respect to any suit, action or proceeding that is pending prior to the Closing; (3) any obligations, liabilities or commitments of KPN or KPN Global Carrier Services with respect to leases or subleases for real property other than those specified in the Share Purchase Agreement; (4) any pre-Closing debt of KPN Global Carrier Services or any of its subsidiaries; (5) any liability, obligation or commitment of KPN or KPN Global Carrier Services for taxes relating to any period or partial period ending on or prior to the Closing Date; or (6) any pre-Closing liability, obligation or commitment of KPN Global Carrier Services or any of its subsidiaries to KPN or any affiliate of KPN (other than to KPN Global Carrier Services or any of its subsidiaries);

  •
  KPN will have entered into a Framework Services Agreement, and will enter into various agreements thereunder with KPN Global Carrier Services; and

  •
  KPN will grant iBasis (A) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use agreed Royal KPN patents related to its International Wholesale Voice Business, and (B) a worldwide, non-transferable and non-exclusive license to use other Royal KPN patents.

        Following the Closing, the parties will determine, as of the Closing, the working capital and debt of iBasis and of the entities we are acquiring from KPN. A post-closing adjustment will be made if (i) iBasis' working capital is lower than or exceeds $37,100,000; (ii) iBasis' debt exceeds or is lower than $2,900,000; (iii) the combined working capital of KPN Global Carrier Services and the U.S. subsidiary of its affiliate which we are acquiring is lower than or exceeds ($6,100,000); and/or (iv) the combined debt of such entities exceeds $0.

        Upon the completion of the Transactions, iBasis will pay the Dividend in the aggregate amount of $113,000,000 from cash on-hand and the proceeds of the Transactions, on a pro rata basis to those persons who are shareholders of iBasis of record on the date immediately prior to the date of the Closing.

        After giving effect to the Transactions, we will own KPN's International Wholesale Voice Business and KPN will own a controlling interest in us.

KPN's International Wholesale Voice Business; KPN Global Carrier Services

        Through the ownership of the shares of KPN Global Carrier Services and its affiliate that we will acquire as part of the Transactions, we will own and operate KPN's International Wholesale Voice Business.

        KPN's International Wholesale Voice Business includes:

  •
  international wholesale voice services and international direct dialing for calls originating or terminating in The Netherlands, including calls originating from or terminating to any end user of KPN or any KPN affiliate, utilizing both traditional time division multiplexing and VOIP;

  •
  transit of all international calls through KPN's network;

  •
  international freephone services for the transport of international toll free numbers;

  •
  international premium rate services and international wholesale premium rate services;

  •
  services for mobile operators including termination of voice traffic, short message system interworking, multimedia message service interworking and universal mobile telecommunications system based services (including all mobile matrix-related business developments including licensed intellectual property rights related to such business developments);

  •
  solutions for Internet Service Providers including but not limited to voice access services connecting VOIP traffic to switched networks;

  •
  services for KPN- or KPN affiliate-originated traffic from such parties' fixed networks;

  •
  services for KPN- or KPN affiliate-originated mobile traffic as a preferred supplier on the basis of either (i) a first bid/last call principle determined with reference to quality of service and benchmarked tariffs, or (ii) another formula, pursuant to which bases approximately 99% of such traffic is being carried; and

  •
  services for traffic related to all existing and future bilateral relationships to which KPN or a KPN affiliate is a party.

        The International Wholesale Voice Business is currently run by KPN through KPN Global Carrier Services. KPN has completed a restructuring of KPN Global Carrier Services and its subsidiaries. The restructuring comprised a demerger carveout of certain assets related to the International Wholesale Voice Business from KPN to KPN Global Carrier Services, an upstream merger of KPN Eurovoice B.V. into KPN Eurovoice Holding B.V. and the upstream merger of KPN Eurovoice Holding B.V. into KPN Global Carrier Services. The assets transferred to KPN Global Carrier Services in connection with restructuring include a license to use certain KPN intellectual property described below.

Framework Services Agreement

        Royal KPN and KPN are parties to a Framework Services Agreement (the "Framework Services Agreement") with KPN Global Carrier Services, a subsidiary of KPN which we are acquiring in the Transactions.

        Pursuant to the Framework Services Agreement:

  •
  Royal KPN appointed KPN Global Carrier Services as a preferred supplier of mobile services for Royal KPN, KPN and all their affiliates and subsidiaries (collectively, the "Royal KPN Group"); and

  •
  KPN appointed KPN Global Carrier Services as its exclusive provider for international direct dialing, ISDN and Inmarsat services for all international telephone and fax traffic originating from or carried over the Royal KPN Group's fixed networks.

        The Framework Services Agreement has a ten-year term, which is automatically extended for subsequent one-year periods unless either party provides at least three months written notice prior to the end of the then current term. However, the Framework Services Agreement may be terminated earlier by a party, if: the other party fails to remedy a material breach within 30 days of receiving written notice of the breach; the other party passes a resolution to wind up or dissolve (except for a merger or consolidation); the other party suspends services due under the Framework Services Agreement by an event of force majeure for more than 60 days; or upon the bankruptcy, insolvency or appointment of a receiver of the other party.

        The Framework Services Agreement includes various agreements, referred to as Schedules and described below, relating to the various services provided under the Framework Services Agreement. The parties have agreed that the charges for services in Schedules 2 - 6 will be market-based throughout the term of the Framework Services Agreement and that KPN Global Carrier Services will have the right at any time, without penalty or liability, to terminate all or any part of the services provided by KPN for any reason or no reason.

  •
  Schedule 1—Service Agreement for International Direct Dial Services and ISDN Services: KPN Global Carrier Services will provide international direct dialing, ISDN and Inmarsat services for international telephone and fax traffic over the Royal KPN Group's fixed network at a price equal to the expected cost of providing services which is determined in advance of the period plus a margin as set forth in the agreement at declining rates through the year 2010. Thereafter, margins shall be negotiated each year.

  •
  Schedule 2—Service Agreement for Management Fee for Shared Services: KPN Global Carrier Services and KPN will share the following: financial services, human resources, legal services, IT systems, office space, insurance premiums, and administrative and professional support services.

  •
  Schedule 3—Service Agreement for Transmission Path Services: The parties agreed upon certain measurable performance parameters for specific activities relating to various transmission path services that KPN is to provide to KPN Global Carrier Services. In addition, the parties also agreed to certain specified service deliverables that KPN Global Carrier Services is to provide as a system provider and service provider to KPN.

  •
  Schedule 4—Service Agreement for IT System Support and Maintenance: The parties agreed upon certain measurable performance parameters for the support and maintenance services that KPN is to provide to certain IT systems of KPN Global Carrier Services, including: service provisioning, IT architecture, pricing arrangements for IT maintenance and support, key performance indicators, operational procedures for user incidents, settlement and reporting procedures and other detailed operational IT maintenance and support related specifications.

  •
  Schedule 5—Service Agreement for National Transmission Backbone: The parties agreed upon certain performance, financial, and reporting parameters for KPN's delivery and maintenance of backbone transmission capacity between the international domain and the national domain for KPN Global Carrier Services.

  •
  Schedule 6—Service Agreement for Support and Maintenance for Technical Infrastructure: The parties agreed upon certain performance, reporting, and financial parameters relating to maintenance and support of the technical infrastructure that KPN is to provide to KPN Global Carrier Services. These maintenance and support activities include: capacity management, innovation, delivery of signaling services, and network maintenance.

Intellectual Property License

        At Closing, KPN will grant iBasis a worldwide, non-transferable, and non-exclusive license to use Royal KPN's portfolio of patents. These patents will basically be divided into two groups: "primary patents" (those required or currently used in the International Wholesale Voice Business) and "other patents". The license regarding the primary patents will be irrevocable and royalty-free, while the license regarding the other patents will be irrevocable and royalty-free only as long as KPN continues to hold 51% of each class of iBasis' outstanding voting shares.

Registration Rights Agreement

        The summary of the material terms of the Registration Rights Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this proxy statement as Annex D and which we incorporate by reference into this document. This summary may not contain all of the information about the Registration Rights Agreement that is important to you. We encourage you to read carefully the Registration Rights Agreement in its entirety.

        At the Closing, the Transaction Shares will not be registered with the SEC. However, iBasis and KPN will enter into the Registration Rights Agreement, pursuant to which KPN (or a direct or indirect transferee of KPN that holds the Transaction Shares) will have the right to require iBasis to register some or all of the Transaction Shares.

        KPN may require iBasis to register some or all of the Transaction Shares, in the following circumstances:

  •
  At any time, upon written demand by KPN, so long as the minimum aggregate price of the Transaction Shares to be registered is equal to or greater than $10,000,000 ("Demand

    Registration Rights"); provided, however, in the case of a shelf registration, the minimum aggregate price of the Transaction Shares to be registered need only be equal to or greater than $5,000,000; and

  •
  In connection with any registration of Common Stock that iBasis undertakes for sale for its own account (but excluding any registration of Common Stock in connection with an employee benefit plan, a dividend reinvestment plan, an acquisition by iBasis, or an exchange offer). Exercise of a Demand Registration Right by one holder of Transaction Shares (for example, by one of KPN's affiliates or subsidiaries) can trigger the exercise of this incidental registration right by other holders of Transaction Shares.

        iBasis will use its reasonable best efforts to effect or cause to be effected the registration of the Transaction Shares entitled to be included in such registration in order to permit the sale of such Transaction Shares. iBasis will bear all expenses of any such registration, except that KPN (or a direct or indirect transferee of KPN that holds Transaction Shares) will be liable for all discounts and commissions to underwriters or selling brokers.

        On the advice of an underwriter hired to sell Transaction Shares (as part of a firm-commitment underwriting), iBasis may restrict the total number of Transaction Shares registered in order to effect the sale in a timely manner or achieve the price desired. In addition, an underwriter may request that iBasis and all significant shareholders (holders of 5% or more of iBasis' outstanding Common Stock) enter into customary lock-up agreements restricting the transfer or exchange of Common Stock from 14 days before the underwriter's proposed sale of shares until 90 days after the sale commences.

        Furthermore, iBasis will not be required to register or qualify any Transaction Shares in any jurisdiction if registration or qualification in such jurisdiction would subject it to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten sale.

Treatment of iBasis' Common Stock, Options and Warrants

Company Common Stock

        In connection with the Transactions, our board of directors declared an extraordinary dividend in the aggregate amount of $113,000,000 which is contingent upon the Closing of the Transactions. As soon as practicable after the Closing of the Transactions, holders of record of iBasis Common Stock as of the date immediately prior to the date of the Closing ("Dividend Record Holders") shall be eligible to receive their pro rata portion of the Dividend. Assuming that the Transactions had been consummated on the record date of the annual meeting, shareholders of record would have received a dividend of $            per share of Common Stock. We have appointed Computershare Limited as our paying agent, who will facilitate the distribution of the Dividend to the Dividend Record Holders. The paying agent shall be required to deduct and withhold from any dividend payment otherwise payable to such Dividend Record Holder such amounts as we are required to deduct and withhold with respect to such payment in compliance with U.S. federal, state, local and foreign tax law.

Company Stock Options

        In connection with the Transactions, our board of directors has determined to adjust the terms of each outstanding stock option granted under our Amended and Restated 1997 Stock Incentive Plan by (i) multiplying the number of shares issuable upon the exercise thereof by a fraction, the numerator of which is the closing price of a share of Common Stock on the principal stock exchange on which such Common Stock is traded on the day immediately prior to the date of the Closing of the Transactions, and the denominator of which is such closing price minus the quotient resulting from dividing the amount of the Dividend ($113,000,000) by the number of shares of Common Stock actually issued and outstanding at the end of the day immediately prior to the Closing, with the result rounded down to the nearest whole share, and (ii) by dividing the per share exercise price thereof by such fraction, with the result rounded up to the nearest fourth decimal.

Company Warrants

        In connection with the issuance of the Transaction Shares, there will be no adjustment to the exercise price of any outstanding warrants or the number of shares issuable thereunder. Any warrants outstanding immediately prior to the consummation of the Transactions will remain exercisable following the consummation of the Transactions.

        The holders of outstanding warrants shall not be eligible to participate in the Dividend with respect to the shares of Common Stock issuable upon exercise of the warrants, unless such warrants are exercised for shares of Common Stock prior to the Closing of the Transactions. Any such exercise will reduce the amount of the Dividend paid per share of Common Stock by increasing the number of shares of Common Stock eligible to participate in the Dividend. However, under the terms of the warrants, upon the exercise of the warrants after the Closing of the Transactions, in addition to the number of shares of Common Stock issuable upon such exercise, the holders of the warrants shall be entitled to receive payment of an amount in cash equal to the amount such holder would have received in connection with the Dividend if such warrants had been exercised immediately prior to the Closing of the Transactions.

Certificate of Incorporation and By-laws

        The certificate of incorporation of iBasis, as in effect immediately prior to the Closing, will remain in effect following the Closing of the Transactions.

        The existing amended and restated by-laws of iBasis shall be amended and restated (the "Second Amended and Restated By-laws"), which amendment and restatement will be effective immediately prior to the Closing of the Transactions.

        The summary of the material provisions of the Second Amended and Restated By-laws is qualified in its entirety by reference to the Second Amended and Restated By-laws, a copy of which is attached to this proxy statement as Annex C and which we incorporate by reference into this document. The foregoing summary may not contain all of the information about the Second Amended and Restated By-laws that is important to you. We encourage you to read carefully the Second Amended and Restated By-laws in their entirety.

        Among other things, the Second Amended and Restated By-laws give KPN certain board representation rights and certain veto rights on certain matters.

        During the Control Period (as defined below), no fewer than two members of our board of directors will be nominated by KPN without qualification, and, commencing on the second anniversary of the date on which the Second Amended and Restated By-laws become effective (the "Second Anniversary"), no fewer than two additional members of our board of directors will be nominated by KPN, provided that such two additional directors must meet the independence requirements set forth in Rule 4200(a)(15) of the Marketplace Rules of Nasdaq, as amended or superseded from time to time, and any other requirements for independence which may be required pursuant to applicable law and the rules of Nasdaq.

        Following the Second Anniversary, our CEO may be removed and replaced by a unanimous vote of all the KPN nominated directors and any directors meeting the independence requirements stated above (the "Director Group"). If a vote on the removal or appointment of the CEO does not result in a unanimous vote of the Director Group, then a deadlock mechanism is used to resolve the deadlocked matter.

        Further, during the Control Period, a resolution of our board of directors with respect to the following matters may not be approved without the approval of a majority of the entire board of directors including the unanimous approval of the KPN nominated directors, if any:

  •
  the appointment or removal of our chief financial officer;

  •
  the approval of our annual budget and three-year business plan;

  •
  any financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances (or any series of related financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances), that involve, in each case the aggregate payment or receipt by (or incurrence of obligations of or to) iBasis or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any one or series of related mergers, consolidations or other similar transactions that involve the aggregate payment or receipt by (or incurrence of obligations of or to) iBasis or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any investments, reorganizations, joint ventures, partnerships, leases or capital expenditures (or any series of related investments, reorganizations, joint ventures, partnerships, leases or capital expenditures), that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) iBasis or any of its subsidiaries or other affiliates of consideration in excess of $10,000,000 which are not covered in our annual budget;

  •
  any issuance, grant, sale or offer or any repurchase, reduction, redemption, conversion, sub-division, consolidation, cancellation or otherwise by iBasis of shares, other capital stock or any instruments with voting rights or that are convertible into capital stock, including options and warrants, other than upon the exercise of options, warrants or other convertible securities outstanding on the date on which the Second Amended and Restated By-laws become effective, pursuant to the terms of such options, warrants and other convertible securities;

  •
  any declaration by iBasis of dividends or other distributions to shareholders;

  •
  any amendments to our certificate of incorporation or by-laws; and

  •
  any commencement of voluntary bankruptcy proceedings, dissolution or similar proceedings by iBasis or any of its subsidiaries or other affiliates.

        For purposes of the foregoing, "Control Period" shall include any period of time after the Second Amended and Restated By-laws become effective during which KPN holds in excess of 50% of the capital stock of iBasis entitled to vote generally on the election of directors, provided, that the Control Period shall continue during any Grace Period (as defined below) and provided, further that, the Control Period shall terminate in its entirety from and after such date, if any, which falls at the end of any nine consecutive month period after the date the Second Amended and Restated By-laws become effective, during which KPN holds less than 40% of the capital stock of iBasis entitled to vote on the election of directors generally for the entirety of such nine-month period (regardless of whether or not KPN may at a later time hold in excess of 50% of the capital stock of iBasis entitled to vote generally on the election of directors), with such period to be extended by the amount of time, if any, during such nine-month period in which KPN would have been prohibited from purchasing shares of the capital stock of iBasis because such purchases could reasonably be expected to result in a violation of applicable laws, as determined by counsel to iBasis' audit committee, which counsel shall not also serve as counsel to iBasis (the "Independent Counsel").

        "Grace Period", as used in the Amended and Restated By-laws, means any period beginning immediately upon any time that KPN ceases to hold in excess of 50%, but continues to hold at least 40%, of the capital stock of iBasis entitled to vote generally on the election of directors, as a result of the issuance of shares of capital stock of iBasis to third parties, provided, that (x) at such time, KPN is unable to purchase additional shares of capital stock of iBasis because such a purchase at such time could be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, and (y) on or prior to such issuance of capital stock of iBasis to third parties, KPN irrevocably commits to purchase, subject to customary mutually agreed upon conditions, a number of shares of capital stock of iBasis such that, after giving effect to such purchase, KPN shall hold in excess of 50% of the capital stock of iBasis entitled to vote generally on the election of directors, as soon as such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, with any such Grace Period terminating on the earlier of (x) ten business days after the date when such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, or (y) the earlier of (i) the date of filing of iBasis' next periodic report required to be filed under Section 13 of the Exchange Act and (ii) the due date of such filing. "Grace Period" does not include any period during which KPN holds less than 40% of the capital stock of iBasis.

Directors and Officers

        The officers of iBasis immediately prior to the consummation of the Transactions will, from and after the Closing, continue to serve as the officers of iBasis, each to hold office until his respective successor is duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the certificate of incorporation and the Second Amended and Restated By-laws.

        The members of the board of directors of iBasis immediately prior to the consummation of the Transactions will, from and after the Closing, continue to serve as directors, except that Messrs. David Lee and Charles Skibo will be replaced by Messrs. Eelco Blok and Joost Farwerck. Currently, the directors are divided into three classes. The table below sets forth the names of the directors currently serving on our board of directors and classes to which such directors belong, as well as the names of the directors who will serve on our board of directors after the consummation of the Transactions, and the classes to which they will belong. Biographical information regarding our current directors is set forth under "Annual Meeting—Proposal One". Biographical information regarding Mr. Blok and Mr. Farwerck, who will serve on the board of directors following the Closing, is set forth below the table.

	CURRENT	IMMEDIATELY FOLLOWING CLOSING
Class 1 (term expires 2009)	Gordon VanderBrug	Ofer Gneezy
	David Lee	Charles Corfield
Class 2 (term expires 2007)	Frank King	Gordon VanderBrug
	Charles Skibo	Frank King
Eelco Blok
Class 3 (term expires 2008)	Ofer Gneezy	Joost Farwerck
	Charles Corfield	Robert Brumley
Robert Brumley

        Mr. Blok has been a member of the Board of Management of Royal KPN since June 1, 2006. Mr. Blok joined Royal KPN in 1983 and has held various management positions: Director of Royal KPN's departments Carrier Services, Corporate Networks, Royal KPN's Fixed Net Operator and Corporate Strategy & Innovation. Most recently, Mr. Blok was Chief Operating Officer for a previously existing fixed division. Mr. Blok was earlier appointed a member of the Board of Management of Royal KPN from April until December 2004.

        Mr. Farwerck has been Director of Segment Wholesale Services & Operations at Royal KPN since January 1, 2006. Prior to that time, from 2003 to 2005, Mr. Farwerck was Director of Royal KPN's department Carrier Services. Prior to 2003, Mr. Farwerck was secretary to the Royal KPN-Board.

Representations and Warranties

        We make customary representations and warranties in the Share Purchase Agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

  •
  Our incorporation, standing and corporate power;

  •
  Our subsidiaries and equity interests;

  •
  Our capitalization;

  •
  Our authority to execute, deliver and perform our obligations under the Share Purchase Agreement;

  •
  Our filings with the SEC;

  •
  Our financial statements and our internal controls and procedures;

  •
  Our assets, relationships with our customers, contracts, properties (both real and intellectual) and permits;

  •
  Any suit, action or proceeding pending or threatened against us or our subsidiaries; and

  •
  Our compliance with applicable laws (including certain tax and ERISA matters).

Conduct of Our Business Pending the Transactions

        Under the Share Purchase Agreement, we have agreed that, subject to certain exceptions, between June 21, 2006 and the Closing of the Transactions, we and our subsidiaries will:

  •
  Conduct our business in all material respects in the ordinary course of business, consistent with past practice; and

  •
  Use our reasonable best efforts to preserve material business relationships with customers, suppliers, distributors and others with whom we deal in the ordinary course of business.

        We have also agreed that during the same time period, and again subject to certain exceptions or unless KPN gives its prior written consent, we and our subsidiaries will not:

  •
  Amend any organizational document, other than our contemplated Second Amended and Restated By-laws;

  •
  Other than the Dividend to be paid in connection with the Transactions, declare or pay any dividend or make any distribution to shareholders;

  •
  Except as disclosed to KPN in connection with the Share Purchase Agreement, make any grant of stock options, issue any shares of Common Stock, or redeem or issue any capital stock, securities convertible or exchangeable for any capital stock or rights related thereto;

  •
  Adopt, enter into, terminate or amend any collective bargaining agreement, any benefit plan, or any agreement involving any of our current or former directors, officers, employees or consultants;

  •
  Except as disclosed to KPN in connection with the Share Purchase Agreement, increase in any manner the compensation, bonus, fringe or other benefits of, or pay any bonus, severance or change in control payment of any kind or amount whatsoever to any of our current or former directors, officers, employees or consultants or alter the terms of any compensation plan, whether cash or stock based;

  •
  Incur any liability outside the ordinary course of business;

  •
  Subject any asset of ours to any lien other than those disclosed to KPN in connection with the Share Purchase Agreement;

  •
  Waive any material claim or any right of material value;

  •
  Make any change in any method of accounting or accounting practice or policy;

  •
  Except as disclosed to KPN in connection with the Share Purchase Agreement, acquire any business or any corporation, partnership, association or other business organization or otherwise acquire any assets (other than inventory) that are material to our business;

  •
  Sell, lease, license or otherwise dispose of any asset which is material to the business;

  •
  Enter into any material new lease of real property;

  •
  Make any material tax election, or settle or compromise any material tax liability or refund; or

  •
  Agree to do any of the foregoing.

No Solicitation of Transactions

        The Share Purchase Agreement provides that we will cease any current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Takeover Proposal (described below) and that neither we, nor our subsidiaries, nor our representatives (including our officers, directors, employees, investment bankers, attorneys and other representatives) will:

  •
  directly or indirectly solicit, initiate or encourage the submission of any Takeover Proposal;

  •
  enter into any agreement with respect to any Takeover Proposal;

  •
  directly or indirectly participate in discussions or negotiations, regarding a Takeover Proposal;

  •
  furnish to any person any information with respect to a Takeover Proposal; or

  •
  take any action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably by expected to lead to any Takeover Proposal.

        For purposes of the Share Purchase Agreement, a "Takeover Proposal" means any proposal or offer (other than the Transactions):

  •
  for a merger, consolidation, dissolution, recapitalization or other business combination involving us; or

  •
  to acquire in any manner, directly or indirectly, 50% or more of our equity securities or our consolidated total assets.

        Notwithstanding the foregoing, prior to our shareholders' approval of the issuance of the Transaction Shares, to the extent required by the fiduciary obligations of our board of directors, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to a bona fide, written Takeover Proposal that is made by a person who, a majority of the disinterested members of our board determines, in good faith, is reasonably capable of making a Superior Proposal and that a majority of the disinterested members of our board of directors determines, in good faith, after consultation with our independent financial advisor and outside counsel, has a high likelihood of resulting in the completion of a transaction meeting the definition of a Superior Proposal that was not solicited by us, and that did not otherwise result from a breach or a deemed breach of our obligations in respect of solicitation under the Share Purchase Agreement and subject to compliance with our obligations to keep KPN informed of the status of such Takeover Proposal, we may:

  •
  furnish information regarding iBasis to the person who has made the Takeover Proposal pursuant to a confidentiality agreement that is no less restrictive than our confidentiality agreement with KPN; and

  •
  participate in discussions or negotiations (including solicitation of a revised Takeover Proposal) with such person and its representatives regarding the Takeover Proposal.

        In connection therewith, we must promptly inform KPN orally and in writing, of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to a Takeover Proposal, or any inquiry with respect to any Takeover Proposal, and the identity of the person making any such Takeover Proposal or inquiry and the material terms of any such Takeover Proposal or inquiry. We must keep KPN fully informed as to the status, including any change to the material terms or the details of any such Takeover Proposal or inquiry and provide to KPN as soon as practicable after receipt of delivery of copies of all correspondence and other written materials sent or provided to us by any third party in connection with any Takeover Proposal or sent or provided by us to any third party in connection with any Takeover Proposal.

        We have also agreed that our board of directors will not:

  •
  withdraw or modify in a manner adverse to KPN (or propose to withdraw or modify in a manner adverse to KPN) its approval or recommendation of the approval of the issuance of the Transaction Shares;

  •
  approve or recommend (or propose publicly to approve or recommend) any Takeover Proposal; or

  •
  approve or recommend any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Takeover Proposal.

        Notwithstanding the foregoing, our board of directors may withdraw or modify its approval or recommendation that our shareholders approve the issuance of the Transaction Shares, and in connection therewith approve a Superior Proposal, so long as (i) our board has received a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of our board of directors has determined in good faith, after consultation with outside counsel, that it is necessary for our board of directors to withdraw or modify its approval or recommendation that our shareholders approve the issuance of the Transaction Shares in order to comply with our board's fiduciary duty under applicable law, (iii) we have notified KPN in writing of such determination, (iv) at least five business days following receipt by KPN of such written notice, and taking into account any revised proposal made by KPN since the receipt of such written notice, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of our board of directors has again made the determination referred to in clause (ii) above, (v) we are in compliance with the prohibitions on solicitation in the Share Purchase Agreement and (vi) at such time, KPN is not entitled to terminate the Share Purchase Agreement because of a breach of our representations or warranties.

Agreement to Use Reasonable Best Efforts; Further Assurances

        Subject to the terms and conditions of the Share Purchase Agreement, each party has agreed to use its reasonable best efforts to cause the Closing to occur, including taking all actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing and shall not (and shall not permit any affiliate to) take any actions that would or that could reasonably be expected to, result in any of the closing conditions not being satisfied. In addition, the parties agree to not take certain actions set forth more specifically in the schedules to the

Share Purchase Agreement. In furtherance of the above, each of the parties agreed to make such filings as promptly as practicable for the purposes of obtaining antitrust approval for the Transactions from the appropriate governmental authorities.

        Between the date of the Share Purchase Agreement and the Closing, iBasis and its subsidiaries agreed to:

  •
  prepare and file this proxy statement with the SEC; and

  •
  convene and hold a meeting of its shareholders for the purpose of seeking approval of the issuance of the Transaction Shares.

Conditions to Closing

        The obligation of KPN to purchase and pay for the Transaction Shares, and the obligation of iBasis to sell, transfer, assign and deliver to KPN the Transaction Shares, are subject to the satisfaction (or waiver by KPN or iBasis, as applicable) on or prior to the date of the Closing of the following conditions:

  •
  the expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

  •
  the receipt of all other material consents of, the filing of registrations, declarations or filings with, or the expirations of waiting periods imposed by, any governmental entity (foreign or domestic) (including the FCC), the absence of which would prohibit the consummation of or could result in the unwinding of the Transactions;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase of any portion of the Transaction Shares (provided, however, that prior to asserting this condition for termination, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered);

  •
  the receipt of approval of our shareholders for the issuance of the Transaction Shares; and

  •
  KPN's receipt of written confirmation from the Dutch tax authorities that the contribution of assets to the subsidiaries which we will acquire from KPN and the transfer of such shares of such subsidiaries to us shall not be considered a transaction with the predominant aim of avoiding or postponing any tax liability.

        The obligation of KPN to purchase and pay for the Transaction Shares is also subject to the satisfaction (or KPN's waiver) on or prior to the date of the Closing of the following additional conditions:

  •
  the truthfulness and correctness of our representations and warranties (without regard to materiality qualifiers), as of the date of the third amendment to the Share Purchase Agreement (August 1, 2007) and the Closing as though made on the date of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct, on and as of such earlier date) in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a "material adverse effect" on us and our subsidiaries;

  •
  our delivery to KPN of a certificate signed by our chief executive officer and our chief financial officer certifying as to the foregoing with respect to our representations and warranties;

  •
  the reconstitution of our board of directors (with respect to both composition and classes of board members) in accordance with the Share Purchase Agreement;

  •
  our performance or compliance, in all material respects, with all of our material obligations and material covenants required by the Share Purchase Agreement to be performed or complied with by us by the time of the Closing;

  •
  our delivery to KPN of a certificate signed by one of our authorized officers certifying as to the foregoing with respect to our material obligations and material covenants;

  •
  the absence of any suit, action or proceeding, pending or threatened, by any governmental entity (foreign or domestic) (or by any other person, that has a reasonable likelihood of success):

  (i)
  challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from KPN or any of its subsidiaries in connection with the Transactions any damages that are material in relation to us and our subsidiaries, taken as a whole;

  (ii)
  seeking to prohibit or limit the ownership or operation by (x) KPN or iBasis or any of their or our subsidiaries of all or substantially all of the business or assets of iBasis or the business that we are acquiring from KPN or (y) KPN of any material portion of the business or assets of KPN or any of its subsidiaries (other than the business that we are acquiring), or to compel (x) KPN or iBasis or any of their subsidiaries to dispose of or hold separate all or substantially all of the business or assets of iBasis or of the business that we acquiring from KPN or (y) KPN or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of KPN or any of its subsidiaries (other than the subsidiaries which we are acquiring from KPN), in each case as a result of the Transactions;

  (iii)
  seeking to impose limitations on the ability of KPN to acquire or hold, or exercise full rights of ownership of, the Transactions Shares, including the right to vote the Transactions Shares on all matters properly presented to the shareholders of iBasis; or

  (iv)
  seeking to prohibit KPN or any of its subsidiaries from effectively controlling in any material respect the business or operations of iBasis or any of our subsidiaries;

  •
  the absence of a material adverse change in (i) the investigation being conducted by the SEC related to the stock option practices, including but not limited to related tax or accounting issues of iBasis as such investigation relates to iBasis or its Chief Executive Officer and/or Executive Vice President, (ii) the review of iBasis' listing on The Nasdaq Global Market by the Nasdaq Listing and Hearing Review Council resulting in the delisting of iBasis' securities, or (iii) the information related to the stock option practices, including but not limited to related tax or accounting issues and the related reviews or investigations of iBasis disclosed in iBasis' SEC filings or which have otherwise been disclosed to KPN, in each case prior to the second amendment to the Share Purchase Agreement; and

  •
  the absence, since the date of the Share Purchase Agreement (June 21, 2006), of the occurrence of any change, event, circumstance or development that has had, or is reasonably likely to have, a "material adverse effect" with respect to iBasis.

        For purposes of the Share Purchase Agreement, a "material adverse effect" with respect to iBasis means a material adverse effect on (i) the financial condition, properties, business or results of operations of iBasis and our subsidiaries, taken as a whole, or (ii) the ability of iBasis to perform its obligations under the Share Purchase Agreement and ancillary agreements contemplated by the Share

Purchase Agreement; provided, however, that none of the following, in and of itself or themselves, shall constitute a material adverse effect with respect to iBasis:

  •
  changes that are the result of general economic or business conditions in the United States or Europe;

  •
  changes that are the result of factors generally affecting the industries or markets in which we operate, other than changes that have a disproportionate effect on us;

  •
  any adverse changes or effects proximately caused by the pendency or the announcement of the Transactions; or

  •
  a decline in the market price of our Common Stock on any national securities exchange or other established trading market on which our Common Stock is then listed; provided, however, that the existence of this clause in the Share Purchase Agreement will have no bearing on the determination of whether any events that would lead or contribute to such decline have occurred and represent a material adverse effect with respect to iBasis.

        Our obligation to sell, transfer, assign and deliver the Transaction Shares to KPN is subject to the satisfaction (or our waiver) on or prior to the date of the Closing of the following additional conditions:

  •
  the truthfulness and correctness of KPN's representations and warranties (without regard to materiality qualifiers), as of the date of the third amendment to the Share Purchase Agreement (August 1, 2007) and the Closing as though made on the date of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties must be true and correct, on and as of such earlier date) in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a "material adverse effect" on the KPN business that we are acquiring;

  •
  KPN's delivery to us of a certificate signed by the chief executive officer and chief financial officer of KPN certifying as to the foregoing with respect to KPN's representations and warranties;

  •
  KPN's performance or compliance, in all material respects, with all material obligations and material covenants required by the Share Purchase Agreement to be performed or complied with by KPN by the time of the Closing;

  •
  KPN's delivery to us of a certificate signed by an authorized officer of KPN certifying as to the foregoing with respect to KPN's material obligations and material covenants;

  •
  The absence of any suit, action or proceeding, pending or threatened, by any governmental entity (foreign or domestic) (or by any other person, that has a reasonable likelihood of success):

  (i)
  challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from iBasis or any of our subsidiaries in connection with the Transactions any damages that are material in relation to us and our subsidiaries, taken as a whole;

  (ii)
  seeking to prohibit or limit the ownership or operation by iBasis or any of our subsidiaries of all or substantially all of the business or assets of iBasis or the business that we are acquiring from KPN, or to compel iBasis or any of our subsidiaries to dispose of or hold separate all or substantially all of the business or assets of iBasis or the business that we are acquiring from KPN, in each case as a result of the Transactions;

  (iii)
  seeking to impose limitations on the ability of iBasis to acquire or hold, or exercise full rights of ownership of, the shares of the entities that we are acquiring from KPN; or

    (iv)
    seeking to prohibit iBasis or any of our subsidiaries from effectively controlling in any material respect the business we are acquiring from KPN;

  •
  the completion of a restructuring of KPN which involves the transfer of the assets of its International Wholesale Voice Business to the subsidiaries whose shares we are acquiring;

  •
  the absence, since the date of the Share Purchase Agreement (June 21, 2006), of the occurrence of any change, event, circumstance, or development that has had, or is reasonably likely to have a "material adverse effect" with respect to the business we are acquiring from KPN; and

  •
  the execution of the Framework Services Agreement between KPN, the Royal KPN Group and the subsidiaries which we are acquiring.

        For purposes of the Share Purchase Agreement, a "material adverse effect" with respect the business that we are acquiring means a material adverse effect (i) in the respective financial condition, properties, business or results of operations of such business, taken as a whole or of the subsidiaries which we are acquiring from KPN, or (ii) on the ability of KPN to perform its obligations under the Share Purchase Agreement or the ancillary agreements contemplated by the Share Purchase Agreement; provided, however, that none of the following, in and of itself or themselves, shall constitute a "material adverse effect" with respect to the business we are acquiring:

  •
  changes that are the result of general economic or business conditions in the United States or Europe;

  •
  changes that are the result of factors generally affecting the industries or markets in which such business operates, other than changes that have a disproportionate effect on such business; or

  •
  any adverse change, effect or circumstance proximately caused by the pendency or the announcement of the Transactions.

Termination

        The Share Purchase Agreement may be terminated and the Transactions may be abandoned at any time prior to Closing:

        By KPN and iBasis, upon mutual written consent.

        By either KPN or iBasis if:

  •
  iBasis' shareholders do not vote to approve the issuance of the Transaction Shares at a meeting of the iBasis shareholders; or

  •
  the Closing has not occurred on or before October 31, 2007.

        By KPN, if:

  •
  our board of directors, or any committee thereof withdraws or modifies, in a manner adverse to KPN, or proposes to withdraw or modify, in a manner adverse to KPN, its approval or recommendation of the approval of the issuance of the Transaction Shares to KPN, fails to recommend to our shareholders that they approve the issuance of the Transaction Shares, or approves or recommends another Takeover Proposal;

  •
  our board of directors fails to reaffirm publicly and unconditionally its recommendation to our shareholders that the shareholders approve the issuance of the Transaction Shares within five days of KPN's written request to do so (which request may be made at any time), which public affirmation must also include the unconditional rejection of another Takeover Proposal if so requested by KPN;

  •
  any of the closing conditions (upon which KPN's obligations to close are contingent) becomes incapable of fulfillment, KPN has not waived such condition, KPN provides written notice of such incapability to us, and within 15 days of our receipt of such notice, we have failed to fulfill such condition; or

  •
  iBasis breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Share Purchase Agreement, which breach or failure to perform (i) would result in (x) any representation or warranty of iBasis not being true and correct at the date of the Closing (except to the extent that such breach has not had and could not reasonably be expected to have a material adverse effect), or (y) a failure of the composition of our board of directors to comply with the terms of the Share Purchase Agreement, and (ii) cannot be or has not been cured within 30 days after KPN gives notice to iBasis of such breach (provided, that KPN is not in material breach of any representation, warranty or covenant contained in the Share Purchase Agreement that would give iBasis the right to terminate the Share Purchase Agreement).

        By iBasis, if:

  •
  any of the closing conditions (upon which iBasis' obligations to close are contingent) becomes incapable of fulfillment, iBasis has not waived such condition, iBasis provides written notice of such incapability to KPN, and within 15 days of its receipt of such notice, KPN has failed to fulfill such condition; or

  •
  KPN breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Share Purchase Agreement, which breach or failure to perform (i) would result in (x) any representation or warranty of KPN not being true and correct at the date of the Closing (except to the extent that such breach has not had and could not reasonably be expected to have a material adverse effect), or (y) a material obligation or covenant of the Share Purchase Agreement not being performed or complied with by KPN as of the date of the Closing; and (ii) cannot be or has not been cured within 30 days after iBasis gives notice to KPN of such breach (provided, that iBasis is not in material breach of any representation, warranty or covenant contained in the Share Purchase Agreement that would give KPN the right to terminate the Share Purchase Agreement).

Termination Fees and Expenses

        We have agreed to pay to KPN a termination fee of $10,000,000 if:

  •
  our board of directors, or any committee thereof withdraws or modifies, in a manner adverse to KPN, or proposes to withdraw or modify, in a manner adverse to KPN, its approval or recommendation of the approval of the issuance of Transaction Shares to KPN, fails to recommend to our shareholders that they approve the issuance of the Transaction Shares, or approves or recommends a Takeover Proposal;

  •
  our board of directors fails to reaffirm publicly and unconditionally its recommendation to our shareholders that the shareholders approve the issuance of the Transaction Shares within five days of KPN's written request to do so (which request may be made at any time), which public affirmation must also include the unconditional rejection of another Takeover Proposal if so requested by KPN;

  •
  any person makes a Takeover Proposal or publicly discloses its intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or such a Takeover Proposal or intention has otherwise become widely known to our shareholders and thereafter the Share Purchase Agreement is terminated by either iBasis or KPN because of the failure to receive iBasis shareholder approval;

  •
  on or before October 31, 2007, a person makes a Takeover Proposal, and such proposal is not withdrawn prior to such date, and our shareholder approval is not obtained prior to the termination of the Share Purchase Agreement; or

  •
  the Share Purchase Agreement is terminated by KPN because we breach our no solicitation obligations thereunder, and within 18 months of such termination, iBasis or our shareholders enter into a definitive agreement to consummate or consummates the transactions contemplated by a Takeover Proposal.

        In addition, we have agreed to reimburse KPN's transaction expenses if:

  •
  our board of directors, or any committee thereof withdraws or modifies, in a manner adverse to KPN, or proposes to withdraw or modify, in a manner adverse to KPN, its approval or recommendation of the approval of the issuance of Transaction Shares to KPN, fails to recommend to our shareholders that they approve the issuance of the Transaction Shares, or approves or recommends a Takeover Proposal;

  •
  our board of directors fails to reaffirm publicly and unconditionally its recommendation to our shareholders that the shareholders approve the issuance of the Transaction Shares within five days of KPN's written request to do so (which request may be made at any time), which public affirmation must also include the unconditional rejection of another Takeover Proposal if so requested by KPN; or

  •
  KPN has terminated the Share Purchase Agreement due to our breach or failure to perform in any material respect any of our representations, warranties or covenants contained in the Share Purchase Agreement, which breach or failure to perform (i) would result in (x) any representation or warranty of iBasis not being true and correct at the date of the Closing (except to the extent that such breach has not had and could not reasonably be expected to have a material adverse effect), or (y) a failure of the composition of our board of directors to comply with the terms of the Share Purchase Agreement; and (ii) cannot be cured within 30 days after KPN gives notice to iBasis of such breach (provided, that KPN is not in material breach of any representation, warranty or covenant contained in the Share Purchase Agreement that would give iBasis the right to terminate the Share Purchase Agreement).

Amendment and Waiver

        The Share Purchase Agreement may be amended by mutual consent of the parties, and any term may be waived only by an instrument signed by the party waiving compliance.

Expenses

        Subject to the provisions relating to reimbursement of fees and expenses in the event of termination as described in "The Share Purchase Agreement—Termination Fees and Expenses," each party will pay its own fees and expenses incurred in connection with the Transactions except that each of iBasis and KPN has paid one-half of the expenses incurred in connection with the filing of pre-merger notification and report forms under the Hart-Scott-Rodino Act.

Indemnification

        If the Closing does occur, the parties agreed that each of their respective sole and exclusive remedy with respect to any claims related to the Share Purchase Agreement, the Transactions or any other ancillary agreements contemplated by the Share Purchase Agreement (other than claims of, or causes of actions arising from fraud) shall be pursuant to the indemnification provisions of the Share

Purchase Agreement. Subject to certain limitations, each of the parties' indemnification obligations are as follows:

        KPN will indemnify iBasis and our affiliates and each of the respective officers, directors, employees, shareholders, agents and representatives thereof (the "iBasis Indemnitees") from and against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees and expenses (collectively, "Losses"), to the extent arising or resulting from any of the following:

  •
  any breach of any representation or warranty of KPN contained in the Share Purchase Agreement;

  •
  any breach of any covenant of KPN contained in the Share Purchase Agreement;

  •
  any fees, expenses or other payments incurred or owed by KPN to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by the Share Purchase Agreement;

  •
  all liability resulting by reason of the several liability of KPN or the subsidiaries of KPN that we are acquiring as part of the Transactions (or any of their subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any analogous state, local or foreign law or regulation, including the provisions of Dutch Law relating to the tax liability of members of a fiscal unity), or by reason of KPN or the subsidiaries of KPN that we are acquiring as part of the Transactions (or any of their subsidiaries) having been a member of any consolidated, combined or unitary group (or Dutch fiscal unity) on or prior to the date of the Closing;

  •
  any liability of the subsidiaries of KPN that we are acquiring as part of the Transactions (or any of their subsidiaries) for taxes of another person as transferee or successor in connection with any transaction occurring at any time prior to the Closing;

  •
  any liability of the subsidiaries of KPN that we are acquiring as part of the Transactions (or any of their subsidiaries) for taxes resulting from the restructuring that will occur prior to the Closing (pursuant to which KPN will contribute to those subsidiaries the assets used in KPN's International Wholesale Voice Business) or the Transactions (including any such liability resulting from actions taken by KPN or its affiliates on or after the date of the Closing); and

  •
  any liabilities, obligations or commitments of KPN or the subsidiaries of KPN that we are acquiring as part of the Transactions, other than certain liabilities which we are assuming under the Share Purchase Agreement, to the extent not otherwise subject to indemnification provided above.

        From and after the Closing, iBasis will indemnify, defend and hold harmless KPN and its affiliates and each of their respective officers, directors, employees, shareholders, agents and representatives (the "KPN Indemnitees") from and against any and all Losses, to the extent arising or resulting from any of the following:

  •
  any breach of any representation or warranty of iBasis contained in the Share Purchase Agreement;

  •
  any breach of any covenant of iBasis contained in the Share Purchase Agreement;

  •
  any fees, expenses or other payments incurred or owed by iBasis or its affiliates to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by the Share Purchase Agreement (except to the extent included on a dollar for dollar basis in the calculation of our working capital at Closing);

  •
  all liability resulting by reason of the several liability of iBasis or any of our subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any analogous state, local or foreign law or regulation) in respect of a consolidated group of which such entity was a member on or prior to the date of the Closing other than a group of which iBasis was the common parent, or by reason of iBasis or any of our subsidiaries having been a member of any consolidated, combined or unitary group (other than one of which iBasis was the common parent) on or prior to the date of the Closing;

  •
  any liability of iBasis or any of our subsidiaries for taxes of another person as transferee or successor in connection with any transaction occurring at any time prior to the Closing; and

  •
  any liabilities, obligations and commitments of iBasis, or any of the liabilities which we are assuming under the Share Purchase Agreement, to the extent not otherwise subject to indemnification as provided above.

Limitations on Indemnification Obligations

        The above indemnification obligations of the parties are subject to certain limitations, including the following:

        iBasis is not liable for any Loss suffered by a KPN Indemnitee, based on a breach of any of our representations or warranties, unless:

  •
  such a claim is asserted in writing within two years of the date of the Closing; and

  •
  the aggregate of all Losses suffered by a KPN Indemnitee exceeds, on cumulative basis, $400,000, or the Loss related to any individual item exceeds $25,000; provided, that in each case, upon exceeding the applicable threshold, the full amount of such Losses (back to the first dollar) shall be recoverable.

        In no event shall iBasis' aggregate liability for all Losses suffered by the KPN Indemnitees, based on a breach of any of our representations or warranties, exceed $50,000,000.

        Likewise, KPN is not liable for any Loss suffered by an iBasis Indemnitee, based on a breach of any of KPN's representations or warranties, unless:

  •
  such a claim is asserted in writing within two years of the date of the Closing; and

  •
  the aggregate of all Losses suffered by an iBasis Indemnitee exceeds, on cumulative basis, $400,000, or the Loss related to any individual item exceeds $25,000; provided, that in each case, upon exceeding the applicable threshold, the full amount of such Losses (back to the first dollar) shall be recoverable.

        In no event shall KPN's aggregate liability for all Losses suffered by the iBasis Indemnitees, based on a breach of any of KPN's representations or warranties, exceed $50,000,000.

KPN GLOBAL CARRIER SERVICES

Company Overview

        KPN Global Carrier Services, a wholly-owned subsidiary of KPN, is a private limited liability company organized under the laws of The Netherlands. KPN Global Carrier Services is a provider of international wholesale voice services.

        KPN Global Carrier Services is registered under number 27286761 at the Commercial Register of the Chamber of Commerce for Haaglanden, The Hague, The Netherlands, and its executive offices are located at Maanplein 55, 2516 CK, The Hague, The Netherlands. The telephone number of KPN Global Carrier Services is +31 70 3434343. The agent for service of process in the United States for KPN Global Carrier Services is KPN International Network Services, Inc., 440 Ninth Avenue, 23rd Floor, New York NY 10001.

        KPN, a private limited liability company incorporated under the laws of The Netherlands with principal executive offices located at Maanplein 55, 2516 CK, The Hague, The Netherlands, is a wholly-owned subsidiary of Royal KPN, a public company and tier one national carrier incorporated under the laws of The Netherlands. Royal KPN offers a full range of communications services in The Netherlands, including retail voice, Internet, data and mobile services. Royal KPN, through its affiliates, also provides international wholesale transport services to carriers in Europe and Asia. KPN is the main operating subsidiary of Royal KPN.

        Following the execution of the Share Purchase Agreement, KPN completed a restructuring of KPN Global Carrier Services and its subsidiaries. The restructuring comprised a merger carveout of all the assets of KPN employed in the International Wholesale Voice Business (other than certain specified assets), from KPN to KPN Global Carrier Services, an upstream merger of KPN Eurovoice B.V. into KPN Eurovoice Holding B.V. and an upstream merger of KPN Eurovoice Holding B.V. into KPN Global Carrier Services. The assets transferred to KPN Global Carrier Services in connection with the restructuring include a license to certain KPN intellectual property employed in the International Wholesale Voice Business. Since the restructuring, the KPN International Wholesale Voice Business has been conducted out of KPN Global Carrier Services and its subsidiaries.

Competition

        KPN Global Carrier Services mainly competes with incumbent national telecommunications operators in Europe, as well as numerous smaller competitors in both Europe and Asia. The international wholesale voice business is extremely competitive, with numerous small carriers competing with established incumbents to offer the lowest rates possible on international routes. The pricing structure is dynamic with rate changes in routes often changing daily, if not hourly. Success in the international wholesale voice business is determined by scale and efficiency. The intense margin pressure in the wholesale business threatens the sustainability of smaller providers and high-overhead incumbents. In order to compete, wholesale providers must increase the volume of traffic they carry in order to obtain the leverage to negotiate lower termination prices and to obtain higher-margin return traffic that is critical to success. Consolidation in this market has taken place and further consolidation is expected.

Marketing

        KPN Global Carrier Services principally markets its services through its own distribution channels (the sales and purchase organization).

Intellectual Property

        The current portfolio of intellectual property rights of KPN Global Carrier Services includes the rights to use Royal KPN's pool of patents. The trademark for KPN Global Carrier Services is "KPN Global Carrier Services". There are no copyrights. Royal KPN and KPN Global Carrier Services, where applicable, take the necessary steps to protect their rights and they generate value from the rights where appropriate.

        In connection with the restructuring of KPN Global Carrier Services, KPN granted KPN Global Carrier Services a worldwide, non-transferable, and non-exclusive license to use Royal KPN's portfolio of patents. These patents are divided into two groups: "primary patents" (those required or currently used in the International Wholesale Voice Business) and "other patents". The license regarding the primary patents will be irrevocable and royalty-free, while the license regarding the other patents will be irrevocable and royalty-free only as long as KPN continues to hold 51% of each class of iBasis' outstanding voting shares.

        Following the Closing of the Transactions, KPN Global Carrier Services may be subject to claims alleging that it has infringed upon third party intellectual property rights. Claims of this nature could require iBasis to spend significant amounts of time and money to defend KPN Global Carrier Services, regardless of the merit of such claims. If any of the claims were to prevail, KPN Global Carrier Services could be forced to pay damages, comply with injunctions or halt the provision of the services while it re-engineers or seeks licenses to necessary intellectual property, which might not be available on commercially reasonable terms, or at all.

Governmental Regulation

        The business of KPN Global Carrier Services is not subject to governmental regulation within The Netherlands. It has obtained, where applicable, licenses in the following countries.

	Country	Type of Authorization
1.	Belgium	BIPT (Notification for "carriers' carrier services")
2.	Germany	RegTP (License/Notification for "public telephony services")
3.	UK	OFCOM (Notification for "public telephony services")
4.	France	ART (License for "public telephony services")
5.	Italy	AGCOM (License for "public telephony services")
6.	Austria	RTR (License for "public telephony services")
7.	Spain	CMT (License for "public telephony services")
8.	Switzerland	BAKOM (License for "public telephony services")

Employees

        As of July 31, 2007, KPN Global Carrier Services and its subsidiaries had approximately 80 full time employees. All employees of KPN (and KPN Global Carrier Services) employed under Dutch law are represented by the Royal KPN workers' council, which is an employee organization set up in accordance with Dutch employment law with members appointed by all KPN employees. Pursuant to the Share Purchase Agreement, iBasis and KPN will agree on which employees will (i) be offered employment by iBasis at its Burlington, MA headquarters or in The Netherlands, (ii) be offered employment with KPN and be contracted out to iBasis and (iii) be offered continued employment with KPN as it exists following the Closing of the Transactions. iBasis will not assume any and KPN will retain all employment or employee-benefits related liabilities, obligations, claims and losses, including severance obligations and pension liabilities, relating to employees of KPN or KPN Global Carrier Services arising from and/or incident to their employment/severance by KPN or KPN Global Carrier Services.

Organizational Structure

        The current subsidiaries of KPN Global Carrier Services, all of which are wholly-owned by KPN Global Carrier Services, include: KPN Wholesale Voice Services Hong Kong Limited (Hong Kong, China) and KPN Eurovoice Singapore Pte. Ltd. (Singapore). Following the Closing of the Transactions, each of KPN Global Carrier Services and KPN International Network Services, Inc., a wholly-owned indirect subsidiary of KPN, will be a wholly-owned subsidiary of iBasis.

Property, Plant and Equipment

        For the provision of the International Wholesale Voice Business, KPN Global Carrier Services provides its services by way of the international transmission network owned and operated by Royal KPN (in consortia) that includes land and submarine cables, as well as satellite transmission systems, which, based on management estimates, directly connects approximately 400 telecommunication operators worldwide. The KPN network will be made available to iBasis to continue to provide the International Wholesale Voice Business. See "The Share Purchase Agreement—Service Level Agreement" above. The network is partly circuit-switched and partly based on Internet Protocol trunking technology with a flexible capacity. The main international switches are located in The Netherlands. In addition, there are eleven points of presence in Europe (Frankfurt, Paris, London, Brussels, Milan, Madrid, Zurich, Copenhagen, Lisbon, Vienna and Warsaw) and four further points of presence outside Europe: one in Hong Kong, one in Miami, one in Singapore and an exchange point in New York.

        KPN Global Carrier Services and its subsidiaries lease certain properties. iBasis will not be assuming any obligations, liabilities or commitments of KPN or KPN Global Carrier Services with respect to leases or subleases for real property other than those set forth below:

Name and Location	Principal Use	Size
Sun Hung Kai Centre 30 Harbour Road Wanchai, Hong Kong	Office space	814 square feet
River Park Cape Town, South Africa	Office space	270 square feet
440 Ninth Avenue New York, NY U.S.A	Office space	1,525 square feet
888 Brickell Key Drive, Ste 701 Miami, FL 33131	Office space	600 square feet
Kasap Sokak Altinay Is Merkezi, No. 10 Kat. 5 Esentepe Istanbul, Turkey	Office space	270 square feet

Legal Proceedings

        KPN Global Carrier Services is a party to certain pending legal proceedings, which are primarily related to ordinary course of business issues. From time to time, KPN Global Carrier Services is also involved in regulatory proceedings. iBasis will not be assuming any liabilities, obligations or commitments of KPN or KPN Global Carrier Services with respect to any suit, action or proceeding that is pending prior to the Closing.

Exchange Controls

        There are no legislative or other legal provisions currently in force in The Netherlands or arising under the articles of association of KPN Global Carrier Services restricting transfers to holders of its securities not resident in The Netherlands. Cash dividends payable in euro on the shares of KPN Global Carrier Services may be officially transferred from The Netherlands and converted into any other currency.

        There are no limitations, neither under the laws of The Netherlands nor the articles of association of KPN Global Carrier Services, on the right of non-residents of The Netherlands to hold or vote the shares of KPN Global Carrier Services.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF iBASIS AND KPN GLOBAL CARRIER SERVICES

        The following unaudited pro forma condensed combined financial statements combine iBasis' historical consolidated balance sheet and statement of operations with those of KPN GCS, a carved out business of KPN. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007, are presented as if the Transactions had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet as of March 31, 2007, is presented as if the Transactions had been completed on March 31, 2007.

        Pursuant to the Share Purchase Agreement executed and announced on June 21, 2006, as amended on December 18, 2006, April 26, 2007 and August 1, 2007, iBasis will acquire the shares of two subsidiaries of KPN which will have a cash balance of $21,000,000, which comprise KPN GCS, KPN's international wholesale voice service business, and receive $55,000,000 in cash from KPN in return for issuing to KPN that number of newly-issued shares of iBasis Common Stock which represents 51% of the issued and outstanding shares of Common Stock and outstanding in-the-money stock options, as adjusted, and warrants of iBasis on a fully-diluted basis. As of July 27, 2007, the newly issued shares to KPN would represent approximately 54% of the issued and outstanding shares of iBasis. Upon the completion of the Transactions, iBasis will pay a dividend in the aggregate amount of $113,000,000 on a pro rata basis to those persons who are shareholders of iBasis of record on the date immediately prior to the Closing of the Transactions. Following the Closing of the Transactions, the working capital and debt of iBasis and KPN GCS will be determined as of the Closing. A post-closing adjustment will be made if (i) iBasis' working capital is lower than or exceeds $37,100,000; (ii) iBasis' debt exceeds or is lower than $2,900,000; (iii) KPN GCS' working capital is lower than or exceeds ($6,100,000) and/or (iv) KPN GCS' total debt exceeds $0.

        US GAAP requires that one of the companies in the Transactions be designated as the acquirer for accounting purposes. KPN GCS has been designated as the accounting acquirer because immediately following the completion of the Transactions, the former shareholder of KPN GCS, KPN, is expected to hold 51% of the Common Stock of the combined company on a fully-diluted basis and KPN's designees are expected to represent, at a future date, a majority of the combined company's board of directors. As a result, the Transactions will be accounted for as a reverse acquisition under the purchase method of accounting. Under this accounting, KPN GCS will be considered the acquiring entity and iBasis will be considered the acquired entity for financial reporting purposes. The financial statements of the combined company after completion of the Transactions will reflect the financial results of KPN GCS on a historical basis, and will include the results of operations of iBasis from the effective date of the Transactions.

        Under the purchase method of accounting, the aggregate consideration paid, or purchase price, will be allocated to the tangible and identifiable intangible assets and liabilities of iBasis on the basis of their fair values on the effective date of the Transactions. Based on a preliminary estimate, the fair value of iBasis' tangible and intangible assets and liabilities is expected to be lower than the purchase price. As a result, goodwill will be recorded for the amount that the purchase price exceeds the fair value of iBasis' tangible and intangible assets and liabilities. The actual amount recorded, as of the completion of the Transactions, may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.

        The pro forma adjustments are based on available information and assumptions that are factually supportable. The pro forma adjustments are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not include any realization of cost savings from operating efficiencies or increased revenue expected to result from the Transactions.

Historical combined financial statements of KPN GCS

        KPN GCS has operated as an integrated part of KPN since inception and the historical combined financial statements of KPN GCS have been derived from the accounting records of KPN using the historical bases of assets and liabilities. As a result, KPN GCS has not operated as a stand-alone business and the historical combined financial statements may not necessarily be representative of amounts that would have been reflected in the combined financial statements presented had KPN GCS operated independently of KPN.

        The historical combined financial statements of KPN GCS which appear elsewhere in this proxy statement, have been prepared and presented in euros, the functional currency of KPN GCS. For the purposes of these unaudited pro forma condensed combined financial statements, the historical combined statements of operations of KPN GCS have been translated to U.S. dollars using the average exchange rate for the applicable periods and the historical combined balance sheet of KPN GCS as of March 31, 2007 has been translated to U.S. dollars using the exchange rate on that date. A change in the euro to the U.S. dollar exchange rate may have a material impact on the financial information presented in these unaudited pro forma condensed combined financial statements.

        KPN GCS benefits from certain related party revenue and purchase agreements with KPN that include sales prices per minute and costs per minute. KPN GCS also relies on KPN for a substantial part of its operational and administrative support, for which it is allocated costs primarily consisting of selling, general and administrative expenses, such as costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs.

        In connection with the Transactions, KPN GCS entered into a Framework Services Agreement with KPN in 2006, which replaced the revenue and purchase agreements and operational and administrative support arrangements described above. KPN GCS' net revenue, cost of revenue, gross profit margin, selling, general and administrative expenses and income tax expense have decreased under the Framework Services Agreement. These unaudited pro forma condensed combined financial statements for the year ended December 31, 2006, include adjustments to give effect to the new arrangements. See "Supplementary Financial Information—Overview".

You should read these unaudited pro forma condensed combined financial statements in conjunction with each company's historical financial statements.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with iBasis' historical consolidated financial statements and accompanying notes filed with the SEC and the historical combined financial statements and accompanying notes of KPN GCS included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition of the combined company that would have been reported had the Transactions been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial condition of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2007

(In thousands)

	Historical
			Pro Forma Adjustments		Combined Pro Forma
Assets	KPN GCS	iBasis		Note
Current assets
Cash and cash equivalents	$11,089	$35,693	$55,000	(1)	$17,175
			9,911	(2)
			(94,518)	(3)
Short-term marketable securities	—	18,482	(18,482)	(3)	—
Accounts receivable and unbilled revenue, net	157,897	68,096	—		225,993
Accounts receivable—related parties	43,876	—	(36,920)	(2)	—
			(6,956)	(4)
Prepaid expenses and other current assets	7,843	4,343	—		12,186

Total current assets	220,705	126,614	(91,965)		255,354
Property and equipment, net	8,653	14,480	6,460	(5)	29,593
Intangible assets	1,215	—	91,700	(6)	92,915
Deferred income taxes	393	—	—	(10)	393
Other assets	690	373	—		1,063
Goodwill	—	—	206,876	(7)	206,876

Total assets	$231,656	$141,467	$213,071		$586,194

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$180,418	$92,015	3,505	(3)	$275,938
Accounts payable—related parties	—	—	5,189	(4)	5,189
Accrued income and other taxes	18,816	—	—		18,816
Deferred revenue	—	10,028	(630)	(8)	9,398
Current portion of long-term debt	—	1,326	—		1,326
Other current liabilities	562	—	(248)	(9)	314

Total current liabilities	199,796	103,369	7,816		310,981
Long-term debt, net of current portion	—	472	—		472
Other long-term liabilities	—	1,823	—		1,823
Early retirement obligation	951	—	(951)	(9)	—
Deferred income taxes	—	—	—	(10)	—
Total stockholders' equity	30,909	35,803	206,206	(11)	272,918

Total liabilities and stockholders' equity	$231,656	$141,467	$213,071		$586,194

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2007

(In thousands, except per share data)

	Historical
			Pro Forma Adjustments		Combined Pro Forma
	KPN GCS	iBasis		Note
Net revenue from external parties	$136,072	$145,771	$—		$281,843
Net revenue from related parties	42,478	—	1,105	(1)	43,583

Total revenue	178,550	145,771	1,105		325,426

Costs and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	134,565	130,439	—		265,004
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	30,007	—	—		30,007
Engineering and development	—	3,732	43	(2)	3,775
Selling, general and administrative	3,783	11,300	98	(2)	15,149
			(32)	(3)
Depreciation and amortization	1,191	1,965	(220)	(4)	6,336
			3,400	(5)
Restructuring costs	—	120	—		120

Total costs and operating expenses	169,546	147,556	3,289		320,391

Income (loss) from operations	9,004	(1,785)	(2,184)		5,035
Interest income (expense), net	(124)	465	—		341
Foreign exchange gains (losses)	38	(80)	—		(42)
Other expenses	—	(188)	—		(188)

Income (loss) before income taxes	8,918	(1,588)	(2,184)		5,146
Income tax (expense) benefit	(2,294)	(14)	(290)	(6)	(2,598)

Net income (loss)	$6,624	$(1,602)	$(2,474)		$2,548

Net income per share—Basic		$(0.05)			$0.03
Weighted average shares—Basic		33,218	40,034	(7)	73,252
Net income per share—Diluted		$(0.05)			$0.03
Weighted average shares—Diluted		33,218	41,323	(7)	74,541

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2006

(In thousands except per share data)

	Historical
			Pro Forma Adjustments		Combined Pro Forma
	KPN GCS	iBasis		Note
Net revenue from external parties	$605,031	$511,083	$—		$1,116,114
Net revenue from related parties	209,158	—	(28,621)	(1)	180,537

Total revenue	814,189	511,083	(28,621)		1,296,651

Costs and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	573,966	447,697	—		1,021,663
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	143,242	—	(1,535)	(2)	141,707
Engineering and development	—	13,498	(43)	(3)	13,455
Selling, general and administrative	29,812	41,409	(116)	(3)	66,296
			(4,336)	(4)
			(473)	(5)
Depreciation and amortization	5,693	7,055	(75)	(6)	26,273
			13,600	(7)
Write-off of leasehold improvements and restructuring costs	—	2,319	—		2,319
Merger related expenses	—	2,996	(2,996)	(8)	—

Total costs and operating expenses	752,713	514,974	4,026		1,271,713

Income (loss) from operations	61,476	(3,891)	(32,647)		24,938
Interest income, net	237	1,550	—		1,787
Foreign exchange gains (losses)	(1,339)	372	—		(967)
Other expenses	—	(188)	—		(188)

Income (loss) before income taxes	60,374	(2,157)	(32,647)		25,570
Income tax (expense) benefit	(17,884)	(37)	6,594	(9)	(11,327)

Net income (loss)	$42,490	$(2,194)	$(26,053)		$14,243

Net income (loss) per share—Basic		$(0.07)			$0.19
Weighted average shares—Basic		33,198	40,034	(10)	73,232
Net income (loss) per share—Diluted		$(0.07)			$0.19
Weighted average shares—Diluted		33,198	41,323	(10)	74,521

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2007

        The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of KPN GCS and iBasis adjusted for activity related to the Transactions as described below. The historical combined balance sheet of KPN GCS has been translated from euros to U.S. dollars based on the exchange rate on March 31, 2007 of 1.3354 U.S. dollar to the euro.

        The actual purchase price will be measured based upon the number of shares of iBasis Common Stock outstanding at the value per share of iBasis Common Stock, and the fair value of iBasis outstanding stock options and warrants, as of the Closing of the Transactions, which is expected to occur prior to October 31, 2007. For purposes of the unaudited pro forma condensed combined financial statements, the estimated purchase price was based on 33.9 million shares of iBasis Common Stock outstanding as of June 30, 2007, at a value of $9.32 per share (based on the closing price of iBasis Common Stock on July 27, 2007), less the portion of the dividend of $113.0 million which will be paid upon the Closing of the Transactions to iBasis' shareholders from existing iBasis cash and short-term marketable securities of $58.0 million and, if required, borrowings under our revolving credit facility with Silicon Valley Bank, and an additional dividend of $3.5 million payable to holders of outstanding warrants to purchase iBasis common stock to be paid upon the future exercise of the warrants. The estimated purchase price also includes the estimated fair value of approximately 2.6 million iBasis vested and unvested stock options outstanding as of June 30, 2007, less the amount representing unearned compensation, and the estimated fair value of approximately 1.1 million shares of iBasis Common Stock underlying outstanding warrants as of June 30, 2007. The estimated fair value of the outstanding stock options and warrants of iBasis were calculated using the Black-Scholes option pricing model and include the effect of the acceleration in vesting of stock options for certain iBasis executive officers and directors upon the Closing of the Transactions. The estimated fair value of the outstanding stock options and warrants of iBasis was estimated assuming no expected dividends, a risk-free interest rate of 4.88%, an expected life ranging from one to six years, and expected volatility ranging from 30% to 100%.

        The calculation of the estimated purchase price is as follows:

Estimated purchase price:	(in thousands)
Fair value of iBasis common stock outstanding	$316,359
Fair value of iBasis outstanding in-the-money vested and unvested stock options	15,416
Unearned compensation on iBasis outstanding unvested stock options	(3,565)
Fair value of iBasis outstanding warrants	5,759
Adjust working capital and debt of iBasis, based on March 31, 2007 balance sheet, to required balance of $37.1 million for working capital and $2.9 million for debt as contractually required upon Closing of the Transactions	(12,145)
Dividend to iBasis shareholders to be paid from existing iBasis cash and short-term marketable securities	(58,000)
Dividend payable to holders of unexercised iBasis warrants	(3,505)

260,319
Estimated KPN transaction costs	7,500

Total estimated purchase price	$267,819

        The allocation of the estimated purchase price to the net assets of iBasis has been done on a preliminary basis. The final allocation of the purchase price to the net assets of iBasis will be calculated after the completion of a valuation analysis of the tangible and intangible assets and liabilities of iBasis on the closing date of the Transaction. If the allocation of the estimated purchase price to definite-lived intangible assets, as currently identified, were to increase by 10%, the pro forma adjustments presented for amortization expense would increase by $0.3 million and $1.4 million for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively.

  (1)
  Reflects the contractual payment of $55.0 million from KPN to iBasis upon Closing of the Transactions.

  (2)
  Reflects the adjustments to the cash balance, accounts receivable-related parties and invested equity of KPN GCS to increase the cash balance to $21.0 million and adjust working capital to the required balance of ($6.1) million as contractually required upon Closing of the Transactions.

  (3)
  Reflects the contractual payment of $113.0 million dividend to iBasis shareholders upon Closing of the Transactions and dividend payable of $3.5 million to holders of outstanding warrants to purchase iBasis common stock.

  (4)
  Reflects the estimated working capital and debt adjustment of iBasis as a reduction in the amount due from KPN of $6.9 million and a payable to KPN of $5.2 million in order to adjust iBasis' working capital and debt to the required balances of $37.1 million and $2.9 million, respectively, as contractually required upon Closing of the Transactions.

  (5)
  Reflects the excess of estimated fair value of $20.9 million over the net book value of property and equipment of $14.5 million of iBasis based on a preliminary allocation of the estimated purchase price.

  (6)
  Reflects the estimated fair value of identified intangible assets of iBasis based on the preliminary allocation of the estimated purchase price as follows:

Identified Intangible Assets	(In thousands) Fair Value	Estimated Useful Life
Trademarks and trade names	$21,600	15 Years
Customer relationships	29,400	5 to 10 Years
Technology	32,300	5 Years
Termination partner relationships	8,400	5 Years

Total	$91,700

  (7)
  Reflects the allocation of estimated purchase price and goodwill recorded as follows:

(In thousands)
Total estimated purchase price	$267,819
Amount allocated to property and equipment, net	(20,940)
Amount allocated to identified intangible assets	(91,700)
Amount allocated to deferred revenue	9,398
Amount allocated to the net fair value of other assets and liabilities acquired, net of dividend to iBasis shareholders from existing iBasis cash and short-term marketable securities of $58,000 and dividend payable of $3,505 to holders of unexercised iBasis warrants, and net of adjustment to working capital and debt of iBasis of $12,145	42,299

Goodwill recorded	$206,876

  (8)
  Reflects the reduction of deferred revenue to fair value based on the liability for estimated future costs to deliver the services associated with such revenue plus a market-based profit margin associated with delivering the services.

  (9)
  Reflects the elimination of the KPN GCS early retirement obligation which will not be assumed by the combined entity upon the Closing of the Transactions.

  (10)
  The Transaction will be a non-taxable transaction. As a result, there will be no adjustment to the historical tax basis of the assets and liabilities of iBasis. The deferred income tax liability for the estimated tax effects of the book versus tax basis differences resulting from the fair valuing of assets and liabilities of iBasis of approximately $40.1 million has been offset by deferred tax assets of iBasis relating to federal and state net operating loss and tax credit carryforwards that are expected to be utilized in the periods in which such deferred tax liabilities reverse. The remaining deferred tax assets of approximately $91.0 million are not reflected as it is more likely than not that these deferred tax assets will not be realized. Any subsequent change to the valuation allowance associated with such remaining deferred tax assets would be an adjustment to goodwill.

  (11)
  Reflects adjustments to stockholders' equity following the completion of the Transactions. Accordingly, combined pro forma stockholders' equity is comprised of the following:

Historical stockholders' equity of KPN GCS	$30,909
Historical stockholders' equity of iBasis	35,803
Additional contribution by KPN to increase cash balance of KPN GCS to $21.0 million	9,911
Adjust working capital and debt of KPN GCS to required balance of $(6.1) million for working capital and $0 for debt as contractually required upon Closing of the Transactions	(36,920)
Eliminate early retirement obligation of KPN GCS not assumed by combined entity upon Closing of the Transactions	1,199
Step-up in net assets of iBasis based on estimated purchase price	232,016

Combined pro forma stockholders' equity	$272,918

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2007

        The unaudited pro forma condensed combined statement of operations includes the historical statements of operations of KPN GCS and iBasis as though the Transactions had occurred on January 1, 2006, adjusted for items directly related to the Transactions including KPN GCS's related party transactions as described below. See "Supplementary Financial Information—Overview". The historical combined statement of operations of KPN GCS has been translated from euros to U.S. dollars based on the average exchange rate for the period of 1.32038 U.S. dollar to the euro.

  (1)
  Reflects adjustment to net revenue from related parties based on the Service Agreement for International Direct Dial Services and ISDN Services between KPN GCS and KPN that has been executed and is part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The Framework Services Agreement establishes, among other things, the per minute rate for revenue from Royal KPN. The adjustment to revenue from related parties was calculated by applying the new negotiated prices per minute to the actual number of minutes for the three months ended March 31, 2007. The new negotiated prices for this Service Agreement were agreed during the second quarter of 2007, retroactive to January 1, 2007, in contemplation of the Closing of the Transactions.

  (2)
  Reflects increase to stock-based compensation expense due to the difference between the value of unvested iBasis stock options at March 31, 2007 and the fair value at grant date which is amortized over the remaining vesting period and recorded in the historical consolidated statement of operations.

  (3)
  Reflects elimination of the KPN GCS pension and early retirement obligation expense as these obligations will not be assumed by the combined entity upon the Closing of the Transactions.

  (4)
  Reflects adjustment to depreciation expense as a result of allocating a portion of the preliminary purchase price to the property and equipment of iBasis based on straight-line depreciation over an expected useful life of three years.

  (5)
  Reflects increase to amortization expense as a result of allocating a portion of the preliminary purchase price to intangible assets of iBasis, including trademarks and trade names, customer relationships, acquired technology and termination partner relationships. Trademarks and trade names are expected to be amortized over a fifteen year period. Customer relationships are expected to be amortized over a period of between five and ten years. Acquired technology is expected to be amortized over a five year period. Termination partner relationships are expected to be amortized over a five year period. These intangible assets will be amortized using a method that reflects the pattern in which the economic benefits are consumed. For the purposes of these pro forma financial statements, amortization has been computed on a straight-line basis over the expected useful life of the intangible assets.

Identified Intangible Assets	(In thousands) Fair Value	Amortization
Trademarks and trade names	$21,600	$360
Customer relationships	29,400	1,005
Technology	32,300	1,615
Termination partner relationships	8,400	420

Total	$91,700	$3,400

  (6)
  The future tax strategy of the combined company has not yet been determined. Consequently, it is not currently known under which tax jurisdictions future taxable income or losses of the combined company will be subject to tax. As a result of this and the historical tax net operating losses of iBasis, the pro forma adjustments related to KPN GCS have been tax effected at the statutory tax rate of 25.5% in The Netherlands (which approximates the effective tax rate) and no tax benefit has been recognized on the pro forma adjustments related to iBasis.

  (7)
  Pro forma weighted average shares was computed by taking the historical weighted average shares of iBasis and adding the number of assumed newly-issued shares to KPN upon closing of the Transaction. The assumed newly-issued shares to KPN was calculated to represent 51% of the combined pro forma shares including all issued and outstanding shares of iBasis Common Stock as well as outstanding in-the-money stock options, as adjusted, and warrants. As of July 27, 2007, the newly issued shares to KPN would represent approximately 54% of the combined pro forma diluted weighted average shares as shown below. Due to the antidilutive effects of certain options and warrants, the combined pro forma diluted weighted average shares shown below do not include all shares used in the calculation of shares to be issued to KPN.

  The incremental iBasis diluted weighted average shares in the combined pro forma diluted weighted average shares shown below reflect the impact of dilutive options and warrants of iBasis that were previously antidilutive because iBasis incurred a net loss for the period whereas the combined pro forma results of operations reflect net income for the period.

(In thousands)
Combined Pro Forma Basic Weighted Average Shares:
iBasis weighted average shares	33,218
Assumed shares issued to KPN	40,034

Total	73,252

Combined Pro Forma Diluted Weighted Average Shares:
iBasis weighted average shares	33,218
Incremental iBasis diluted weighted average shares	1,289
Assumed shares issued to KPN	40,034

Total	74,541

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006

        The unaudited pro forma condensed combined statement of operations includes the historical statements of operations of KPN GCS and iBasis as though the Transactions had occurred on January 1, 2006. See "Supplementary Financial Information—Overview". The historical combined statement of operations of KPN GCS has been translated from euros to U.S. dollars based on the average exchange rate for the period of 1.2657 U.S. dollar to the euro.

  (1)
  Reflects adjustment to net revenue from related parties based on the Service Agreement for International Direct Dial Services and ISDN Services between KPN GCS and KPN that has been executed and is part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The Framework Services Agreement establishes, among other things, the per minute rate for revenue from Royal KPN. The adjustment to revenue from related parties was calculated by applying the new negotiated prices per minute to the actual number of minutes for the period of January 1, 2006 to June 18, 2006. The new prices under this Service Agreement commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

  (2)
  Reflects adjustment to cost of revenue—purchased from related parties based on the Service Agreements for Transmission Path Services, National Transmission Backbone, and Support and Maintenance for Technical Infrastructure between KPN GCS and KPN that have been executed and are part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The adjustment reflects the effect of the new negotiated prices on the cost of revenue—purchased from related parties as if these prices had been in effect for the period of January 1, 2006 to June 18, 2006. The new prices under these Service Agreements commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

  (3)
  Reflects increase to stock-based compensation expense due to the difference between the value of unvested iBasis stock options at July 27, 2007 and the fair value at grant date which is amortized over the remaining vesting period and recorded in the historical consolidated statement of operations.

  (4)
  Reflects adjustment to selling, general and administrative expenses based on the Service Agreements for Management Fee for Shared Services and IT Systems Support and Maintenance between KPN GCS and KPN that have been executed and is part of the Framework Services Agreement between the two parties as required at the Closing of the Transactions. The adjustment reflects the effect of the new negotiated prices on selling, general and administrative expenses as if these prices had been in effect for the period of January 1, 2006 to June 18, 2006. The new prices under these Service Agreements commenced on June 19, 2006, in contemplation of the Closing of the Transactions.

  (5)
  Reflects elimination of KPN GCS pension and early retirement obligation expense as these obligations will not be assumed by the combined entity upon the Closing of the Transactions.

  (6)
  Reflects adjustment to depreciation expense as a result of allocating a portion of the preliminary purchase price to the property and equipment of iBasis based on straight-line depreciation over an expected useful life of three years.

  (7)
  Reflects increase to amortization expense as a result of allocating a portion of the preliminary purchase price to intangible assets of iBasis, including trademarks and trade names, customer relationships, acquired technology and termination partner relationships. Trademarks and trade names are expected to be amortized over a fifteen-year period. Customer relationships are expected to be amortized over a period of between five and ten years. Acquired technology is expected to be amortized over a five-year period. Termination partner relationships are expected to be amortized over a five-year period. These intangible assets will be amortized using a method that reflects the pattern in which the economic benefits are consumed. For the purposes of these pro forma financial statements, amortization has been computed on a straight-line basis over the expected useful life of the intangible assets.

Identified Intangible Assets	(In thousands) Fair Value	Amortization
Trademarks and trade names	$21,600	$1,440
Customer relationships	29,400	4,020
Technology	32,300	6,460
Termination partner relationships	8,400	1,680

Total	$91,700	$13,600

  (8)
  Reflects removal of transaction costs of iBasis expensed prior to Closing of the Transactions.

  (9)
  The future tax strategy of the combined company has not yet been determined. Consequently, it is not currently known under which tax jurisdictions future taxable income or losses of the combined company will be subject to tax. As a result of this and the historical tax net operating losses of iBasis, the pro forma adjustments related to KPN GCS' have been tax effected at the statutory tax rate of 29.6% in The Netherlands (which approximates the effective tax rate) and no tax benefit has been recognized on the pro forma adjustments related to iBasis.

  (10)
  Pro forma weighted average shares was computed by taking the historical weighted average shares of iBasis and adding the number of assumed newly-issued shares to KPN upon closing of the Transaction. The assumed newly-issued shares to KPN was calculated to represent 51% of the combined pro forma shares including all issued and outstanding shares of iBasis Common Stock as well as outstanding in-the-money stock options, as adjusted, and warrants. As of July 27, 2007, the newly issued shares to KPN would represent approximately 54% of the combined pro forma diluted weighted average shares as shown below. Due to the antidilutive effects of certain options and warrants, the combined pro forma diluted weighted average shares shown below do not include all shares used in the calculation of shares to be issued to KPN.

  The incremental iBasis diluted weighted average shares in the combined pro forma diluted weighted average shares shown below reflect the impact of dilutive options and warrants of iBasis that were previously antidilutive because iBasis incurred a net loss for the period whereas the combined pro forma results of operations reflect net income for the period.

(in thousands)
Combined Pro Forma Basic Weighted Average Shares:
iBasis weighted average shares	33,198
Assumed shares issued to KPN	40,034

Total	73,232

Combined Pro Forma Diluted Weighted Average Shares:
iBasis weighted average shares	33,198
Incremental iBasis diluted weighted average shares	1,289

Assumed shares issued to KPN	40,034

Total	74,521

SELECTED FINANCIAL DATA

iBasis

        The following selected financial data are only a summary and should be read in conjunction with iBasis' financial statements and related notes included in iBasis' annual reports and other financial information included in iBasis' filings with the SEC. The following selected financial data for each of the three years in the period ended December 31, 2006 is derived from our consolidated financial statements, which financial statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 have been audited by Deloitte & Touche LLP, independent registered public accounting firm. The selected consolidated financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 has been derived from iBasis' unaudited condensed consolidated financial statements, and include, in the opinion of iBasis' management, all adjustments, consisting of normal recurring adjustments, which iBasis considers necessary to present fairly the results of operations and financial position of such periods.

        On May 2, 2006, iBasis affected a one-for-three reverse stock split of its issued and outstanding shares of Common Stock. All share and per share amounts in the selected consolidated financial data have been adjusted to reflect the reverse stock split. On June 12, 2007, iBasis restated its consolidated financial statements as of December 31, 2005 and for each of the years ended December 31, 2005 and 2004, and quarterly data for 2005 and the first two quarters of 2006 in the Annual Report on Form 10-K for the year ended December 31, 2006. The iBasis selected financial data and other financial information set forth herein has been adjusted to reflect the restatement as described in the Annual Report on Form 10-K for the year ended December 31, 2006.

iBASIS SELECTED HISTORICAL FINANCIAL DATA
(In thousands, except per share amounts)

	Year Ended December 31,					Three Months Ended March 31,
	2002(1)	2003(1)	2004(2)	2005(2)	2006	2006(3)	2007
Consolidated Statements of Operations Data:
Net revenue	$164,942	$178,159	$263,678	$385,485	$511,083	$110,779	$145,771
Cost and operating expenses:
Data communications and telecommunications (excluding depreciation and amortization)	142,628	153,040	225,169	336,152	447,697	96,462	130,439
Research and development	19,558	13,782	14,013	12,568	13,498	3,248	3,732
Selling and marketing	12,499	8,007	9,351	11,712	16,347	3,595	4,514
General and administrative and other	25,901	8,224	13,162	15,543	25,062	4,472	6,786
Depreciation and amortization	31,904	20,421	10,437	6,507	7,055	1,548	1,965
Write-off of leasehold improvements	—	—	—	—	1,047	—	—
Restructuring costs	5,536	—	165	218	1,272	72	120
Loss on sale of messaging business	2,066	—	—	—	—	—	—
Merger related expenses	—	—	—	—	2,996	—	—

Total cost and operating expenses	240,092	203,474	272,297	382,700	514,974	109,397	147,556

Income (loss) from operations	(75,150)	(25,315)	(8,619)	2,785	(3,891)	1,382	(1,785)
Interest income (expense), net	(10,318)	(3,806)	(4,031)	(1,492)	1,550	318	465
Gain on bond repurchases	25,790	16,615	—	—	—	—	—
Other expense, net	(330)	(180)	(184)	(324)	(188)	(47)	(188)
Loss on long-term non-marketable security	—	—	(5,000)	—	—	—	—
Foreign exchange (loss) gain	201	509	339	(939)	372	(17)	(80)
Debt conversion premium and transaction costs	—	—	—	(1,975)	—	—	—
Debt refinancing and transaction costs	—	—	(2,640)	—	—	—	—

Income (loss) before taxes from continuing operations	(59,807)	(12,177)	(20,135)	(1,945)	(2,157)	1,636	(1,588)
Income tax expense	(52)	(157)	(50)	(93)	(37)	(11)	(14)

Income (loss) from continuing operations	(59,859)	(12,334)	(20,185)	(2,038)	(2,194)	1,625	(1,602)
Income from discontinued operations	(65,222)	1,251	1,861	—	—	—	—

Net income (loss)	$(125,081)	$(11,083)	$(18,324)	$(2,038)	$(2,194)	$1,625	$(1,602)

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations	$(3.98)	$(0.83)	$(1.20)	$(0.08)	$(0.07)	$0.05	$(0.05)
Income from discontinued operations	(4.33)	0.08	0.11	—	—	—	—

Basic and diluted net income (loss) per share	$(8.31)	$(0.75)	$(1.09)	$(0.08)	$(0.07)	$0.05	$(0.05)

Weighted average common shares outstanding:
Basic	15,055	14,899	16,838	26,745	33,198	33,257	33,218
Diluted	15,055	14,899	16,838	26,745	33,198	34,335	33,218
	December 31,
						March 31, 2007
	2002(1)	2003(1)	2004(2)	2005(2)	2006
Consolidated Balance Sheet Data:
Cash, cash equivalents, and short-term investments	$32,317	$17,270	$38,825	$44,414	$54,071	$54,175
Working capital	21,784	2,914	30,230	30,795	25,285	23,245
Total assets	98,658	67,315	87,310	106,151	137,664	141,467
Long term debt, net of current portion	93,590	65,829	65,933	2,216	755	472
Total shareholders' equity (deficit)	(33,960)	(42,681)	(24,751)	39,403	37,381	35,803

(1)
As restated. The restated amounts for these periods are unaudited.

(2)
As restated. See Note 3 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)
As restated. See Note 2 to the Notes to Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

KPN Global Carrier Services Selected Financial Data

        The following selected financial data are only a summary and should be read in conjunction with KPN Global Carrier Services' audited and unaudited combined financial statements and related notes included elsewhere in this proxy statement and the information under "KPN Global Carrier Services Operating and Financial Review and Prospects". The combined statement of operations data for each of the three years ended December 31, 2006, 2005 and 2004 and the combined balance sheet data as of December 31, 2006 and 2005, which have been prepared in accordance with US GAAP, are derived from the combined financial statements audited by PricewaterhouseCoopers Accountants N.V., independent registered public accountants. The selected historical combined statement of operations data for the year ended December 31, 2003 and the three months ended March 31, 2007 and 2006 and the combined balance sheet data as of March 31, 2007 have been derived from KPN GCS' unaudited combined financial statements. This data as of March 31, 2007 and for the year ended December 31, 2003 and the three months ended March 31, 2007 and 2006 is unaudited. However, in the opinion of KPN GCS, the annual and interim data includes all normal recurring adjustments necessary for a fair statement of results in these periods. The combined financial statements of KPN GCS, included elsewhere in this proxy statement, have been prepared and presented in euros.

        From inception, KPN GCS has operated within the KPN infrastructure. As a consequence, KPN GCS has not operated as a stand-alone business. The KPN GCS combined financial statements included elsewhere in this proxy statement were derived from the accounting records of KPN using the historical bases of assets and liabilities. KPN GCS believes the assumptions underlying the KPN GCS combined financial statements are reasonable. However, the KPN GCS combined financial statements included elsewhere in this proxy statement may not necessarily be representative of amounts that would have been reflected in such combined financial statements had KPN GCS operated independently of KPN. For example, KPN GCS benefits from certain related party revenue and purchase agreements with KPN that include sale prices per minute and costs per minute that are not necessarily representative of the amounts that would have been reflected in the financial statements had KPN GCS operated independently of KPN.

KPN GLOBAL CARRIER SERVICES SELECTED FINANCIAL DATA
(Amounts in thousands of euros)

	Year Ended December 31,				Three Months Ended March 31,
	2003(1)	2004	2005	2006	2006(2)	2007(2)
Combined Statements of Operations Data:
Net revenue from external parties	376,843	399,388	435,947	478,021	118,847	103,055
Net revenue from related parties	196,832	173,553	201,211	165,251	44,053	32,171

Total revenue	573,675	572,941	637,158	643,272	162,900	135,226
Cost and operating expenses:
Cost of revenue—purchased from external parties	402,485	381,322	429,884	453,477	110,429	101,914
Cost of revenue—purchased from related parties	87,498	129,305	120,985	113,172	30,136	22,726
Selling, general and administrative	13,569	14,881	27,797	23,554	5,970	2,865
Depreciation and amortization	11,559	10,951	9,206	4,498	1,287	902

Total cost and operating expenses	515,111	536,459	587,872	594,701	147,822	128,407
Income from operations	58,564	36,482	49,286	48,571	15,078	6,819
Interest income (expense), net	(33)	(81)	(86)	187	(11)	(95)
Realized and unrealized gains (losses) on foreign currency contracts	(826)	(3,439)	(1,246)	(1,058)	735	29

Income before income taxes	57,705	32,962	47,954	47,700	15,802	6,753
Income tax expense	(20,034)	(10,856)	(15,200)	(14,130)	(4,711)	(1,737)

Net income	37,671	22,106	32,754	33,570	11,091	5,016

	December 31,
			March 31, 2007
	2005	2006
Combined Balance Sheet Data:
Cash and cash equivalents	17,421	16,979	8,304
Working capital	(3,068)	9,824	15,657
Total assets	189,156	176,731	173,473
Long term debt, net of current portion	—	—	—
Invested equity	6,508	18,166	23,146

(1)
The amounts for this period are unaudited.

(2)
This interim data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 is unaudited. However, in the opinion of KPN GCS, the interim data includes all normal recurring adjustments necessary for a fair statement of results in these interim periods.

SUPPLEMENTARY FINANCIAL INFORMATION

Operating and Financial Review and Prospects

        The following operating and financial review and prospects relates to (i) the unaudited combined interim financial statements of KPN GCS as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 prepared in accordance with US GAAP and (ii) the audited combined financial statements of KPN GCS as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 prepared in accordance with US GAAP, all of which are included elsewhere in this proxy statement. This discussion should be read together with the KPN GCS combined financial statements and related notes included elsewhere in this proxy statement.

        This discussion includes forward-looking statements which, although based on assumptions KPN GCS considers reasonable, are subject to risks and uncertainties which could cause actual events or conditions to differ materially from those expressed or implied herein. All statements other than statements of historical fact included in this discussion including, without limitation, statements regarding KPN GCS' future financial position, risks and uncertainties related to KPN GCS' business, capital expenditures, projected costs and plans and objectives for future operations may be deemed forward-looking statements.

        KPN GCS is an integrated part of the Wholesale & Operations Segment of Royal KPN N.V. ("KPN" or "Parent") that provides termination of international voice traffic originating outside and inside The Netherlands to any place in the world. The main services provided by KPN GCS include: international wholesale voice services, international premium voice services and international direct dialing, certain transit services, international free phone services, solutions for mobile operators and solutions for internet service providers. KPN GCS operates worldwide through primary sales/distribution channels located in The Hague, New York, Miami, Hong Kong, Rio de Janeiro, Cape Town, Istanbul and Singapore.

        KPN GCS' management focuses on revenue and margin when evaluating financial performance and is continuously searching for revenue and margin opportunities by introducing new products, improving the internal buy and sales processes and analyzing market trends. Transporting international minutes has become a commodity market so KPN GCS is trying to differentiate its position by focusing on quality, providing new Value Adding Services to the mobile segment such as Roaming Integrator Services and developing other new products for both the fixed and mobile segments based upon IP-technology.

        Through March 31, 2006, KPN's international wholesale voice activities were carried out within the following wholly-owned subsidiaries of KPN: KPN B.V., KPN Eurovoice B.V., KPN Eurovoice Holding B.V., KPN Wholesale Voice Services Hong Kong Ltd, KPN Eurovoice Singapore Pte Ltd and KPN International Network Services Inc. ("INS Inc.").

        Effective April 1, 2006, KPN Global Carrier Services B.V. ("KPN GCS B.V.") was incorporated. This new entity, created through a legal demerger, holds the international wholesale voice activities that were previously included in KPN. Furthermore, on December 5, 2006, KPN GCS B.V. merged with KPN Eurovoice Holding B.V. and KPN Eurovoice B.V. KPN GCS B.V. is the owner of 100% of KPN Wholesale Voice Services Hong Kong Ltd and KPN Eurovoice Singapore Pte Ltd. With the exception of the activities of INS Inc., all international wholesale voice activities carried out by KPN are included in either KPN GCS B.V. or a wholly-owned subsidiary of KPN GCS B.V.

        From inception, KPN GCS has operated within the KPN infrastructure. As a consequence, KPN GCS has not operated as a stand-alone business. The KPN GCS combined financial statements included elsewhere in this proxy statement were derived from the accounting records of KPN using the historical bases of assets and liabilities. KPN GCS believes the assumptions underlying the KPN GCS combined financial statements are reasonable. However, the KPN GCS combined financial statements included elsewhere in this proxy statement may not necessarily be representative of amounts that would have been reflected in such combined financial statements had KPN GCS operated independently of KPN.

        KPN GCS benefits from certain related party revenue and purchase agreements with KPN that include sales prices per minute and costs per minute. KPN GCS also relies on KPN for a substantial part of its operational and administrative support, for which it is allocated costs primarily consisting of selling, general and administrative expenses, such as costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs. For further discussion of the related party transactions with KPN, please see "Note 14—Related Party Transactions" in the KPN GCS combined financial statements included elsewhere in this proxy statement.

        Service Level Agreements ("SLAs") for the sale and purchase of traffic to and from KPN are made annually and reviewed periodically. The agreements are based on internal pricing policies and relevant regulatory requirements. In April 2005, the internal pricing model was adjusted as a result of organizational changes, resulting in a 16% increase from 2004 to 2005 in our revenue from internal parties. The internal pricing policies are not necessarily indicative of the prices we would have paid or received had we been a stand alone company.

        In 2006, KPN GCS B.V. entered into new SLAs with KPN and its subsidiaries which became effective on June 19, 2006. Under these agreements, revenues earned and costs incurred from KPN changed to reflect market prices and this resulted in an 18% decrease of internal revenues from 2005 to 2006 primarily due to the reduction in sales price for the termination of international voice traffic coming from the retail organization of KPN. Costs also decreased from 2005 to 2006 by 6% primarily as a result of lower prices for National and International transmission and Corporate Services under the new SLA.

        In connection with the Transaction, KPN GCS entered into a Framework Services Agreement on June 19, 2006 with KPN, which replaced the revenue and purchase agreements and operational and administrative support arrangements described above. KPN GCS' net revenue, cost of revenue, gross profit margin, selling, general and administrative expenses and income tax expense decreased under the Framework Services Agreement. The unaudited pro forma condensed combined financial statements of iBasis and KPN GCS for the three months ended March 31, 2007 and for the year ended December 31, 2006, include adjustments to give effect to the new arrangements.

Critical Accounting Policies and Estimates

        The discussion and analysis of the KPN GCS financial condition and results of operations are based upon the KPN GCS combined financial statements. The preparation of these financial statements and related disclosures in conformity with US GAAP requires KPN GCS to (i) make judgments, assumptions and estimates that affect the reported amounts of assets, liabilities, revenue and expenses and (ii) disclose contingent assets and liabilities. A critical accounting estimate is an assumption about highly uncertain matters that could have a material effect on the KPN GCS combined financial statements if another, also reasonable, amount were used or a change in the estimate is reasonably likely from period to period. KPN GCS bases its accounting estimates on historical experience and other factors that it considers reasonable under the circumstances. However, actual results may differ from these estimates. To the extent there are material differences between the estimates and the actual results, KPN GCS' future financial condition and results of operations will be affected. The following is a summary of the KPN GCS critical accounting policies and estimates.

        Revenue Recognition.    For the KPN GCS trading business, revenue is derived from the sale of international minutes of calling time. KPN GCS recognizes revenue in the period the service is provided, net of estimates for incentive rebates and other allowances. These estimates are based upon contracted terms, historical experience and information currently available to management with respect to business and economic trends. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known. In cases where KPN GCS has to estimate the monthly revenues related to the traffic terminated in that month, KPN GCS records a receivable that is based upon internal traffic reporting which will then be billed and collected in the subsequent months.

        Allowance for Doubtful Accounts.    KPN GCS performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current credit worthiness, as determined by KPN GCS' monthly review of their current credit information. KPN GCS continuously monitors collections and payments from its customers and records a provision for estimated credit losses based upon its historical experience and any specific customer collection issues that KPN GCS has identified. Management believes that the allowance for doubtful accounts is adequate to cover estimated losses in customer accounts receivable balances under current conditions. However, changes to the allowance for doubtful accounts may be necessary in the event that the financial condition of our customers improves or deteriorates. In addition, changes may be necessary if we adjust our credit standards for new customers or change our collection practices. Either of these situations may result in write-off patterns that differ from our experience.

        Impairment of Long Lived Assets.    KPN GCS' long lived assets consist primarily of equipment, which are carried at historical cost. In situations where there are specific impairment indicators, the value of these assets are subject to impairment if the carrying value of these assets are not deemed recoverable. The determination of recoverable amounts and fair values are typically based on undiscounted and discounted cash flow methodologies, respectively, that incorporate reasonable KPN GCS-specific and market assumptions. The identification of impairment indicators, the estimation of future cash flows and the determination of fair values require management to make significant judgments concerning the identification and validation of impairment indicators, expected cash flows and discount rates. The use of different estimates or assumptions in the undiscounted or discounted cash flow models (e.g. growth rates, estimates of terminal values, etc.) could have a significant impact on the amount of any impairment. In addition, if expected demand for KPN GCS' products were to decrease, KPN GCS' revenue and cash flows may not develop in accordance with its business plan, which may lead to an impairment of its long-lived assets. Any future impairment would not impact cash flows but would result in a charge to KPN GCS' statement of operations.

        For more detail on the estimates and accounting policies relating to the results of operations of KPN GCS, see the notes to the combined financial statements of KPN GCS included elsewhere in this proxy statement.

        The following table shows the financial information of KPN GCS as of March 31, 2007, and for the three months ended March 31, 2007 and 2006:

Combined Statements of Operations Data

	For the three months ended March 31,
€ in thousands
	2007	2006
Net revenue from external parties	103,055	118,847
Net revenue from related parties	32,171	44,053

Total revenue	135,226	162,900
Cost and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	101,914	110,429
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	22,726	30,136
Selling, general and administrative	2,865	5,970
Depreciation and amortization	902	1,287

Total costs and operating expenses	128,407	147,822
Income from operations	6,819	15,078
Interest income	126	14
Interest expense	(221)	(25)
Foreign exchange gain	29	735

Income before income taxes	6,753	15,802
Income tax expense	(1,737)	(4,711)

Net income	5,016	11,091

Combined Balance Sheet Data

As of March 31, 2007
Cash and cash equivalents	8,304
Working capital	15,657
Total assets	173,473
Long term liabilities	712
Total invested equity	23,146

        The following table shows the financial information of KPN GCS as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004:

Combined Statements of Operations Data

	For the year ended December 31,
€ in thousands
	2006	2005	2004
Net revenue from external parties	478,021	435,947	399,388
Net revenue from related parties	165,251	201,211	173,553

Total revenue	643,272	637,158	572,941
Costs and operating expenses:
Cost of revenue—purchased from external parties	453,477	429,884	381,322
Cost of revenue—purchased from related parties	113,172	120,985	129,305
Selling, general and administrative	23,554	27,797	14,881
Depreciation and amortization	4,498	9,206	10,951

Total costs and operating expenses	594,701	587,872	536,459
Income from operations	48,571	49,286	36,482
Interest income	212	76	70
Interest expense	(25)	(162)	(151)
Foreign exchange loss	(1,058)	(1,246)	(3,439)

Income before income taxes	47,700	47,954	32,962
Income tax expense	(14,130)	(15,200)	(10,856)

Net income	33,570	32,754	22,106

Combined Balance Sheet Data

	As of December 31,
	2006	2005
Cash and cash equivalents	16,979	17,421
Working capital	9,824	(3,068)
Total assets	176,731	189,156
Long term liabilities	728	1,315
Total invested equity	18,166	6,508

Results of Operations

Three Months Ended March 31, 2007 compared to Three Months Ended March 31, 2006

        Total revenue—KPN GCS' primary source of revenue is the fees that it charges its customers for terminating voice, fax and roaming calls. KPN GCS charges its customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognizes this revenue in the period in which the call is terminated. KPN GCS' average revenue per minute ("ARPM") is based upon its total revenue divided by the number of minutes of traffic over its network for the applicable period. ARPM is a key telecommunications industry performance measure. KPN GCS believes this measure is useful in understanding its financial performance, as well as industry trends.

  •
  KPN GCS' total revenue decreased by €27.7 million, or 17.0%, from €162.9 million for the three months ended March 31, 2006 to €135.2 million for the three months ended March 31, 2007. The decrease was primarily due to the following:

  •
  Traffic carried over our network remained stable for the three months ended March 31, 2007 compared to the three months ended March 31, 2006 (approximately 2.2 billion minutes) due to increased competition and management's decision to focus on premium high quality traffic which yields a higher margin.

  •
  ARPM decreased from 7.44 eurocent per minute to 6.26 eurocent per minute. ARPM decreased both for external traffic and related party traffic as a result of lower prices due to increased competition and the new SLA which became effective June 19, 2006, respectively.

  •
  As a combined result, KPN GCS was not able to maintain its revenue growth during the three months ended March 31, 2007.

        Net revenue and ARPM can be specified as follows:

	Three months ended March 31,
	2007	2006	Change %
	(€ in millions)
Net revenue from external parties	103.0	118.8	(13.3)
Net revenue from related parties	32.2	44.1	(27.0)

Total revenue	135.2	162.9	(17.0)
Total minutes of traffic	2.161 billion	2.189 billion	(1.3)
ARPM (in eurocent per minute)	6.26	7.44	(15.9)
  •
  Net revenue from external parties decreased by 13.3% from €118.8 million for the three months ended March 31, 2006 to €103.0 million for the three months ended March 31, 2007. The decrease was primarily due to the following:

  •
  3.7% decrease in traffic volumes

  •
  The decrease in volumes during the first quarter of 2007 was due to KPN GCS' increased focus on maximizing the margin of the transported traffic streams which resulted in the loss of revenue coming from low margin traffic streams.

  •
  In addition in 2006 a short term business opportunity existed to terminate high volume and low margin traffic originating in Germany at E-Plus. This short term business opportunity that existed during the three months ended March 31, 2006 was not viable during the three months ended March 31, 2007 and therefore this had a negative impact on our traffic volume during this period.

  •
  9.4% decrease in ARPM due to:

  •
  Lower rates as a result of intense competition during the quarter due to some major competitors lowering prices and selling below cost.

  •
  Increased regulation of markets in Asia and Africa as well as a decrease in mobile termination rates imposed by local regulators in many countries.

  •
  Shift from traditional Public Switched Telephone Network ("PSTN") subscriptions, which yield higher revenue per minute to VOIP subscriptions, which yield lower revenue per minute.

        As a combined result KPN GCS was not able to maintain the top line revenue growth from external parties in the same way as in 2006.

  •
  Net revenue from related parties decreased by 27% from €44.1 million for the three months ended March 31, 2006 to €32.2 million for the three months ended March 31, 2007. The decrease was primarily due to the following:

  •
  34% decrease in ARPM

  •
  Due to the new SLA between KPN and KPN GCS (see discussion earlier), which reduced the price per minute that could be charged on traffic from related parties and more than offset the increase in related party traffic that occurred during the three months ended March 31, 2007.

  •
  10% increase in volume of related party traffic, as traffic relating to Wireless Services from KPN grew particularly due to the successful retail growth of E-Plus in Germany, which more than offset the decrease in traffic from KPN's Wireline Services

  •
  Wireline Services traffic decreased primarily due to the roll out of KPN's VOIP strategy, which resulted in a major shift from traditional PSTN subscriptions into VOIP subscriptions.

        Cost of revenue—Cost of revenue primarily consists of termination and circuit costs. Termination costs are negotiated with and paid to local service providers to terminate voice, fax and roaming calls from the network.

        Cost of revenue can be specified as follows:

	Three months ended March 31,
	2007	2006	Change %
	(€ in millions)
Cost of revenue—purchased from external parties	101.9	110.4	(7.7)
Cost of revenue—purchased from related parties	22.7	30.1	(24.6)

Total cost of revenue	124.6	140.5	(11.3)

        Total cost of revenue decreased by 11.3% from €140.5 million for the three months ended March 31, 2006 to €124.6 million for the three months ended March 31, 2007. The main driver of the decrease in total cost of revenue was the lower average termination cost per minute as a result of market pressure and regulation as well as the lower cost for services acquired by KPN through the SLAs.

        Cost of revenue purchased from external parties decreased by 7.7% from €110.4 million for the three months ended March 31, 2006 to €101.9 million for the three months ended March 31, 2007. The decrease is due to the combined effect of lower termination costs for both mobile and fixed traffic streams.

        Cost of revenue purchased from related parties decreased by 24.6% from €30.1 million for the three months ended March 31, 2006 to €22.7 million for the three months ended March 31, 2007, primarily due to the closing down of the national interconnect with E-Plus. In addition, the cost for services acquired from KPN by KPN GCS decreased as a result of the revised SLA becoming effective January 1, 2007.

        Selling, general and administrative expenses—KPN GCS' selling, general and administrative expenses decreased by 51.7% from €6.0 million for the three months ended March 31, 2006 to €2.9 million for the three months ended March 31, 2007. This decrease is mainly caused by lower charges for Corporate and divisional services by KPN as a result of from the revised SLA becoming effective January 1, 2007.

        Depreciation and amortization—Depreciation and amortization decreased from €1.3 million for the three months ended March 31, 2006 to €0.9 million for the three months ended March 31, 2007 as a result of lower asset base due to retirements that occurred during 2006.

        Interest income—Interest income increased from €14 thousand for the three months ended March 31, 2006 to €126 thousand for the three months ended March 31, 2007. The increase is due to the fact that from April 1, 2006, KPN CGS B.V. entered into a financial current account with KPN, which is utilized as a clearing account to settle intercompany balances and bears interest at a rate of 2%.

        Interest expense—Interest expense increased from €25 thousand for the three months ended March 31, 2006 to €221 thousand for the three months ended March 31, 2007. Following the legal de-merger on April 1, 2006, KPN GCS B.V. files a separate tax return. Accordingly, the increase in interest expense is primarily a result of interest being accrued on taxes still to be paid over fiscal year 2006.

        Foreign exchange gain—Foreign exchange gains on foreign currency contracts decreased to €29 for the three months ended March 31, 2007, from a gain of €735 thousand for the three months ended March 31, 2006. The change in the foreign exchange gain was primarily due to less volatile US dollar versus euro currency developments in the three months ended March 31, 2007 as compared to the three months ended March 31, 2006.

        Income tax expense—For the three months ended March 31, 2007, income tax expense was €1.7 million compared to €4.7 million for the three months ended March 31, 2006, the effective tax rate being 25.7% during the first quarter of 2007, compared to 29.8% in the first quarter of 2006, which does not materially differ from Dutch statutory tax rate within these years.

Year-Over-Year Comparisons

Year Ended December 31, 2006 compared to Year Ended December 31, 2005

        Total revenue—KPN GCS' primary source of revenue is the fees that it charges its customers for terminating voice, fax and roaming calls. KPN GCS charges its customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognizes this revenue in the period in which the call is terminated. KPN GCS' ARPM is based upon its total revenue divided by the number of minutes of traffic over its network for the applicable period. ARPM is a key telecommunications industry measure. KPN GCS believes this measure is useful in understanding its financial performance, as well as industry trends.

        In 2005, KPN GCS implemented its twofold strategy to increase market share in the international voice market. In conjunction with this strategy KPN GCS opened new sales offices in emerging markets such as Africa, Asia and the Middle East and was therefore able to obtain new wholesale customers and suppliers. This strategy is called the "Regional Approach". In addition KPN GCS also developed a new product portfolio for the mobile market, called the "Mobile Matrix", which consists of a comprehensive set of value added services such as SMS-interworking, MMS-interworking and 3G Video gateway.

        KPN GCS' total revenue increased by €6.1 million, or 1.0%, from €637.2 million in 2005 to €643.3 million. Traffic carried over its network increased by 13.8% from approximately 7.9 billion minutes in 2005 to approximately 9.0 billion minutes in 2006 as a result of continued worldwide growth of KPN GCS' market share in the international voice market. The increase in traffic was offset by a decrease in KPN GCS' average price per minute of 11.2% from 8.03 cents in 2005 to 7.13 cents in 2006. The decrease was mainly the result of a decrease in mobile termination rates imposed by local regulators in many countries, partially offset by a proportionately higher mix of higher priced mobile terminating minutes compared to lower priced fixed terminating minutes, and also the termination of minutes in exotic destinations where regulated tariffs are not yet effective.

        Net revenue and ARPM can be specified as follows:

	2006	2005	Change %
	(€ in millions)
Net revenue from external parties	478.0	436.0	9.6
Net revenue from related parties	165.3	201.2	(17.8)

Total revenue	643.3	637.2	1.0
Total minutes of traffic	9.026 billion	7.931 billion	13.8
ARPM (in eurocent per minute)	7.13	8.03	(11.2)

        Net revenue from external parties increased by 9.7% from €436.0 million in 2005 to €478.0 million in 2006. In 2006, KPN GCS continued the Regional Approach strategy we implemented in 2005, and also established additional direct interconnection with mobile networks in Europe which created a competitive advantage as it eliminated KPN GCS' use of third party operators for call termination. In addition, we also expanded our sales force to increase the focus on our main markets in the USA and Western Europe. As a result of these efforts, KPN GCS terminated more minutes at mobile networks during 2006, which is higher priced traffic, and less at fixed networks. The increase of mobile volume more than offset the decrease in mobile termination rates imposed by local regulators in many countries. Due to this strategy, KPN GCS was able to maintain its top line revenue growth from external parties.

        Net revenue from related parties decreased by 17.9% from €201.2 million in 2005 to €165.3 million in 2006. The decrease of net revenue from related parties in 2006 compared to 2005 was caused by a change of the SLAs with KPN (regarding the KPN fixed retail traffic) partly offset by substantial growth of the mobile traffic coming from internal mobile operators. In 2005, the market share of traffic coming from the KPN Mobile Group (KPN Mobile, E-Plus and BASE) increased significantly due to the internal decision of routing nearly all international calls through KPN GCS.

        The decrease of the ARPM from 8.03 eurocent per minute to 7.13 eurocent per minute was mainly the result of very competitive rates in the market and increased regulation of markets.

        Cost of revenue—Cost of revenue primarily consists of termination and circuit costs. Termination costs are negotiated with and paid to local service providers to terminate voice, fax and roaming calls from the network.

        Cost of revenue can be specified as follows:

	2006	2005	Change %
	(€ in millions)
Cost of revenue—purchased from external parties	453.5	429.9	5.5
Cost of revenue—purchased from related parties	113.2	121.0	(6.4)

Total cost of revenue	566.7	550.9	2.9

        The total increase of cost of revenue was primarily driven by growth in KPN GCS' external revenue.Total cost of revenue increased by 2.9% from €550.9 million in 2005 to €566.7 million in 2006. The main driver of the increase in total cost of revenue was the increase in mobile volume due to KPN GCS' increased market share in premium mobile minutes and overall mobile market growth, partially offset by lower mobile termination rates imposed by local regulators in many countries.

        The cost of revenue—purchased from external parties increased by 5.5% from €429.9 million in 2005 to €453.5 million in 2006, primarily due to a 15.5% increase in volume (both fixed and mobile)

from external parties and the termination of relatively more mobile minutes which have higher associated costs.

        The cost of revenue—purchased from related parties decreased by 6.4% from €121.0 million in 2005 to €113.2 million in 2006, The decrease in cost of revenue—purchased from related parties was mainly caused by lower mobile termination rates imposed by local regulators in The Netherlands and Germany as well as a SLA adjustment in 2006 which lowered prices for National and International transmission.

        Selling, general and administrative expenses—KPN GCS' selling, general and administrative expenses decreased by 15.1% from €27.8 million in 2005 to €23.6 million in 2006. The decrease was mainly the result of the new SLAs becoming effective from June 19, 2006. Selling, general and administrative expenses include salary, payroll taxes, charges for general corporate functions, including executive management, finance and administration, legal and regulatory, facilities, information technology and human resources.

        Depreciation and amortization—Depreciation and amortization decreased from €9.2 million in 2005 to €4.5 million in 2006 as a result of a lower asset base due to retirements that occurred during 2006.

        Interest income—Interest income in 2006 (€212 thousand) increased compared to 2005 (€76 thousand).The increase is due to the fact that from April 1, 2006, KPN CGS B.V. entered into a financial current account with KPN, which is utilized as a clearing account to settle inter company balances and bears interest at a rate of 2%.

        Interest expense—Interest expense decreased from €162 thousand in 2005 to €25 thousand in 2006. The decrease is mainly caused by payment of the last installment of a Note payable in early 2006 which yielded interest at LIBOR plus 5%.

        Foreign exchange loss—Foreign exchange loss on foreign currency contracts decreased from a loss of €1.2 million in 2005 to €1.1 million in 2006. The realized loss was primarily due to the currency developments (US dollar versus euro) during the period.

        Income tax expense—The 2006 income tax expense amounted to €14.1 million compared to €15.2 million in 2005, the effective tax rate being 29.6% in 2006 compared to 31.6% in 2005, which does not materially differ from Dutch statutory tax rate for such years.

Year Ended December 31, 2005 compared to Year Ended December 31, 2004

        Total revenue—KPN GCS' primary source of revenue is the fees that it charges its customers for terminating voice, fax and roaming calls. KPN GCS charges its customers fees, per minute of traffic, that are dependent on the length and destination of the call and recognizes this revenue in the period in which the call is terminated. KPN GCS'ARPM is based upon its total revenue divided by the number of minutes of traffic over its network for the applicable period. ARPM is a key telecommunications industry performance measure. KPN GCS believes this measure is useful in understanding its financial performance, as well as industry trends.

        In 2005, KPN GCS implemented its twofold strategy to increase market share in the international voice market. In conjunction with this strategy KPN GCS opened new sales offices in emerging markets such as Africa, Asia and the Middle East and was therefore able to obtain new wholesale customers and suppliers. This strategy is called the "Regional Approach". In addition KPN GCS also developed a new product portfolio for the mobile market, called the "Mobile Matrix", which consists of a comprehensive set of value added services such as SMS-interworking, MMS-interworking and 3G Video gateway.

        KPN GCS' total revenue increased by €64.2 million, or 11.2%, from €573.0 million in 2004 to €637.2 million in 2005. Traffic carried over its network increased by 14.9% from approximately

6.9 billion minutes in 2004 to approximately 7.9 billion minutes in 2005 as a result of improving KPN GCS' position in the international voice market and market growth in general. The increase in traffic was partially offset by a decrease of 3.3% in KPN GCS' average price per minute from 8.30 cents to 8.03 cents. This decrease was a result of European regulators forcing a decrease in the price of mobile minutes and more countries deregulating their home markets causing a downward effect on rates.

        Net revenue and ARPM can be specified as follows:

	2005	2004	Change %
	(€ in millions)
Net revenue from external parties	436.0	399.4	9.2
Net revenue from related parties	201.2	173.6	15.9

Total revenue	637.2	573.0	11.2

Total minutes of traffic	7.931 billion	6.900 billion	14.9
ARPM (in eurocent per minute)	8.03	8.30	(3.3)

        Net revenue from external parties increased by 9.2% from €399.4 million in 2005 to €436.0 million in 2005. In 2005, KPN GCS focused more on developing new regions such as Africa, Asia and the Middle East, as well as establishing direct interconnection with mobile networks in Europe which created a competitive advantage as it eliminated KPN GCS' use of third party operators for call termination.

        Net revenue from related parties increased by 15.9% from €173.6 million in 2004 to €201.2 million in 2005. The increase of net revenue from related parties in 2005 compared to 2004 was caused by a change of the internal transfer pricing methodology within KPN (regarding the KPN fixed retail traffic) and a substantial growth of the mobile traffic coming from internal mobile operators. In 2005, the market share of traffic coming from the Wireless Services Group (KPN Mobile, E-Plus and BASE) increased significantly due to the internal decision of routing nearly all international calls through KPN GCS.

        The decrease of ARPM from 8.30 eurocent per minute to 8.03 eurocent per minute was mainly the result of very competitive rates and increased regulation of the markets.

        In April 2005, the internal pricing model was adjusted as a result of the simplification of the KPN Group structure, resulting in an increase in KPN GCS' revenue from related parties, and a decrease in cost of revenue purchased from related parties. The internal pricing policies are not necessarily indicative of the prices KPN GCS would have paid or received had it been a stand-alone company.

        Cost of revenue—Cost of revenue primarily consists of termination and circuit costs. Termination costs are negotiated with and paid to local service providers to terminate voice, fax and roaming calls from the network.

        Cost of revenue can be specified as follows:

	2005	2004	Change %
	(€ in millions)
Cost of revenue—purchased from external parties	429.9	381.3	12.7
Cost of revenue—purchased from related parties	120.9	129.3	(6.5)

Total cost of revenue	550.8	510.6	7.9

        The total increase of cost of revenue was primarily driven by growth in KPN GCS' external revenue. Total cost of revenue increased by 7.9% from €510.6 million in 2004 to €550.8 million in 2005. The main driver of the increase in total cost of revenue was the increase in mobile volume due to KPN

GCS' increased market share in premium mobile minutes partially offset by lower negotiated mobile termination rates imposed by local regulators in many countries.

        The cost of revenue—purchased from external parties increased by 12.7% from €381.3 million in 2004 to €429.9 million in 2005. The increase was driven by KPN GCS carrying more mobile traffic which is more expensive to terminate than fixed traffic.

        The cost of revenue—purchased from related parties decreased by 6.5% from €129.3 million in 2004 to €120.9 million in 2005. The decrease in cost of revenue—purchased from related parties was mainly caused by lower mobile termination rates imposed by local regulators in our home countries as well as SLA changes in 2005 that changed the internal pricing model.

        Selling, general and administrative expenses—KPN GCS' selling, general and administrative expenses increased by 86.8% from €14.9 million in 2004 to €27.8 million in 2005. The increase was mainly the result of the annually updated SLAs resulting in a revised allocation of corporate and divisional staff expense from KPN to business lines. Selling, general and administrative expenses include salary, payroll taxes, charges for general corporate functions, including executive management, finance and administration, legal and regulatory, facilities, information technology and human resources.

        Depreciation and amortization—Depreciation and amortization decreased from €11.0 million in 2004 to €9.2 million in 2005 as a result of a lower asset base.

        Foreign exchange loss—Foreign exchange loss on foreign currency contracts decreased to €1.2 million in 2005 from a loss of €3.4 million in 2004. The realized loss was primarily due the currency developments (US dollar versus euro).

        Income tax expense—The 2005 income tax expense amounted to €15.2 million compared to €10.9 million in 2004, the effective tax rate being 31.7% in 2005 compared to 32.9% in 2004, which does not materially differ from Dutch statutory tax rate for such years.

Liquidity and Capital Resources

        KPN GCS has from inception operated as an integrated part of KPN and within the KPN infrastructure. KPN uses a centralized approach to cash management and financing of its operations. Accordingly, for the three months ended March 31, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004, cash deposits were remitted to KPN on a regular basis and cash disbursements were funded from KPN cash accounts on our behalf. As a result, none of KPN's cash, cash equivalents or liabilities pertaining to bank overdrafts has been allocated to KPN GCS. Cash and cash equivalents in the combined financial statements represent amounts held in banks. Remittances to KPN, net of disbursements by KPN on our behalf, are reflected as Net distributions to KPN in the Combined Statements of Changes in Invested Equity.

        KPN GCS believes that its December 31, 2006 balance of €17.0 million in cash and cash equivalents, together with cash flow generated from operations, will be sufficient to satisfy its working capital requirements, including its budgeted capital expenditures for 2007. The budgeted capital expenditures for 2007 are approximately €6 million. KPN GCS expects to satisfy these capital expenditure requirements with its cash flow from operations. The capital expenditures for 2007 consist primarily of software, mobile data services and upgrade of the international switches.

        The following tables, which are derived from the KPN GCS combined statements of cash flows, set forth cash flows for the periods indicated:

	Three months ended March 31,
€ in thousands
	2007	2006
Net cash (used in) operating activities	(8,641)	(1,885)
Net cash (used in) investing activities	—	—
Net cash (used in) financing activities	—	(803)
Effect of exchange rate changes on cash	(34)	27

Net change in cash and cash equivalents	(8,675)	(2,661)
	For the year ended December 31,
€ in thousands
	2006	2005	2004
Net cash provided by operating activities	25,665	42,802	52,395
Net cash (used in) investing activities	(3,045)	(3,833)	(3,209)
Net cash (used in) financing activities	(22,789)	(44,129)	(50,153)
Effect of exchange rate changes on cash	(273)	493	(158)

Net change in cash and cash equivalents	(442)	(4,667)	(809)

        Net cash provided by (used in) operating activities.    For the three months ended March 31, 2007 and 2006, net cash used in operating activities amounted to €(8.6) million and €(1.9) million, respectively. Cash used in operating activities for the three months ended March 31, 2007 and 2006 consisted primarily of changes in current assets and liabilities and is impacted by participation in KPN's centralized cash management approach.

        For the years ended December 31, 2006, 2005 and 2004, net cash provided by operating activities were €25.7 million, €42.8 million and €52.4 million, respectively. The primary uses of cash have been changes in current assets and liabilities, accounts payable and other liabilities.

        KPN GCS anticipates that it will continue to use cash flow from operating activities to finance working capital needs and capital expenditures. KPN GCS expects the gradual downward trend in working capital to continue as the settlement periods in the industry tend to shorten.

        Net cash (used in) investing activities.    For the three months ended March 31, 2007 and 2006, there was no cash used in investing activities. For the years ended December 31, 2006, 2005 and 2004, net cash used in investing activities were €(3.0) million, €(3.8) million and €(3.2) million, respectively. Cash flow from investing activities for the years ended 2006, 2005 and 2004 was primarily attributable to the capital expenditures in IP infrastructure, mobile data services and the update of switching software.

        Net cash (used in) financing activities.    For the three months ended March 31, 2007 and 2006, net cash used in financing activities was nil and €(803) thousand, respectively. Cash used in financing activities represents cash remittances to KPN in excess of cash disbursements made by KPN on our behalf. In addition, in the three months period ended March, 31, 2007, KPN GCS made payments of €803 thousand to an affiliate pursuant to the term of as note agreement we entered into in 2002.

        For the years ended December 31, 2006, 2005 and 2004, net cash used in financing activities were €(22.8) million, €(44.1) million and €(50.2) million, respectively. Cash used in financing activities for each of these years primarily represent cash remittances to KPN in excess of disbursements made by KPN on behalf of KPN GCS.

Off-Balance Sheet Arrangements

        Under US GAAP certain obligations and commitments are not required to be included in the consolidated balance sheets and statements of operations. These obligations and commitments, while entered into in the normal course of business, may have a material impact on liquidity. KPN GCS does not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, KPN GCS are not exposed to any financing, liquidity, market or credit risk that could arise if it had engaged in such relationships.

Contractual Obligations

        KPN GCS has entered into certain unconditional commitments with various suppliers for the purchase of minutes to be used in the ordinary course of its business. Our contractual obligations as of March 31, 2007 amount to €42 thousand for operating leases and €21 million for purchase commitments. For further information, please refer to Note 13—'Commitments and Contingencies' of the combined Financial Statement for KPN GCS included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures About Market Risk

        KPN GCS' revenue and results of operations have fluctuated and will continue to fluctuate significantly from quarter to quarter in the future due to a number of factors, some of which are not in its control, including, among others:

  •
  the amount of traffic KPN GCS is able to sell to its customers, and their decisions on whether to route traffic over the network;

  •
  increased competitive pricing pressure in the international long distance market;

  •
  general economic and industry conditions can affect the business of KPN GCS;

  •
  loss of arbitrage opportunities resulting from declines in international settlement rates or tariffs;

  •
  ability to negotiate lower termination fees charged by the local providers;

  •
  the continuing ability to negotiate competitive costs to connect the KPN GCS network with those of other carriers and Internet backbone providers;

  •
  changes in call volume among the countries to which KPN GCS terminates calls;

  •
  the portion of total traffic that KPN GCS carries over more lucrative routes could decline, independent of route-specific price, cost or volume changes;

  •
  technical difficulties or failures of the KPN GCS network systems or third party delays in expansion or provisioning system components;

  •
  ability to manage distribution arrangements and provision of retail offerings, including card printing, marketing, usage tracking, web-based offerings and customer service requirements, and resolution of associated disputes;

  •
  ability to manage traffic on a constant basis so that routes are profitable;

  •
  ability to collect from its customers; and

  •
  currency fluctuations and restrictions in countries where KPN GCS operates.

        Because of these factors and others, you should not rely on quarter-to-quarter and year-to-year comparisons of the KPN GCS results of operations as an indication of its future performance. It is possible that, in future periods, the KPN GCS results of operations will be significantly lower than the estimates of public market analysts, investors or our own estimates. Such a discrepancy could adversely affect profitability.

        KPN GCS' primary market risk exposure is related to foreign currency exchange rates. KPN GCS is exposed to foreign currency risk, which can create volatility in earnings and cash flows from period to period. KPN GCS has forecasted transactions denominated in foreign currencies (principally US dollars). KPN GCS seeks to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and payables. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency-denominated transactions. Hedge accounting is not applied in the combined financial statements of KPN GCS.

        Although KPN GCS conducts its business in various regions of the world, most of its revenues are denominated in euros, with the remaining being generally denominated in US dollars. Thus, KPN GCS is exposed to foreign currency exchange rate fluctuations, as the financial results and balances of its foreign subsidiaries are translated into euros. As exchange rates vary, these results, when translated, may vary from expectations and may adversely impact KPN GCS' results of operations and financial condition. Accordingly, if the euro weakens relative to foreign currencies, particularly the US dollar, the foreign currency denominated revenues and expenses would increase when stated in euros. Conversely, if the euro strengthens, the foreign currency denominated revenues and expenses would decrease.

Recent Accounting Pronouncements

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No.115" (FAS 159), which permits entities to measure many financial instruments and certain other items at fair value. This Statement's objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. FAS 159 is effective as of the beginning of a reporting entity's first fiscal year beginning after November 15, 2007. KPN GCS is currently investigating the impact of implementing FAS 159.

        In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements" (FAS 157), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. FAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 will be effective for KPN GCS on January 1, 2008. The adoption of FAS 157 is not expected to have a material impact on KPN GCS financial position and result of operations. Under US GAAP, KPN GCS applies fair value for the valuation of assets held for sale and derivatives and in impairment tests.

THE ANNUAL MEETING

Time, Place and Purposes of the Annual Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the annual meeting to be held on            , 2007, starting at    , local time, at 20 Second Avenue, Burlington, MA 01803. At the annual meeting, we are asking our shareholders to consider and vote upon a proposal to approve the issuance of the Transaction Shares. A copy of the Share Purchase Agreement is attached to this proxy statement as Annex A. At the annual meeting, iBasis is also asking you: (A) to elect two Class 2 directors each to hold office for a three-year term and until each director's respective successor has been duly elected and qualified or until his or her earlier resignation or removal; (B) to approve the adoption of the 2007 Stock Plan; and (C) to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for iBasis for the fiscal year ending December 31, 2007. Approval of these other annual meeting proposals is not a condition to the issuance of the Transaction Shares or the consummation of the Transactions.

        This proxy statement, the notice of the annual meeting and the enclosed form of proxy are first being mailed to our shareholders on            , 2007.

Record Date, Quorum and Voting Power

        The holders of record of iBasis Common Stock at the close of business on            , 2007, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. As of the record date, there were            shares of our Common Stock issued and outstanding, all of which are entitled to be voted at the annual meeting.

        Each outstanding share of our Common Stock on the record date entitles the holder to one vote on each matter submitted to shareholders for approval at the annual meeting.

        The holders of a majority of the outstanding shares of our Common Stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. A quorum is necessary to hold the annual meeting. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment or postponement of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

Votes Required

        The affirmative vote of a plurality of the shares of iBasis' Common Stock present or represented at the annual meeting and entitled to vote is required to elect the Class 2 directors. The affirmative vote of a majority of shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to approve the issuance of the Transaction Shares, approve the adoption of the 2007 Stock Plan and to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year.

        In order for your shares of our Common Stock to be included in the voting, if you are a shareholder of record, you must vote your shares by completing, signing, dating and returning the enclosed proxy, by granting a proxy over the Internet or by telephone, as indicated on the proxy card, or by voting in person at the annual meeting.

        If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker for directions on how to vote your shares. Under rules which govern brokers, brokers who hold shares in

"street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the issuance of the Transaction Shares and approval of the new 2007 Stock Plan, and, therefore, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of that proposal (i.e., "broker non-votes"). Brokers who hold shares in street name for customers may exercise their voting discretion with respect to the approval of the proposals relating to the election of our Class 2 directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year. Shares of iBasis Common Stock held by persons attending the annual meeting but not voting, or shares for which iBasis has received proxies with respect to which holders have abstained from voting, will be considered abstentions.

        Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Broker non-votes will have no effect on any vote taken. Abstentions will be treated as votes against the proposals to approve the issuance of the Transaction Shares, approve the adoption the of the 2007 Stock Plan and ratify the selection of our independent auditors. We are not required to obtain the approval of our shareholders to select our independent public accountants. However, if our shareholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2007 fiscal year, our audit committee of our board of directors will reconsider its selection. The audit committee of our board of directors will retain the discretion to change our independent registered public accounting firm even if the selection of Deloitte & Touche LLP is ratified by our shareholders.

        As of the record date, our directors and executive officers owned, in the aggregate,            shares of our Common Stock, representing approximately            % of the combined voting power of the outstanding shares of our Common Stock. Certain of our directors and executive officers have agreed to vote, or have advised us that they plan to vote, all of their respective shares in favor of the issuance of the Transaction Shares.

Proxies; Revocation

        If you vote your shares of our Common Stock by signing a proxy, or by granting a proxy over the Internet or by telephone as indicated on the proxy card, your shares will be voted at the annual meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares of our Common Stock will be voted "FOR" the issuance of the Transaction Shares and "FOR" the other matters to be considered at the annual meeting.

        You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise our Secretary in writing, deliver a new proxy, or submit another proxy over the Internet or by telephone, in each case dated after the date of the proxy you wish to revoke, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply, and instead you must follow the directions provided by your broker to change your vote.

        iBasis does not expect that any matters other than the proposal to approve the issuance of the Transaction Shares and the other annual meeting proposals described in this proxy statement will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will have authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

        iBasis will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of iBasis may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. iBasis will, upon request, reimburse brokers, banks, custodians and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and for obtaining their voting instructions. iBasis has also retained the services of The Altman Group, Inc. to assist in the solicitation of proxies for a fee of approximately $7,500, plus the reimbursement of out-of-pocket expenses.

Adjournments and Postponements

        Although it is not expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement made at the annual meeting. Any signed proxies, or proxies submitted over the Internet or by telephone, received by iBasis will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow iBasis' shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Proposal 1:    Issuance of the Transaction Shares

        As discussed elsewhere in this proxy statement, at the annual meeting, you will be asked to consider and vote upon a proposal to issue the Transaction Shares to KPN such that, following the acquisition of the Transaction Shares, KPN will own 51% of the capital stock of iBasis on a fully-diluted basis (which includes all of the issued and outstanding Common Stock and the Common Stock underlying outstanding "in-the-money" options, as adjusted, and warrants).

        Because the Common Stock is listed on The Nasdaq Global Market, iBasis is subject to the Marketplace Rules of Nasdaq. Under Nasdaq Rule 4350(i), the issuance of the Transaction Shares requires the approval of our shareholders prior to their issuance to KPN. In addition, such approval by the iBasis shareholders of the issuance of the Transaction Shares is a condition to the obligations of the parties to close the Transactions.

        If no instructions are indicated on your signed proxy card, your shares of our Common Stock will be voted "FOR" the issuance of the Transaction Shares.

        You should read this proxy statement carefully in its entirety for more detailed information concerning the Transactions, the Share Purchase Agreement and the issuance of the Transaction Shares. In particular, you are directed to the Share Purchase Agreement, which is attached as Annex A to this proxy statement.

        The board of directors recommends that iBasis' shareholders vote "FOR" the issuance of the Transaction Shares.

Proposal 2:    Election of Directors

        The board of directors is divided into three classes. Each class serves a three-year term. The Class 2 directors' terms will expire at the annual meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

        The board of directors has nominated Frank King and Charles Skibo for re-election as Class 2 directors, each to hold office until the annual meeting of shareholders to be held in 2010 and until his respective successor is duly elected and qualified, or until his earlier resignation or removal. Shares represented by all proxies received by the board of directors and not marked so as to withhold authority to vote for Dr. King or Mr. Skibo will be voted FOR their election. The board of directors knows of no reason why any of the nominees should be unable or unwilling to serve, but if a nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve. As described elsewhere in the proxy statement, upon the Closing of the Transactions Messrs. Charles Skibo and David Lee have agreed to resign from our board of directors to be replaced by Messrs. Eelco Blok and Joost Farwerck and, in accordance with the Second Amended and Restated By-laws that will become effective immediately prior to the Closing, the structure of our board of directors will be revised as described under "Share Purchase Agreement—Directors and Officers" above.

        The following table sets forth information on the nominees to be elected at the annual meeting and each director whose term of office will extend beyond the annual meeting. Information regarding Messrs. Blok and Farwerck is set forth under "Share Purchase Agreement—Directors and Officers" above.

Nominee or Director's Name	Age	Position(s) Held	Director Since	Year Term Will Expire	Class of Director
Ofer Gneezy	55	President, Chief Executive Officer and Director	1996	2008	3
Gordon J. VanderBrug	64	Executive Vice President, Assistant Secretary and Director	1996	2009	1
Charles N. Corfield(1)(2)(5)	48	Director	1997	2008	3
Charles M. Skibo(1)(3)(4)(5)	68	Director	1999	2007	2
W. Frank King(2)(3)(4)(5)	67	Director	2001	2007	2
David Lee(2)(3)(5)	69	Director	2002	2009	1
Robert H. Brumley(5)	58	Director	2005	2008	3

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Shareholder Litigation Committee.

(4)
Member of the Special Committee.

(5)
The board of directors has determined these directors to be independent in accordance with The Nasdaq Stock Market listing rules.

        Mr. Gneezy, co-founder of iBasis, has served as President, Chief Executive Officer and director since our formation in August 1996. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently having served as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director and a member of the Audit Committee of NMS Communications Corporation, which provides communication solutions for wireless and wireline networks. Mr. Gneezy graduated from Tel-Aviv University, has a Masters of Science in engineering from M.I.T. and is a graduate of the Advanced Management Program at Harvard's University's Graduate School of Business Administration.

        Dr. VanderBrug, co-founder of iBasis, has served as Executive Vice President, Assistant Secretary and director of iBasis since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, an M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Mr. Corfield has been a director of iBasis since September 1997. Since 2000, Mr. Corfield has been the Chief Executive Officer of SandCherry Networks. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired it in 1995. Mr. Corfield serves on the board of directors of SandCherry Networks, BeVocal, and Intuicom.

        Mr. Skibo has been a director of iBasis since September 1999. Mr. Skibo was the Chief Executive Officer of Salvage Services of America, Inc., ("SSA") from March 2006 until April 2007. Prior to his position with SSA, from September 2004 until June 2005, Mr. Skibo served as the Chief Executive Officer and as a director of HouseRaising, Inc., a public company focused on software and custom home building services. He served as President of iBasis Speech Solutions, Inc. from November 2001 to July 2002. From January 1999 to September 2001, Mr. Skibo served as the Chief Executive Officer and Chairman of Colo.com, a company that provided facilities and co-location services to communication and information technology industries. Since 1994, Mr. Skibo has also served as Chairman and Chief Executive Officer of Strategic Enterprises and Communications, Inc., a venture capital firm. From 1985 to 1987, Mr. Skibo was President and Chief Executive Officer of US Sprint and its predecessor company, US Telecom. Mr. Skibo is a director of CyraCom International, Inc., a private company providing interpretation services to the hospital industry and Pay Ease, a private company focused on providing payment systems over the Internet.

        Dr. King has been a private investor since November 1998 and a director of iBasis since June 2001. From 1992 to 1998, he was Chief Executive Officer and director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the previous 19 years he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. Dr. King is a director of NMS Communications, Inc. and eOn Communications Corporation.

        Mr. Lee has been a director of iBasis since May 2002. Mr. Lee has founded, served as chairman, and held senior executive positions at several communications technology companies, including ITT Corporation. Mr. Lee joined ITT after that company acquired Qume Corporation, a company he had co-founded in 1973. At ITT Qume, Mr. Lee held the positions of Executive Vice President from 1978 to 1981, and President from 1981 through 1983. Mr. Lee later became President and Chairman of Data Technology Corporation. Through his service on the Advisory Committee on Trade Policy and Negotiation for Presidents Bush (senior) and Clinton, and his role on President George W. Bush's Council on the 21st Century Workforce, Mr. Lee is one of the world's foremost experts on US-China commerce and the Chinese telecommunications industry. Mr. Lee is Chairman of the Board of eOn Communications Corporation, and is a director of Linear Technology Corporation. Mr. Lee also served as a Regent for the University of California.

        Mr. Brumley has been a director of iBasis since September 2005. Mr. Brumley has been President and CEO of TerreStar Networks, an emerging provider of advanced mobile satellite services, since August 2005. Prior to joining TerreStar, Mr. Brumley was founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. From January 2000 until January 2002, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, a wholesale metropolitan area network provider. Cambrian Communications filed for bankruptcy in September 2002. Mr. Brumley is a director of Motient Corporation.

Board Meetings and Committees

        The directors hold regular and special meetings as necessary. Independent members of the board of directors also regularly meet in executive session without management present and one independent member generally reports back to the non-independent directors. During the fiscal year ended December 31, 2006, the board of directors held eleven meetings. During the year, each of the directors attended at least 75% of the regularly scheduled meetings of the board of directors and, in accordance with their membership on each, the audit and compensation committees of the board.

        Our board of directors has the following four committees:

        Compensation Committee.    The Compensation Committee administers the Company's compensation policies and stock plans. Its members are Messrs. Corfield and Skibo. The Compensation Committee makes recommendations to the board of directors for the determination of the compensation of our directors and, until January 2007, made recommendations to the board of directors for the determination of the compensation of our executive officers. Commencing January 2007, the Compensation Committee is responsible for the determination of the compensation of our executive officers. Our process and procedures for determination of the compensation of our executive officers and directors are described in Compensation Discussion and Analysis section below. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement. A copy of the Compensation Committee's written charter is publicly available on our website at http://investor.ibasis.com. The Compensation Committee met four times during 2006.

        Audit Committee.    The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, engaging and recommending to the board of directors ratification by the shareholders Audit Committee's selection of independent registered public accounting firm for iBasis. Its members are Dr. King and Messrs. Corfield and Lee, each of whom is independent, as defined by Rule 4200(a)(15) of The Nasdaq Stock Market listing rules. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. A copy of the Audit Committee's written charter is publicly available on our website at http://investor.ibasis.com. The Audit Committee met thirteen times during 2006 and held five executive sessions with Deloitte & Touche in conjunction with certain regularly scheduled meetings.

        Shareholder Litigation Committee.    The Shareholder Litigation Committee is responsible for evaluating, accepting and/or rejecting settlement proposals in connection with certain class action lawsuits filed against iBasis and certain of its current and past officers and directors, and against the investment banking firms that have underwritten our public offerings. Its members are Dr. King and Messrs. Lee and Skibo.

        Special Committee.    The Special Committee is responsible for conducting a voluntary investigation of our historical stock option grants and practices. Its members are Dr. King and Mr. Brumley.

        Mr. Gneezy and Dr. VanderBrug attended our 2006 Annual Meeting of Shareholders. We do not require attendance at our annual meeting by non-employee members of our board of directors.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently an officer or employee of ours. Mr. Gneezy was formerly a member of the Compensation Committee until August, 2005. None of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or the Compensation Committee.

Procedures for Nominating Directors

        Our board of directors does not have a separate standing nominating committee or a nominating committee charter. The board of directors does not delegate the responsibility for selecting new directors as it believes that all of its members should be involved in this process. Independent members of our board of directors search for and review suitable candidates for director nominations. The entire board of directors conducts all other aspects of the selection process.

        In identifying and evaluating candidates for election, the following procedures are observed:

        The board of directors first evaluates the current members of the board of directors who are willing to continue in service. Current members who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective.

        If any member of the board of directors does not wish to continue in service or if the board of directors decides not to recommend a member for re-election, the board of directors identifies the desired skills and experience of a new nominee in light of the following criteria:

        1.     whether the nominee has the personal attributes for successful service on the board of directors, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to our affairs;

        2.     whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

        3.     whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to our current or future business, will add specific value as a board member;

        4.     whether the nominee will be able to devote sufficient time to board activities to effectively carry out the work of the board of directors;

        5.     whether the nominee is expected to meet the definition of an "independent director" within the meaning of SEC rules and applicable The Nasdaq Stock Market listing standards;

        6.     whether the nominee is expected to meet the criteria for an "audit committee financial expert" as defined by SEC rules; and

        7.     whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

        Our by-laws contain provisions that address the process by which a shareholder may nominate a candidate for director. The board of directors will consider director candidates recommended by shareholders in the same manner as other nominees except that the board of directors may consider the extent to which the recommending shareholder intends to continue holding its interest in iBasis, including in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at the time of such meeting.

        To recommend a candidate to the board of directors, shareholders should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803. Such notice must be delivered to the

Secretary not earlier than 90 days prior to our next annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

        The board of directors recommends that iBasis' shareholders vote "FOR" the election of Dr. King and Mr. Skibo as Class 2 directors.

Proposal 3:    To approve the adoption of the iBasis, Inc. 2007 Stock Plan

        We are requesting that you vote in favor of adopting the iBasis, Inc. 2007 Stock Plan (the "2007 Stock Plan"), which our Board of Directors unanimously approved on August 1, 2007, subject to your approval at our annual meeting of shareholders. Our Amended and Restated 1997 Stock Incentive Plan expires on August 11, 2007 after which we will no longer be able to make equity grants to our employees, directors and consultants unless a new plan is approved by our shareholders. The 2007 Stock Plan is intended to replace our Amended and Restated 1997 Stock Incentive Plan. The 2007 Stock Plan will allow for the issuance of up to 3,500,000 additional shares of our Common Stock pursuant to awards to be granted under the 2007 Stock Plan. However, if approved, because of the termination of our Amended and Restated 1997 Stock Incentive Plan, the 2007 Stock Plan will result in a net increase of approximately 2,370,000 shares of common stock. The full text of the 2007 Stock Plan is attached as Annex E to this proxy statement. We recommend that you read the 2007 Stock Plan carefully.

        The 2007 Stock Plan is being submitted to you for approval at the annual meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Code and (ii) continued eligibility to receive a federal income tax deduction for the compensation to be received by our named executive officers upon the exercise of stock options to be issued under the 2007 Stock Plan by complying with Rule 162(m) of the Code. Approval by our shareholders of the 2007 Stock Plan is also required by Nasdaq Rule 4350(i). The board of directors believes that the 2007 Stock Plan will provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of awards in light of the recent changes in tax and accounting rules relating to equity-based compensation.

        As of June 30, 2007, options to purchase approximately 2,570,293 shares of our Common Stock were outstanding under our Amended and Restated 1997 Stock Incentive Plan and approximately an additional 1,128,705 shares were available for future grants until August 11, 2007. If the 2007 Stock Plan is approved, all outstanding options under our Amended and Restated 1997 Stock Incentive Plan will remain in effect, but after August 11, 2007 no additional awards may be made under that plan.

        Shares of Common Stock reserved for awards under the 2007 Stock Plan that are forfeited or are canceled will be added back to the share reserve available for future awards. However, shares of Common Stock tendered in payment for an award or shares of Common Stock withheld for taxes will not be available again for grant. Our 2007 Stock Plan provides that no participant may receive awards for more than 300,000 shares of Common Stock in any fiscal year.

        The board of directors, the compensation committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2007 Stock Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and shareholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2007 Stock Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our board of directors believes adoption of the 2007 Stock Plan is in our best interests and those of our shareholders and recommends a vote "FOR" the approval of the 2007 Stock Plan.

        The following is a brief summary of the 2007 Stock Plan. This summary is qualified in its entirety by reference to the text of the 2007 Stock Plan.

Material Features of our 2007 Stock Plan

        The 2007 Stock Plan will allow us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 291 people) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and shareholder interests, and to closely link compensation with Company performance. The 2007 Stock Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our shareholders.

        Stock Options.    Stock options granted under the 2007 Stock Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

        Restricted Stock.    Restricted stock is Common Stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

        Other Stock-Based Awards.    The proposed 2007 Stock Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards.

        2007 Stock Plan Administration.    In accordance with the terms of our 2007 Stock Plan, our board of directors has authorized our compensation committee to administer the proposed 2007 Stock Plan. In accordance with the provisions of the 2007 Stock Plan, our compensation committee will determine the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the 2007 Stock Plan.

        In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2007 Stock Plan, (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and (iii) any such amendment of any Option shall be made only after a determination as to whether such amendment would cause any adverse tax consequences for the holder of any Option including, but not limited to, pursuant to Section 409A of the Code. The 2007 Stock Plan does not allow for the repricing of stock options or other awards.

        If our Common Stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of Common Stock as a stock dividend, the number of shares of our Common Stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2007 Stock Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation, provided that, if securities are to be substituted for our Common Stock, the successor corporation is registered under the Exchange Act;

  •
  upon written notice to a participant provide that the participant's unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant and in connection with such termination the vesting of such options shall be fully accelerated;

  •
  in the event of a merger pursuant to which holders of our Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our Common Stock subject to such outstanding options, whether or not vested, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options; and

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, provided that the successor corporation is registered under the Exchange Act, or restrictions applicable to an award will lapse or expire, in whole or in part, prior to or upon the merger or reorganization event.

        In addition, in the event of a change of control that does not constitute a corporate transaction under the 2007 Stock Plan and that has been approved by a majority of the incumbent directors, all options will become immediately exercisable in full as of the date of the change of control and any forfeiture or repurchase rights of the Company with respect to outstanding Stock Grants that have not lapsed or expired prior to such change of control shall terminate as of the date of the change of control. The 2007 Stock Plan provides similar change of control vesting provisions for restricted stock under the plan and allows the board of directors to make appropriate adjustments for other stock-based awards.

        A change of control is defined under the 2007 Stock Plan as follows:

  •
  Ownership.  Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Royal KPN N.V. or one or more of its subsidiaries becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates (as defined in the 2007 Stock Plan) or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the board of directors does not approve;

  •
  Merger/Sale of Assets.  (A) A merger or consolidation of the Company whether or not approved by the board of directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

  •
  Change in Board Composition.  A change in the composition of the board of directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who (A) are directors of the Company as of October 1, 2007, (B) are elected, or nominated for election, to the board of directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company) or (C) are elected or nominated in accordance with Section 3.2 of the iBasis Second Amended and Restated By-laws; or

  •
  Going Private.  The Company ceases to be a reporting company pursuant to the Exchange Act.

        Our 2007 Stock Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required by the rules of the Nasdaq Global Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such shareholder approval. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require shareholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the 2007 Stock Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the 2007 Stock Plan; (iii) materially expands the class of participants eligible to participate in the 2007 Stock Plan; or (iv) expands the types of awards provided under the 2007 Stock Plan shall become effective unless shareholder approval is obtained. Our 2007 Stock Plan expires on September 28, 2017.

Federal Income Tax Consequences

        The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2007 Stock Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2007 Stock Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

  •
  Incentive Stock Options:  Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  •
  Non-Qualified Options:

  •
  Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

  •
  A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

  •
  An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

  •
  Stock Grants:

  •
  With respect to stock grants which may be issued under the 2007 Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

    •
    With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

  •
  Stock Units:

  •
  The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

        The amounts of future grants under the 2007 Stock Plan are not determinable as awards under the 2007 Stock Plan and will be granted at the sole discretion of the Compensation Committee and we cannot determine at this time either the persons who will receive awards under the 2007 Stock Plan or the amount or types of any such awards.

        On June 29, 2007, the closing market price per share of our Common Stock was $10.05, as reported by The Nasdaq Global Market.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2006 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,404,096	$5.18	1,312,272
Equity compensation plans not approved by security holders	0	N/A	0
Total	2,404,096	$5.18	1,312,272

(1)
Consists of the Company's Amended and Restated 1997 Stock Incentive Plan.

        If no instructions are indicated on your signed proxy card, your shares of our Common Stock will be voted "FOR" the approval of the adoption of the iBasis 2007 Stock Plan.

        The board of directors recommends that iBasis' shareholders vote "FOR" the approval of the adoption of the iBasis 2007 Stock Plan.

Proposal 4:    Ratification of Selection of Independent Registered Public Accounting Firm

        Our board of directors has appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as iBasis' independent registered public accounting firm for the fiscal year ending December 31, 2007. Deloitte & Touche has served as iBasis' independent auditors since 2002. If the shareholders do not ratify the selection of Deloitte & Touche, the board of directors and the Audit Committee will reconsider its selection. Even if shareholders do ratify the selection, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the company and its shareholders. Representatives from Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If no instructions are indicated on your signed proxy card, your shares of our Common Stock will be voted "FOR" the ratification of the selection of Deloitte & Touche as independent registered public accounting firm.

        The board of directors recommends iBasis' shareholders vote "FOR" the ratification of the selection of Deloitte & Touche as independent registered public accounting firm.

Audit Committee Report(1)

        The Audit Committee of the board of directors is composed of three directors, Charles Corfield, David Lee and W. Frank King, each of whom is independent as defined by The Nasdaq Stock Market listing rules. The board of directors made an affirmative determination as to the independence of each member of the Audit Committee, including a determination that no member of the Audit Committee has a relationship with iBasis that may interfere with his independence from iBasis and its management. No member of the Audit Committee has participated in the preparation of our financial statements, and each committee member is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement of iBasis. The board of directors has determined that Dr. King is an audit committee financial expert as defined by applicable rules and regulations under the Exchange Act. The Audit Committee operates under a written Audit Committee Charter.

        The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the board of directors adoption by the shareholders of the Audit Committee's selection of independent registered public accounting firm for iBasis. The Audit Committee engaged for fiscal 2006 and for fiscal 2007 has selected and the board of directors has approved the selection of Deloitte & Touche as iBasis' independent registered public accounting firm.

        The Audit Committee has reviewed and discussed iBasis' audited financial statements with management, which has primary responsibility for the financial statements. The committee has discussed with Deloitte & Touche the matters that are required to be discussed by Public Company Accounting Oversight Board Interim Standard AU 380 (Communication with Audit Committees). It has also discussed with Deloitte & Touche their independence from iBasis and its management and has received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        The Audit Committee has considered whether the services provided by Deloitte & Touche are compatible with maintaining the independence of Deloitte & Touche and has concluded that the independence of Deloitte & Touche is maintained and not compromised by the services provided.

        Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in iBasis' Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee,
Charles N. Corfield W. Frank King David Lee

(1)
Notwithstanding anything to the contrary set forth in any of iBasis' previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Audit and Non-Audit Fees

        The following table presents fees for audit services rendered by Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2006 and 2005 and fees billed for other services rendered by Deloitte & Touche during those periods.

In thousands	Fiscal 2006	Fiscal 2005
Deloitte & Touche LLP
Audit Fees(1)	$1,407	$835
Audit-Related Fees(2)	417	10
Tax Fees(3)	95	97
Other fees	—	—
Total	$1,919	$942

(1)
Audit Fees—Audit fees billed to us by Deloitte & Touche for auditing our annual financial statements and internal controls, reviewing the financial statements included in iBasis' Quarterly Reports on Form 10-Q, and auditing the restatement of our prior period financial statements.

(2)
Audit-Related Fees—Audit-related fees billed to us by Deloitte & Touche include fees related to financial due diligence performed on our behalf and review of the accounting related to the proposed transaction with KPN.

(3)
Tax Fees—Tax fees billed to us by Deloitte & Touche include fees related to the preparation of our tax returns and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other permissible services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is specified as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent registered public accounting firm and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

Other Business

        The board of directors knows of no business that will be presented for consideration at the annual meeting other than as stated above. If any other business should properly come before the annual meeting, the persons named in the proxies solicited hereby, each of whom is an iBasis employee, may vote all shares subject to such proxies with respect to any such business in the best judgment of such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our Common Stock as of June 1, 2007 by:

  •
  each person we know owns beneficially more than five percent (5%) of our Common Stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of June 1, 2007 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 33,467,841 shares of Common Stock outstanding on June 1, 2007. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name. Unless otherwise indicated, the address for each shareholder is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Number	Percent of Class
LC Capital Master Fund, Ltd.(1) c/o Trident Fund Services (B.V.I.) Limited P.O. Box 146 Waterfront Drive Wickhams Cay Road Town, Tortola British Virgin Islands	3,322,959	9.93%
Singer Children's Management Trust(2) c/o Romulus Holdings, Inc. 560 Sylvan Ave Englewood Cliffs, NJ 07632	2,415,178	7.05%
Loeb Partners Corporation(3) 61 Broadway New York, NY 10006	1,692,291	5.06%
KPN B.V.(4) Maanplein 55 2516 CK The Hague The Netherlands	8,123,484	19.53%
Ofer Gneezy(5)	1,480,323	4.41%
Gordon J. VanderBrug(6)	627,341	1.87%
Charles N. Corfield(7)	536,474	1.60%
Charles Skibo(8)	118,335	*
David Lee(9)	80,001	*
W. Frank King(10)	100,251	*

Robert H. Brumley(11)	61,667	*
Richard G. Tennant(12)	101,625	*
Paul H. Floyd(13)	133,959	*
Dan Powdermaker(14)	104,087	*
Mark S. Flynn(15)	—	*
All executive officers and directors as a group (11 persons)(16)	3,344,063	9.71%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
According to a Schedule 13G Amendment filed with the SEC on February 7, 2007. LC Capital Master Fund, Ltd., Lampe, Conway & Co., LLC, Steven G. Lampe and Richard F. Conway may be deemed to have shared voting or dispositive power with respect to 3,322,959 shares of Common Stock. Lampe, Conway & Co., LLC, Steven G. Lampe and Richard F. Conway (all of whom have an address at 680 Fifty Avenue, Suite 1202, New York, NY 10019) disclaim any beneficial ownership of the shares of the Common Stock listed above.

(2)
According to a Schedule 13G Amendment filed with the SEC on February 14, 2007, shares consist of (i) 1,633,283 shares of Common Stock, (ii) warrants to purchase 222,033 shares of Common Stock at an exercise price of $1.95 per share, (iii) warrants to purchase 481,529 shares of Common Stock at an exercise price of $5.55 per share, and (iv) warrants to purchase 78,333 shares of Common Stock at an exercise price of $6.30 per share.

(3)
According to information contained in a Schedule 13D filed with the SEC on June 29, 2006, and excludes the number of shares issuable upon exercise of warrants within 60 days of June 20, 2006.

(4)
According to a Schedule 13D filed with the SEC on June 29, 2006, pursuant to the Voting Agreements (described in the section titled, "Changes in Control" below), KPN may be deemed to have shared voting or dispositive power with respect to: (i) 1,399,992 shares with Mr. Ofer Gneezy (includes 16,667 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children for which Mr. Gneezy disclaims beneficial ownership of the shares of Common Stock held by The Ofer Gneezy 1999 Family Trust, and 93,543 shares subject to stock options exercisable within 60 days of June 20, 2006); (ii) 553,729 shares with Dr. Gordon VanderBrug (includes 392,448 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership for which Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, and 84,166 shares subject to stock options exercisable within 60 days of June 20, 2006); (iii) 2,270,161 shares with LC Capital Master Fund, Ltd. (excludes the number of shares issuable upon exercise of warrants within 60 days of June 20, 2006); (iv) 1,692,291 shares with Loeb Partners Corporation (excludes the number of shares issuable upon exercise of warrants within 60 days of June 20, 2006); and (v) 2,207,311 shares with Singer Chidren's Management Trust (excludes the number of shares issuable upon exercise of warrants within 60 days of June 20, 2006). KPN (i) is not entitled to any rights as a stockholder of the Company as to the shares of Common Stock listed above, except pursuant to the proxies granted under the Voting Agreements, and (ii) disclaims any beneficial ownership of the shares of Common Stock listed above.

(5)
Includes 111,512 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007. Also includes 16,667 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust.

(6)
Includes 101,667 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007. Also includes 392,449 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 9,744 shares of Common Stock held by Dr. VanderBrug's spouse of which shares Dr. VanderBrug disclaims beneficial ownership.

(7)
According to a Form 4 filed with the SEC on May 14, 2007, includes 88,335 shares of Common Stock issuable upon exercise of options within 60 days of May 14, 2007. Also includes 448,139 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, revised and amended 10/19/04, a revocable trust of which Mr. Corfield is the sole trustee.

(8)
According to a Form 4 filed with the SEC on May 14, 2007, includes 118,335 shares of Common Stock issuable upon exercise of options within 60 days of May 14, 2007.

(9)
According to a Form 4 filed with the SEC on May 14, 2007, includes 75,001 shares of Common Stock issuable upon exercise of options within 60 days of May 14, 2007.

(10)
According to a Form 4 filed with the SEC on May 14, 2007, includes 100,001 shares of Common Stock issuable upon exercise of options within 60 days of May 14, 2007.

(11)
According to a Form 4 filed with the SEC on May 14, 2007, includes 61,667 shares of Common Stock issuable upon exercise of options within 60 days of May 14, 2007.

(12)
Includes 95,625 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007.

(13)
Includes 123,959 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007.

(14)
Includes 95,626 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007.

(15)
See notes (5)—(14). Our remaining executive officer does not beneficially own any shares of our Common Stock.

(16)
Includes 971,728 shares of Common Stock issuable upon exercise of options within 60 days of June 1, 2007.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

        The executive officers of iBasis, and their ages as of June 8, 2007, are as follows:

Name	Age	Position
Ofer Gneezy	55	President, Chief Executive Officer and director
Gordon J. VanderBrug	64	Executive Vice President, Assistant Secretary and director
Dan Powdermaker	43	Senior Vice President of Worldwide Sales
Paul H. Floyd	49	Senior Vice President of R&D, Engineering and Operations
Richard G. Tennant	62	Senior Vice President of Finance and Administration and Chief Financial Officer
Mark S. Flynn	53	Chief Legal Officer and Corporate Secretary

        Mr. Powdermaker has served as our Senior Vice President of Worldwide Sales since June 2002. An early member of the iBasis management team, Mr. Powdermaker has spent the past seven years at iBasis developing relationships with carriers and service providers around the world and establishing the sales force to support these customers and partners. During that time, he has worked to bring iBasis' initial U.S. customers onto The iBasis Network™, has served as Vice President of Sales for Asia and more recently as Vice President, Europe, the Middle East and Africa. Prior to joining iBasis, Mr. Powdermaker worked in sales management for AT&T Global Markets, a networking services division of AT&T focused on the world's 2,000 largest telecommunications users.

        Mr. Floyd has served as our Senior Vice President of R&D, Engineering and Operations since September 2001. From April 2001 until September 2001, Mr. Floyd was our Vice President of Research and Development. Prior to joining iBasis, from 2000 until January 2001, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        Mr. Tennant has served as our Chief Financial Officer since October 2001 and was promoted on February 16, 2006 from Vice President of Finance and Administration to Senior Vice President of Finance and Administration. From June 2000 to September 2001, Mr. Tennant was the Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. From 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

        Mr. Flynn has served as our Chief Legal Officer and Corporate Secretary since February 2007. Previously, from 2001 to 2006, Mr. Flynn was Vice President, General Counsel and Secretary of Imagistics International Inc., a NYSE traded provider of office imaging products and services. Prior to joining Imagistics, Mr. Flynn was a partner in the corporate department of the law firm of Wiggin and Dana LLP in Stamford, CT from 1999 to 2001. Previously Mr. Flynn was Senior Deputy General Counsel with Olin Corporation, a diversified manufacturer, from 1997 to 1999; Executive Vice President, General Counsel and Secretary of ServiceMaster Diversified Health Services, L.P., a nursing home management and development company, from 1992 to 1997; and Vice President, General Counsel and Secretary of Arcadian Corporation, a fertilizer manufacturer, from 1989 to 1992.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Compensation Objectives

        Our compensation programs are designed to meet the following objectives:

  •
  compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value;

  •
  pay-for-performance by maintaining a significant portion of executives' total compensation at risk, tied to both our annual and long-term financial performance and the creation of shareholder value; and

  •
  our short and long-term strategic goals and values by aligning executive officer compensation with business objectives and individual performance.

        Our Compensation Committee believes that an executive's compensation should be tied not just to how the individual executive performs, but also to how well we and our management team perform against both financial and non-financial goals.

Compensation Elements

        Our executive compensation program is intended to be simple and clear, and consists of the following elements (depending on individual performance as well as our performance):

  •
  Base salary;

  •
  Annual performance-based cash bonus;

  •
  Commissions (only for Mr. Powdermaker);

  •
  Long-term incentives in the form of stock options;

  •
  Severance and change in control arrangements; and

  •
  Benefits that are offered to executives on the same basis as our non-executive employees; and

Targeted Compensation and Compensation Mix

        In determining all of our compensation elements, we have historically targeted the median of the market. However, in the third quarter of 2002, in order to facilitate our efforts to reduce our debt obligations, we instituted a salary freeze that resulted in compensation well below the median of the market, which also helped us to perform in a very challenging business climate with limited internally generated capital resources. In the first quarter of 2006, due to our improved financial position and due to our desire to continue to retain our executive officers and hire new employees, we lifted this salary freeze and modestly increased salaries. Although our business environment remains challenging, the growth in our business and other actions taken by our management to strengthen our capital structure have improved our overall financial performance and we are now in a position to target compensation at the median of the market again. Our 2007 base salary increases discussed below reflect this change in policy. Actual compensation paid to each executive officer will be above or below the targeted percentile based on individual employee performance and our performance, attraction and retention considerations, internal equity considerations, executive seniority, and other key business factors.

Role of Management in Determining Compensation Decisions

        At the request of our Compensation Committee, our management makes recommendations to our Compensation Committee relating to executive compensation program design, specific compensation amounts, bonus targets, incentive plan structure and other executive compensation related matters, including with respect to such matters pertaining to our Chief Executive Officer. Our Compensation Committee maintains decision making authority with respect to these executive compensation matters.

        Our Compensation Committee reviews the recommendations of our management with respect to total executive compensation and each element of compensation when making pay decisions. In allocating compensation among compensation elements, we emphasize incentive, not fixed compensation to ensure that executives only receive superior pay for superior results. We equally value short- and long-term compensation because both short- and long-term results are critical to our success.

Compensation Elements

        Our executive compensation program has three primary integrated components: base salary, annual incentive awards, and long term-incentive awards in the form of stock options. We also provide severance and acceleration of vesting of options to our executives under certain arrangements we have with them under their employment agreements or offer letters. In addition, our compensation program is comprised of various benefits provided to all employees, including life insurance, health insurance, dental insurance and other customary benefits. The objectives and details of why each element of compensation is paid are described below.

Base Salary

        Our objective for paying base salaries to executives is to reward them for performing the core responsibilities of their positions and to provide a level of security with respect to a portion of their compensation. Our Compensation Committee considers a number of factors when setting base salaries for executives, including the following:

  •
  Existing salary levels;

  •
  Competitive pay practices;

  •
  Individual and corporate performance; and

  •
  Internal equity among our executives, taking into consideration their relative contributions to our success.

        In the first quarter of 2006, we lifted the base salary freeze and increased base salaries for our executive officers by approximately 3% to 4% which we determined to be an appropriate amount based on our cash constraints. Although we recognized that these modest increases would not compensate for the extended freeze, we believed that even a small increase would be symbolically significant, signaling renewed confidence in our business. Given the length of the duration of the salary freeze, and despite this salary increase, our Compensation Committee believed that our named executive officers' 2006 base salaries remained significantly behind the competitive market. Distinctions among individual performance of our named executives and internal equity considerations were not significant factors in determining 2006 base salary levels. The actual salary earned by our each of our named executive officers in 2006 can be found in the Summary Compensation Table.

Annual Incentive Awards

        Our objective for offering annual cash bonus awards to our named executive officers is to motivate them to achieve our financial goals, while taking into account their individual goals and responsibilities. Our Compensation Committee implemented our 2006 executive officer bonus plan, effective as of the first quarter of 2006 pursuant to which our named executive officers became eligible to receive cash bonus awards payable in early 2007, except that Mr. Powdermaker's bonus is calculated and paid on a quarterly basis, and the commission portion of his incentive compensation is calculated and paid on a monthly basis in accordance with our 2006 commission plan that we have established for him as the head of our sales organization. The amounts payable under our 2006 executive officer bonus plan were to be calculated based on our net income for fiscal 2006 against the 2006 financial plan approved by our board of directors.

        Under our 2006 executive officer bonus plan, we assigned a specific bonus target to each executive for performance in 2006. Our Compensation Committee intentionally designed these bonus targets to allow for superior pay in the event we have superior financial results and also to offset the low base salaries that had resulted from the previous salary freeze. Cash bonus targets were determined based on individual responsibility levels and performance expectations and would be payable in a proportionate amount representing the percentage of our targeted corporate net income goal pursuant to our 2006 financial plan. In addition, Mr. Powdermaker received a bonus target substantially less than the target of our other executive officers as he also receives a bonus payment based on a sales commission plan. Our management made recommendations to our Compensation Committee regarding suggested 2006 target bonuses based on competitive total cash survey data. In reviewing our management's proposal, our Compensation Committee considered the below-market base salaries, the difficulty level of reaching the incentivized targets, executive officer performance and the survey data provided by management. After discussion and deliberation, our Compensation Committee approved our management's recommendations. Our 2006 executive officer bonus plan is described in detail below the Grant of Plan Based Awards table.

        Payouts under our 2006 executive officer bonus plan are dependent on our achievement towards the net income goal such that 100% of the bonus target amounts would be paid upon achievement of 100% of the net income goal. Above and below target performance methodologies were also established.

        We and our Compensation Committee consider the specific net income goals in our 2006 financial plan to be our confidential information, the disclosure of which would cause us to experience financial harm. The target in our 2006 executive officer bonus plan was aggressively set with a high level of difficulty for achievement as demonstrated by the maximum actual 2006 bonus payout for any named executive officer at substantially below 100% of the target payout. We believe that tying annual bonus payments for each of our named executive officers to the achievement of challenging net income goals best aligns the interest of our executives with the interests of our shareholders and promotes a unity of purpose among our key business leaders.

        Regardless of our actual financial performance under our 2006 financial plan, our Compensation Committee retained the discretion to adjust bonuses payable under our 2006 executive officer bonus plan up or down as it deemed appropriate. Our Compensation Committee reviewed our performance as it related to our 2006 financial plan and determined to revise the definition of net income before determining the formulaic payout under our 2006 executive officer bonus plan. Our Compensation Committee determined that for Messrs. Tennant, Floyd and Powdermaker, the definition of net income should be revised to eliminate the impact of non-recurring expenses related to our stock option grant investigation by our Special Committee, which ultimately led to our restatement of certain of our financial statements, the KPN transaction and a lease termination charge. After these adjustments, the bonus payouts were at 56.19% of the target bonus for Messrs. Tennant and Floyd and 50% for Mr. Powdermaker. Mr. Powdermaker's bonus payout was less due to the quarterly calculation and quarterly payment of his bonus.

        For Mr. Gneezy and Mr. VanderBrug, the Compensation Committee did not, in calculating their bonus payments, revise net income by eliminating the impact of the stock option investigation related expenses due to the fact that they were our most senior officers with the ultimate oversight responsibility for our stock option grant practices and our Compensation Committee did not consider it appropriate to eliminate this financial impact. Their bonus payouts were at 33% of their target bonus. Actual bonus payouts for 2006 that were paid in 2007 can be found in the Summary Compensation Table.

        Mr. Powdermaker is also compensated by commissions tied directly to his meeting wholesale gross profit quotas on a monthly basis to recognize the contributions he makes throughout the year toward our 2006 quotas, which is consistent with the compensation structure of the sales organization that he leads.

Long-Term Incentives

        Our named executive officers are eligible to receive long-term incentive awards under our Stock Plan. Our objectives of providing our named executive officers with long-term incentive awards are:

  •
  To align executive and shareholder interests;

  •
  To provide a competitive compensation package; and

  •
  To provide for retention of executives through the use of vesting over time.

        In 2006, all long-term incentive awards were issued in the form of stock options. Our stock options for all our employees, including our named executive officers, vest in quarterly installments, generally over four years.

        When determining the potential grant of option awards for a named executive officer, our Compensation Committee considers the following factors:

  •
  The executive officer's current contribution to our performance;

  •
  Our executive retention objectives;

  •
  The executive officer's anticipated contribution to meeting our long-term strategic performance goals;

  •
  Industry practices and norms; and

  •
  The executive officer's existing level of stock ownership, and whether past incentives are still effective.

        Our management made recommendations to our Compensation Committee regarding the 2006 stock option grants. In reviewing management's proposal, our Compensation Committee considered each executive officer's current contribution to our overall performance, our executive officer retention objectives, the executive officer's anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. After discussion and deliberation, our Compensation Committee approved our management's recommendations. Details of the options granted in 2006 can be found in the Grants of Plan-Based Awards table.

        In addition, as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006, the measurement dates for determining the accounting treatment of certain historical stock option grants differed from the measurement dates we used in preparing our consolidated financial statements. As a result, we needed to determine a new measurement date of certain option grants. Also, as a result of the change in the measurement dates of certain stock option grants, certain options vesting subsequent to December 2004 result in non-qualified deferred compensation for purposes of Section 409A of the Code, and holders are subject to an excise tax on the value of the options in the years in which they vest. To avoid these adverse tax consequences, prior to December 31, 2006, we and our named executive officers agreed to amend their affected stock options to increase the applicable exercise price to the fair market value of our Common Stock on the revised measurement date. In connection with the filing of our restated financial statements in our Annual Report on Form 10-K, we have finalized these new exercise prices. We will not compensate our named executive officers for any increase in the exercise price that may arise as a result of this amendment. We have also concluded that it is probable that we will implement a plan to assist affected employees, other than our named executive officers, for the amount of this tax, or adjust the terms of the original option grant, which would also have financial statement ramifications.

        In addition, our management, along with our board of directors, has implemented changes during the fourth quarter of 2006 to our option granting process for the timing, approval and pricing of stock option grants as detailed below:

  •
  All option grants to our employees must be approved in minuted meetings of our Compensation Committee;

  •
  The exercise price of each stock option will be the closing price on the date of our Compensation Committee meeting;

  •
  In advance of each meeting, our Compensation Committee will receive information from our management, including, but not limited to, information related to the number of options in the pool and a recommendation of option recipients, including the number of options for each recommended recipient;

  •
  All option grants other than new hire grants will be granted at the same time each year;

  •
  If our Compensation Committee agrees to a grant date other than the ordinarily prescribed time, the grants must be approved in a minuted meeting of our Compensation Committee; and

  •
  Every offer letter for new hires must state that each option is subject to approval by our Compensation Committee and that the exercise price of option grants will be the closing price on the date of approval by our Compensation Committee;

Severance and Change in Control Arrangements

        We entered into arrangements to provide a competitive total compensation package for all of our named executive officers and to provide them with a level of security in the event of a change-in-control to minimize creating conflicting interests between the executive and our company.

        Each arrangement provides compensation elements and payments that would be made, and vesting acceleration that would occur, in the event of certain types of executive terminations.

        Each officer's employment may be terminated at any time with or without cause and each officer may voluntarily resign at any time with or without good reason. A detailed description of the arrangements and payouts associated with these agreements is provided herein under the caption "Potential Payments Upon Termination or Change in Control."

Perquisites and Benefits

        We do not offer our executives any perquisites and all benefits received by executives are provided under the same terms and conditions as to our other employees, including health and dental coverage, group term life insurance, disability programs and matching contributions to our 401(k) plan.

2007 Compensation

  •
  Base Salaries.

        Our management made recommendations to our Compensation Committee of larger salary increases for our executive officers and smaller bonus opportunities as a percentage of base salary for 2007 to bring our compensation program more in line with the competitive marketplace. In reviewing our management's proposal, our Compensation Committee considered a variety of factors including existing salary levels, competitor pay practices from both survey data and information publicly available, the four-year salary freeze on executives, internal equity, and 2006 corporate and individual performance. After discussion and deliberation, our Compensation Committee ultimately approved our management's recommendations as detailed below:

Name	Title	2006 Base Salary	2007 Base Salary
Ofer Gneezy	President & Chief Executive Officer	$208,000	$350,000
Gordon VanderBrug	Executive Vice President	$187,000	$300,000
Paul Floyd	VP Engineering & Operations	$185,000	$225,000
Dan Powdermaker	SVP, Worldwide Sales	$154,500	$180,000
Richard Tennant	SVP Finance & Chief Financial Officer	$185,000	$250,000
  •
  Bonus Targets.

        As discussed above, management made recommendations to our Compensation Committee relating to generally providing smaller bonus opportunities as a percentage of base salary for 2007 to bring our compensation program more in line with the competitive marketplace. As was the case for 2006 bonuses, the actual payouts for 2007 will depend on the level of achievement of the net income goals in the 2007 financial plan approved by our board of directors. After discussion and deliberation, our Compensation Committee ultimately approved our management's recommendations as detailed below:

Name	Title	2006 Target Bonus	2007 Target Bonus
Ofer Gneezy	President & Chief Executive Officer	$400,000	$350,000
Gordon VanderBrug	Executive Vice President	$360,000	$300,000
Paul Floyd	VP Engineering & Operations	$200,000	$190,000
Dan Powdermaker	SVP, Worldwide Sales	$81,000	$90,000
Richard Tennant	SVP Finance & Chief Financial Officer	$200,000	$190,000

        On January 15, 2007, our board of directors approved our Compensation Committees' recommendations relating to the 2006 annual bonus payouts and 2007 base salaries and bonus targets.

Impact of Tax and Accounting on Executive Compensation

        Section 162(m) of the Internal Revenue Code ("the Code"), limits the tax deduction to $1 million for compensation paid to certain executives of public companies. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In any case, the combined salary and bonus of each executive officer has been below the $1 million limit. Our Compensation Committee's present intention is to structure executive compensation to minimize the application of the deduction limitation of Section 162(m) of the Code unless it feels that the necessary changes in our accounting methods in order to do so would not be in our best interest or in the best interest of our shareholders.

        Our Compensation Committee has considered the impact of FAS 123R on our compensation program, but determined that stock options are still the best long-term incentive instrument for us because we believe that stock options are more appreciated and understood by our management team than other types of equity-based compensation and we were concerned about the tax implications of other forms of equity. We will continue to review compensation strategies and may implement additional approaches at some point in the future.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee is currently an officer or employee of ours. Mr. Gneezy was formerly a member of our Compensation Committee until August, 2005. None of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or our Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in the Annual Report on Form 10-K, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K.

Members of iBasis, Inc. Compensation Committee:
Charles N. Corfield Charles M. Skibo

EXECUTIVE COMPENSATION

        The following table summarizes aggregate amounts paid by or accrued by our company for the fiscal year ended December 31, 2006 for services rendered by our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Ofer Gneezy President & Chief Executive Officer	2006	$208,000	$60,485	$132,000		$4,400	$404,885
Gordon VanderBrug Executive Vice President	2006	$187,000	$60,485	$118,800		$4,400	$370,685
Paul Floyd Senior Vice President, Engineering & Operations	2006	$185,000	$48,341	$112,387		$4,400	$350,128
Dan Powdermaker Senior Vice President, Worldwide Sales	2006	$154,500	$48,341	$133,326	(4)	$4,400	$340,567
Richard Tennant Senior Vice President, Finance & Chief Financial Officer	2006	$185,000	$48,341	$112,387		$4,400	$350,128

(1)
Represents the proportionate amount of the total fair value of option awards recognized by us as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table, as well as awards granted in previous years for which we continued to recognize expense in 2006. See Note 4 to our Consolidated Financial Statements for details as to the assumptions used to determine the fair value of the option awards.

(2)
Reflects the actual amounts earned during fiscal year 2006 under our 2006 executive officer bonus plan, although paid in 2007.

(3)
Reflects the 401(k) match that is available to all of our employees.

(4)
Reflects the sum of Mr. Powdermaker's quarterly payouts under the 2006 bonus plan ($40,500) and his monthly sales commissions paid pursuant to his 2006 sales commission plan ($92,826).

Grants of Plan-Based Awards

        The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 to our executive officers named in the Summary Compensation Table above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Securities Underlying Options(#)
							Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date(1)	Threshold ($)	Target ($)		Maximum ($)
Ofer Gneezy	3/29/2006	$0		$400,000	$800,000	26,667	$6.54	$151,735
Gordon VanderBrug	3/29/2006	$0		$360,000	$720,000	26,667	$6.54	$151,735
Paul Floyd	3/29/2006	$0		$200,000	$400,000	16,667	$6.54	$94,835
Dan Powdermaker	3/29/2006	$0	$ $	81,000 81,000	$162,000	16,667	$6.54	$94,835
Richard Tennant	3/29/2006	$0		$200,000	$400,000	16,667	$6.54	$94,835

(1)
Reflects the SFAS 123R date of the grant.

(2)
As required under our Stock Plan, these stock options were granted with an exercise price equal to the closing price of our Common Stock on the date of grant. The March 29, 2006 option grants were not included in the restatement of our stock based compensation.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The compensation paid to our named executive officers in 2006 summarized in our Summary Compensation Table above is determined in accordance with employment agreements and letter agreements that we have entered into with each of our named executive officers. These agreements provided a compensation package, including severance benefits, to our named executive officers. The material terms of these agreements are discussed under the caption "Compensation Discussion and Analysis—Employment and Change in Control Agreements" and "Potential Payments Upon Termination or Change in Control."

        On March 15, 2006, we adopted our 2006 executive officer bonus plan.

        Payouts under the 2006 bonus plan are dependent on achievement towards the net income goal in our 2006 financial plan, although our Compensation Committee had the discretion to amend the goal. The payouts from the plan are linear up to 100% of the net income goal in our 2006 financial plan, so that 100% of the bonus target would be paid at 100% achievement of the net income goal in our 2006 financial plan. For performance from 100% of the net income goal in the 2006 financial plan up to 150% of the net income goal in the 2006 financial plan, the bonus payout would increase linearly from 100% of the bonus target to 200% of the bonus target. The maximum bonus that can be paid is 200%. The table below demonstrates various payouts for various performance levels in the plan:

Achievement Towards 2006 Financial Plan Net Income Goal	Percentage of Bonus Target Paid Out
0%	0%
50%	50%
100%	100%
125%	150%
150%	200%

        Mr. Powdermaker's incentive compensation also includes a commission opportunity with a target payment of $81,000 at 100% achievement of 2006 wholesale gross profit quota where the actual amount paid is dependent on the percentage achievement of monthly quota amounts.

        The options granted to our named executive officers in 2006 summarized in our Grants of Plan-Based Awards Table were granted pursuant to our Stock Plan. These options were granted with an exercise price equal to the fair market value of our Common Stock on the stated date of grant. All of the options granted in 2006 vest quarterly over a period of four years in sixteen installments of 6.25% of the options granted and have a ten year term.

        As a result of the review of our historic stock option granting practices and related accounting determinations, we agreed in December 2006 to amend certain options granted to our named executive officers after October 3, 2004 or that vest after December 31, 2004, and that have an exercise price that is less than the fair market value of our Common Stock on the redetermined date of grant. These amendments increase the option exercise price to the fair market value on the redetermined date of grant and there was no consideration from us to our named executive officers for these amendments. In connection with the filing of our restated financial statements in our Annual Report on Form 10-K, we have finalized these new exercise prices.

Outstanding Equity Awards

        The following table shows grants of stock options outstanding on December 31, 2006, the last day of the fiscal year, held by each of the executive officers named in the Summary Compensation Table above.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options(#)	Option Exercise Price($)			Option Expiration Date
Ofer Gneezy	26,667 9,752 3,582 6 16,661 20,000 10,004 1,248 780 833 6,667 5,000	0 0 0 0 0 7,501 0 468 0 0 5,834 21,667	0 0 0 0 0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $ $ $ $ $	3.30 44.55 44.55 2.16 2.16 3.18 2.64 3.18 2.64 6.36 7.05 6.54	(2) (2) (2)	12/03/2008 05/25/2010 05/25/2010 11/15/2011 11/15/2011 08/11/2013 08/11/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Gordon VanderBrug	20,000 9,166 834 2 16,665 20,000 10,001 2,499 6,667 833 5,000	0 0 0 0 0 7,500 0 0 5,834 0 21,667	0 0 0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $ $ $ $	3.30 40.50 40.50 2.16 2.16 3.18 2.64 2.640 7.05 6.36 6.54	(2) (2)	12/03/2008 05/25/2010 05/25/2010 11/15/2011 11/15/2011 11/15/2011 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Paul Floyd	20,000 22,395 35,939 16,667 10,416 833 6,667 3,125	0 0 0 6,251 0 0 5,834 13,542	0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $	2.16 3.72 3.72 3.18 2.64 6.36 7.05 6.54	(2) (2)	11/15/2011 06/24/2013 06/24/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016

Dan Powdermaker	10,000 12,500 4,167 2,187 21,147 16,667 10,416 833 6,667 3,125	0 0 0 0 0 6,251 0 0 5,834 13,542	0 0 0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $ $ $	2.16 3.72 3.72 3.72 3.72 3.18 2.64 6.36 7.05 6.54	(2) (2)	11/15/2011 06/24/2013 06/24/2013 06/24/2013 06/24/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016
Richard Tennant	37,500 12,500 16,667 10,416 833 6,667 3,125	0 0 6,251 0 0 5,834 13,542	0 0 0 0 0 0 0	$ $ $ $ $ $ $	2.16 5.10 3.18 2.64 6.36 7.05 6.54	(2) (2) (2)	11/15/2011 11/15/2011 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016

(1)
All outstanding stock option grants vest in quarterly increments over a four-year period.

(2)
Reflects revised exercise price of stock options amended as of December 2006.

Option Exercises

        No options to purchase our Common Stock were exercised by our executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2006

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Mr. Gneezy and Dr. VanderBrug

        The terms of our employment agreements with Ofer Gneezy, our President and Chief Executive Officer, and Gordon VanderBrug, our Executive Vice President, in addition to providing for a base salary in amounts to be determined by our Compensation Committee and for the potential to receive an annual bonus at the discretion of our Compensation Committee, also provide that in the event that we terminate each executive officer's employment without cause, or if each executive officer resigns for good reason, then the terminated or terminating executive officer is entitled to continuation of his base salary and his health benefits for one year. Further, in the event of an acquisition or change in control, the executives' options and restricted shares, if any, automatically become fully vested immediately prior to the event, and each option remains exercisable until the expiration of the option or until it sooner terminates in accordance with its terms.

        For purposes of these employment agreements, an acquisition is defined as (i) a merger, consolidation or similar transaction in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the person who held those securities immediately prior to such transaction, or (ii) the sale, transfer, or other disposition of all or substantially all of our assets to one or more persons (other than our wholly-owned subsidiary) in a single transaction or series of related transactions.

        For purposes of these employment agreements, a change in control is defined as a change in ownership or control of our company effected because either (i) a person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders or (ii) over a period of 36 consecutive months or less, a change in the composition of our board of directors occurs such that a majority of our board of directors ceases, by reason of one or more proxy contests for the election of directors to be composed of individuals who either (A) have been members of our board of directors continuously since the beginning of such period, or (B) have been elected or nominated for election as members of our board of directors during such period by at least a majority of our board of directors who were still in office at the time such election or nomination was approved by our board of directors.

Messrs. Floyd, Powdermaker and Tennant

        The terms of our letter agreements with Messrs. Floyd, Powdermaker, and Tennant for serving in their respective capacities provide that if, within six months following an acquisition or change of control, we terminate any of these executive officers, without cause, or if any of these executive officers resigns for good reason, then we are obligated to pay the terminated or terminating executive officer his base salary for nine months and his stock options immediately vest and become exercisable. Mr. Powdermaker would also be entitled to continuation of his health benefits for the nine month period.

        The following tables summarize payments to our named executive officers assuming a termination as of the last day of our fiscal year 2006.

	Severance Payable Upon a Termination Without Cause or For Good Reason(1)		Accelerated Vesting of Equity Upon a Change in Control(2)
Officer	Cash Severance	Health Insurance Benefits	Value of Vested Equity	Value of Accelerated Unvested Equity	Total
Ofer Gneezy	$208,000	$8,892	$457,895	$101,650	$776,437
Gordon VanderBrug	$187,000	$11,441	$425,969	$98,902	$723,312

(1)
In the event of termination without cause or by the executive for good reason, the executive is entitled to 12 months base salary continuation (which is mitigated dollar for dollar in the event the executive begins new employment) and 12 months of health insurance continuation.

(2)
Reflects the excess of the fair market value over the exercise price of all vested and unvested outstanding stock options based on a stock price of $8.50 as of 12/29/2006. Any unvested and outstanding equity awards held by the executive will become 100% vested upon a change-in-control.

		Accelerated Vesting of Equity Upon a Termination Following a Change in Control(1)
	Severance Payable Upon a Termination Without Cause or For Good Reason Following a Change in Control($)
Officer		Value of Vested Equity(2)	Value of Accelerated Unvested Equity	Total
Paul Floyd	$138,750	$586,518	$75,658	$800,926
Dan Powdermaker	$115,875	$435,486	$75,658	$627,019
Richard Tennant	$138,750	$497,881	$75,658	$712,289

(1)
If the executive is terminated without cause or resigns for good reason within 6 months of a change in control, any unvested and outstanding equity awards held by the executive will become 100% vested.

(2)
Reflects the excess of the fair market value over the exercise price of all vested and unvested outstanding stock options based on a stock price of $8.50 as of 12/29/2006.

(3)
The cost of providing continuation of Mr. Powdermaker's health benefits for 9 months would be $12,151.

Compensation of Directors

        In 2006, each of our non-employee independent directors earned $15,000 in cash compensation and 20,000 stock options vesting in a series of four installments of 25%, with the first installment exercisable immediately and with each additional installment to become exercisable at each of the next three annual shareholder meetings for their services as directors. Neither Mr. Gneezy nor Dr. VanderBrug received additional compensation for serving as our directors. The directors who do not live in the Boston Metropolitan area were also reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of directors to either our company or our shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        For 2007, our board of directors approved a modified director compensation package that will pay the following cash to our directors:

  •
  annual retainer for service on our board of directors.

  •
  annual retainer for service on our Audit Committee.

  •
  annual retainer for service on our Compensation Committee.

  •
  special one-time payment for each Special Committee member in connection with the review of our prior stock option grant practices in the amounts of $50,000 for Dr. King and $25,000 for Mr. Brumley.

        On May 10, 2007 each of our non-employee directors received a grant of 15,000 stock options that vest in full on May 10, 2008; provided that accelerated vesting shall occur with respect to the options granted to a director who ceases to be a director upon the closing of the Share Purchase and Sale Agreement with KPN.

Director Compensation Paid for Fiscal Year 2006

        The table below summarizes all compensation paid to directors during fiscal year 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Charles Corfield(4)	$15,000	$78,644	$93,644
Charles Skibo	$15,000	$78,644	$93,644
Frank King	$15,000	$78,644	$93,644
David Lee	$15,000	$76,615	$91,615
Robert Brumley	$15,000	$126,780	$141,780

(1)
Represents the proportionate amount of the total fair value of stock option awards recognized by us as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards granted in 2006, as well as awards granted in previous years for which we continued to recognize expense in 2006. See Note 4 to our Consolidated Financial Statements for details as to the assumptions used to determine the fair value of the option awards.

(2)
All Directors received a grant of 20,000 stock options on April 3, 2006. The fair value of each of these awards determined under FAS 123R was $103,400.

        As a result of the review of our historic stock option granting practices and related accounting determinations, we agreed in December 2006 to amend certain options granted to our directors after October 3, 2004 or that vest after December 31, 2004, and that have an exercise price that is less than the fair market value of our Common Stock on the redetermined date of grant. These amendments increase the option exercise price to the fair market value on the redetermined date of grant and there was no consideration from us to our directors for these amendments. In connection with the filing of our restated financial statements in our Annual Report on Form 10-K, we have finalized these new exercise prices.

        The following table shows grants of stock options outstanding on December 31, 2006, the last day of the fiscal year, held by each of our directors named in the director compensation table above.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)			Option Expiration Date
Charles Corfield	13,334 13,334 13,333 6,667 10,000	0 0 6,667 0 10,000	0 0 0 0 0	$ $ $ $ $	15.00 2.16 3.18 2.64 7.14	(2) (2)	09/09/2009 11/15/2011 08/11/2013 08/11/2013 04/03/2016
Charles Skibo	26,667 13,334 16,667 13,333 6,667 10,000	0 0 0 6,667 0 10,000	0 0 0 0 0	$ $ $ $ $ $	15.00 2.16 3.06 2.64 3.18 7.14	(2) (2)	09/09/2009 11/15/2011 11/19/2011 08/11/2013 08/11/2013 04/03/2016
Frank King	26,667 16,667 13,333 6,667 10,000	0 0 6,667 0 10,000	0 0 0 0 0	$ $ $ $ $	9.30 2.16 3.18 2.64 7.14	(2) (2)	06/20/2011 11/15/2011 08/11/2013 08/11/2013 04/03/2016
David Lee	26,667 6,666 3,334 10,000	0 3,334 0 10,000	0 0 0 0	$ $ $ $	2.07 3.18 2.64 7.14	(2) (2)	05/09/2012 08/11/2013 08/11/2013 04/03/2016
Robert Brumley	13,334 10,000	13,333 10,000	0 0	$ $	7.71 7.14	(2)	09/20/2015 04/03/2016

(1)
All outstanding stock option grants vest in quarterly increments over a four-year period.

(2)
Reflects revised exercise price of stock options amended as of December 2006.

SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our officers and directors, as well as persons who own more than ten percent of a registered class of iBasis' equity securities to file reports of ownership on Forms 3, 4, and 5 with the SEC and with us. Based on our review of copies of such forms, all officers, directors and 10% holders complied with the Section 16(a) filing requirements.

CODE OF ETHICS

        We have adopted a code of ethics that applies to each officer, employee and member of our board of directors. This code of ethics is available on our website at www.ibasis.com. We post any amendments or waivers of the Code of Ethics on our website. A free copy of this code may be obtained by visiting this site, writing to our Investor Relations Department at iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, or by sending an email to ir@ibasis.net.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Each of Mr. Gneezy and Mr. VanderBrug and collectively, LC Capital Master Fund, Ltd., Loeb Partners Corporation and Singer Children's Management Trust (together, the "Stockholders") on the one hand and solely in their capacity as a stockholder of our company, and KPN, on the other hand, have entered into a Shareholder Voting Agreement (collectively, the "Voting Agreements"), with respect to certain shares of Common Stock beneficially owned by the Stockholders. The purpose of the Voting Agreements is to facilitate the transactions contemplated by the Share Purchase Agreement between us and KPN.

        Pursuant to the Share Purchase Agreement, KPN has agreed to acquire a number of newly issued shares of Common Stock such that after such issuance KPN will own 51% of the shares of our Common Stock on a fully-diluted basis, in exchange for: (i) all of the issued and outstanding shares of a subsidiary of KPN, KPN Global Carrier Services, which is a private limited liability company organized under the laws of the Netherlands, (ii) all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN Global Carrier Services, and (iii) U.S. $55,000,000 in cash. Our stockholders of record immediately following to the Closing of the Transactions will receive a dividend of $113,000,000 following the Closing of the Transactions.

        Pursuant to the Voting Agreements, each of the Stockholders agreed, among other things and subject to certain restrictions, to vote (or cause to be voted) all of the shares of Common Stock owned by each Stockholder (a) in favor of the approval of the issuance of the Transaction Shares and (b) against any proposal, action or transaction involving us or any of our subsidiaries or any of our stockholders, which proposal, action or transaction would in any manner impede, frustrate, prevent or delay the consummation of the transactions contemplated by the Share Purchase Agreement or change in any manner the voting rights of the holders of the shares of our capital stock.

        Each of Mr. Gneezy and Mr. VanderBrug has also granted KPN an irrevocable proxy to vote their shares of Common Stock as provided for in the applicable Voting Agreement. Each proxy will automatically expire upon the termination of each Voting Agreement. Each Voting Agreement will terminate upon the earlier (subject to extension in certain circumstances) to occur of (i) the Closing of the transactions contemplated by the Share Purchase Agreement and (ii) the termination of the Share Purchase Agreement in accordance with its terms.

        Our board of directors has adopted a resolution to amend our by-laws effective at the Closing of the transactions contemplated by the Share Purchase Agreement. Such by-laws, once effective, will include certain agreed upon governance mechanics.

ANNUAL REPORTS

        A copy of iBasis' Annual Report to Shareholders for the year ended December 31, 2006 has been furnished to shareholders together with this proxy statement. Copies of the Annual Report on Form 10-K for the year ended December 31, 2006, which provides additional information about us, is available on the internet at www.ibasis.com and is available in a paper form (other than exhibits thereto) to beneficial owners of our Common Stock without charge upon written request to the Investor Relations Department, 20 Second Avenue, Burlington, Massachusetts 01803. Exhibits will be provided upon written request and payment of an appropriate processing fee.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

        iBasis adheres to a procedure called "householding", which has been approved by the SEC. Under this procedure, iBasis is furnishing only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless contrary instructions from an affected shareholder have been received. This procedure reduces printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

        iBasis will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write iBasis at 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, or call 781-505-7500.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please write or call iBasis at 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. If you hold your shares in "street name", please contact your bank, broker or other holder of record.

        Any shareholders of record who share the same address and currently receive multiple copies of iBasis' annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please write or call iBasis at 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. A number of brokerage firms have instituted householding. If you hold your shares in "street name", please contact your bank, broker or other holder of record to request information about householding.

SUBMISSION OF SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        It is currently contemplated that the 2008 Annual Meeting of Shareholders will be held in late May 2008. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of iBasis must be received at our principal executive offices a reasonable time before we begin to print and send our proxy materials. To be considered for presentation at the 2008 Annual Meeting, although not included in the proxy statement, proposals must be received no later than the later of (i) sixty (60) days prior to the 2008 Annual Meeting or (ii) ten (10) days following the date on which we first announce publicly the date of the 2008 Annual Meeting. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Proponents should submit their proposals to our Secretary, by certified mail, return receipt requested.

        Any shareholder who wishes to communicate to our entire board of directors, or to any individual director, may send that communication in writing to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803 and it will be forwarded to the appropriate member(s) of the board of directors.

All written shareholder communications to the board of directors will be forwarded to the designated recipient(s).

ADDITIONAL INFORMATION

        No persons have been authorized to give any information or make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                        , 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

        Neither the SEC nor any state securities commission has approved or disapproved the Transactions, passed upon the merits or fairness of the Share Purchase Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

KPN Global Carrier Services
INDEX TO COMBINED FINANCIAL STATEMENTS

Combined Financial Statements:
Report of Independent Registered Public Accounting Firm
Combined Statements of Operations for the three years ended December 31, 2006
Combined Balance Sheets as of December 31, 2006 and 2005
Combined Statements of Changes in Invested Equity for the three years ended December 31, 2006
Combined Statements of Cash Flows for the three years ended December 31, 2006
Notes to the Combined Financial Statements

To the Board of Directors and
Stockholders of Royal KPN N.V.

Report of Independent Registered Public Accounting Firm

        In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in invested equity, and cash flows present fairly, in all material respects, the financial position of KPN Global Carrier Services ("KPN GCS"), an integrated part of Royal KPN N.V., as defined in Note 1 to the combined financial statements, at December 31, 2006 and 2005, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of KPN GCS management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Notes 1 and 14 to the combined financial statements, the businesses that comprise KPN GCS are subsidiaries of Royal KPN N.V., with which they have significant intercompany transactions.

The Hague, June 19, 2007
PricewaterhouseCoopers Accountants N.V.

/s/ H.C. WÜST RA H.C. Wüst RA

KPN Global Carrier Services

COMBINED STATEMENTS OF OPERATIONS

(Amounts in thousands of euros unless otherwise stated)

	For the year ended December 31,
	2006	2005	2004
Net revenue from external parties	478,021	435,947	399,388
Net revenue from related parties	165,251	201,211	173,553

Total revenue	643,272	637,158	572,941
Costs and operating expenses:
Cost of revenue — purchased from external parties (excluding depreciation and amortization)	453,477	429,884	381,322
Cost of revenue — purchased from related parties (excluding depreciation and amortization)	113,172	120,985	129,305
Selling, general and administrative	23,554	27,797	14,881
Depreciation and amortization	4,498	9,206	10,951

Total costs and operating expenses	594,701	587,872	536,459

Income from operations	48,571	49,286	36,482
Interest income	212	76	70
Interest expense	(25)	(162)	(151)
Foreign exchange loss	(1,058)	(1,246)	(3,439)

Income before income taxes	47,700	47,954	32,962
Income tax expense (note 11)	(14,130)	(15,200)	(10,856)

Net income	33,570	32,754	22,106

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED BALANCE SHEETS

(Amounts in thousands of euros unless otherwise stated)

	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	16,979	17,421
Trade accounts receivable and unbilled revenue, net of allowance for doubtful accounts of €9,745 and €22,898 in 2006 and 2005, respectively (note 4)	123,048	152,251
Accounts receivable from related parties (note 14)	25,613	5,815
Prepaid expenses and other current assets (note 5)	2,021	2,778

Total current assets	167,661	178,265
Non-current assets
Property, plant and equipment, net (note 6)	7,233	8,150
Intangible assets, net (note 7)	1,060	1,660
Deferred income taxes, net (note 11)	249	272
Other non-current assets (note 5)	528	809

Total non-current assets	9,070	10,891

Total assets	176,731	189,156

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable and accrued expenses (note 8)	144,234	178,703
Deferred income taxes, net (note 11)	—	1,146
Income and other taxes payable (note 11)	12,856	654
Current portion of note payable to affiliate (note 8)	—	803
Other current liabilities (note 8)	747	27

Total current liabilities	157,837	181,333
Long-term liabilities
Early retirement obligation (note 9)	728	1,315

Total liabilities	158,565	182,648
Commitments and contingencies (note 13)
Invested equity
Net investment from KPN	17,844	6,260
Accumulated other comprehensive income	322	248

Total invested equity	18,166	6,508

Total liabilities and invested equity	176,731	189,156

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

(Amounts in thousands of euros unless otherwise stated)

	Contributed capital	Accumulated other comprehensive income (loss)	Total invested equity
Balance at December 31, 2003	44,282	(403)	43,879
Net income 2004	22,106	—	22,106
Foreign currency translation adjustments	—	158	158

Total comprehensive income			22,264
Net distributions to KPN (note 15)	(50,031)	—	(50,031)

Balance at December 31, 2004	16,357	(245)	16,112
Net income 2005	32,754	—	32,754
Foreign currency translation adjustments	—	493	493

Total comprehensive income			33,247
Net distributions to KPN (note 15)	(42,851)	—	(42,851)

Balance at December 31, 2005	6,260	248	6,508
Net income 2006	33,570	—	33,570
Foreign currency translation adjustments	—	(337)	(337)

Total comprehensive income			33,233
Adjustment related to adoption of FAS 158	—	411	411
Net distributions to KPN (note 15)	(21,986)	—	(21,986)

Balance at December 31, 2006	17,844	322	18,166

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands of euros unless otherwise stated)

	Year ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	33,570	32,754	22,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,498	9,206	10,951
Changes in operating assets and liabilities:
Trade accounts receivable and unbilled revenue	29,203	9,156	8,055
Trade accounts receivable from related parties	(19,798)	2,833	5,916
Prepaid expenses and other current assets	1,061	(477)	(1,101)
Accounts payable and accrued expenses	(34,469)	(5,868)	12,888
Income and other taxes payable	12,202	542	(7)
Other liabilities	(602)	(5,344)	(6,413)

Net cash provided by operating activities	25,665	42,802	52,395
Cash flows used in investing activities:
Purchases of property, plant and equipment	(3,045)	(3,833)	(3,209)

Net cash used in investing activities	(3,045)	(3,833)	(3,209)
Cash flows used in financing activities:
Payments on note payable to affiliate	(803)	(1,278)	(122)
Net distributions to KPN	(21,986)	(42,851)	(50,031)

Net cash used in financing activities	(22,789)	(44,129)	(50,153)
Effect of exchange rate changes on cash	(273)	493	158

Net change in cash and cash equivalents	(442)	(4,667)	(809)
Cash and cash equivalents at beginning of period	17,421	22,088	22,897

Cash and cash equivalents at end of period	16,979	17,421	22,088

Supplemental disclosures of cash flow information
Interest paid	25	162	151
Taxes paid	222	493	289

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

Notes to the Combined Financial Statements

(Amounts in thousands of euros unless otherwise stated)

Note 1—Business and Basis of Presentation

        KPN Global Carrier Services ("KPN GCS", "we", "our") is an integrated part of the Wholesale and Operations Segment of Royal KPN N.V. ("KPN" or "Parent"). We provide termination of international voice traffic originating outside and inside the Netherlands to any place in the world. Our services include:

  •
  International wholesale voice services in different quality classes and international direct dialing: services for calls originating or terminating in The Netherlands;

  •
  Transit: transit through our network of international calls from one foreign network to another foreign network;

  •
  Wholesale free phone services: transport of international toll free numbers;

  •
  Solutions for mobile operators: termination of voice traffic, SMS Interworking, MMS Interworking and UMTS based services (Mobile Matrix); and

  •
  Solutions for ISPs: voice access services connecting voice over internet protocol ("VOIP") traffic to switched networks internationally.

        We operate worldwide through primary sales/distribution channels located in The Hague, New York, Miami, Hong Kong, Rio de Janeiro, Cape Town, Istanbul and Singapore.

        Through March 31, 2006, KPN's international wholesale voice activities were carried out within the following wholly-owned subsidiaries of KPN: KPN B.V., KPN Eurovoice B.V., KPN Eurovoice Holding B.V., KPN Wholesale Voice Services Hong Kong Ltd, KPN Eurovoice Singapore Pte Ltd and KPN International Network Services Inc. ("INS Inc.").

        Effective April 1, 2006, KPN Global Carrier Services B.V. ("KPN GCS B.V.") was incorporated. This new entity, created through a legal demerger, holds the international wholesale voice activities that were previously included in KPN. Furthermore, on December 5, 2006, KPN GCS B.V. merged with KPN Eurovoice Holding B.V. and KPN Eurovoice B.V. KPN GCS B.V. is the owner of 100% of KPN Wholesale Voice Service Hong Kong Ltd and KPN Eurovoice Singapore Pte Ltd. With the exception of the activities of INS Inc., all international wholesale voice activities carried out by KPN are included in either KPN GCS B.V. or a wholly-owned subsidiary of KPN GCS B.V.

        These combined financial statements present the financial position and results of operations of KPN GCS B.V., along with the financial position and results of operations of INS Inc., and have been derived from the accounting records of KPN. We believe the assumptions underlying the combined financial statements are reasonable. However, the combined financial statements included herein may not necessarily be representative of amounts that would have been reflected in the financial statements had we historically operated independently of our Parent. The legal demerger did not result in changes to the valuation of assets and liabilities or the assumptions utilized in preparing these combined financial statements.

        Effective June 19, 2006, KPN GCS B.V. entered into new service level agreements ("SLAs") with KPN and its subsidiaries. Under these agreements, revenues earned and costs incurred from KPN changed to reflect market prices. Compared to the pricing model effective until that date, this resulted in a decrease of internal revenues of €24,800 in the period from June 19, 2006 until December 31, 2006, due to the reduction in sales price for the termination of international voice traffic coming from the retail organization of KPN. Costs decreased as a result of lower prices for national and international transmission (€700) and corporate services (€4,000) over the same period due to new SLAs, compared to the pricing model up to June 19, 2006.

        We benefit from certain related party revenue and purchase agreements with KPN that include sale prices per minute and costs per minute that are not necessarily representative of the amounts that would have been reflected in the financial statements had we been an entity operating independently of our Parent.

        We rely on our Parent for a substantial part of our operational and administrative support for which we are allocated costs primarily consisting of selling, general and administrative expenses, such as, costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs.

        Selling, general and administrative expenses were allocated based on the ratio of our revenue, operating expenses, and on the number of full time equivalents (FTEs) compared to KPN comparable revenue, operating expenses, and FTEs, as appropriate for the cost category.

        In 2005, the allocated costs increased compared to previous years as a result of simplification of KPN's group structure (to improve market focus), which was, amongst others, reflected in centralization of certain services, and a reduction of the complexity of the KPN internal cost allocation and transfer pricing methodology. Certain services, such as accounting and HR services, were centralized starting in 2005. As a result, our portion of the KPN allocated costs increased, partially offset by a decrease in our external costs associated with these services.

        Furthermore, to reduce complexity in the KPN internal transfer pricing system, certain selling, general and administrative expenses were directly charged to us instead of indirectly through intercompany charges for services from other units. This resulted in significantly higher selling, general and administrative charges directly allocated to us in 2005 compared to previous years. This was, however, offset by an increase in Revenue from related parties (including an uplift in transfer prices as a result of higher costs incurred), and a decrease in Cost of revenue from related parties (resulting from the direct allocation of such costs to selling, general and administrative expenses instead of through services with other units, reflected in Cost of revenue). These also resulted from the simplification of the group structure which changed the routing of intercompany charges.

        The selling, general and administrative expenses charged to us do not necessarily reflect the utilization of services provided or the benefit received by us during the periods presented. As a whole, we believe the allocated charges, combined with the intercompany prices for traffic were reasonable under the specific circumstances.

        KPN uses a centralized approach to cash management and financing of its operations. During the periods covered by these combined financial statements, cash deposits were remitted to KPN on a regular basis and are reflected within Invested Equity on the Combined Balance Sheets. Similarly, our cash disbursements were funded through KPN's cash accounts. As a result, none of KPN's cash, cash equivalents or liabilities pertaining to bank overdrafts has been allocated to us in the combined financial statements. The cash and cash equivalents in the combined financial statements represents amounts held in banks. Aside from a note payable to an affiliate company (note 8), there was no debt specific to KPN GCS B.V. as of December 31, 2006, 2005 and 2004.

        Assets and liabilities of KPN such as employee benefit balances, excluding the early retirement obligation, and current tax liabilities have not been allocated to us and are included in Invested Equity on the Combined Balance Sheets; however, the expenses pertaining to these items have been reflected in the Combined Statements of Operations. Included within these allocations is a €411 adjustment to Accumulated Other Comprehensive Income for the adoption SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and other Post-retirement Plans" (FAS 158), as of December 31, 2006, which represents our portion of the unrecognized prior service costs and unrecognized gains and losses related to the early retirement plan.

        Our combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Market Risk

        Our primary market risk exposure is related to foreign currency exchange rates. We are exposed to foreign currency risk which can create volatility in earnings and cash flows from period to period. We have forecasted transactions denominated in foreign currencies (principally US dollars). We seek to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and foreign currency—denominated forecasted transactions. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency—denominated transactions. Hedge accounting is not applied in the combined financial statements of KPN GCS.

        Although we conduct our business in various regions of the world, most of our revenues are denominated in euros with the remaining being generally denominated in US dollars. Thus, we are exposed to foreign currency exchange rate fluctuations as the financial results and balances of our foreign subsidiaries are translated into euros. As exchange rates vary, these results, when translated, may vary from expectations and may adversely impact our results of operations and financial condition. Accordingly, if the euro weakens relative to foreign currencies, particularly the U.S. dollar, our foreign currency denominated revenues and expenses would increase when stated in euros. Conversely, if the euro strengthens, our foreign currency denominated revenues and expenses would decrease.

Note 2—Significant Accounting Policies

        A summary of the significant accounting policies used in the preparation of the accompanying combined financial statements is presented below.

Principles of combination

        The combined financial statements include the accounts of KPN GCS B.V. and INS Inc., both of which are wholly-owned by KPN. All significant intercompany balances and transactions with combined entities have been eliminated. However, intercompany balances and transactions with KPN and its other subsidiaries ("related party" or "affiliates") have not been eliminated, but are presented herein as balances and transactions with related parties or affiliates.

Use of estimates

        The preparation of these combined financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amount of revenues and expenses during the reporting periods. Some of the more significant estimates pertain to the allowance for doubtful accounts, depreciable lives of long-lived assets, recoverability of intangible and long-lived assets, deferred tax assets and liabilities and related valuation allowance, early retirement obligations, pension expense, and various other provisions and contingencies. On an ongoing basis, management reviews its estimates based upon currently available information. Actual results could differ from those estimates.

Foreign currency

        The functional currency has been determined to be the euro, with the exception of the operations in the United States and Hong Kong, in which the functional currency is the U.S. dollar and the Hong Kong dollar, respectively. Assets and liabilities of the United States and Hong Kong operations are translated into euros at exchange rates on the balance sheet date. Revenues and expenses are translated into euros at the weighted average exchange rates in effect during the period. The effects of these translation adjustments are reported within Accumulated Other Comprehensive Income, a component of Invested Equity.

        Transactions in foreign currency are recorded at the original rates of exchange in force at the time the transactions are effected. Exchange differences arising on (i) settlement of transactions and (ii) translation of such transactions, given that no settlement has occurred, are recognized in operations.

        We enter into foreign currency forward contracts to manage foreign currency exposures related to sales to foreign customers. We do not have designated hedges in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), and accordingly, any unrealized gains and losses are recorded in the Combined Statements of Operations and in the Combined Balance Sheets within Prepaid expenses and Other current assets or Other current liabilities.

Other comprehensive income

        Other comprehensive income includes charges or credits to equity that are not the result of transactions with shareholders. Other comprehensive income relates to foreign currency translation adjustments from entities with functional currencies other than the euro. Components of other comprehensive income are included within the Combined Statements of Changes in Invested Equity.

Cash and cash equivalents

        Cash and cash equivalents consist of all highly liquid investments that are readily convertible into cash and have original maturities of three months or less at time of purchase. At December 31, 2006, 73% of cash and cash equivalents were denominated in euro, and 27% in U.S. dollar. At December 31, 2005, 68% of cash and cash equivalents were denominated in euro and 32% in U.S. dollar. At December 31, 2006 and 2005 we had restricted cash amounts of nil and $90 thousand, respectively, relating to guarantees given by a bank to third parties on our behalf.

Accounts receivable

        Accounts receivable are stated at face value, less an allowance for doubtful accounts. Collectibility of accounts receivable is reviewed regularly and is based upon our knowledge of customers and compliance with credit terms. The allowance for doubtful accounts is adjusted based on such evaluation, with a corresponding charge included in Selling, general and administrative expense.

Accounts receivable and their related allowance balances are written-off when we deem them uncollectible.

Property, plant and equipment

        Property, plant and equipment are stated at historical cost less accumulated depreciation and any recognized impairment loss. Additions and improvements that extend the useful life of an asset are capitalized; maintenance and repairs are expensed as incurred. When assets are fully depreciated, retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the Combined Statements of Operations. The cost of property, plant and equipment is depreciated using the straight-line method over the following estimated useful lives of the respective assets:

Category	Depreciation period
Switches and other network equipment	3-7 years
Other tangible fixed assets	3-7 years

Leases

        Capital leases, which meet specific criteria noted in SFAS No. 13, are capitalized at the inception of the lease at the present value of the minimum lease payments. All other leases are accounted for as operating leases. Lease payments for capital leases are apportioned to interest expense and a reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term. Operating lease payments are recognized as an expense on a straight-line basis over the corresponding lease term.

Intangible assets

        We do not have any indefinite—lived intangible assets. Definite—lived intangible assets, which primarily consist of internally developed software, are amortized on a straight-line basis over their estimated useful lives of 3 years. In accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) costs associated with the internally developed software are capitalized when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable of being completed. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use.

Impairment of property, plant and equipment and other intangible assets

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144), we review the value of our property, plant and equipment and other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes

        For the period until March 31, 2006, the majority of our businesses did not file separate tax returns as these entities were included in the tax grouping of other KPN entities within the respective entity's tax jurisdiction. The income tax expense included in these combined financial statements was calculated using a method consistent with a separate return basis, as if we were a separate taxpayer. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under the respective jurisdictional enacted tax laws and rates. A valuation allowance is recorded when it is considered more likely than not that the deferred tax assets will not be realized. As a result of the legal demerger on April 1, 2006, KPN GCS B.V. files a separate tax return, which includes the businesses that are a part of the newly formed structure. Accordingly, the income tax liability as of December 31, 2006 primarily relates to KPN GCS B.V.

Revenue recognition

        In accordance with US GAAP, including the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), we recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement, delivery has occurred or the service has been provided, the sales price is fixed or determinable and collectibility is reasonably assured. Traffic fees are charged at an agreed price for a fixed duration of time or capacity and are recognized as revenue based upon usage of our network and facilities.

        Estimates for incentive rebates and other allowances are recorded as a reduction of revenues in the period the related revenues are recorded. These estimates are based upon contracted terms, historical experience and information currently available to management with respect to business and economic trends. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Research and development

        Research and development costs are allocated to us from KPN as corporate expenses. Research and development costs are expensed as incurred.

Advertising

        Advertising costs are allocated to us from KPN as corporate expense and primarily relate to our share of the costs relating to media, agency and promotional activities. Advertising costs are expensed as incurred.

Pension plans and post-retirement plans

        Substantially all our employees participate in the defined benefit pension plans, defined contribution pension plans, and post-retirement plans, as administered and sponsored by KPN. Contributions made to defined contribution plans are expensed as incurred. We account for our defined benefit pension plans, early retirement plan, and post-retirement plans in accordance with SFAS No. 87, "Employers' Accounting for Pensions" (FAS 87), FAS 158 and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS 106), respectively. Our employees participate in KPN's defined benefit pension plan and the plan's assets and liabilities are combined with those related to other KPN businesses. Similarly, KPN manages its post-retirement benefit plans on a combined basis with claims data and liability information related to our company aggregated and combined with other KPN businesses. As a result, excluding the early retirement obligation, no employee benefit assets or liabilities are reflected on our combined balance sheets, and our pension and other post-retirement expenses have been determined on a multi- employer plan basis and are reflected in the results of operations.

Derivative financial instruments

        We use forward foreign currency contracts in order to manage our exposures to movements in foreign exchange rates. SFAS No. 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities—deferral of the effective date of FAS 133" (FAS 137), and SFAS No. 138, Accounting for certain Derivative Instruments and certain Hedging Activities" (FAS 138), requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in comprehensive income until the hedged item is recognized in earnings. During the years ended December 31, 2006, 2005 and 2004, we did not designate any derivatives as hedges for accounting purposes.

Concentration of credit risk

        Financial instruments that potentially subject us to concentrations of credit risk are primarily accounts receivable. No external customers represented 10% or more of our total net revenues for the periods presented. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising our customer base and their dispersion across different industries and geographies.

Fair value disclosures

        The carrying value of receivables, prepaid expenses, and current liabilities approximate their fair value due to the short nature of these instruments.

Stock-based compensation

        Certain of our employees participate in KPN stock-based compensation plans. At December 31, 2006, KPN had four employee share option plans and four management share option plans. The fair value of options granted to employees is recognized over the vesting period of the options in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" (FAS 123). The costs are determined by the fair value of the options and the number of options expected to vest. On each balance sheet date, we determine if it is necessary to revise our expectation of the number of options that will vest. The fair value of options is estimated by using an option-pricing model. Effective January 1, 2006, KPN GCS adopted SFAS No. 123(R), "Share-Based-Payment"(FAS 123(R)) using the modified prospective method. As KPN GCS has previously applied the fair value recognition provisions of FAS 123, the adoption of FAS 123(R) did not have a material impact on the financial position or result of operation.

Note 3—Recent Accounting Pronouncements

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No.115" (FAS 159), which permits entities to measure many financial instruments and certain other items at fair value. This Statement's objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. FAS 159 is effective as of the beginning of a reporting entity's first fiscal year beginning after November 15, 2007. We are currently investigating the impact of implementing FAS 159.

        In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements"(FAS 157), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. FAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 will be effective for KPN GCS on January 1, 2008. The adoption of FAS 157 is not expected to have a material impact on KPN GCS financial position and result of operations. Under US GAAP, KPN GCS applies fair value for the valuation of assets held for sale and derivatives and in impairment tests.

        In June 2006, the FASB issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" (FIN 48). This FASB Interpretation prescribes a recognition threshold and measurement attribute for the financial statement and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and transition provisions, and significantly expands income tax disclosure requirements. It applies to all tax positions accounted for in accordance with SFAS No. 109 and is effective for fiscal years beginning after December 15, 2006. We have determined that the adoption of FIN 48 will not have a material impact on our combined financial statements.

Note 4—Trade Accounts Receivable, and Unbilled Revenue

	December 31,
	2006	2005
Trade receivables from third parties	93,404	109,750
Unbilled revenue	39,389	65,399

	132,793	175,149
Allowance for doubtful accounts	(9,745)	(22,898)

Total accounts receivable and unbilled revenue, net	123,048	152,251

        We entered into certain ongoing contracts with international telecom operators which are billed monthly based on traffic volume. The majority of unbilled revenue relates to the previous month's traffic volume for which an invoice has not been sent.

        The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on specific known troubled accounts, historical experience, and other currently available evidence.

Note 5—Prepaid Expenses and Other Current and Non-Current Assets

        The following is a summary of our prepaid expenses and other current assets:

	December 31,
	2006	2005
Prepaid expenses	2,021	2,589
Unrealized gain on foreign currency contracts	—	60
Taxes receivable	—	129

Total prepaid expenses and other current assets	2,021	2,778

        Prepaid expenses mainly include amounts advanced to suppliers for future services and prepaid rents. The non-current portion of prepaid expenses and other current assets are presented under Other non-current assets and amounted to €528 and €809 as of December 31, 2006 and 2005, respectively. The amounts primarily relate to an advance to terminate calls in the United States for a seven-year period.

Note 6—Property, Plant and Equipment, net

        The following is a summary of our property, plant and equipment, net of accumulated depreciation:

	December 31,
	2006	2005
Switches and other network equipment	14,283	43,290
Other tangible fixed assets	232	2,976
Assets under construction	—	151

	14,515	46,417
Less: Accumulated depreciation	(7,282)	(38,267)

Property, plant and equipment, net	7,233	8,150

        Depreciation and amortization expense for property, plant and equipment during the years ended December 31, 2006, 2005, and 2004, was €3,974, €8,799, and €10,376, respectively. There were no cash proceeds from the sale or disposal of property, plant and equipment. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the Combined Statements of Operations. There were no material dispositions of property, plant and equipment during 2006, 2005 and 2004.

Note 7—Intangible Assets, net

	December 31,
	2006	2005
Software	1,728	1,804
Less: Accumulated amortization	(668)	(144)

Intangible assets, net	1,060	1,660

        The Company does not have any indefinite-lived intangible assets. All intangible assets are amortized over their estimated useful lives. Amortization expense for these intangible assets during the years ended December 31, 2006, 2005, and 2004, was €524, €407, and €575, respectively.

Note 8—Current and Long-Term Liabilities

        The following is a summary of our accounts payable and accrued expenses:

	December 31,
	2006	2005
Trade payables	90,421	108,097
Accrued traffic expenses	53,813	70,054
Accrued employee compensation	—	552

Total accounts payable and accrued expenses	144,234	178,703

        We entered into certain ongoing contracts with international telecom operators. Although balances are reconciled periodically, final invoices to settle the outstanding balances are received at certain agreed upon dates. Total accrued traffic expenses relate to traffic volume for which an invoice has not been received, the majority of which relates to the previous month's traffic. We expect to settle our accrued expenses within a one-year period.

        The following is a summary of Other current liabilities:

	December 31,
	2006	2005
Current portion of early retirement obligation	200	27
Unrealized loss on foreign currency contracts	150	—
Other	397	—

Total Other current liabilities	747	27

Note payable to affiliate

        In 2002, we entered into a note agreement with an affiliate company, under which we borrowed $1,950,000 that bears interest at a rate of LIBOR plus 5%. As of December 31, 2006 and 2006 the short-term portion of this debt was nil and €803, respectively.

Note 9—Pensions and Postretirement Plans

        Substantially all our employees were participants in various defined benefit pension plans and defined contribution plans administered and sponsored by KPN. Benefits under the defined benefit pension plans are based primarily on years of service and employees' compensation. The majority of our pension expenses relate to pension plans in The Netherlands and the United States.

        As discussed in Note 2, these combined financial statements reflect the defined benefit plans on a multi-employer basis in accordance with FAS 87. As such, KPN allocated costs associated with the pension plans to us based upon a ratio of weighted pensionable income for service costs and allocates costs associated with other components of pension expense, such as interest costs, amortization of actuarial gains/losses, etc., based on projected benefit obligations relative to the total projected benefit obligation of the plans. We believe this methodology is a reasonable basis of allocation.

        Assumptions used to determine the net periodic pension cost for KPN's principal pension plans during the period are as follows:

	December 31,
	2006	2005
	%	%
Discount rate	4.7	4.2
Expected salary increases	2.5	2.5
Expected return on assets	6.2	6.3
Expected indexation	85	85

        For the years ended December 31, 2006, 2005 and 2004 the amount of pension expense allocated to us from KPN for our employees participating in KPN pension plans was approximately €325, €534 and €615, respectively.

        Dutch employees of KPN are also eligible for early retirement benefits. This plan is accounted for in accordance with FAS 87 (as amended by FAS 158). The early retirement plan is neither funded nor insured through a third party, but is paid directly by us to the early retirement employees. As of January 1, 2006, the retirement age increased from 62 to 65 years. The following transitional early retirement plans remain for retirement before the age of 65:

  •
  KPN guarantees employees born before 1950 and who were in service on April 1, 2000 a benefit of 80% of final salary from age 62 to 65;

  •
  for employees born in the period 1950-1959 and who were in service on April 1, 2000 KPN guarantees a benefit of 75% of final salary for employees born in 1950 diminishing to 70% for employees born in 1959 and a retirement age of 62 years for employees born in 1950 increasing to 63.5 years for employees born in 1959; and

  •
  KPN guarantees 80% of final salary until the age of 65 to employees born before 1950 and 75% to employees born in or after 1950. For employees that served 25 years or more on April 1, 1996 early retirement starts at age 61 or after 40 years of service.

        Assumptions used to determine the net periodic cost for KPN's early retirement plans during the period are as follows:

	December 31,
	2006%	2005%
Discount rate	4.2	3.4
Expected salary increases	2.5	2.5
Expected indexation	85	85

KPN allocated early retirement expenses (service costs, interest costs, prior service costs, and actuarial gains and losses) to us based on a ratio of service costs relating to our employees relative to the KPN early retirement costs. KPN allocated the early retirement provision (projected benefit obligation), and the adjustment to Accumulated Other Comprehensive Income for the adoption of FAS 158 (€103 of unrecognized prior service costs, and €308 of unrecognized actuarial gain and losses) to us based on a ratio to the projected benefit obligation relating to our employees relative to the KPN projected benefit obligation. For the years ended December 31, 2006, 2005 and 2004 the amount of early retirement expense was €49, €57 and €60, respectively. We recognized a liability relating to early retirement obligations for our employees amounting to €928 (of which current €200 and non current €728) and €1,342 at December 31, 2006 and 2005, respectively.

        Certain of our entities offer defined contribution plans to eligible employees, whereby employees contribute a portion of their compensation, which is partially matched by KPN. Once the contributions have been paid KPN has no further payment obligations. Contribution costs for these plans were €27, €24 and €23 for the years ended December 31, 2006, 2005 and 2004, respectively. There were no unpaid contributions as of December 31, 2006.

Note 10—Share Based Compensation

Share option plans

        We provide management and our employees with KPN stock options under the terms of the KPN share option plans (the "Plan"). The stock options we provide are for a fixed number of shares with an exercise price equal to the fair value of the KPN stock unless otherwise stated on the date of grant. We recognize compensation expense for stock option awards granted on a straight-line basis over the requisite service period of the award. Total share based compensation with respect to stock option awards amounted to €37, €35 and €61 for the years ended December 31, 2006, 2005 and 2004, respectively. Such amounts are based on the fair values for options granted to our employees. The total income tax benefit recognized in the income statement for the stock option awards was €11, €11, and €21 for the years ended December 31, 2006, 2005, and 2004, respectively.

        All options granted are equity settled options and are forfeited when employees leave for reasons other than retirement, disability or death (except for some personnel plans).

        All options were granted with exercise prices equal to market value unless otherwise noted below. In addition, there were no options granted in 2006.

	Plan	Exercise price (in euro)	Exercise period	Exercisable (after grant date)	Vesting period
2004	Management	6.45	8 years	3 years	3 years
	Personnel	6.45	5 years	3 years	None
2005	Management	6.73	8 years	3 years	3 years
	Personnel	6.73	5 years	3 years	3 years

        The profits for options exercisable immediately from any exercise prior to the end of the 3-year vesting period will be held in escrow until the shares are vested. The profit will be released to the relevant individuals, provided that the individuals remain employed by us.

Fair value disclosures

        The following table reflects the weighted average fair value per option granted, as well as significant weighted average assumptions used in determining those fair values using the binomial pricing model for stock options issued under the Plan.

	2005	2004
Risk free interest rate	2.80%	3.20%
Dividend yield	3.00%	2.00%
Expected life (years)	4.3	4.4
Volatility	50.80%	62.70%
Weighted average exercise price of options granted with an exercise price equal to the market price of the stock on the grant date (in euros)	6.73	6.45
Weighted average exercise price of options granted with an exercise price that exceeds the market price of the stock on the grant date (in euros)	—	—
Weighted average fair value of options granted with an exercise price equal to the market price of the stock on the grant date (in euros)	2.48	3.04
Weighted average fair value of options granted with an exercise price that exceeds the market price of the stock on the grant date (in euros)	—	—

        The risk-free rate was based on a zero-coupon government bond yield curve in effect at the time of grant. The expected dividend yield is based on the expected dividend on the KPN shares. The estimate of the expected life was determined using historical exercise data. The estimate of expected volatility is based on the historical volatility of the KPN share over the period which approximates the expected life of the options.

Stock options

        The following table summarizes option activity under the Plan for our employees during 2006, 2005 and 2004.

	Shares under option	Weighted average per share exercise price (in euros)
Outstanding December 31, 2003	68,195	8.15

Options granted	22,850	6.45
Options exercised	(17,000)	6.19
Transfers to and from other KPN entities	3,140	5.30
Options forfeited	(730)	18.06

Outstanding December 31, 2004	76,455	7.87

Options granted	33,200	6.73
Options exercised	(7,600)	6,39
Transfer to and from other KPN entities	6,070	5.63
Options forfeited	(1,450)	65.20

Outstanding December 31, 2005	106,675	6.71

Options exercised	(23,810)	5.99
Options forfeited	(5,200)	14.71
Transfer to and from other KPN entities	(22,315)	6.25

Outstanding December 31, 2006	55,350	6.46

        The following is a summary of the status of employees' stock options outstanding and exercisable as of December 31, 2006:

	Options outstanding			Options exercisable
Range of exercise prices	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price (in euros)	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price (in euros)
5.00 – 5.50	2,500	0.2	5.19	2,500	0.2	5.19
5.50 – 6.00	6,550	1.3	5.94	6,550	1.3	5.94
6.00 – 6.50	21,500	3.8	6.45	1,800	0.2	6.49
6.50 – 7.00	24,800	4.8	6.73	—	—	—
Total	55,350	3.79	6.46	10,850	0.86	5.86

        The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2006, was €239 and €53, respectively, which represents the amount option holders would have received had they exercised their options as of that date. The intrinsic value is the difference between KPN closing stock price on the last trading day of 2006 and the stock option exercise price, multiplied by the number of stock option shares. The intrinsic value of options exercised in 2006, 2005 and 2004 was €114, €16 and €14, respectively. Total compensation cost related to non-vested stock options not yet recognized as of December 31, 2006 amounted to €32 and is expected to be recognized over a weighted-average period of approximately 0.9 years. The amount of cash KPN received as a result of options exercised by KPN GCS employees in 2006, 2005 and 2004 is €143, €49 and €105.

Other stock awards

        In April 2006 KPN GCS granted 5,100 restricted KPN shares to its management which vest over a three-year period depending on KPN's total shareholder return position ranking relative to its peer group of 16 European telecommunications companies (including KPN) as determined on December 31, 2008. In the event that KPN is ranked in the last four of its peer group index, no restricted shares vest. If KPN is ranked between the ninth and twelfth positions, 50% of the restricted shares vest immediately and the remaining shares will be forfeited. In the event that KPN is ranked between the fifth and eighth position, 100% of the restricted shares vest immediately. If KPN is ranked in the top four of its peer index, 200% of the restricted shares will vest immediately. Once vested the restricted shares have a lock-up period of two years and therefore are not available to be traded from April 2009 through April 2011. The total compensation expense associated with these awards for 2006 was €14.

        As per April 13, 2009, management is able to sell a number of unconditional granted shares only up to the amount to settle the wage taxes liability relating to the profit made on the stock compensation plan. From April 13, 2011 all remaining shares are available for trading.

        The following table presents the non-vested shares for the Plan for 2006. The weighted average fair value of a share at grant date is calculated using the Monte Carlo Simulation model. This model simulates share prices, Total Shareholders Return (TSR), ranking and fair value calculation for KPN and 16 of its peer companies.

	Shares	Weighted average fair value at grant date
Non-vested at December 31, 2005	—	—
Granted	5,100	11.67
Vested	—	—
Forfeited	—	—

Non-vested at December 31, 2006	5,100	11.67

        The fair value of each share at the grant date is determined using the following assumptions:

Risk-free interest rate (based on EURO governments bonds with a remaining time to maturity of 3 years)	3.1%
Expected dividend for KPN (based on 1-year historical daily data preceding the date of award)	5.1%
Expected volatility (based on 3-years daily historical data over the period April 13, 2003 - April 12, 2006)	21.7%

Note 11—Income Taxes

        The components of income before income taxes are:

	December 31,
	2006	2005	2004
The Netherlands	47,360	46,827	32,601
United States of America	340	1,127	361

Total	47,700	47,954	32,962

        Until April 1, 2006, all of the Dutch KPN GCS activities are included in a fiscal unity for the respective years. KPN is the ultimate tax paying company for this fiscal unity. During 2005 and 2004, the calculated income tax is based on tax rates that we would be subject to should we file our own tax returns. Subsequent to the legal demerger of the KPN GCS activities in 2006, KPN GCS B.V. is no longer included in the fiscal unity and, accordingly, the calculated income tax for the period is based on the actual tax rate applicable to KPN GCS B.V.'s tax return that will be separately filed for 2006.

        All entities in the fiscal unity are liable for corporate income tax debts of the fiscal unity, relating to the period in which they were a part of the fiscal unity. The results of our U.S. based subsidiary, INS Inc., are included in U.S. federal and state income tax returns.

        Our income tax expense consists of the following:

	December 31,
	2006	2005	2004
Current:
The Netherlands	15,165	19,088	16,607
United States of America	88	593	747

	15,253	19,681	17,354
Deferred:
The Netherlands	(1,146)	(4,442)	(5,930)
United States of America	23	(39)	(568)

	(1,123)	(4,481)	(6,498)

Total income tax expense	14,130	15,200	10,856

Effective tax rate (computed)	29.6%	31.7%	32.9%
Statutory income tax rate (The Netherlands)	29.6%	31.5%	34.5%

        Differences between the income tax computed at the statutory income tax rate and the income tax provision are as follows:

	December 31,
	2006	2005	2004
Income tax expense at statutory income tax rate in The Netherlands	14,119	15,106	11,372
Foreign tax differential (Netherlands vs. USA)	11	196	55
Effect of change in statutory rate	—	(102)	(571)

Total provision for income taxes	14,130	15,200	10,856

        The effect of change in statutory rate results from the revaluation of deferred tax assets and liabilities at the enacted tax rates. In accordance with the Dutch tax legislation, the statutory tax rate has been lowered to 29.6% in 2006 and will be further reduced to 25.5% as from 2007. As a result, the provisions reflect the impact of these reductions in Dutch statutory income tax rates that were enacted before the balance sheet dates.

        The income tax expense in the Combined Statements of Operations has been determined on a separate return basis. We are required to assess the realization of its deferred tax assets and the need for a valuation allowance on a separate return basis, and exclude from that assessment any utilization of those losses by KPN. This assessment requires judgment on the part of management with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets.

        Significant components of our net deferred tax assets/(liabilities) are as follows:

	At December 31,
	2006			2005
	Current	Non-current	Total	Current	Non-current	Total
Deferred tax assets
Differences in depreciation rate of equipment	—	249	249	—	272	272

Gross deferred tax assets	—	249	249	—	272	272
Valuation allowance	—	—	—	—	—	—

Net deferred tax assets	—	249	249	—	272	272
Deferred tax liabilities
Miscellaneous accruals	—	—	—	(1,146)	—	(1,146)

Total deferred tax liabilities	—	—	—	(1,146)	—	(1,146)

Net deferred taxes recognized	—	249	249	(1,146)	272	(874)

        The following is a summary of our Income and other taxes payable:

	December 31,
	2006	2005
Income taxes	12,099	654
Other taxes	757	—

Total Income and other taxes payable	12,856	654

Note 12—Derivative Financial Instruments

        We are exposed to foreign currency risk which can create volatility in earnings and cash flows from period to period. We have forecasted transactions denominated in foreign currencies (principally US dollars). We seek to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and foreign currency-denominated forecasted transactions. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency-denominated transactions. Hedge accounting is not applied in the combined financial statements of KPN GCS. At December 31, 2006 and 2005, the fair market value of unsettled foreign exchange derivatives was (€150) and €60, respectively. At December 31, 2006 and 2005, these were recorded within prepaid expenses other current assets or other current liabilities and accrued expenses in the Combined Balance Sheets.

Embedded derivatives

        We have no embedded derivative instruments.

Valuation of derivative instruments

        The fair value of derivative instruments is sensitive to movements in the underlying market rates and variables. We monitor the fair value of derivative instruments on a periodic basis. Foreign currency forwards are valued using forward rates observed from quoted prices in the relevant markets when possible.

Note 13—Commitments and Contingencies

Commitments

Operating and capital lease commitments

        We lease certain buildings, vehicles, and office equipment. We did not have any material capital leases as of December 31, 2006 or 2005. We enter into certain unconditional commitments with various suppliers for the purchase of minutes to be used in the ordinary course of our business. Our contractual obligations for 2007 amount to US$ 105,000 for operating leases and €19,002 for purchase commitments.

Guarantees and indemnifications

        We have not entered into any significant agreements that would require us, as a guarantor, to recognize a liability for the fair value of obligations undertaken in issuing the guarantee.

Contingent Liabilities

        We are involved in disputes for collection, related commercial disputes, claims by former employees, and claims from carriers and foreign service partners over reconciliation of payments for traffic volume. We vigorously pursue disputes that we have brought and contest claims against us.

        For the period until March 31, 2006, the majority of our businesses did not file separate income tax returns. Accordingly, certain tax authorities have the right to hold an individual entity within the tax grouping liable for any and all liabilities outstanding of the group. We believe it is remote that we will be held responsible for tax liabilities incurred by other KPN entities.

Note 14—Related Party Transactions

        These combined financial statements include transactions with affiliates. We entered into agreements with KPN and its subsidiaries for the sale of international wholesale minutes and the provision of corporate administrative services for the periods presented.

Revenue/cost of revenue

        Revenue from KPN and its subsidiaries amounted to approximately €165,251, €201,211 and €173,553 for the years ended December 31, 2006, 2005 and 2004, respectively, and is reported in Net revenues from related parties in the Combined Statements of Operations.

        Cost of revenue purchased from KPN and its subsidiaries amounted to approximately €113,172, €120,985 and €129,305 for the years ended December 31, 2006, 2005 and 2004, respectively, and related to services for the procurement and transmission of sending and receiving traffic (provided to KPN

GCS by KPN and its subsidiaries). Agreements between KPN GCS and KPN and its subsidiaries for the sale of wholesale international minutes were made at various prices and quantities.

        Agreements for the sale and purchase of traffic from and to KPN are made annually and reviewed periodically. The agreements are based on the internal pricing policies of KPN and relevant regulatory requirements.

        Effective June 19, 2006, KPN GCS B.V. entered into new SLAs with KPN and its subsidiaries. Under these agreements, revenues earned and costs incurred from KPN changed to reflect market prices. Compared to the pricing model effective until that date, this resulted in a decrease of internal revenues of €24,800 in the period from June 19, 2006 until December 31, 2006, due to the reduction in sales price for the termination of international voice traffic coming from the retail organization of KPN. Costs decreased as a result of lower prices for national and international transmission (€700) and corporate services (€4,000) over the same period due to new SLAs, compared to the pricing model up to June 19, 2006.

        In April 2005, the internal pricing model was adjusted as a result of organizational changes at KPN, resulting in an increase in our revenue from internal parties, and a decrease in cost of revenue purchased from related parties. The internal pricing policies are not necessarily indicative of the prices we would have paid or received had we been a stand alone company.

Allocated costs/expenses

        As discussed in Note 1, we rely on our Parent for a substantial part of our operational and administrative support for which we are allocated costs primarily consisting of selling, general and administrative expenses, such as, costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs. Selling, general and administrative expenses include allocated corporate and divisional costs from KPN, which costs were approximately €16,404, €16,031 and €3,555 for the years ended December 31, 2006, 2005 and 2004, respectively.

        Selling, general and administrative expenses were allocated based on the ratio of our revenue, operating expenses, and FTEs compared to comparable revenue, operating expenses, and FTEs of KPN, as appropriate for each cost category.

        In 2005, the allocated costs increased compared to previous years as a result of simplification of KPN's group structure (to improve market focus), which was, amongst others, reflected in centralization of certain services, and a reduction of the complexity of the KPN internal cost allocation and transfer pricing methodology. Certain services, such as accounting and HR services, were centralized starting in 2005. As a result, our portion of the KPN allocated costs increased, partially offset by a decrease in external costs associated with these services. Furthermore, to reduce complexity in the KPN internal transfer pricing system, certain selling, general and administrative expenses were directly charged to us instead of indirectly through Cost of revenue—purchased from related parties. This resulted in significantly higher selling, general and administrative charges directly allocated to us in 2005 compared to 2004. This was however offset by an increase in Revenue from related parties (including an uplift in transfer prices as a result of higher costs incurred), and a decrease in Cost of revenue from related parties (resulting from the direct allocation of such costs to selling, general and administrative expenses instead of through Cost of revenue—purchased from related parties). These also resulted from the simplification of the group structure which changed the routing of intercompany charges.

        The selling, general and administrative expenses charged to us do not necessarily reflect the utilization of services provided to or the benefits received by us during the periods presented. In general, we believe the allocated charges, combined with the intercompany prices for traffic, were reasonable under the specific circumstances.

        There has been no allocation of interest expense from KPN as there is no debt specific to KPN GCS.

        As of December 31, 2006 and 2005, we had receivables from KPN and its subsidiaries of €25,613 and €5,815, respectively. These amounts are reflected in Accounts receivable from related parties on the Combined Balance Sheets.

        As of December 31, 2006 and 2005, we had a note payable to affiliate of nil and €803, respectively (note 8).

        The following table illustrates the transaction activity for accounts receivable from related parties.

	Accounts receivable from related parties	Note payable to affiliate
Balance, January 1, 2004	14,563	(2,203)
Sales	173,553	—
(Purchases)	(132,860)	—
Cash (receipts)/payments	(46,608)	—
Foreign currency	—	122

Balance, December 31, 2004	8,648	(2,081)
Sales	201,211	—
(Purchases)	(137,016)	—
Cash (receipts)/payments	(67,028)	1,347
Foreign currency	—	(69)

Balance, December 31, 2005	5,815	(803)
Sales	165,251	—
(Purchases)	(129,572)	—
Cash (receipts)/payments	(15,881)	803
Foreign currency	—	—

Balance, December 31, 2006	25,613	—

Note 15—Net distributions to KPN

        Amounts included in net distributions to KPN include net capital distributions made to KPN and settlement of intercompany balances with KPN. During 2006, KPN GCS settled intercompany balances amounting to €5,486 to KPN and KPN GCS B.V. paid a dividend of €16,500 to KPN.

Note 16—Subsequent events

        As per January 1, 2007, KPN GCS B.V. entered into new SLAs with related KPN parties. The changes in these SLAs mainly reflect trends in the wholesale market which resulted in lower prices for the international transmission and will negatively impact Net revenue from related parties and Cost of revenue—purchased from related parties.

KPN Global Carrier Services

INDEX TO COMBINED FINANCIAL STATEMENTS

(unaudited)

Combined Financial Statements:
Combined Statements of Operations for the three months ended March 31, 2007 and 2006
Combined Balance Sheets as of March 31, 2007 and December 31, 2006
Combined Statements of Changes in Invested Equity for the three months ended March 31, 2007
Combined Statements of Cash Flows for the three months ended March 31, 2007 and 2006
Notes to the Combined Financial Statements

KPN Global Carrier Services

COMBINED STATEMENTS OF OPERATIONS

(unaudited)

(Amounts in thousands of euros unless otherwise stated)

	Three months ended March 31,
	2007	2006
Net revenue from external parties	103,055	118,847
Net revenue from related parties	32,171	44,053

Total revenue	135,226	162,900
Costs and operating expenses:
Cost of revenue—purchased from external parties (excluding depreciation and amortization)	101,914	110,429
Cost of revenue—purchased from related parties (excluding depreciation and amortization)	22,726	30,136
Selling, general and administrative	2,865	5,970
Depreciation and amortization	902	1,287

Total costs and operating expenses	128,407	147,822

Income from operations	6,819	15,078
Interest income	126	14
Interest expense	(221)	(25)
Foreign exchange gain	29	735

Income before income taxes	6,753	15,802
Income tax expense (note 11)	(1,737)	(4,711)

Net income	5,016	11,091

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED BALANCE SHEETS

(unaudited)

(Amounts in thousands of euros unless otherwise stated)

	March 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	8,304	16,979
Trade accounts receivable and unbilled revenue, net of allowance for doubtful accounts of €8,554 and €9,745 in 2007 and 2006, respectively (note 4)	118,239	123,048
Trade accounts receivable from related parties (note 14)	32,856	25,613
Prepaid expenses and other current assets (note 5)	5,873	2,021

Total current assets	165,272	167,661
Non-current assets
Property, plant and equipment, net (note 6)	6,480	7,233
Intangible assets, net (note 7)	910	1,060
Deferred income taxes, net (note 11)	294	249
Other non-current assets (note 5)	517	528

Total non-current assets	8,201	9,070

Total assets	173,473	176,731

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable and accrued expenses (note 8)	135,104	144,234
Accrued income and other taxes (note 11)	14,090	12,856
Other current liabilities (note 8)	421	747

Total current liabilities	149,615	157,837
Long-term liabilities
Early retirement obligation (note 9)	712	728

Total liabilities	150,327	158,565
Commitments and contingencies (note 13)
Invested equity
Net investment from KPN	22,874	17,844
Accumulated other comprehensive income	272	322

Total invested equity	23,146	18,166

Total liabilities and invested equity	173,473	176,731

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

(unaudited)

(Amounts in thousands of euros unless otherwise stated)

	Contributed capital	Accumulated other comprehensive income	Total invested equity
Balance at December 31, 2006	17,844	322	18,166
Net income for the three months ended March 31, 2007	5,016	—	5,016
Foreign currency translation adjustments	—	(34)	(34)
Amortization of unrecognized prior service costs and actuarial gains/losses	—	(16)	(16)

Total comprehensive income	—	—	4,966
Capital contributions by KPN	14	—	14

Balance at March 31, 2007	22,874	272	23,146

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

COMBINED STATEMENTS OF CASH FLOWS

(unaudited)

(Amounts in thousands of euros unless otherwise stated)

	Three months ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	5,016	11,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	902	1,287
Capital contribution by KPN	14	37
Changes in operating assets and liabilities:
Trade accounts receivable and unbilled revenue	4,809	14,749
Trade accounts receivable from related parties	(7,243)	(17,082)
Prepaid expenses and other current assets	(3,886)	1,666
Accounts payable and accrued expenses	(9,130)	(18,727)
Accrued income and other taxes	1,234	5,847
Other liabilities	(357)	(753)

Net cash used in operating activities	(8,641)	(1,885)
Cash flows from investing activities:
Purchases of property, plant and equipment	—	—

Net cash used in investing activities	—	—
Cash flows from financing activities:
Payments on note payable to affiliate	—	(803)

Net cash used in financing activities		(803)
Effect of exchange rate changes on cash	(34)	27

Net change in cash and cash equivalents	(8,675)	(2,661)
Cash and cash equivalents at beginning of period	16,979	17,421

Cash and cash equivalents at end of period	8,304	14,760

Supplemental disclosures of cash flow information
Taxes paid	20	172
Interest paid	—	25

The accompanying notes are an integral part of these combined financial statements.

KPN Global Carrier Services

Notes to the Combined Financial Statements

(unaudited)

(Amounts in thousands of euros unless otherwise stated)

Note 1—Business and Basis of Presentation

        The unaudited combined financial statements have been prepared by us and, in the opinion of management, fairly present the financial position and results of operations as at and for the periods indicated. Interim results are not necessarily indicative of results for a full year.

        KPN Global Carrier Services ("KPN GCS", "we", "our") is an integrated part of the Wholesale and Operations Segment of Koninklijke KPN N.V. ("KPN" or "Parent"). We provide termination of international voice traffic originating outside and inside the Netherlands to any place in the world. Our services include:

  •
  International wholesale voice services in different quality classes and international direct dialing: services for calls originating or terminating in the Netherlands;

  •
  Transit: transit through our network of international calls from one foreign network to another foreign network;

  •
  Wholesale free phone services: transport of international toll free numbers;

  •
  Solutions for mobile operators: termination of voice traffic, SMS Interworking, MMS Interworking and UMTS based services (Mobile Matrix); and

  •
  Solutions for ISPs: voice access services connecting Voice over Internet Protocol traffic to switched networks internationally.

        We operate worldwide through primary sales/distribution channels located in The Hague, New York, Miami, Hong Kong, Rio de Janeiro, Cape Town, Istanbul and Singapore.

        Through March 31, 2006, KPN's international wholesale voice activities were carried out within the following wholly- owned subsidiaries of KPN: KPN B.V., KPN Eurovoice B.V., KPN Eurovoice Holding B.V., KPN Wholesale Voice Services Hong Kong Ltd, KPN Eurovoice Singapore Pte Ltd and KPN International Network Services Inc. ("INS Inc.").

        Effective April 1, 2006, KPN Global Carrier Services B.V. ("KPN GCS B.V.") was incorporated. This new entity, created through a legal demerger, holds the international wholesale voice activities that were previously included in KPN. Furthermore, on December 5, 2006, KPN GCS B.V. merged with KPN Eurovoice Holding B.V. and KPN Eurovoice B.V. KPN GCS B.V. is the owner of 100% of KPN Wholesale Voice Service Hong Kong Ltd and KPN Eurovoice Singapore Pte Ltd. With the exception of the activities of INS Inc., all international wholesale voice activities carried out by KPN are included in either KPN GCS B.V. or a wholly-owned subsidiary of KPN GCS B.V.

        These combined financial statements present the financial position and results of operations of KPN GCS B.V., along with the financial position and results of operations of INS Inc., and have been derived from the accounting records of KPN. We believe the assumptions underlying the combined financial statements are reasonable. However, the combined financial statements included herein may not necessarily be representative of amounts that would have been reflected in the financial statements had we historically operated independently of our Parent. The legal demerger did not result in changes to the valuation of assets and liabilities or the assumptions utilized in preparing these combined financial statements.

        Until June 19, 2006 revenues earned and costs incurred from KPN by KPN GCS were based on an arrangement to segment a certain percentage of the retail revenues and costs to the wholesale organisation. Effective June 19, 2006, KPN GCS entered into new service level agreements ("SLAs") with KPN and its subsidiaries. Under these agreements, revenues earned and costs incurred from KPN changed to reflect market prices. Had these SLAs been in effect from January 1, 2006 the revenue for the three months ended March 31, 2006 would have been €12,805 lower.

        As per January 1, 2007, KPN GCS B.V. entered into new SLAs with related KPN parties. The changes in these SLAs mainly reflect trends in the wholesale market which resulted in lower prices for international transmission and will decrease Net revenue from related parties and Cost of revenue—purchased from related parties.

        We benefit from certain related party revenue and purchase agreements with KPN that include sale prices per minute and costs per minute that are not necessarily representative of the amounts that would have been reflected in the financial statements had we been an entity operating independently of our Parent.

        We rely on our Parent for a substantial part of our operational and administrative support for which we are allocated costs primarily consisting of selling, general and administrative expenses, such as, costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs.

        Selling, general and administrative expenses were allocated based on the ratio of our revenue, operating expenses, and on the number of full time equivalents (FTEs) compared to KPN comparable revenue, operating expenses, and FTEs, as appropriate for the cost category.

        The selling, general and administrative expenses charged to us do not necessarily reflect the utilization of services provided or the benefit received by us during the periods presented. As a whole, we believe the allocated charges, combined with the intercompany prices for traffic were reasonable under the specific circumstances.

        KPN uses a centralized approach to cash management and financing of its operations. During the periods covered by these combined financial statements, cash deposits were remitted to KPN on a regular basis and are reflected within Trade accounts receivable from related parties on the Combined Balance Sheets. Similarly, our cash disbursements were funded through KPN's cash accounts. As a result, none of KPN's cash, cash equivalents or liabilities pertaining to bank overdrafts has been allocated to us in the combined financial statements. The cash and cash equivalents in the combined financial statements represents amounts held in banks. For the three months ended March 31, 2007 as well as the year ended December 31, 2006, there was no debt specific to KPN GCS B.V.

        Assets and liabilities of KPN such as employee benefit balances, excluding the early retirement obligation, and current tax liabilities have not been allocated to us and are included in Invested Equity on the Combined Balance Sheets; however, the expenses pertaining to these items have been reflected in the Combined Statements of Operations.

        Our combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Market Risk

        Our primary market risk exposure is related to foreign currency exchange rates. We are exposed to foreign currency risk which can create volatility in earnings and cash flows from period to period. We have forecasted transactions denominated in foreign currencies (principally US dollars). We seek to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and foreign currency-denominated forecasted transactions. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency-denominated transactions. Hedge accounting is not applied in the combined financial statements of KPN GCS.

        Although we conduct our business in various regions of the world, most of our revenues are denominated in euros with the remaining being generally denominated in US dollars. Thus, we are exposed to foreign currency exchange rate fluctuations as the financial results and balances of our foreign subsidiaries are translated into euros. As exchange rates vary, these results, when translated, may vary from expectations and may adversely impact our results of operations and financial condition. Accordingly, if the euro weakens relative to foreign currencies, particularly the US dollar, our foreign currency denominated revenues and expenses would increase when stated in euros. Conversely, if the euro strengthens, our foreign currency denominated revenues and expenses would decrease.

Note 2—Significant Accounting Policies

        A summary of the significant accounting policies used in the preparation of the accompanying combined financial statements is presented below.

Principles of combination

        The combined financial statements include the accounts and activities that are part of KPN GCS B.V. and INS Inc., both of which are wholly-owned by KPN. Before April 1, 2006, these activities were part of the following wholly-owned subsidiaries of KPN: KPN B.V., KPN Eurovoice B.V., KPN Eurovoice Holding B.V., KPN Wholesale Voice Services Hong Kong Ltd, KPN Eurovoice Singapore Pte Ltd and INS Inc.

        All significant intercompany balances and transactions with combined entities have been eliminated. However, intercompany balances and transactions with KPN and its other subsidiaries ("related party" or "affiliates") have not been eliminated, but are presented herein as balances and transactions with related parties or affiliates.

Use of estimates

        The preparation of these combined financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amount of revenues and expenses during the reporting periods. Some of the more significant estimates pertain to the allowance for doubtful accounts, depreciable lives of long-lived assets, recoverability of intangible and long-lived assets, deferred tax assets and liabilities and related valuation allowance, early retirement obligations, pension expense, and various other provisions and contingencies. On an ongoing basis, management reviews its estimates based upon currently available information. Actual results could differ from those estimates.

Foreign currency

        The functional currency has been determined to be the euro, with the exception of the operations in the United States and Hong Kong, in which the functional currency is the US dollar and the Hong Kong dollar, respectively. Assets and liabilities of the United States and Hong Kong operations are translated into euros at exchange rates on the balance sheet date. Revenues and expenses are translated into euros at the weighted average exchange rates in effect during the period. The effects of these translation adjustments are reported within Accumulated Other Comprehensive Income, a component of Invested Equity.

        Transactions in foreign currency are recorded at the original rates of exchange in force at the time the transactions are effected. Exchange differences arising on (i) settlement of transactions and (ii) translation of such transactions, given that no settlement has occurred, are recognized in the combined statement of operations.

        We enter into foreign currency forward contracts to manage foreign currency exposures related to sales to foreign customers. We do not have designated hedges in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), and accordingly, any unrealized gains and losses are recorded in the Combined Statements of Operations and in the Combined Balance Sheets within Prepaid expenses and Other current assets or Other current liabilities.

Other comprehensive income

        Other comprehensive income includes charges or credits to equity that are not the result of transactions with shareholders. Other comprehensive income relates to foreign currency translation adjustments from entities with functional currencies other than the euro in addition to amortization of unrecognized losses and prior service costs for pensions. Components of other comprehensive income are included within the Combined Statements of Changes in Invested Equity.

Cash and cash equivalents

        Cash and cash equivalents consist of all highly liquid investments that are readily convertible into cash and have original maturities of three months or less at time of purchase. At March 31, 2007, 56% of cash and cash equivalents were denominated in euros and 44% in US dollar. At December 31, 2006, 73% of cash and cash equivalents were denominated in euros and 27% in US dollar. At March 31, 2007 and December 31, 2006 we had restricted cash amounts of nil and nil, respectively.

Accounts receivable

        Accounts receivable are stated at face value, less an allowance for doubtful accounts. Collectibility of accounts receivable is reviewed regularly and is based upon our knowledge of customers and compliance with credit terms. The allowance for doubtful accounts is adjusted based on such evaluation, with a corresponding charge included in Selling, general and administrative expense. Accounts receivable and their related allowance balances are written-off when we deem them uncollectible.

Property, plant and equipment

        Property, plant and equipment are stated at historical cost less accumulated depreciation and any recognized impairment loss. Additions and improvements that extend the useful life of an asset are capitalized; maintenance and repairs are expensed as incurred. When assets are fully depreciated, retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the Combined Statements of Operations. The cost of property, plant and equipment is depreciated using the straight-line method over the following estimated useful lives of the respective assets:

Category	Depreciation period
Switches and other network equipment	3-7 years
Other tangible fixed assets	3-7 years

Leases

        Capital leases, which meet specific criteria noted in SFAS No. 13, "Accounting for leases", (FAS 13) are capitalized at the inception of the lease at the present value of the minimum lease payments. All other leases are accounted for as operating leases. Lease payments for capital leases are apportioned to interest expense and a reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term. Operating lease payments are recognized as an expense on a straight-line basis over the corresponding lease term.

Intangible assets

        We do not have any indefinite-lived intangible assets. Definite-lived intangible assets, which primarily consist of internally developed software, are amortized on a straight-line basis over their estimated useful lives of 3 years. In accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), costs associated with the internally developed software are capitalized when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable of being completed. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use.

Impairment of property, plant and equipment and other intangible assets

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144), we review the value of our property, plant and equipment and other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceed their fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes

        For the period until March 31, 2006, the majority of our businesses did not file separate tax returns as these entities were included in the tax grouping of other KPN entities within the respective entity's tax jurisdiction. The income tax expense included in these combined financial statements was calculated using a method consistent with a separate return basis, as if we were a separate taxpayer. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under the respective jurisdictional enacted tax laws and rates. A valuation allowance is recorded when it is considered more likely than not that the deferred tax assets will not be realized. As a result of the legal demerger on April 1, 2006, KPN GCS B.V. files a separate tax return as from that date, which includes the businesses that are a part of the newly formed structure. Accordingly, the income tax liability as of March 31, 2007, and December 31, 2006, primarily relates to KPN GCS B.V.

        On January 1, 2007, KPN GCS adopted FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB statement No. 109" (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements, uncertain tax positions that it has taken or expects to take on a tax return. This interpretation requires that a company recognize in its financial statements the impact of tax positions that meet a "more likely than not" threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. The adoption of FIN 48 did not have an impact on the accompanying Combined Financial Statements. In addition, our policy is to recognize interest and penalties related to income taxes as a component of the provision for income taxes on the Combined Statement of Operations.

Revenue recognition

        In accordance with US GAAP, including the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), we recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of an arrangement, delivery has occurred or the service has been provided, the sales price is fixed or determinable and collectibility is reasonably assured. Traffic fees are charged at an agreed price for a fixed duration of time or capacity and are recognized as revenue based upon usage of our network and facilities.

        Estimates for incentive rebates and other allowances are recorded as a reduction of revenues in the period the related revenues are recorded. These estimates are based upon contracted terms, historical experience and information currently available to management with respect to business and economic trends. Revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Research and development

        Research and development costs are allocated to us from KPN as corporate expenses. Research and development costs are expensed as incurred.

Advertising

        Advertising costs are allocated to us from KPN as corporate expense and primarily relate to our share of the costs relating to media, agency and promotional activities. Advertising costs are expensed as incurred.

Pension plans and post-retirement plans

        Substantially all our employees participate in the defined benefit pension plans, defined contribution pension plans, and post-retirement plans, as administered and sponsored by KPN. Contributions made to defined contribution plans are expensed as incurred. We account for our defined benefit pension plans, early retirement plan, and post-retirement plans in accordance with SFAS No. 87, "Employers' Accounting for Pensions" (FAS 87), SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" (FAS 158), SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS 106), respectively. Our employees participate in KPN's defined benefit pension plan and the plan's assets and liabilities are combined with those related to other KPN businesses. Similarly, KPN manages its post-retirement benefit plans on a combined basis with claims data and liability information related to our company aggregated and combined with other KPN businesses. As a result, excluding the early retirement obligation, no employee benefit assets or liabilities are reflected on our combined balance sheets, and our pension and other post-retirement expenses have been determined on a multi-employer plan basis and are reflected in the results of operations.

Derivative financial instruments

        We use forward foreign currency contracts in order to manage our exposures to movements in foreign exchange rates. SFAS 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities—deferral of the effective date of FAS 133" (FAS 137), and SFAS No. 138, "Accounting for certain Derivative Instruments and certain Hedging Activities" (FAS 138), requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that do not qualify for hedge accounting must be adjusted to fair value through earnings. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in comprehensive income until the hedged item is recognized in earnings. During the three months ended March 31, 2007, and 2006, we did not designate any derivatives as hedges for accounting purposes.

Concentration of credit risk

        Financial instruments that potentially subject us to concentrations of credit risk are primarily accounts receivable. No external customers represented 10% or more of our total net revenues for the periods presented. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising our customer base and their dispersion across different industries and geographies.

Fair value disclosures

        The carrying value of receivables, prepaid expenses, and current liabilities approximate their fair value due to the short nature of these instruments.

Stock-based compensation

        Certain of our employees participate in KPN stock-based compensation plans. At March 31, 2007, KPN had four employee share option plans and four management share option plans. The fair value of options granted to employees is recognized over the vesting period of the options in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" (FAS 123). The costs are determined by the fair value of the options and the number of options expected to vest. On each balance sheet date, we determine if it is necessary to revise our expectation of the number of options that will vest. The fair value of options is estimated by using an option-pricing model. Effective January 1, 2006, KPN GCS adopted SFAS No. 123(R), "Share-Based-Payment" (FAS 123(R)) using the modified prospective method.

Note 3—Recently Issued Accounting Standards

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115" (FAS 159), which permits entities to measure many financial instruments and certain other items at fair value. This Statement's objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. FAS 159 is effective as of the beginning of a reporting entity's first fiscal year beginning after November 15, 2007. We are currently investigating the impact of implementing FAS 159.

        In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements" (FAS 157), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. FAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 will be effective for KPN GCS on January 1, 2008. The adoption of FAS 157 is not expected to have a material impact on KPN GCS financial position and result of operations. Under US GAAP, KPN GCS applies fair value for the valuation of assets held for sale and derivatives and in impairment tests.

Note 4—Trade Accounts Receivable, net

	March 31, 2007	December 31, 2006
Trade receivables from third parties	89,360	93,404
Unbilled revenue	37,433	39,389

	126,793	132,793
Allowance for doubtful accounts	(8,554)	(9,745)

Total accounts receivable, net	118,239	123,048

        We entered into certain ongoing contracts with international telecom operators which are billed monthly based on traffic volume. The majority of unbilled revenue relates to the previous month's traffic volume for which an invoice has not been sent.

        The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on specific known troubled accounts, historical experience, and other currently available evidence.

Note 5—Prepaid Expenses and Other Current and Non-Current Assets

        The following is a summary of our prepaid expenses and other current and non-current assets:

	March 31, 2007	December 31, 2006
Non-current portion of prepaid expenses	517	528
Current portion of prepaid expenses and other current assets	5,873	2,021

Total prepaid expenses and other current assets	6,390	2,549

        Prepaid expenses mainly include amounts advanced to suppliers for future services and prepaid rents. The non-current portion of prepaid expenses primarily relates to an advance to terminate calls in the United States for a seven-year period.

Note 6—Property, Plant and Equipment and Impairment of Long-Lived Assets

        The following is a summary of our property, plant and equipment, net of accumulated depreciation:

	March 31, 2007	December 31, 2006
Switches and other network equipment	12,273	12,343
Other tangible fixed assets	2,172	2,172

	14,445	14,515
Less: Accumulated depreciation	(7,965)	(7,282)

Property, plant and equipment, net	6,480	7,233

        Depreciation and amortization expense for property, plant and equipment during the three months ended March 31, 2007 and March 31, 2006, was €752 and €1,137 respectively.

        There were no cash proceeds from the sale or disposal of property, plant and equipment. When assets are fully depreciated, retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the Combined Statements of Operations. There were no dispositions of property, plant and equipment during the three months ended March 31, 2007 or for the three months ended March 31, 2006.

Note 7—Intangible Assets, net

	March 31, 2007	December 31, 2006
Software	1,728	1,728
Less: Accumulated amortization	(818)	(668)

Intangible assets, net	910	1,060

        The Company does not have any indefinite-lived intangible assets. All intangible assets are amortized over their estimated useful lives. Amortization expense for these intangible assets during the three months ended March 31, 2007 and March 31, 2006, was €150 for both periods.

Note 8—Current and Long-Term Liabilities

        The following is a summary of our accounts payable and accrued expenses:

	March 31, 2007	December 31, 2006
Trade payables	81,934	90,421
Accrued traffic expenses	53,170	53,813

Total accounts payable and accrued expenses	135,104	144,234

        We entered into certain ongoing contracts with international telecom operators. Although balances are reconciled periodically, final invoices to settle the outstanding balances are received at certain agreed upon dates. Total accrued expenses relate to traffic volume for which an invoice has not been received, the majority of the balance relates to the previous month's traffic. We expect to settle our accrued expenses within a one-year period.

        The following is a summary of Other current liabilities:

	March 31, 2007	December 31, 2006
Current portion of early retirement obligation	186	200
Unrealized loss on foreign currency contracts	—	150
Other	235	397

Total Other current liabilities	421	747

Note 9—Pensions and Postretirement Plans

        Substantially all our employees were participants in various defined benefit pension plans and defined contribution plans administered and sponsored by KPN. Benefits under the pension plans are based primarily on years of service and employees' compensation. The majority of our pension expenses relate to pension plans in The Netherlands and the United States.

        As discussed in Note 2, these combined financial statements reflect the defined benefit plans on a multi-employer basis in accordance with SFAS No. 87. As such, KPN allocated costs associated with the pension plans to us based upon a ratio of weighted pensionable income for service costs and allocates costs associated with other components of pension expense, such as interest costs, amortization of actuarial gains/losses, etc., based on projected benefit obligations relative to the total projected benefit obligation of the plans. We believe this methodology is a reasonable basis of allocation.

        Assumptions used to determine the net periodic pension cost for KPN's principal pension plans during the year are as follows:

	March 31, 2007	December 31, 2006
	%	%
Discount rate	4.7	4.7
Expected salary increases	2.5	2.5
Expected return on assets	6.2	6.2
Expected indexation	85	85

        For the three months ended March 31, 2007 and 2006 the amount of pension expense allocated to us from KPN for our employees participating in KPN pension plans was approximately €23 and €82, respectively.

        Dutch employees of KPN are also eligible for early retirement benefits. This plan is accounted for in accordance with FAS 87 (as amended by FAS 158). The early retirement plan is neither funded nor insured through a third party, but is paid directly by us to the early retirement employees. As of January 1, 2006, the retirement age increased from 62 to 65 years. The following transitional early retirement plans remain for retirement before the age of 65:

  •
  KPN guarantees employees born before 1950 and who were in service on April 1, 2000 a benefit of 80% of final salary from age 62 to 65;

  •
  for employees born in the period 1950-1959 and who were in service on April 1, 2000 KPN guarantees a benefit of 75% of final salary for employees born in 1950 diminishing to 70% for employees born in 1959 and a retirement age of 62 years for employees born in 1950 increasing to 63.5 years for employees born in 1959; and

  •
  KPN guarantees 80% of final salary until the age of 65 to employees born before 1950 and 75% to employees born in or after 1950. For employees that served 25 years or more on April 1, 1996 early retirement starts at age 61 or after 40 years of service.

        Assumptions used to determine the net periodic cost for KPN's early retirement plans during the period are as follows:

	March 31, 2007	December 31, 2006
	%	%
Discount rate	4.2	4.2
Expected salary increases	2.5	2.5
Expected indexation	85	85

        KPN allocated early retirement expenses (service costs, interest costs, prior service costs, and actuarial gains and losses) to us based on a ratio of service costs relating to our employees relative to the KPN early retirement costs. KPN allocated the early retirement provision (projected benefit obligation) and a €(16) adjustment to Accumulated Other Comprehensive Income for the amortization of unrecognized prior service costs and unrecognized actuarial gains and losses to us based on a ratio of the projected benefit obligation relating to our employees relative to the KPN projected benefit obligation. For the three months ended March 31, 2007 and 2006, the amount of the early retirement expenses was €1 and €37.

        At March 31, 2007, we recognized a liability relating to early retirement obligations for our employees amounting to €898 (of which current €186 and non current €712). At December 31, 2006, we recognized a liability relating to early retirement obligations for our employees amounting to €928 (of which current €200 and non current €728).

        Certain of our entities offer defined contribution plans to eligible employees, whereby employees contribute a portion of their compensation, which is partially matched by KPN. Once the contributions have been paid, KPN has no further payment obligations. Contribution costs for these plans were €23 and €9 for the three months ended March 31, 2007 and 2006, respectively. There were no unpaid contributions for the three months ended March 31, 2007.

Note 10—Share Based Compensation

Share option plans

        We provide management and our employees with KPN stock options under the terms of the KPN share option plans (the "Plan"). The stock options we provide are for a fixed number of shares with an exercise price equal to the fair value of the KPN stock unless otherwise stated on the date of grant. We recognize compensation expense for stock option awards granted on a straight-line basis over the requisite service period of the award. Total share based compensation with respect to stock option awards amounted to €9 and €10 for the three months ended March 31, 2007 and 2006, respectively. Such amounts are based on the fair values for options granted to our employees. The total income tax benefit recognized in the income statement for the stock option awards was €3 and €3 for the three months ended March 31, 2007 and 2006, respectively.

        All options granted are equity settled options and are forfeited when employees leave for reasons other than retirement, disability or death (except for some personnel plans).

        All options were granted with exercise prices equal to market value of KPN shares unless otherwise noted below. In addition, there were no options granted in 2006 and 2007.

	Plan	Exercise price (in euros)	Exercise period	Exercisable (after grant date)	Vesting period
2005	Management	6.73	8 years	3 years	3 years
	Personnel	6.73	5 years	3 years	3 years

Fair value disclosures

        The following table reflects the weighted average fair value per option granted, as well as significant weighted average assumptions used in determining those fair values using the binomial pricing model for stock options issued under the Plan.

2005
Risk free interest rate	2.80%
Dividend yield	3.00%
Expected life (years)	4.3
Volatility	50.80%
Weighted average exercise price of options granted with an exercise price equal to the market price of the stock on the grant date (in euros)	6.73
Weighted average exercise price of options granted with an exercise price that exceeds the market price of the stock on the grant date (in euros)	—
Weighted average fair value of options granted with an exercise price equal to the market price of the stock on the grant date (in euros)	2.48
Weighted average fair value of options granted with an exercise price that exceeds the market price of the stock on the grant date (in euros)	—

        The risk-free rate was based on a zero-coupon government bond yield curve in effect at the time of grant. The expected dividend yield is based on the expected dividend on the KPN shares. The estimate of the expected life was determined using historical exercise data. The estimate of expected volatility is based on the historical volatility of the KPN share over the period which approximates the expected life of the options.

Stock options

        The following table summarizes option activity under the Plan for our employees during 2007 and 2006.

	Shares under option	Weighted average per share exercise price (in euros)
Outstanding December 31, 2005	106,675	6.71
Options exercised	(23,810)	5.99
Options forfeited	(5,200)	14.71
Transfer to and from other KPN entities	(22,315)	6.25

Outstanding December 31, 2006	55,350	6.46
Options exercised	(750)	5.20
Options forfeited	—	—
Transfer to and from other KPN entities	(750)	5.60

Outstanding March 31, 2007	53,850	6.49

        The following is a summary of the status of employees' stock options outstanding and exercisable as of March 31, 2007:

	Options outstanding			Options exercisable
Range of exercise prices	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price (in euros)	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price (in euros)
5.00 - 5.50	1,500	0.0	5.19	1,500	0.0	5.19
5.50 - 6.00	6,050	1.0	5.94	6,050	1.3	5.94
6.00 - 6.50	21,250	3.6	6.45	1,800	0.0	6.49
6.50 - 7.00	25,050	4.5	6.73	—	—	—

        The aggregate intrinsic value of option outstanding and options exercisable as of March 31, 2007 was €278 and €54, respectively, which represents the amount option holders, would have received had they exercised their options as of that date. The intrinsic value is the difference between the KPN closing stock price on the last trading day during the period and the stock option exercise price, multiplied by the number of stock option shares. The intrinsic value of options exercised during the three months ended March 31, 2007 and 2006 was €5 and €9, respectively. Total compensation cost related to non-vested stock options not yet recognized as of March 31, 2007 amounted to €23 and is expected to be recognized over a weighted-average period of approximately 0.7 years. The amount of cash KPN received as a result of options exercised by KPN GCS employees during the three months ended March 31, 2007 and 2006 was €4 and €12, respectively.

Other stock awards

        In April 2006, KPN GCS granted 5,100 restricted KPN shares to its management which vest over a three-year period depending on KPN's total shareholder return position ranking relative to its peer group of 16 European telecommunications companies (including KPN) as determined on December 31, 2008. In the event that KPN is ranked in the last four of its peer group index, no restricted shares vest. If KPN is ranked between the ninth and twelfth positions, 50% of the restricted shares vest immediately and the remaining shares will be forfeited. In the event that KPN is ranked between the fifth and eighth position, 100% of the restricted shares vest immediately. If KPN is ranked in the top four of its peer index, 200% of the restricted shares will vest immediately. Once vested the restricted shares have a lock-up period of two years and therefore are not available to be traded from April 2009 through April 2011. The total compensation expense associated with these awards was €5 for the three months ended March 31, 2007.

        As per April 13, 2009, management is able to sell a number of unconditional granted shares only up to the amount to settle the wage taxes liability relating to the profit made on the stock compensation plan. From April 13, 2011 all remaining shares are available for trading.

        The following table presents the non-vested shares for the Plan for 2007 and 2006. The weighted average fair value of a share at grant date is calculated using the Monte Carlo Simulation model. This model simulates share prices, Total Shareholders Return (TSR), ranking and fair value calculation for KPN and 16 of its peer companies.

	Shares	Weighted average fair value at grant date
Non-vested at December 31, 2005	—	—
Granted	5,100	11.67
Vested	—	—
Forfeited	—	—

Non-vested at December 31, 2006	5,100	11.67
Granted	—	—
Vested	—	—
Forfeited	—	—

Non-vested at March 31, 2007	5,100	11.67

        The fair value of each share at the grant date is determined using the following assumptions:

Risk-free interest rate (based on EURO governments bonds with a remaining time to maturity of 3 years)	3.1%
Expected dividend for KPN (based on 1-year historical daily data preceding the date of award)	5.1%
Expected volatility (based on 3-years daily historical data over the period April 13, 2003—April 12, 2006)	21.7%

Note 11—Income Taxes

        The components of income before income taxes are:

	March 31, 2007	March 31, 2006
The Netherlands	6,682	15,516
United States of America	71	286

Total	6,753	15,802

        Until April 1, 2006, all of the Dutch KPN GCS activities are included in a fiscal unity for the respective years. KPN is the ultimate tax paying company for this fiscal unity. The calculated income tax is based on tax rates that we would be subject to, should we file our own tax returns. Subsequent to the legal demerger of the KPN GCS activities in 2006, KPN GCS B.V. is no longer included in the fiscal unity and, accordingly, the calculated income tax for the period is based on the actual tax rate applicable to KPN GCS B.V.'s tax return that will be separately filed for 2006 and 2007.

        All entities in the fiscal unity are liable for corporate income tax debts of the fiscal unity, relating to the period in which they were a part of the fiscal unity. The results of our US based subsidiary, INS Inc., are included in US federal and state income tax returns.

        Our income tax expense consists of the following:

	March 31, 2007	March 31, 2006
Current:
The Netherlands	1,755	5,709
United States of America	27	125

	1,782	5,834
Deferred:
The Netherlands	(45)	(1,130)
United States of America	—	7

	(45)	(1,123)

Total income tax expense	1,737	4,711

Effective tax rate (computed)	25.7%	29.8%
Statutory income tax rate (The Netherlands)	25.5%	29.6%

        Differences between the income tax computed at the statutory income tax rate and the income tax provision are as follows:

	March 31, 2007	March 31, 2006
Income tax expense at statutory income tax rate in The Netherlands	1,722	4,665
Foreign tax differential (Netherlands vs. USA)	15	46
Effect of change in statutory rate	—	—

Total provision for income taxes	1,737	4,711

        The income tax expense in the Combined Statements of Operations has been determined on a separate return basis. We are required to assess the realization of deferred tax assets and the need for a valuation allowance on a separate return basis, and exclude from that assessment any utilization of those losses by KPN. This assessment requires judgment on the part of management with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets.

        Significant components of our net deferred tax assets/(liabilities) are as follows:

	March 31, 2007			December 31, 2006
	Current	Non-current	Total	Current	Non-current	Total
Deferred tax assets
Differences in depreciation rate of equipment	—	294	294	—	249	249

Gross deferred tax assets	—	294	294	—	249	249
Valuation allowance

Net deferred tax assets	—	294	294	—	249	249
Deferred tax liabilities
Miscellaneous accruals	—	—	—	—	—	—

Total deferred tax liabilities	—	—	—	—	—	—

Net deferred taxes recognized	—	294	294	—	249	249

        The following is a summary of our Income and other taxes payable:

	March 31, 2007	December 31, 2006
Income taxes	13,894	12,099
Other taxes	196	757

Total Income and other taxes payable	14,090	12,856

        KPN GCS has no unrecognized tax benefits and anticipates that it will not have a change in unrecognized tax benefits during the next twelve months that would have a material impact on its results of operations. In addition, no interest and penalties were recorded at the date of adoption of FIN 48.

        KPN GCS B.V., its subsidiaries, and INS Inc., file income tax return in various foreign jurisdictions and the United States. The aforementioned entities which form part of KPN GCS are not currently subject to income tax examinations by the relevant tax authorities for any tax years. However, as KPN GCS B.V. has yet to file its 2006 tax return it is possible that once the return is filed that it could be examined by the Dutch tax authorities.

Note 12—Derivative Financial Instruments

        We are exposed to foreign currency risk which can create volatility in earnings and cash flows from period to period. We have forecasted transactions denominated in foreign currencies (principally US dollars). We seek to economically hedge a portion of the foreign currency risk arising from foreign exchange receivables and foreign currency-denominated forecasted transactions. Foreign exchange contracts are used to fix or protect the exchange rate to be used for foreign currency-denominated transactions. Hedge accounting is not applied in the combined financial statements of KPN GCS. At March 31, 2007 and December 31, 2006, the fair market value of unsettled foreign exchange derivatives was €0 and €(150), respectively. At March 31, 2007 and December 31, 2006, these were recorded within prepaid expenses, other current assets, or other current liabilities and accrued expenses in the Combined Balance Sheet.

Embedded Derivatives

        We have no embedded derivative instruments.

Valuation of derivative instruments

        The fair value of derivative instruments is sensitive to movements in the underlying market rates and variables. We monitor the fair value of derivative instruments on a periodic basis. Foreign currency forwards are valued using forward rates observed from quoted prices in the relevant markets when possible.

Note 13—Commitments and Contingencies

Commitments

Operating and Capital Lease Commitments

        We lease certain buildings, vehicles, and office equipment. We did not have any material capital leases as of March 31, 2007 or December 31, 2006. We enter into certain unconditional commitments with various suppliers for the purchase of minutes to be used in the ordinary course of our business. Our contractual obligations at March 31, 2007 amount to €42 for operating leases and €20,393 for short term purchase commitments.

Guarantees and indemnifications

        We have not entered into any significant agreements that would require us, as a guarantor, to recognize a liability for the fair value of obligations undertaken in issuing the guarantee.

Contingent Liabilities

        We are involved in disputes for collection, related commercial disputes, and claims from carriers and foreign service partners over reconciliation of payments for traffic volume. We vigorously pursue disputes that we have brought and contest claims against us.

        For the period until March 31, 2006, the majority of our businesses did not file separate income tax returns. Accordingly, certain tax authorities have the right to hold an individual entity within the tax grouping liable for any and all liabilities outstanding of the group. We believe it is remote that we will be held responsible for tax liabilities incurred by other KPN entities.

Note 14—Related Party Transactions

        These combined financial statements include transactions with affiliates. We entered into transactions with KPN and its subsidiaries for the sale of international wholesale minutes as well as corporate services provided by KPN for the periods presented.

Revenue/Cost of Revenue

        Revenue from KPN and its subsidiaries amounted to approximately €32,171 and €44,053 for the three months ended March 31, 2007 and 2006, respectively, and is reported in Net revenues from related parties in the Combined Statements of Operations.

        Cost of revenue derived from KPN and its subsidiaries amounted to approximately €22,726 and €30,136 for the three months ended March 31, 2007 and 2006, respectively, and relate to services for the procurement and transmission of sending and receiving traffic. Agreements between KPN GCS and KPN and its subsidiaries for the sale of wholesale international minutes were made at various prices and quantities.

        Until June 19, 2006 revenues earned and costs incurred from KPN by KPN GCS were based on an arrangement to segment a certain percentage of the retail revenues and costs to the wholesale organisation. Effective June 19, 2006, KPN GCS entered into new service level agreements ("SLAs") with KPN and its subsidiaries. Under these agreements, revenues earned and costs incurred from KPN changed to reflect market prices. Had these SLAs been in effect from January 1, 2006 the revenue for the three months ended March 31, 2006 would have been €12,805 lower.

        As per January 1, 2007, KPN GCS B.V. entered into new SLAs with related KPN parties. The changes in these SLAs mainly reflect trends in the wholesale market which resulted in lower prices for international transmission and will negatively impact Net revenue from related parties and Cost of revenue—purchased from related parties.

Allocated costs/Expenses

        As discussed in Note 1, we rely on our Parent for a substantial part of our operational and administrative support for which we are allocated costs primarily consisting of selling, general, and administrative expenses, such as, costs for centralized research, legal, human resources, payroll, accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury and other corporate and infrastructure costs. Selling, general and administrative expenses include allocated corporate and divisional costs from KPN approximating €2,734 and €3,659 for the three months ended March 31, 2007 and 2006, respectively, related to the above mentioned corporate administrative services to KPN GCS.

        Selling, general and administrative expenses were allocated based on the ratio of our revenue, operating expenses, and FTEs compared to KPN comparable revenue, operating expenses, and FTEs, as appropriate for the cost category.

        The selling, general and administrative expenses charged to us do not necessarily reflect the utilization of services provided or the benefit received by us during the periods presented. As a whole, we believe the allocated charges, combined with the intercompany prices for traffic were reasonable under the specific circumstances.

        There has been no allocation of interest expense from KPN as there is no debt specific to KPN GCS.

        As of March 31, 2007 and December 31, 2006, we had receivables from KPN and its subsidiaries of €32,856 and €25,613 respectively. These amounts are reflected in Trade accounts receivable from related parties on the Combined Balance Sheets.

ANNEX A

SHARE PURCHASE AND SALE AGREEMENT
between
IBASIS, INC.
and
KPN TELECOM B.V.
Dated as of June 21, 2006

EXHIBITS	Number
Form of Legend	2.02(c)
Form of Seller Certificate	2.01(b)
Form of Amended and Restated By-laws	3.27
Form of Registration Rights Agreement	5.09

INDEX OF DEFINED TERMS

Defined Term	Location of Defined Term
1997 Stock Plan	Preamble
affiliate	Section 10.05(b)
Agreement	Preamble
Ancillary Agreements	Section 3.04(a)
Applicable Law	Section 3.05(a)
Assumed Liabilities	Section 10.05(b)
business day	Section 10.05(b)
By-law Amendments	Section 3.27
By-laws	Section 3.01
Capital Stock	Section 3.03(a)
Cash Payment	Preamble
Certificate of Incorporation	Section 3.01
Certifying Seller Officers	Section 3.07(d)
Closing	Section 2.01
Closing Date	Section 2.01
Code	Section 3.16(m)
Common Stock	Preamble
Commonly Controlled Entity	Section 3.22
Confidentiality Agreement	Section 5.04(a)
Consent	Section 3.05(b)
Contract	Section 3.05(a)
Current Assets	Section 2.04(g)
Current Liabilities	Section 2.04(g)
Current Market Price	Section 5.12(a)
Designated Percentage	Section 5.12(b)
DGCL	Section 3.03(c)
Dividend	Section 2.03(a)
Dividend Amount	Section 2.03(a)
DOJ	Section 5.05(b)
EC Merger Regulation	Section 3.05(b)
Environmental Laws	Section 3.18(c)
ERISA	Section 3.23(a)
Exchange Act	Section 3.05(b)
Existing Stockholders	Preamble
Filed Seller SEC Documents	Preamble to Article III
FTC	Section 5.05(b)
Fully-Diluted Basis	Section 1.02
Fully-Diluted Common Stock Number	Section 1.02
Governmental Entity	Section 3.05(b)
Hazardous Substances	Section 3.18(c)
HSR Act	Section 3.05(b)

A-i

including	Section 10.05(b)
Income Tax	Section 3.16(m)
Income Taxes	Section 3.16(m)
Indemnified Party	Section 8.03(a)
Indemnifying Party	Section 8.03(a)
Independent Expert	Section 2.04(d)
Intellectual Property	Section 3.12(c)
IRS	Section 3.23(a)
Issuance Price	Section 5.12(b)
Judgment	Section 3.05(a)
Liens	Section 3.02(a)
Listing	Section 3.04(c)
Long-term Debt	Section 2.04(g)
Losses	Section 8.01
Nasdaq	Section 3.04(c)
Notice of Objection	Section 2.04(c)
Notarial Deed	Section 5.11
Option Adjustments	Preamble
Outside Date	Section 7.01(a)(iv)
Paying Agent	Section 1.01
Permitted Seller Investments	Section 5.02(a)
person	Section 10.05(b)
Post-Closing Tax Period	Section 3.16(m)
Pre-Closing Tax Period	Section 3.16(m)
Preferred Stock	Section 3.03(a)
Primary Seller Executives	Section 3.23(k)
Proceeding	Section 3.14
Property Taxes	Section 9.02(b)(iii)
Proxy Statement	Section 3.05(b)
Purchaser	Preamble
Purchaser Disclosure Letter	Preamble to Article IV
Purchaser Indemnitees	Section 8.02
Purchaser Insurance Policies	Section 5.01(b)
Purchaser Statement	Section 2.04(b)
Purchaser Target Debt Amount	Section 2.04(f)
Qualified Contingent Securities	Section 1.02
Representatives	Section 5.07(a)
Restructuring	Section 5.11
SEC	Preamble to Article III
Securities Act	Section 3.07(b)
Seller	Preamble
Seller Audited Balance Sheet	Section 2.04(a)
Seller Benefit Agreements	Section 3.23(a)
Seller Benefit Plans	Section 3.22
Seller Board	Section 3.04(b)
Seller Closing Balance Sheet	Section 2.04(a)
Seller Closing Debt	Section 2.04(a)
Seller Closing Working Capital	Section 2.04(a)
Seller Contracts	Section 3.13(b)

A-ii

Seller Debt Excess	Section 2.04(e)
Seller Disclosure Letter	Preamble to Article III
Seller Financial Statements	Section 3.07(b)
Seller Indemnitees	Section 8.01
Seller Insurance Policies	Section 5.02(b)
Seller Intellectual Property	Section 3.12(a)
Seller Leased Property	Section 3.11
Seller Material Adverse Effect	Section 6.02(e)
Seller Pension Plan	Section 3.23(a)
Seller Permits	Section 3.14
Seller Reduced Debt Amount	Section 2.04(e)
Seller SEC Documents	Section 3.07(a)
Seller Statement	Section 2.04(a)
Seller Stock Options	Section 3.03(e)
Seller Stockholders Meeting	Section 5.06(d)
Seller Subsidiaries	Section 3.01
Seller Takeover Proposal	Section 5.07(d)
Seller Target Debt Amount	Section 2.04(e)
Seller Target Working Capital	Section 2.04(e)
Seller Transaction Fees	Section 2.04(a)
Seller Welfare Plan	Section 3.23(a)
Seller Working Capital Excess	Section 2.04(e)
Seller Working Capital Shortfall	Section 2.04(e)
Share Issuance	Section 3.04(b)
Shares	Preamble
Short-term Debt	Section 2.04(g)
SLA	Section 6.03(f)
Stockholder Approval	Section 3.04(b)
Straddle Period	Section 9.02(b)
subsidiary	Section 10.05(b)
Superior Proposal	Section 5.07(d)
Tax	Section 3.16(m)
Tax Return	Section 3.16(m)
Taxes	Section 3.16(m)
Taxing Authority	Section 3.16(m)
Technology	Section 3.12(c)
Third Party Claim	Section 8.03(a)
Total Debt	Section 2.04(g)
Transactions	Section 1.01
Transfer Taxes	Section 3.16(m)
Transferred Assets	Section 5.11
Treasury Regulations	Section 3.16(m)
Triggering Events	Section 5.12(b)
Triggering Issuance	Section 5.12(b)
Triggering Notice	Section 5.12(d)
US GAAP	Section 2.04(a)
US International Trade Laws	Section 3.18(a)
Veto Notice	Section 5.16
Voting Debt	Section 3.03(d)

A-iii

Warrants	Section 3.03(e)
Working Capital	Section 2.04(g)
WVS-I	Preamble
WVS-I Audited Balance Sheet	Section 2.04(b)
WVS-I B.V.	Preamble
WVS-I B.V. Shares	Preamble
WVS-I Business	Preamble
WVS-I Cash Balance	Preamble
WVS-I Closing Balance Sheet	Section 2.04(b)
WVS-I Closing Debt	Section 2.04(b)
WVS-I Closing Working Capital	Section 2.04(b)
WVS-I Contracts	Section 4.13(b)
WVS-I Debt Excess	Section 2.04(f)
WVS-I Financial Statements	Section 4.06(a)
WVS-I Intellectual Property	Section 4.12(a)
WVS-I Leased Property	Section 4.11
WVS-I Material Adverse Effect	Section 6.03(e)
WVS-I Permits	Section 4.14
WVS-I Shares	Preamble
WVS-I Subsidiary	Section 4.01
WVS-I Target Working Capital	Section 2.04(f)
WVS-I Transaction Fees	Section 2.04(b)
WVS-I US	Preamble
WVS-I US Shares	Preamble
WVS-I Working Capital Excess	Section 2.04(f)
WVS-I Working Capital Shortfall	Section 2.04(f)

A-iv

SHARE PURCHASE AND SALE AGREEMENT

        SHARE PURCHASE AND SALE AGREEMENT dated as of June 21, 2006 (together with all exhibits and schedules hereto, this "Agreement"), between IBASIS, INC., a Delaware corporation ("Seller"), and KPN TELECOM B.V., a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands ("Purchaser");

        WHEREAS, Purchaser wishes to acquire from Seller a number of newly issued shares of the common stock (the "Shares"), par value $0.001 per share of Seller (the "Common Stock"), calculated in accordance with the terms of this Agreement, such that after such issuance Purchaser will own 51.00% of the Shares of Common Stock on a Fully-Diluted Basis (as defined below), in exchange for (i) all of the issued and outstanding shares of the newly created subsidiary of Purchaser, a private limited liability company organized under the laws of the Netherlands, having a $21,000,000 cash balance on its balance sheet as of immediately prior to the Closing (the "WVS-I Cash Balance") ("WVS-I B.V." and the shares of such entity, the "WVS-I B.V. Shares"), (ii) all of the issued and outstanding shares of a US subsidiary of an affiliate of WVS-I B.V. ("WVS-I US" and the shares of such entity, the "WVS-I US Shares", "WVS-I B.V." and "WVS-I US" shall collectively (and on a combined basis, where applicable) be referred to herein as "WVS-I" and the shares of WVS-I B.V. and WVS-I US shall collectively be referred to herein as the "WVS-I Shares") that together encompass the WVS-I Business (as defined below), and (iii) US $55,000,000 in cash (the "Cash Payment"), upon the terms and subject to the conditions of this Agreement;

        WHEREAS, Purchaser, through certain of its business units, is currently in the business of terminating international voice traffic originating outside and inside the Netherlands. Its services include:

          (i)    international wholesale voice services and international direct dialing for calls originating or terminating in the Netherlands, including calls originating from or terminating to any end user of Purchaser or any Purchaser Affiliate, utilizing both TDM and VoIP;

          (ii)   transit of all international calls through Purchaser's network;

          (iii)  international freephone services for the transport of international toll free numbers;

          (iv)  international Premium Rate Services and international wholesale Premium Rate Services;

          (v)   services for mobile operators including termination of voice traffic, SMS interworking, MMS interworking and UMTS-based services (including all Mobile Matrix-related business developments including licensed intellectual property rights related to such business developments);

          (vi)  solutions for Internet Service Providers including but not limited to voice access services connecting VoIP traffic to switched networks;

          (vii) services for Purchaser- or Purchaser Affiliate-originated traffic from such parties' fixed networks;

          (viii)  services for Purchaser- or Purchaser Affiliate-originated mobile traffic as a preferred supplier on the basis of either (i) a first bid/last call principle determined with reference to quality of service and benchmarked tariffs, or (ii) another formula, pursuant to which bases approximately 99% of such traffic is being carried; and

          (ix)  services for traffic related to all existing and future bilateral relationships to which Purchaser or a Purchaser Affiliate is a party (such business, and the services described in clause (i) through this clause (ix), being collectively referred to hereinafter as the "WVS I Business");

        WHEREAS, Purchaser has formed WVS-I B.V. and, prior to the Closing Date, Purchaser shall contribute the Transferred Assets (as defined in Section 5.11), to WVS-I B.V.;

        WHEREAS, Seller will pay a post-closing dividend to holders of its Common Stock of record as of the end of the day immediately prior to the date on which the Closing (as defined in Section 2.01) occurs (the "Existing Stockholders"), in the aggregate amount of US $113,000,000; and

        WHEREAS, the Board of Directors of Seller has determined to adjust (such adjustments, the "Option Adjustments") the terms of each outstanding stock option granted under the Seller's Amended and Restated 1997 Stock Incentive Plan (the "1997 Stock Plan") by (i) multiplying the number of shares issuable upon the exercise thereof by a fraction (the "Fraction"), the numerator of which is the closing price of a share of the Common Stock on the principal stock exchange on which such Common Stock is traded on the day immediately prior to the Closing Date (as defined below), and the denominator of which is such closing price minus the quotient resulting from dividing the amount of the Dividend by the number of shares of Common Stock actually issued and outstanding at the end of the day immediately prior to the Closing (as defined below), with the result rounded down to the nearest whole share, and (ii) by dividing the per share exercise price thereof by the Fraction, with the result rounded up to the nearest fourth decimal.

        NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

Purchase and Sale

        SECTION 1.01.    Purchase and Sale.    Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.01), (i) Seller will sell, transfer, assign and deliver to Purchaser, and Purchaser will purchase from Seller, the Shares, (ii) Purchaser will pay to Seller the Cash Payment, (iii) Purchaser will transfer the WVS-I Shares to Seller, and (iv) Seller shall cause the amount of the Dividend to be transferred to Computer Share Ltd., as paying agent (the "Paying Agent"), for further distribution to the Existing Stockholders. The purchase and sale of the Shares, the payment of the Cash Payment and the Dividend, and the transfer of the WVS-I Shares to Seller are collectively referred to in this Agreement as the "Transactions".

        SECTION 1.02.    Calculation of Number of Shares.    The number of Shares to be issued to Purchaser at the Closing shall be equal to (x) the Fully-Diluted Common Stock Number, divided by (y) 0.49, and multiplied by (z) 0.51, such that after the issuance of the Shares Purchaser owns 51.00% of the Fully-Diluted Common Stock Number. The "Fully-Diluted Common Stock Number" means the number of shares of Common Stock issued and outstanding as of the Closing, immediately prior to the issuance of the Shares, calculated on a Fully-Diluted Basis (and assuming that the Option Adjustments have been made), where "Fully-Diluted Basis" means, as of the time of determination, that number of shares of Common Stock that are then issued and outstanding (excluding shares held in treasury), plus that number of shares of Common Stock then issuable upon the exercise of any outstanding options, warrants or other rights to acquire shares of Common Stock (regardless of whether or not such options, warrants or other rights are subject to further restrictions on exercise or "vesting"), where the per share exercise price or other consideration payable to acquire such shares of Common Stock is equal to less than the closing price of a share of Common Stock on the principal exchange on which such shares of Common Stock are traded, with such options, warrants or other rights being referred to hereinafter as "Qualified Contingent Securities".

ARTICLE II

Closing

        SECTION 2.01.    Closing.    (a) The closing of the Transactions (the "Closing") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on or before the second business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Section 6.01, or, if on such day any other condition set forth in Article VI has not been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), or at such other place, time and date as may be agreed by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall be deemed to be effective in each applicable jurisdiction as of the close of business in such jurisdiction on the Closing Date. It is the intention of the parties that the Closing will occur on or before September 30, 2006.

        (b)   No less than five days prior to the Closing Date, Seller shall deliver to Purchaser a certificate setting forth Seller's best estimate of (i) the Fully Diluted Common Stock Number and (ii) the number of Shares to be issued, in each case as of the Closing Date. No later than the close of the business day prior to the Closing Date, Seller shall deliver to Purchaser a certificate, signed by the chief executive officer and chief financial officer of Seller, setting forth (i) the Fully Diluted Common Stock Number, and (ii) the number of Shares to be issued, in each case as of the Closing Date.

        SECTION 2.02.    Transactions To Be Effected at the Closing.    At the Closing: (a) Purchaser shall deliver to Seller (i) payment, by wire transfer of immediately available funds to one or more accounts designated in writing by Seller (such designation to be made at least two business days prior to the Closing Date), in an amount equal to the Cash Payment, and (ii) notarial deeds of transfer representing the WVS-I B.V. Shares, duly executed by a Dutch civil law notary, or other appropriate instruments sufficient to evidence the transfer of the WVS-I B.V. Shares under Applicable Laws (as defined in Section 3.05(a)) of the relevant jurisdiction.

        (b)   Purchaser shall deliver to Seller certificates representing the WVS-I US Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, or other appropriate instruments sufficient to evidence the transfer of the WVS-I US Shares under Applicable Laws (as defined in Section 3.05(a)) of the relevant jurisdiction.

        (c)   Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, or other appropriate instruments sufficient to evidence the transfer of the Shares under Applicable Laws (as defined in Section 3.05(a)) of the relevant jurisdiction, or by electronic transfer to an account designated by the Purchaser not fewer than two (2) business days prior to the Closing Date, and bearing the legend set forth on Exhibit 2.02(c) hereto.

        SECTION 2.03.    Dividend Amount.    (a) As soon as practicable on or after the Closing Date, Seller shall cause the Paying Agent to pay a dividend (the "Dividend") in the aggregate amount of $113,000,000 (the "Dividend Amount") on a pro rata basis to the Existing Stockholders.

        (b)   Withholding. Notwithstanding anything in this Agreement to the contrary, Seller or the Paying Agent shall be required to deduct and withhold from the portion of the Dividend Amount (which withholding shall not require any increase in the amount of the Dividend set forth in Section 2.03(a) above) otherwise payable pursuant to this Agreement to the Existing Stockholders such amounts as Seller or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.16(l)), or any provision of state, local or foreign tax law.

        SECTION 2.04.    Post-Closing Adjustments.    (a) The Seller Statement. Within 90 days after the Closing Date, Seller shall prepare and deliver to Purchaser (i) a balance sheet of the Seller, as of the Closing and without giving effect to the Transactions (the "Seller Closing Balance Sheet"), calculated in accordance with United States generally accepted accounting principles ("US GAAP"), consistently applied and using categories, principles, policies, reserve methodologies and practices consistent with those reflected in and utilized to prepare the audited consolidated financial statements of Seller for the period ended December 31, 2005 (the balance sheet forming part of such financial statements, the "Seller Audited Balance Sheet"), which Seller Closing Balance Sheet shall have been audited by Seller's independent auditors, and shall include their report thereon, and (ii) a statement (the "Seller Statement") certified by Seller's independent auditors without exception or qualification setting forth the Working Capital and Total Debt (both as defined in (g) below) each as of the Closing and without giving effect to the Transactions ("Seller Closing Working Capital" and "Seller Closing Debt", respectively), calculated from the Seller Closing Balance Sheet; provided, however, that any cash received by Seller in connection with the exercise of any options, warrants or other contingent securities that were Qualified Contingent Securities on the date of this Agreement shall be excluded for purposes of calculating the Seller Closing Working Capital; provided, further, however, that if any Permitted Seller Investment (as defined in Section 5.02(a)) is consummated prior to the Closing Date, the Seller Statement shall reflect such pro forma adjustments that are necessary to reflect what the Seller Statement would have reflected, had the Permitted Seller Investment or Investments not been consummated prior to the Closing Date. Such adjustments may include, among others, add-backs or deductions, as applicable, for (i) the amount of the reasonable out of pocket expenses incurred by Seller in connection with any such Permitted Seller Investment, (ii) the amount of debt incurred by Seller to pay the purchase price in an acquisition or the amount of existing debt of an acquired Person (including any deferred or contingent purchase price), and (iii) the amount of cash spent in paying the purchase price in an acquisition and existing cash of the acquired Person, in the cases of clauses (i)—(iii), only to the extent such amounts would otherwise be included in the calculation of Working Capital or Total Debt. If the estimated fees and expenses incurred and to be incurred by Seller and the Seller Subsidiaries in connection with this Agreement, the Ancillary Agreements or the Transactions (the "Seller Transaction Fees") have not been paid prior to the Closing, such Seller Transaction Fees shall be reflected (without duplication) on a dollar for dollar basis as a liability in the Seller Closing Working Capital, even if such Seller Transaction Fees are conditioned on the Closing. Any accrued bonuses or other cash incentive compensation of Seller relating to pre-Closing periods that have not been paid prior to the Closing shall likewise be reflected (without duplication) on a dollar for dollar basis as a liability in Seller's Closing Working Capital.

        (b)   The Purchaser Statement. Within 90 days after the Closing Date, Purchaser shall prepare and deliver to Seller (i) a balance sheet of WVS-I B.V. and WVS-I US on a combined basis, as of the Closing and without giving effect to the Transactions (the "WVS-I Closing Balance Sheet"), prepared in accordance with US GAAP, consistently applied and using categories, principles, policies, reserve methodologies and practices consistent with those reflected in and utilized to prepare the audited combined consolidated financial statements of WVS-I B.V. and WVS-I US for the period ended December 31, 2005 (the balance sheet forming part of such financial statements, the "WVS-I Audited Balance Sheet"), which WVS-I Closing Balance Sheet shall have been audited by Purchaser's independent auditors, and shall include their report thereon, and (ii) a statement (the "Purchaser Statement"), in the form of a balance sheet, certified by Purchaser's independent auditors without exception or qualification setting forth the Working Capital and Total Debt (both as defined in (g) below) of WVS-I B.V. and WVS-I US on a combined basis, each as of the Closing and without giving effect to the Transactions ("WVS-I Closing Working Capital" and "WVS-I Closing Debt", respectively), calculated from the WVS-I Closing Balance Sheet. If the estimated fees and expenses incurred and to be incurred by Purchaser and its subsidiaries in connection with this Agreement, the Ancillary Agreements or the Transactions (the "WVS-I Transaction Fees") have not been paid prior to the Closing, such WVS-I Transaction Fees shall in no case be reflected as a liability in the WVS-I Closing Working Capital, but shall instead be paid by Purchaser following the Closing in accordance with their terms.

        (c)   Objections; Resolutions of Disputes. Unless (x) Seller notifies Purchaser in writing within 30 days after delivery of the Purchaser Statement of any objection to the financial data set forth therein (the "Notice of Objection"), the Purchaser Statement shall become final and binding and (y) Purchaser gives Seller a Notice of Objection in writing within 30 days after delivery of the Seller Statement, the Seller Statement shall become final and binding. During such 30-day period following delivery of the Seller Statement or the Purchaser Statement, as applicable, the receiving party shall be permitted to review the working papers of the other party's auditors relating to such Statement and will have reasonable access to all relevant books and records of Seller or WVS-I, as applicable, and will be provided with reasonable access to management of Seller or WVS-I, as applicable, with respect to matters set forth in the Notice of Objection. Any Notice of Objection shall (i) specify in reasonable detail the basis for the objections set forth therein, and (ii) only include objections based on mathematical errors in the financial data set forth in the respective Statement or based on Closing Working Capital or Total Debt not being calculated in accordance with this Section 2.04.

        (d)   If a Notice of Objection is provided within such 45-day period, the parties shall, during the 30-day period following receipt of the Notice of Objection, attempt in good faith to resolve the objections. During such 30-day period, the recipient of such Notice of Objection shall be permitted to ask questions of the party that delivered the Notice of Objection and review all relevant information within the possession or control of the party that delivered the Notice of Objection that demonstrates the basis therefor. If the parties are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to Ernst & Young LLP (or, if such firm declines to act, to another internationally recognized independent public accounting firm mutually agreed upon by the parties and, if the parties are unable to so agree within 10 days after the end of such 30-day period, then each shall select a firm and such firms shall jointly select a third internationally recognized firm to resolve the disputed matters, provided, that such third internationally recognized firm is not the regularly appointed outside auditor to either Seller or Purchaser and does not otherwise have any relationship with Seller or Purchaser that could reasonably be expected to affect the independence of such firm in connection with resolving such dispute (such selected firm being the "Independent Expert")). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. After the disputed Statement shall have become final and binding, in the absence of fraud or intentional misconduct, the objecting party shall have no further right to make any claims in respect of (A) any element of the disputed Statement that was raised, or could have been raised, in the Notice of Objection or (B) any payment made pursuant to Section 2.04(e) or (f). The fees and expenses of Ernst & Young LLP (or such other internationally recognized independent public accounting firm mutually agreed upon by the parties) and the Independent Expert, if any, shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by such accounting firm or Independent Expert, which proportionate allocations shall also be determined by such accounting firm or Independent Expert at the time the determination of the accounting firm or Independent Expert is rendered on the merits of the matters submitted. With respect to any such fees and expenses of Ernst & Young LLP (or such other internationally recognized independent public accounting firm mutually agreed upon by the parties) and the Independent Expert, if any, incurred after the Closing Date and required hereunder to be paid by Seller, Seller shall promptly pay to Purchaser a gross up compensation payment calculated in accordance with Section 8.05.

        (e)   If Seller's Closing Working Capital is lower than $37.1 million (the "Seller Target Working Capital"), with any such shortfall being referred to hereinafter as the "Seller Working Capital Shortfall", and/or Seller's Closing Debt exceeds $2.9 million (the "Seller Target Debt Amount"), with any such excess being referred to hereinafter as the "Seller Debt Excess", Seller shall promptly pay to Purchaser an amount equal to such Seller Working Capital Shortfall and/or Seller Debt Excess, plus simple interest thereon in each case at a rate of 6% per annum from the Closing Date to the date payment is made in full. If Seller's Closing Working Capital is higher than the Seller Target Working Capital (such excess amount, the "Seller Working Capital Excess") and/or Seller's Closing Debt is lower than the Seller Target Debt Amount (such difference, the "Seller Reduced Debt Amount"), Purchaser shall promptly pay to Seller an amount equal to such Seller Working Capital Excess and/or Seller Reduced Debt Amount, plus simple interest thereon in each case at a rate of 6% per annum from the Closing Date to the date payment is made in full.

        (f)    If WVS-I's Closing Working Capital is lower than $—6.1 million (the "WVS-I Target Working Capital"), with any such shortfall being referred to as the WVS-I Working Capital Shortfall" and/or WVS-I's Closing Debt exceeds $0.00 (the "Purchaser Target Debt Amount"), with any such excess being referred to as the "WVS-I Debt Excess", Purchaser shall promptly pay to Seller an amount equal to such WVS-I Working Capital Shortfall and/or WVS-I Debt Excess, plus simple interest thereon at a rate of 6% per annum from the Closing Date to the date payment is made in full. If WVS-I's Closing Working Capital is higher than the WVS-I Target Working Capital (such excess amount, if any, the "WVS-I Working Capital Excess"), Seller shall promptly pay to Purchaser an amount equal to such WVS-I Working Capital Excess, plus simple interest thereon at a rate of 6% per annum from the Closing Date to the date payment is made in full.

        (g)   Any payments under Section 2.04 (e) or (f) shall be aggregated and netted against each other such that one net amount shall be paid by Seller or Purchaser, as the case may be, which payment shall be made by wire transfer of immediately available funds to an account designated in writing by Seller or Purchaser, as the case may be.

        (h)   The term "Working Capital" means Current Assets minus Current Liabilities. The term "Total Debt" means Long-term Debt plus Short-term Debt. The terms "Current Assets", "Current Liabilities", "Long-term Debt" and "Short-term Debt" mean the consolidated current assets, consolidated current liabilities, consolidated long-term debt and consolidated short-term debt of Seller or of WVS-I B.V. and WVS-I US on a combined basis, as the case may be, and Seller's or WVS-I's consolidated subsidiaries; provided that all such terms shall be calculated without duplication of amounts (e.g., amounts included in the calculation of Total Debt shall not be included as liabilities in the calculation of Working Capital.

ARTICLE III

Representations and Warranties of Seller

        Seller represents and warrants to Purchaser that, as of the date of this Agreement and as of the Closing Date, except as set forth in the reports, schedules, forms, statements and other documents filed by Seller with the US Securities and Exchange Commission (the "SEC"), and publicly available prior to the date of this Agreement (the "Filed Seller SEC Documents"), or in the letter, dated as of the date of this Agreement, from Seller to Purchaser (the "Seller Disclosure Letter") provided, that when representations made below with respect to matters as of the Closing Date, such representations shall be deemed to be made immediately prior to giving effect to the Closing of the Transactions.

        SECTION 3.01.    Organization, Standing and Power.    Each of Seller and its subsidiaries in existence on the date hereof or on the Closing Date (prior to giving effect to the Closing) (the "Seller Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. Seller and each Seller Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of properties makes such qualification necessary. Seller has delivered and made available to Purchaser true and complete copies of the certificate of incorporation of Seller, as amended to the date of this Agreement (as so amended, the "Certificate of Incorporation"), and the by-laws of Seller, as amended to the date of this Agreement (as so amended, the "By-laws"), and the comparable charter and organizational documents of each Seller Subsidiary, in each case as amended through the date of this Agreement.

        SECTION 3.02.    Seller Subsidiaries; Equity Interests.    (a) Section 3.02 of the Seller Disclosure Letter lists each Seller Subsidiary and its jurisdiction of organization as of the date hereof and the Closing Date. All the outstanding shares of capital stock of each Seller Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by Seller, free and clear of all pledges, liens (other than for current Taxes not yet due and payable), charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

        (b)   Except for its interests in the Seller Subsidiaries, Seller does not and, as of the Closing Date, will not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $25,000 in any person.

        SECTION 3.03.    Capital Structure.    (a) The authorized capital stock of Seller consists of 170,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock", and together with the Common Stock, the "Capital Stock").

        (b)   At the close of business on June 19, 2006, (i) 33,439,279 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) 776,409 shares of Common Stock were held by Seller in its treasury and (iii) 3,783,120 shares of Common Stock were reserved for issuance pursuant to the 1997 Stock Plan, (iv) 2,578,464 shares of Common Stock were subject to outstanding Seller Stock Options, (v) 2,519,888 shares of Common Stock were subject to outstanding Warrants (as defined in Section 3.03(e)), and (vi) no shares of issued and outstanding Common Stock were subject to vesting or restrictions on transfer. Except as set forth above, at the close of business on June 19, 2006, no shares of capital stock or other voting securities of Seller were issued, reserved for issuance or outstanding.

        (c)   All outstanding shares of Capital Stock are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation, the By-laws or any Contract (as defined in Section 3.05(a)) to which Seller is a party or otherwise bound.

        (d)   There are no bonds, debentures, notes or other indebtedness of Seller having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Capital Stock may vote ("Voting Debt"). Except as set forth in this Section 3.03, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Seller or any Seller Subsidiary is a party or by which any of them is bound (i) obligating Seller or any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Seller or of any Seller Subsidiary or any Voting Debt, (ii) obligating Seller or any Seller Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement, rights to receive shares of Common Stock on a deferred basis or undertaking or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Capital Stock.

        (e)   Section 3.03 of the Seller Disclosure Letter sets forth a complete and accurate list, as of June 13, 2006, of all outstanding options to purchase shares of Common Stock (collectively, "Seller Stock Options"), and all outstanding warrants to purchase shares of Common Stock (the "Warrants"), granted under the 1997 Stock Plan or otherwise, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders of record thereof. All outstanding Seller Stock Options are evidenced by stock option agreements or other award agreements, in each case in the forms set forth in the Project Manhattan virtual dataroom maintained by Seller, and no stock option agreement, restricted stock purchase agreement or other award agreement contains terms that are inconsistent with such forms. Each Seller Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Seller Stock Option was, on the date of grant of such Seller Stock Option, no less than the fair market value of a share of Common Stock on the date of grant of such Seller Stock Option, as determined by the Board of Directors of Seller and no such Seller Stock Option has had its exercise price decreased below such fair market value since such grant date (for the avoidance of doubt, except as disclosed in the Seller Financial Statements). As of the date of this Agreement, there are no outstanding contractual obligations of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any Seller Subsidiary.

        SECTION 3.04.    Authority; Execution and Delivery; Enforceability.    (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered in connection with this Agreement (the "Ancillary Agreements") to which it is a party and to consummate the Transactions, subject to receipt of the Stockholder Approval (as defined in (b) below). The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Seller of the Transactions have been duly authorized by all necessary corporate action on the part of Seller, subject to receipt of the Stockholder Approval. Seller has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party, and this Agreement and the Ancillary Agreements to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

        (b)   The board of directors of Seller (the "Seller Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the Ancillary Agreements to which it is a party and the Transactions contemplated by this Agreement, and (ii) recommending that Seller's stockholders approve the issuance of the Shares (the "Share Issuance"; such stockholder approval of the Share Issuance, the "Stockholder Approval"). Such resolutions are sufficient to render inapplicable to Purchaser, this Agreement and the Ancillary Agreements and the Transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best knowledge of Seller, no other state takeover statute or similar statute or regulation applies or purports to apply to Seller with respect to this Agreement, the Ancillary Agreements and the Transactions contemplated by this Agreement.

        (c)   The only vote of holders of any class or series of Capital Stock necessary in connection with this Agreement or to consummate any of the Transactions contemplated by this Agreement is the approval of the Share Issuance by the holders of a majority of the total votes cast on a proposal to approve such issuance, if Seller's Common Stock is approved for listing (the "Listing") on the Nasdaq Global Market ("Nasdaq") prior to the Share Issuance.

        SECTION 3.05.    No Conflicts; Consents.    (a) The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation by Seller of the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than Liens arising from acts of Purchaser or its affiliates) upon any of the properties or assets of Seller or any Seller Subsidiary under, any provision of (i) the Certificate of Incorporation, the By-laws or the comparable charter or organizational documents of any Seller Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a

"Contract") to which Seller or any Seller Subsidiary is a party or by which any of their respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to Seller or any Seller Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

        (b)   No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") (other than any Governmental Entity located in a jurisdiction in which the operations of Seller and the Seller Subsidiaries are immaterial) is required to be obtained or made by or with respect to Seller or any Seller Subsidiary in connection with the execution, delivery and performance of this Agreement and any Ancillary Agreements to which it is a party or the consummation of the Transactions, other than (i) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and Council Regulation (EC) No. 139/2004 of the European Community, as amended (the "EC Merger Regulation"), (B) if Seller's 214 license is not relinquished prior to Closing, the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any other rules, regulations, practices and policies promulgated by the Federal Communications Commission, (C) laws, rules, regulations, practices and orders of any state public service commissions, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (D) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Transactions and the other transactions contemplated by this Agreement and by the Ancillary Agreements, (E) compliance with and such filings as may be required under Applicable Laws (other than Applicable Laws of any jurisdiction in which the operations of Seller and the Seller Subsidiaries are immaterial) and (F) such filings as may be required in connection with the taxes described in Section 9.01, (ii) the filing with the SEC of (A) a proxy or information statement relating to the Stockholder Approval by the Seller's stockholders (the "Proxy Statement"), and (B) such filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Ancillary Agreements and the Transactions, and (iii) such other items as may be required by the applicable rules and regulations of the Nasdaq Global Market or any stock exchange on which the Common Stock of Seller is listed.

        SECTION 3.06.    The Shares.    Assuming Purchaser has the requisite power and authority to be the lawful owner of such Shares, upon delivery to Purchaser at the Closing of certificates representing such Shares, duly endorsed by Seller for transfer to Purchaser or accompanied by appropriate instruments sufficient to evidence the transfer to Purchaser of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon Seller's receipt of the WVS-I Shares and the Cash Payment, Purchaser shall own good and valid title to the Shares, free and clear of any Liens, other than those arising from acts of Purchaser and its affiliates. Other than this Agreement, the By-law Amendments and restrictions imposed by Applicable Law, to the best knowledge of Seller, at the Closing the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which Purchaser is a party.

        SECTION 3.07.    SEC Documents; Undisclosed Liabilities.    (a) Seller has filed all reports, schedules, forms, statements and other documents required to be filed by Seller with the SEC since

January 1, 2006 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Seller SEC Documents").

        (b)   As of its respective date, each Seller SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Document, and did not on the date filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Seller SEC Document has been revised or superseded by a later filed Seller SEC Document, none of the Seller SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Seller included in the Seller SEC Documents (the "Seller Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and on that basis fairly present the consolidated financial position of Seller and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (c)   As of the date hereof, neither Seller nor any Seller Subsidiary has, and as of the Closing Date, neither Seller nor any Seller Subsidiary will have, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by US GAAP to be set forth on a consolidated balance sheet of Seller and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect, other than those liabilities or obligations set forth on the latest dated balance sheet included in the Seller Financial Statement, and other liabilities or obligations of similar character incurred since the date of such balance sheet in the ordinary course of business.

        (d)   With respect to each Seller SEC Document that is a report on Form 10-K or 10-Q or an amendment thereto:

          (1)   the chief executive officer and chief financial officer of Seller (the "Certifying Seller Officers") reviewed such report or amendment prior to its filing with the SEC;

          (2)   based on the best knowledge of the Certifying Seller Officers, such report or amendment does not contain any untrue statement of any material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such report or amendment;

          (3)   based on the best knowledge of the Certifying Seller Officers, the financial statements, and other financial information included in such report or amendment, fairly present in all material respects the financial condition, results of operations and cash flows of Seller as of, and for, the periods presented in such report or amendment;

          (4)   the Certifying Seller Officers are responsible for establishing and maintaining disclosure controls and procedures (as such terms are defined in Rule 13a-14(c) under the Exchange Act) for Seller and have: (A) designed such disclosure controls and procedures to ensure that material information relating to Seller, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which such report or amendment was being prepared, (B) evaluated the effectiveness of Seller's disclosure controls and procedures as of a date within 90 days prior to the filing date of such report or amendment and (C) presented in such report or amendment their conclusions about the effectiveness of Seller's disclosure controls and procedures;

          (5)   the Certifying Seller Officers have disclosed, based on their most recent evaluation, to Seller's auditors and the audit committee of Seller Board: (i) all significant deficiencies in the design or operation of internal controls which adversely affected Seller's ability to record, process, summarize and report financial data and have identified to Seller's auditors any material weaknesses in Seller's internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller's internal controls;

          (6)   the Certifying Seller Officers have indicated in such report or amendment whether or not significant changes in internal controls or in other factors could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective action with respect to significant deficiencies and material weaknesses; and

          (7)   the Seller Disclosure Letter summarizes all matters disclosed by the Certifying Seller Officers in accordance with clause (5) above.

        (e)   To the best knowledge of Seller, the effectiveness of any additional SEC disclosure requirement that, as of the date of this Agreement, has been formally proposed that is not yet in effect is not expected by Seller to lead to any material change in Seller's disclosures as set forth in the Filed Seller SEC Documents.

        (f)    No Seller Subsidiary is, or has at any time since January 1, 2005 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

        SECTION 3.08.    Receivables.    The accounts receivable of Seller and the Seller Subsidiaries set forth in the latest dated balance sheet included in the Seller Financial Statements and the accounts receivable of Seller and the Seller Subsidiaries that have arisen since such date (a) represent actual indebtedness incurred by the applicable account debtors, (b) have arisen from bona fide transactions in the ordinary course of the business of Seller and the Seller Subsidiaries, and (c) are expected by Seller to be collectible in the ordinary course of business, net of the applicable reserves therefor.

        SECTION 3.09.    Assets.    (a) Seller or any Seller Subsidiary has, or as of the close of business on the Closing Date will have, good and valid title to all material assets reflected on Seller's balance sheet as of March 31, 2006 (as set forth in the Seller Financial Statements) or thereafter acquired, other than those sold or otherwise disposed of since the date of such balance sheet not in violation of this Agreement, in each case free and clear of all Liens (other than for current Taxes not yet due and payable), except for such imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business as currently conducted. Each material asset of Seller and the Seller Subsidiaries is in good working order (ordinary wear and tear excepted) in all material respects, is free from any material defect and has been maintained in all material respects in accordance with the past practice of Seller's business.

        (b)   This Section 3.09 does not relate to real property or interests in real property, such items being the subject of Section 3.11, or to Intellectual Property, such items being the subject of Section 3.12.

        SECTION 3.10.    Relationships with Customers.    None of the customers of Seller and the Seller Subsidiaries that represented 5% or greater of Seller's net revenue on a consolidated basis for the fiscal year ended December 31, 2005, has as of the date of this Agreement canceled or threatened in writing to cancel any material customer agreement with Seller or a Seller Subsidiary.

        SECTION 3.11.    Real Property.    Neither Seller nor any subsidiary of Seller owns any real property. Schedule 3.11 lists all material real property and interests in real property leased by Seller or any subsidiary of Seller and used or held for use exclusively in the operation or conduct of the business of Seller (each, a "Seller Leased Property"). Seller or any subsidiary thereof has valid leasehold estates in all Seller Leased Property. This Section 3.11 does not relate to environmental matters, such items being the subject of Section 3.18(c).

        SECTION 3.12.    Intellectual Property.    (a) Schedule 3.12 sets forth all material Intellectual Property, owned, used, filed by or licensed to or from Seller or any Seller Subsidiary. The Intellectual Property set forth in Schedule 3.12 is referred to in this Agreement as the "Seller Intellectual Property". Seller warrants that it owns all right, title and interest in and to the Intellectual Property listed in Schedule 3.12. With respect to all Seller Intellectual Property that is issued, registered or subject to an application for issuance or registration, Schedule 3.12 sets forth a list of all jurisdictions in which such Seller Intellectual Property is issued or registered or in which patents or registrations have been applied for and all patent, registration and application numbers. (i) All Seller Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the business of Seller and its subsidiaries as presently conducted and (ii) Seller or a subsidiary of Seller is the sole and exclusive owner of, and Seller and its subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Seller Intellectual Property and the subjects thereof, and the consummation of the Transactions and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights.

        (b)   Neither Seller nor any of its subsidiaries has granted any license of any kind relating to any Technology or Seller Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses to end-users in the ordinary course of business. Neither Seller nor any of its subsidiaries is bound by or a party to any material option, license or similar Contract relating to any Intellectual Property of any other person for the use of such Intellectual Property in the conduct of the business of Seller and its subsidiaries, except for (i) nonexclusive licenses to end-users in the ordinary course of business and (ii) so called "off-the-shelf", "shrink-wrap", "free", "open source" and other non-customized license agreements relating to computer software licensed to Seller or any of its subsidiaries in the ordinary course of business. No material claims are pending or, to the best knowledge of Seller, threatened against Seller or any of its subsidiaries by any person claiming material infringement by use of the Seller Intellectual Property set forth in Schedule 3.12 in the operation or conduct of its business as currently conducted. To the best knowledge of Seller the Intellectual Property of Seller and the Seller Subsidiaries is not being materially infringed by any other person. No reexamination request, reissue requests, opposition, protest, petition for interference or declaration of interference has been filed with the US Patent and Trademark Office or elsewhere with respect to the Seller Intellectual Property.

        (c)   In this Agreement:

        "Intellectual Property" means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, mask work, copyright (including moral rights), copyright registration, design, design registration, or any right to any of the foregoing.

        "Technology" means all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how.

        SECTION 3.13.    Contracts.    (a) Section 3.13 of the Seller Disclosure Letter sets forth the Contracts described below to which Seller or any Seller Subsidiary is a party to or bound:

          (i)    All contracts with customers of Seller or the Seller Subsidiaries that in the aggregate represented 80% or greater of Seller's net revenue on a consolidated basis for the fiscal year ended December 31, 2005;

          (ii)   Any contract (other than this Agreement) with any affiliate of Seller (other than the Seller Subsidiaries);

          (iii)  Any continuing Contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), management, service, consulting or other similar Contract or advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than Seller or a Seller Subsidiary) in excess of $50,000 and is not terminable by Seller or a Seller Subsidiary by notice of not more than 6 months for a cost of less than $50,000;

          (iv)  Any Contract for the sale of any asset of Seller or a Seller Subsidiary (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement; or

          (v)   Any other Contract that has an aggregate future liability to any person (other than Seller or a Seller Subsidiary) in excess of $50,000 and is not terminable by Seller or a Seller Subsidiary by notice of not more than 6 months for a cost of less than $50,000.

        (b)   All contracts listed on Section 3.13 of the Seller Disclosure Letter (the "Seller Contracts") are valid, binding and in full force and effect and are enforceable by Seller or any subsidiary of the Seller in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles, except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Seller Material Adverse Effect. Seller and any subsidiary of the Seller have performed all obligations required to be performed by them to date under the Seller Contracts, and they are not in breach or default thereunder and, to the best knowledge of Seller, no other party to any Seller Contract, as of the date of this Agreement, is in breach or default thereunder, except to the extent that such breach or default would not reasonably be expected to have a Seller Material Adverse Effect. Neither the Seller nor any of its subsidiaries has received any written notice of the intention of any party to terminate any Seller Contract. Complete and correct copies of all written Seller Contracts, together with all modifications and amendments thereto, have been delivered or made available to Purchaser.

        SECTION 3.14.    Permits.    Schedule 3.14 sets forth all material certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations of Seller and the Seller Subsidiaries ("Seller Permits"), including those relating to the regulation of the provision of telecommunications services and all ordinances and other agreements granting access to public rights of way for the purpose of providing such services. (i) The Seller Permits and any other certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations of Seller are sufficient in all material respects for the operation of the business of Seller and the Seller Subsidiaries as currently conducted, except for any certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations that would not reasonably be expected to have a Seller Material Adverse Effect, (ii) all such Seller Permits are validly held by Seller or a Seller Subsidiary, and Seller or any Seller Subsidiary has complied with the terms and conditions of each Seller Permit held by it for use in the operation or conduct of the business, (iii) during the two years preceding the date of this Agreement, neither Seller nor any Seller Subsidiary has received written notice of any action or proceeding (a "Proceeding"), including any Proceeding before the FCC or any public utility commission or state regulatory agency, and no such Proceeding is pending, relating to the cancelation, suspension, revocation, modification or nonrenewal of any such Seller Permits the loss of which would reasonably be expected to have a Seller Material Adverse Effect and (iv) none of such Seller Permits would be subject to cancelation, suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Transactions, except for any such cancelations, suspensions, modifications, revocations or nonrenewals that would not reasonably be expected to have a Seller Material Adverse Effect.

        SECTION 3.15.    Absence of Certain Changes or Events.    From December 31, 2005, to the date of this Agreement, Seller has conducted its business only in the ordinary course and in substantially the same manner as previously conducted. From December 31, 2005, to the date of this Agreement, neither Seller nor any Seller Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.02.

        SECTION 3.16.    Taxes.    (a) Seller and each Seller Subsidiary have timely filed, or have caused to be timely filed on their behalf, all material Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate in all material respects. All material Taxes shown to be due on such Tax Returns, or otherwise owed (including, for the avoidance of doubt, all excise Taxes) have been timely paid, except for those being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with US GAAP have been established in the Seller Financial Statements or on the books of the Seller or the applicable Seller Subsidiary. Neither the Seller nor any Seller Subsidiary has requested or been granted an extension of the time for filing any Tax Return that has not yet been filed.

        (b)   No outstanding material deficiency with respect to any Taxes has been proposed or asserted in writing or assessed against Seller or any Seller Subsidiary, and there are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any material Tax Returns filed or required to be filed by the Seller or any Seller Subsidiary.

        (c)   The US Federal income Tax Returns of Seller and each Seller Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 2001. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid or otherwise resolved.

        (d)   There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Seller or any Seller Subsidiary.

        (e)   Neither Seller nor any Seller Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (f)    Neither Seller nor any Seller Subsidiary is a party to or bound by any Tax sharing or allocation agreement with any person that is not Seller or any Seller Subsidiary, other than customary commercial agreements with vendors, lenders, customers and other third parties entered into in the ordinary course of business whose primary subject is not Tax matters.

        (g)   Neither Seller nor any Seller Subsidiary will be required to recognize income in a Post-Closing Tax Period that is attributable to any transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date.

        (h)   Except as set forth in Schedule 3.16(h), neither Seller nor any Seller Subsidiary has ever been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary US Federal, state, local or non-US Tax Return other than one of which Seller was the common parent. Except as set forth in Schedule 3.16(h), neither the Seller nor any Seller Subsidiary is presently liable, nor does it have any potential liability, for the Taxes of another person (i) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law) or (ii) as transferee or successor.

        (i)    Except as set forth in Schedule 3.16(i), there are no outstanding rulings of, or requests for rulings by, any Taxing Authority addressed to the Seller or any Seller Subsidiary that are, or if issued would be, binding on the Seller or any Seller Subsidiary.

        (j)    Both the Seller and Seller Subsidiaries have timely withheld and timely paid all Taxes which are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or other person.

        (k)   Neither Seller nor any Seller Subsidiary has been a party to a transaction that constitutes a "listed transaction", for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law), that is or may be subject to examination by the IRS. To the best knowledge of Seller, Seller has disclosed to Purchaser all "reportable transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state law) to which it or any of the Seller Subsidiaries has been a party.

        (l)    For purposes of this Agreement:

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Income Tax" or "Income Taxes" means (i) all income or franchise Taxes imposed on or measured by income, (ii) all other Taxes reported on a Tax Return that includes such Taxes and (iii) any interest, penalties and additions associated with the amounts described in clauses (i) and (ii) hereof.

        "Post-Closing Tax Period" means all taxable periods beginning after the Closing Date and the portion beginning on the day after the Closing Date of any tax period that includes but does not end on the Closing Date.

        "Pre-Closing Tax Period" means all taxable periods ending on or prior to the Closing Date and the portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

        "Tax" or "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts; provided, however, that "Tax" or "Taxes" does not include the US Federal Universal Service Fund fee (if applicable) imposed by any Governmental Entity; it being understood that such fees are covered exclusively under Section 3.18(d) and 4.18(d).

        "Tax Return" means all US Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

        "Taxing Authority" means any Federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

        "Transfer Taxes" means all sales (including bulk sales), use, transfer, recording, value added, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement; provided, however, that for the avoidance of doubt, "Transfer Taxes" does not include any such Taxes or fees imposed on or incurred by any person as a result of the Restructuring.

        "Treasury Regulations" means the final and temporary regulations promulgated under the Code.

        SECTION 3.17.    Litigation.    There is no suit, action or proceeding pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary (and Seller is not aware of any basis for any such suit, action or proceeding), including any suit, action or proceeding relating to the Seller Intellectual Property that, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect, nor is there any Judgment outstanding against Seller or any Seller Subsidiary that has had or could reasonably be expected to have a Seller Material Adverse Effect.

        SECTION 3.18.    Compliance with Applicable Laws.    (a) Seller and the Seller Subsidiaries are in compliance with all Applicable Laws, including (i) those relating to occupational health and safety and the environment, (ii) the Foreign Corrupt Practices Act and (iii) any laws of the United States related to international transactions, including but not limited to, the USA Patriot Act, the Export Administration Act, the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Foreign Asset Control Regulations, customs laws and any regulations or orders issued thereunder (the laws referred to in this clause (iii), collectively, "US International Trade Laws"), except in each case for instances of noncompliance that would not reasonably be expected to have a Seller Material Adverse Effect.

        (b)   Neither Seller nor any Seller Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Seller or a Seller Subsidiary is not in compliance in any material respect with any Applicable Law, including the Foreign Corrupt Practices Act and US International Trade Laws.

        (c)   Except for any matter that would not reasonably be expected to have a Seller Material Adverse Effect, (i) Seller and its subsidiaries conduct the business in compliance with all Environmental Laws, (ii) neither Seller nor any of its subsidiaries have received, as of the date of this Agreement, any written notice (the substance of which has not been materially resolved) of violations of, or liability under, Environmental Laws arising from or related to the business, (iii) neither Seller nor any of its subsidiaries are subject to liability under environmental laws, including without limitation liability related to any releases of hazardous substances and (iv) complete and correct copies of all written environmental audits or assessments which have been conducted by Seller or any of its subsidiaries with respect to the business have been made available to Purchaser.

        "Environmental Laws" means all Applicable Laws and permits relating to pollution, protection of the environment or natural resources.

        "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any toxic or otherwise hazardous substances or materials subject to regulation under Environmental Laws.

        (d)   Seller has filed all required forms and returns in respect of, and has timely paid all amounts due in respect of, the US Federal Universal Service Fund fee (if applicable) imposed by a Governmental Entity.

        (e)   This Section 3.18 does not relate to matters with respect to Taxes, which are the subject of Section 3.16.

        SECTION 3.19.    Securities Act.    The WVS-I Shares acquired by Seller pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and Seller shall not offer to sell or otherwise dispose of the WVS-I Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

        SECTION 3.20.    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than Imperial Capital, LLC, the fees and expenses of which will be paid by Seller, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller or any Seller Subsidiary.

        SECTION 3.21.    Insurance.    Seller or the Seller Subsidiaries maintain policies of fire and casualty, liability and other forms of property and casualty insurance in such amounts, with such deductibles and against such risks and losses as are, in Seller's reasonable judgment, reasonable for the business and assets of Seller and the Seller Subsidiaries.

        SECTION 3.22.    Absence of Changes in Seller Benefit Plans; Labor Relations.    Except as expressly permitted pursuant to Section 5.02(a)(iv), since December 31, 2005, there has not been any adoption, amendment or termination by Seller or any Seller Subsidiary of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, change in control, termination, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by Seller or any Seller Subsidiary or any other person or entity that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary (collectively, the "Seller Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Seller Pension Plans, or any change in the manner in which contributions to any Seller Pension Plans are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Seller Benefit Plan is not then out of compliance with Applicable Law, or reasonably determined by Seller to be necessary or appropriate to preserve the qualified status of a Seller Pension Plan under Section 401(a) of the Code. There are no collective bargaining or other labor union agreements to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary is bound. As of the date hereof, none of the employees of Seller or any Seller Subsidiary are represented by any union with respect to their employment by Seller or any Seller Subsidiary. As of the date hereof, since January 1, 2004, neither Seller nor any Seller Subsidiary has experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

        SECTION 3.23.    ERISA Compliance; Excess Parachute Payments.    (a) Section 3.23(a) of the Seller Disclosure Letter sets forth a complete and accurate list of (i) each Seller Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Seller Pension Plan"), (ii) each Seller Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Seller Welfare Plan"), (iii) all other Seller Benefit Plans and (iv) any employment, deferred compensation, consulting, severance or change of control, termination or indemnification agreement or any other agreement with or involving any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary or any agreement with any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller of a nature contemplated by this Agreement (all such agreements under this clause (a)(iv), collectively, "Seller Benefit Agreements"). Seller has provided to Purchaser complete and accurate copies of (i) each Seller Benefit Plan and each

Seller Benefit Agreement (or, in the case of any unwritten Seller Benefit Plans or Seller Benefit Agreements, written descriptions thereof), (ii) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") with respect to each Seller Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Seller Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Seller Benefit Plan. Except as would not reasonably be expected to have a Seller Material Adverse Effect, (x) each Seller Benefit Plan has been administered in accordance with its terms, and (y) Seller, each Seller Subsidiary and all Seller Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code and all other Applicable Laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements.

        (b)   Each Seller Pension Plan intended to be tax-qualified has received favorable determination letters from the IRS to the effect that such Seller Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the best knowledge of Seller, has revocation been threatened) and, to the best knowledge of Seller, no event has occurred since the date of the most recent determination letter or application therefor relating to such Seller Pension Plan that would reasonably be expected to adversely affect the qualification of such Seller Pension Plan. Each Seller Pension Plan has complied since its inception, or has been amended to comply, with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001. All Seller Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the best knowledge of Seller, has revocation been threatened) and, to the best knowledge of Seller, no event has occurred since the date of the most recent approval or application therefor relating to any such Seller Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Seller has delivered to Purchaser a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Seller Pension Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any.

        (c)   Neither Seller nor any Commonly Controlled Entity has (i) maintained, contributed to or been required to contribute to any Seller Benefit Plan that is subject to Title IV of ERISA or (ii) has any unsatisfied liability under Title IV of ERISA.

        (d)   All reports, returns and similar documents with respect to all Seller Benefit Plans required to be filed with any Governmental Entity or distributed to any Seller Benefit Plan participant have been duly and timely filed or distributed. None of Seller or any Seller Subsidiary has received notice of, and to the best knowledge of Seller, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of Seller Benefit Plans or Seller Benefit Agreements), suits or proceedings against or involving any Seller Benefit Plan or Seller Benefit Agreement or asserting any rights or claims to benefits under any Seller Benefit Plan or Seller Benefit Agreement that would give rise to any material liability, and, to the best knowledge of Seller, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

        (e)   All contributions, premiums and benefit payments under or in connection with Seller Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of Seller Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into Seller SEC Documents. Neither any Seller Pension Plan nor any single-employer plan of any Commonly Controlled Entity has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

        (f)    With respect to each Seller Benefit Plan, (i) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which Seller or any Seller Subsidiary or any of their respective employees, or, to the best knowledge of Seller, any trustee, administrator or other fiduciary of such Seller Benefit Plan, or to the best knowledge of Seller any agent of the foregoing, has engaged that would reasonably be expected to subject Seller or any Seller Subsidiary or any of their respective employees, or a trustee, administrator or other fiduciary of any trust created under any Seller Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Section 502 of ERISA and (ii) none of the Seller, any Seller Subsidiary or any of their respective employees, or, to the best knowledge of Seller, any trustee, administrator or other fiduciary of any Seller Benefit Plan or to the best knowledge of Seller any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject Seller, any Seller Subsidiary or any of their respective employees, or, to the best knowledge of Seller, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other Applicable Law. No Seller Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Seller Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

        (g)   Section 3.23(g) of the Seller Disclosure Letter discloses whether each Seller Welfare Plan is (i) unfunded or self-insured, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Seller Welfare Plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than benefits then payable under such plan without regard to such amendment or termination) to Seller or any Seller Subsidiary at any time after the Closing Date. Each of Seller and the Seller Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Seller Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither Seller nor any Seller Subsidiary has any material obligations for retiree health or life insurance benefits under any Seller Benefit Plan (other than for continuation coverage required under Section 4980B(f) of the Code or any similar state statute).

        (h)   None of the execution and delivery of this Agreement, the obtaining of approval from the shareholders of Seller or any transaction expressly contemplated by this Agreement (including as a result of any termination of employment on or following the Closing Date) will (i) entitle any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary to severance pay, termination, change in control or similar pay and benefits, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Seller Benefit Plan or Seller Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Seller Benefit Plan or Seller Benefit Agreement.

        (i)    Neither Seller nor any Seller Subsidiary has any material liability or obligations, including under or on account of a Seller Benefit Plan or Seller Benefit Agreement, arising out of the hiring of persons to provide services to Seller or any Seller Subsidiary and treating such persons as consultants or independent contractors and not as employees of Seller or any Seller Subsidiary.

        (j)    No deduction by Seller or any Seller Subsidiary in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

        (k)   Other than payments that may be made to the persons listed in Section 3.23(k) of the Seller Disclosure Letter (the "Primary Seller Executives"), no amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement or any other Transaction (including as a result of the termination of employment on or following the Closing Date) by any officer, director, employee or consultant of Seller or any Seller Subsidiary who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any Seller Benefit Plan, Seller Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment (including, without limitation, any tax gross up or other payment) from Seller or any Seller Subsidiary or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Section 3.23(k) of the Seller Disclosure Letter sets forth (i) Seller's reasonable, good faith estimates of the maximum amount that could be paid to each Primary Seller Executive as a result of the execution and delivery of this Agreement or any other Transaction (including as a result of the termination of employment on or following the Closing Date) under any Seller Benefit Plan, Seller Benefit Agreement or otherwise and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Seller Executive calculated as of the date of this Agreement.

        SECTION 3.24.    Information Supplied.    None of the information supplied or to be supplied by Seller for inclusion or incorporation by reference in Seller's Proxy Statement will, at the date it is first mailed to Seller's stockholders or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Seller with respect to statements made or incorporated by reference therein based on information supplied by Purchaser in writing for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 3.25.    Opinion of Financial Advisor.    Seller has received the opinion of Imperial Capital, LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Transactions by Seller is fair from a financial point of view, a signed copy of which opinion has been delivered to Purchaser.

        SECTION 3.26.    Resolutions Regarding Options.    The Seller Board, or a duly authorized committee of the Seller Board, has adopted such resolutions and taken such other actions as required to confirm the accuracy of the list set forth by Seller in Section 3.03 of the Seller Disclosure Letter as to the acceleration of vesting or exercisability of any Seller Stock Options, as a result of, or in connection with, the execution and delivery of this Agreement or any other Transaction (including as a result of any termination of employment of the holder thereof).

        SECTION 3.27.    Seller By-laws.    The Seller Board has adopted a resolution that amends Seller's By-laws pursuant to Section 8.1(ii) of the By-laws (the "By-law Amendments"), which amendment shall become effective upon the Closing and is in the form of Exhibit 3.27 hereto.

        SECTION 3.28.    Seller Board.    Seller, the Seller Board and the members of the Seller Board have taken all acts necessary to cause, effective as of Closing, the composition of the Seller Board and classes of the respective Seller Board members to be as set forth in Schedule 3.28 hereto.

ARTICLE IV

Representations and Warranties of Purchaser in Relation to Purchaser and WVS-I

        Purchaser represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date, except as set forth in the letter, dated as of the date of this Agreement, from Purchaser to Seller (the "Purchaser Disclosure Letter"), provided, that when representations made below with respect to matters as of the Closing Date, such representations shall be deemed to be made immediately prior to giving effect to the Closing of the Transactions, but after giving effect to the Restructuring (as defined in Section 5.11):

        SECTION 4.01.    Organization, Standing and Power.    Purchaser is (and, as of Closing, WVS-I B.V., WVS-I US and each subsidiary of WVS-I (each subsidiary of WVS-I, a "WVS-I Subsidiary")) will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Purchaser has (and, as of Closing, WVS-I B.V., WVS-I US and each WVS-I Subsidiary) will have full corporate power and authority to conduct the WVS-I Business as presently conducted. Purchaser is (and, as of Closing, WVS-I B.V., WVS-I US and each WVS-I Subsidiary will be) duly qualified to do business in each jurisdiction where the nature of the WVS-I Business or its ownership or leasing of its properties of the WVS-I Business make such qualification necessary. Purchaser has delivered and made available to Seller true and complete copies of the certificates of incorporation of Purchaser, WVS-I B.V., WVS-I US, and each WVS-I Subsidiary, each as amended to the date of this Agreement (to the extent they exist as of the date of this Agreement), and the by-laws of Purchaser, WVS-I B.V., WVS-I US, and each WVS-I Subsidiary, each as amended to the date of this Agreement (to the extent they exist as of the date of this Agreement).

        SECTION 4.02.    WVS-I Subsidiaries; Equity Interests.    (a) Section 4.02 of the Purchaser Disclosure Letter lists each WVS-I Subsidiary and its jurisdiction of organization as of the date hereof and the Closing Date. All the outstanding shares of capital stock of each WVS-I Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Purchaser, free and clear of all Liens (other than for current Taxes not yet due and payable).

        (b)   Except for its interests in the WVS-I Subsidiaries, WVS-I does not have and, as of the Closing Date, will not as of Closing own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value in excess of $25,000 in any person.

        SECTION 4.03.    Authority; Execution and Delivery; Enforceability.    Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Purchaser of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party, and this Agreement and the Ancillary Agreements to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

        SECTION 4.04.    No Conflicts; Consents.    (a) The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation by Purchaser of the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than Liens arising from acts of Seller or its affiliates) upon any of the Transferred Assets under, any provision of (i) their respective organizational documents, (ii) any Contract to which Purchaser (that relates to the WVS-I Business), WVS-I or any WVS-I Subsidiary is a party, or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Applicable Law that, as of the Closing Date, will apply with respect to WVS-I or any WVS-I Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a WVS-I Material Adverse Effect.

        (b)   No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity (other than any Governmental Entity located in a jurisdiction in which the operations of the WVS-I Business are immaterial) is required to be obtained or made by or with respect to Purchaser (or, as of the Closing Date, WVS-I or any WVS-I Subsidiary) in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the Transactions, other than (i) (A) compliance with and filings under the HSR Act and the EC Merger Regulation, (B) the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any other rules, regulations, practices and policies promulgated by the Federal Communications Commission, (C) laws, rules, regulations, practices and orders of any state public service commissions, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (D) those that may be required solely by reason of Seller's (as opposed to any other third party's) participation in the Transactions and the other transactions contemplated by this Agreement and by the Ancillary Agreements, (E) compliance with and such filings as may be required under Applicable Laws (other than Applicable Laws of any jurisdiction in which the operations of the WVS-I Business are immaterial) and (F) such filings as may be required in connection with the taxes described in Section 9.01, (ii) such filings under the Exchange Act, as may be required in connection with this Agreement, the Ancillary Agreements and the Transactions and (iii) such other items that may be required under the applicable rules and regulations of the stock exchanges on which the common stock of Purchaser is listed or the applicable law of the Netherlands.

        SECTION 4.05.    The WVS-I Shares.    As of Closing, Purchaser has good and valid title to the WVS-I Shares, free and clear of any Liens. Assuming Seller has the requisite power and authority to be the lawful owner of such WVS-I Shares, upon delivery to Seller at the Closing of certificates representing such WVS-I Shares, duly endorsed by Purchaser for transfer to Seller or accompanied by appropriate instruments sufficient to evidence the transfer to Seller of the WVS-I Shares under the Applicable Laws of the relevant jurisdiction, and upon Purchaser's receipt of the Shares, good and valid title to such WVS-I Shares will pass to Seller, free and clear of any Liens, other than those arising from acts of Seller or its affiliates. Other than this Agreement and restrictions imposed by Applicable Law, the WVS-I Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the WVS-I Shares.

        SECTION 4.06.    Financial Statements.    (a) Schedule 4.06(a) sets forth (i) the audited combined consolidated carve-out financial statements of WVS-I B.V. for the fiscal years ended 2003, 2004 and 2005, which financial statements include combined consolidated statements of operations for the three years ended December 31, 2005, combined balance sheets as of December 31, 2005 and 2004, combined consolidated statements of changes in invested equity for the three years ended December 31, 2005 and combined consolidated statements of cash flows for the three years ended December 31, 2005, and (ii) the unaudited combined consolidated carve-out financial statements of WVS-I B.V. for the first quarter of 2006 ended March 31, 2006, which financial statements for the first quarter of 2006 ended March 31, 2006 include a combined consolidated statement of accounts receivable and accounts payable of the WVS-I Business as of March 31, 2006, and a combined consolidated statement of operations for the WVS-I Business for the three months then ended

(collectively, the "WVS-I Financial Statements"). The WVS-I Financial Statements have been prepared in conformity with US GAAP (except, in the case of unaudited statements, as would be permitted by Form 10-Q of the SEC if such financial statements had been filed on Form 10-Q, and that the combined consolidated statement of accounts receivable and accounts payable of the WVS-I Business as of March 31, 2006 have been prepared in conformity with the International Financial Reporting Standards and not US GAAP) in each case applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and on that basis fairly present (assuming that the Restructuring had been completed) the combined consolidated financial position of WVS-I B.V. and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (b)   As of the date hereof, neither WVS-I nor any WVS-I Subsidiary has, and as of the Closing Date, neither WVS-I nor any WVS-I Subsidiary will have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by US GAAP to be set forth on a combined consolidated balance sheet of WVS-I and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a WVS-I Material Adverse Effect, other than those liabilities and obligations set forth on the latest dated balance sheet included in the WVS-I Financial Statements, and other liabilities and obligations of similar character incurred since the date of such balance sheet in the ordinary course of business.

        (c)   The design or operation of the internal control over financial reporting of Purchaser since January 1, 2005 did not include any control deficiency, or combination of control deficiencies, related to the WVS-I Business that resulted in more than a remote likelihood that a material misstatement of the annual or interim financial statements of Purchaser since such date would not be prevented or detected.

        SECTION 4.07.    Receivables.    The accounts receivable of the WVS-I Business set forth in the latest dated balance sheet included in the WVS-I Financial Statements and the accounts receivable of WVS-I and the WVS-I Subsidiaries that have arisen since such date (a) represent actual indebtedness incurred by the applicable account debtors, (b) have arisen from bona fide transactions in the ordinary course of the business of the WVS-I Business, and (c) are expected by Purchaser and WVS-I to be collectible in the ordinary course of business, net of the applicable reserves therefor.

        SECTION 4.08.    Assets.    (a) Purchaser has, and as of Closing Date, WVS-I or a WVS-I Subsidiary will have, good and valid title to all material assets reflected on the balance sheet of WVS-I B.V. as of March 31, 2006 (as set forth in the WVS-I Financial Statements) or thereafter acquired, other than those sold or otherwise disposed of since the date of such balance sheet in the ordinary course operation of the WVS-I Business and not in violation of this Agreement, in each case free and clear of all Liens (other than for current Taxes not yet due and payable), except for such imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business as currently conducted. Each material asset of the WVS-I Business is in good working order (ordinary wear and tear excepted) in all material respects, is free from any material defect and has been maintained in all material respects in accordance with the past practice of the WVS-I Business.

        (b)   This Section 4.08 does not relate to real property or interests in real property, such items being the subject of Section 4.11, or to Intellectual Property, such items being the subject of Section 4.12.

        SECTION 4.09.    Sufficiency of Assets.    The Transferred Assets (as defined in Section 5.11) comprise all the assets employed in the WVS-I Business, other than the assets employed by Purchaser and its affiliates in providing corporate level and other services as set forth in the SLA. The Transferred Assets are sufficient for the conduct of the WVS-I Business immediately following the

Closing in substantially the same manner as conducted immediately prior to the Closing by Purchaser, WVS-I, the WVS-I Subsidiaries and their employees, assuming for purposes hereof the continued provision by Purchaser and its affiliates of corporate level and other services as set forth in the SLA.

        SECTION 4.10.    Relationships with Customers.    None of the customers of the WVS-I Business that represented 5% or greater of the net revenue of the WVS-I Business on a consolidated basis for the fiscal year ended December 31, 2005, has as of the date of this Agreement canceled or threatened in writing to cancel any material customer agreement with Purchaser (that relates to the WVS-I Business), WVS-I or a WVS-I Subsidiary.

        SECTION 4.11.    Real Property.    Purchaser owns no real property that is employed in or necessary to the WVS-I Business. Neither WVS-I nor any WVS-I Subsidiary owns any real property. Schedule 4.11 lists all material real property and interests in real property leased by Purchaser as of the date of this Agreement (to the extent employed in the WVS-I Business) (and, as of the Closing, WVS-I or any WVS-I Subsidiary) (each, a "WVS-I Leased Property"). Purchaser has and, as of the Closing Date, WVS-I or any WVS-I Subsidiary will have, valid leasehold estates in all WVS-I Leased Property, to the extent the obligations of WVS-I with respect thereto are Assumed Liabilities. This Section 4.11 does not relate to environmental matters, such items being the subject of Section 4.18(c).

        SECTION 4.12.    Intellectual Property.    (a) Schedule 4.12 sets forth all material Intellectual Property, owned, used, filed by or licensed to or from Purchaser (to the extent employed in the WVS-I Business but except as employed in providing corporate level and other services as set forth in the SLA), WVS-I or any WVS-I Subsidiary. The Intellectual Property set forth in Schedule 4.12 is referred to in this Agreement as the "WVS-I Intellectual Property". As of the date of this Agreement Purchaser owns (and as of Closing Date, WVS-I and the WVS-I Subsidiaries own, except for licenses of Intellectual Property from Purchaser) all right, title and interest in and to the Intellectual Property listed in Schedule 4.12. With respect to all WVS-I Intellectual Property that is issued, registered or subject to an application for issuance or registration, Schedule 4.12 sets forth a list of all jurisdictions in which such WVS-I Intellectual Property is issued or registered or in which patents or registrations have been applied for and all patent, registration and application numbers. (i) All WVS-I Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the business of WVS-I and its subsidiaries as presently conducted and (ii) WVS-I (or Purchaser in the case of a license from Purchaser to WVS-I) will be, the sole and exclusive owner of, and Purchaser has and, as of the Closing Date, WVS-I and the WVS-I Subsidiaries will have, the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all WVS-I Intellectual Property and the subjects thereof, and the consummation of the Transactions and the other transactions contemplated hereby does not and will not conflict with, alter or impair any such rights.

        (b)   Neither Purchaser nor WVS-I nor any of the WVS-I Subsidiaries has granted any license of any kind relating to any Technology employed in the WVS-I Business (except as employed in providing corporate level and other services as set forth in the SLA) or WVS-I Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses to end-users in the ordinary course of business. Neither Purchaser nor WVS-I or any of the WVS-I Subsidiaries is bound by or a party to any material option, license or similar Contract relating to any Intellectual Property of any other person for the use of such Intellectual Property that is employed in the WVS-I Business (except as employed in providing corporate level and other services as set forth in the SLA), except for (i) nonexclusive licenses to end-users in the ordinary course of business and (ii) so called "off-the-shelf", "shrink-wrap", "free", "open source" and other non-customized license agreements relating to computer software licensed to WVS-I or any of the WVS-I Subsidiaries in the ordinary course of business. No material claims are pending or, to the best knowledge of Purchaser, threatened, against Purchaser, WVS-I or any of the WVS-I Subsidiaries by any person claiming material infringement by use of the WVS-I

Intellectual Property set forth in Schedule 4.12 in the operation or conduct of the WVS-I Business as currently conducted. To the best knowledge of Purchaser and WVS-I, the WVS-I Intellectual Property is not being materially infringed by any other person. No reexamination request, reissue requests, opposition, protest, petition for interference or declaration of interference has been filed with the US Patent and Trademark Office or elsewhere with respect to the WVS-I Intellectual Property.

        SECTION 4.13.    Contracts.    (a) Section 4.13 of the Purchaser Disclosure Letter sets forth the Contracts described below, the rights under which will form part of the Transferred Assets and under which, as of the Closing Date, WVS-I or any WVS-I Subsidiary will be a party or will be bound:

          (i)    All Contracts with customers of the WVS-I Business that in the aggregate represented 80% or greater of the net revenue of the WVS-I B.V. on a combined consolidated basis for the fiscal year ended December 31, 2005;

          (ii)   Any Contract (other than this Agreement) with Purchaser or any affiliate of Purchaser (other than WVS-I and the WVS-I Subsidiaries);

          (iii)  Any continuing Contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice), management, service, consulting or other similar Contract or advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $50,000 and is not terminable by WVS-I or a WVS-I Subsidiary by notice of not more than 6 months for a cost of less than $50,000;

          (iv)  Any Contract for the sale of any asset of the WVS-I Business (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the ordinary course of business after the date of this Agreement and not in violation of this Agreement; or

          (v)   Any other Contract that has an aggregate future liability to any person in excess of $50,000 and is not terminable by WVS-I or a WVS-I Subsidiary by notice of not more than 6 months for a cost of less than $50,000.

        (b)   All Contracts listed in Section 4.13 of the Purchaser Disclosure Letter (the "WVS-I Contracts") are valid, binding and in full force and effect and are enforceable by Purchaser and, as of the Closing Date, will be enforceable by WVS-I or any WVS-I Subsidiary, in accordance with their respective terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles, except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a WVS-I Material Adverse Effect. Purchaser, WVS-I and the WVS-I Subsidiaries have performed all obligations required to be performed by them to date under the WVS-I Contracts, and none of them are in breach or default thereunder and, to the best knowledge of Purchaser, WVS-I and the WVS-I Subsidiaries, no other party to any WVS-I Contract, as of the date of this Agreement, is in breach or default thereunder, except to the extent that such breach or default would not reasonably be expected to have a WVS-I Material Adverse Effect. Neither Purchaser, WVS-I nor any WVS-I Subsidiary has received any written notice of the intention of any party to terminate any WVS-I Contract. Complete and correct copies of all written WVS-I Contracts, together with all modifications and amendments thereto, have been delivered and made available to Purchaser.

        SECTION 4.14.    Permits.    Schedule 4.14 sets forth all material certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations of Purchaser employed in the WVS-I Business (except as employed in providing corporate level and other services as set forth in the SLA) as of the date of this Agreement (and as of Closing, WVS-I and the WVS-I Subsidiaries) ("WVS-I Permits"), including those relating to the regulation of the provision of telecommunications services and all ordinances and other agreements granting access to public rights of way for the purpose of providing such services. (i) The WVS-I Permits and any other certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations of WVS-I are sufficient for the operation of the WVS-I Business as currently conducted, except for any certificates, licenses, permits, franchises, consents, orders, authorizations, approvals and similar authorizations that would not reasonably be expected to have a WVS-I Material Adverse Effect, (ii) all such WVS-I Permits are validly held by Purchaser and, as of the Closing Date, will be validly held by WVS-I or any WVS-I Subsidiary, and Purchaser, WVS-I and each WVS-I Subsidiary has complied with the terms and conditions of each WVS-I Permit held by it for use in the operation or conduct of the business, (iii) during the 2 years preceding the date of this Agreement, neither Purchaser, nor WVS-I nor any WVS-I Subsidiary has received written notice of any Proceeding, including any Proceeding before the FCC or any public utility commission or state regulatory agency, and no such Proceeding is pending, relating to the cancelation, suspension, revocation, modification or nonrenewal of any such WVS-I Permits the loss of which would reasonably be expected to have a WVS-I Material Adverse Effect and (iv) none of such WVS-I Permits would be subject to cancelation, suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Transactions, except for any such cancelations, suspensions, modifications, revocations or nonrenewals that would not reasonably be expected to have a WVS-I Material Adverse Effect.

        SECTION 4.15.    Absence of Certain Changes or Events.    From December 31, 2005, to the date of this Agreement, the WVS-I Business has been conducted in the ordinary course and in substantially the same manner as previously conducted. From December 31, 2005, to the date of this Agreement, neither Purchaser, WVS-I nor any WVS-I Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.01.

        SECTION 4.16.    Taxes.    (a) WVS-I B.V., WVS-I US and each WVS-I Subsidiary have timely filed, or have caused to be timely filed on their behalf, all material Tax Returns required to be filed by them, and all such Tax Returns are true, complete and accurate in all material respects. All material Taxes shown to be due on such Tax Returns, or otherwise owed (including, for the avoidance of doubt, all excise Taxes) have been timely paid, except for those being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with US GAAP have been established in the WVS-I Financial Statements or on the books of WVS-I B.V., WVS-I US or the applicable WVS-I Subsidiary. None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary has requested or been granted an extension of the time for filing any Tax Return that has not yet been filed.

        (b)   No outstanding material deficiency with respect to any Taxes has been proposed or asserted in writing or assessed against WVS-I B.V., WVS-I US or any WVS-I Subsidiary, and there are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any material Tax Returns filed or required to be filed by WVS-I B.V., WVS-I US or any WVS-I Subsidiary.

        (c)   The US Federal and non-US income Tax Returns of WVS-I B.V., WVS-I US and each WVS-I Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service (or any comparable foreign taxing authority), or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1998. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid or otherwise resolved.

        (d)   There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of WVS-I B.V., WVS-I US or any WVS-I Subsidiary.

        (e)   Neither WVS-I US nor any WVS-I Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (f)    None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary is a party to or bound by any Tax sharing or allocation agreement with any person that is not WVS-I B.V., WVS-I US or a WVS-I Subsidiary, other than customary commercial agreements with vendors, lenders, customers and other third parties entered into in the ordinary course of business whose primary subject is not Tax matters.

        (g)   None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary will be required to recognize income in a Post-Closing Tax Period that is attributable to any transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date. None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary has claimed or been granted exemptions from Tax, roll-over relief or other Tax facilities (including investment Tax credits and other similar Tax benefits) that would be annulled and give rise to Tax in Tax periods ending after the Closing Date.

        (h)   Except as set forth in Schedule 4.16(h), none of WVS-I B.V., WVS-I US or any WVS-I Subsidiary has even been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary federal state, local or non-US Tax Return other than one of which Purchaser was the common parent. Except as set forth in Schedule 4.16(h), none of WVS-I B.V., WVS-I US or any WVS-I Subsidiary is presently liable, nor do they have any potential liability, for the Taxes of another person (i) under Treasury Regulations Section 1.1502-6 (or comparable provisions of state, local or foreign law, including the provisions of Dutch law relating to the Tax liability of members of a fiscal unity) or (ii) as transferee or successor.

        (i)    Except as set forth in Schedule 4.16(i), there are no outstanding rulings of, or requests for rulings by, any Taxing Authority addressed to WVS-I B.V., WVS-I US or any WVS-I Subsidiary that are, or if issued would be, binding on WVS-I B.V., WVS-I US or any WVS-I Subsidiary.

        (j)    Except as set forth in Schedule 4.16(j), none of Purchaser, WVS-I B.V. or any WVS-I Subsidiary that is a Dutch entity has ever conducted operations through a branch outside the Netherlands.

        (k)   WVS-I B.V., WVS-I US and each WVS-I Subsidiary has timely withheld and timely paid all Taxes which are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor or other person.

        (l)    Neither WVS-I B.V., WVS-I US nor any WVS-I Subsidiary has been a party to a transaction that constitutes a "listed transaction", for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law), that is or may be subject to examination by the IRS. To the best knowledge of Purchaser, Purchaser has disclosed to Seller all "reportable transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state law) to which WVS-I B.V., WVS-I US or any WVS-I Subsidiary has been a party.

        (m)  None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary will incur any liability for Taxes by reason of either the Restructuring or the Transactions.

        (n)   Section 4.16(n) of the Purchaser Disclosure Letter sets forth each WVS-I Subsidiary that is a corporation for US Federal income tax purposes. Each of WVS-I US and WVS-I B.V. is a corporation for US Federal income tax purposes, and no election has been made by or on behalf of WVS-I B.V. under Treasury Regulations Section 301.7701-3.

        (o)   Section 4.16(o) of the Purchaser Disclosure Letter sets forth each WVS-I Subsidiary that is a "disregarded entity" for US Federal income tax purposes and each WVS-I Subsidiary that is a partnership for US Federal income tax purposes.

        SECTION 4.17.    Litigation.    There is no suit, action or proceeding pending or, to the best knowledge of Purchaser, threatened against Purchaser arising out of or related to the WVS-I Business, WVS-I or any WVS-I Subsidiary (and Purchaser is not aware of any basis for any such suit, action or proceeding), including any suit, action or proceeding relating to WVS-I Intellectual Property, that, individually or in the aggregate, has had or could reasonably be expected to have a WVS-I Material Adverse Effect, nor is there any Judgment outstanding against Purchaser arising out of or related to the WVS-I Business, WVS-I or any WVS-I Subsidiary on the date of this Agreement, that has had or could reasonably be expected to have a WVS-I Material Adverse Effect.

        SECTION 4.18.    Compliance with Applicable Laws.    (a) Purchaser in the conduct of the WVS-I Business as of the date of this Agreement, WVS-I and the WVS-I Subsidiaries, are in compliance with all Applicable Laws, including those relating to occupational health and safety and the environment, the Foreign Corrupt Practices Act and US International Trade Laws, except in each case for instances of noncompliance that would not reasonably be expected to have a WVS-I Material Adverse Effect. This Section 4.18(a) does not relate to matters with respect to Taxes, which are the subject of Section 4.16, or to environmental matters, which are the subject of Section 4.18(c).

        (b)   Neither Purchaser, nor WVS-I nor any WVS-I Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that Purchaser in the conduct of the WVS-I Business, WVS-I or any WVS-I Subsidiary is not in compliance in any material respect with any Applicable Law, including the Foreign Corrupt Practices Act and US International Trade Laws.

        (c)   Except for any matter that would not reasonably be expected to have a WVS-I Material Adverse Effect, (i) the WVS-I Business has been conducted in compliance with all Environmental Laws, (ii) Purchaser has not received, as of the date of this Agreement, any written notice (the substance of which has not been materially resolved) of violations of, or liability under, Environmental Laws arising from or related to the business, (iii) neither Purchaser (to the extent relating to the conduct of the WVS-I Business) as of the date of this Agreement (and as of Closing, WVS-I nor any of the WVS-I Subsidiaries) are subject to liability under environmental laws, including without limitation liability related to any releases of hazardous substances and (iv) complete and correct copies of all written environmental audits or assessments which have been conducted by Purchaser, WVS-I or any of the WVS-I Subsidiaries with respect to the WVS-I Business have been made available to Seller.

        (d)   Purchaser (with respect to the WVS-I Business) and WVS-I have filed all required forms and returns in respect of, and have timely paid all amounts due in respect of, the US Federal Universal Service Fund fee (if applicable) imposed by a Governmental Entity.

        (e)   This Section 4.18 does not relate to matters with respect to Taxes, which are the subject of Section 4.16.

        SECTION 4.19.    Securities Act.    The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

        SECTION 4.20.    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than Morgan Stanley, the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser or any of its subsidiaries.

        SECTION 4.21.    Insurance.    Purchaser maintains policies of fire and casualty, liability and other forms of property and casualty insurance relating to the WVS-I Business in such amounts, with such deductibles and against such risks and losses as are, in Purchaser's reasonable judgment, reasonable for the business and assets of WVS-I and the WVS-I Subsidiaries.

        SECTION 4.22.    ERISA Compliance.    None of WVS-I B.V., WVS-I US or any WVS-I Subsidiary maintains an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any other material employee benefit plan. There are no collective bargaining or other labor union agreements to which WVS-I or any WVS-I Subsidiary is a party, except for agreements with respect to works councils. No employees of WVS-I B.V., WVS-I US or any WVS-I Subsidiary are based in the United States.

ARTICLE V

Covenants

        SECTION 5.01.    Covenants Relating to Conduct of WVS-I.    (a) Except for matters (w) set forth in Schedule 5.01, (x) in connection with the Restructuring (as defined in Section 5.11), (y) expressly agreed to by Seller or (z) otherwise contemplated by the terms of this Agreement, from the date of this Agreement to and including the Closing Date, Purchaser shall cause the WVS-I Business to be conducted in all material respects in the ordinary course in a manner substantially consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve the material business relationships of the WVS-I Business with customers, suppliers, distributors and others with whom its business deals in the ordinary course of business. In addition, except for matters (x) set forth in Schedule 5.01, (y) in connection with the Restructuring (as defined in Section 5.11) or (z) otherwise contemplated by the terms of this Agreement, Purchaser shall not, and shall not permit any of its affiliates to, do any of the following with respect to or in connection with the WVS-I Business without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed):

          (i)    amend or permit WVS-I or any of its subsidiaries to amend their respective organizational documents;

          (ii)   permit WVS-I to declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock; provided, however, that (A) Seller acknowledges that, without limiting the obligations of Purchaser under Section 2.04, at or prior to the time of the Closing, Purchaser and any of its affiliates may withdraw any cash balances of WVS-I in excess of the WVS-I Cash Balance, (B) dividends and distributions of cash and intercompany receivables may be made by WVS-I to Purchaser and its affiliates and (C) dividends and distributions may be made by WVS-I to Purchaser and its affiliates of accounts receivable owed to WVS-I by Purchaser or any of its affiliates, which accounts receivable shall not be included in the calculation of the WVS-I Closing Working Capital, except to the extent such accounts receivable remain accounts receivable of WVS-I and the WVS-I subsidiaries on a consolidated basis;

          (iii)  permit WVS-I to redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant "phantom" stock, stock appreciation right, stock-based award or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv)  permit WVS-I B.V., WVS-I US or any WVS-I Subsidiary to (A) establish an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any other material employee benefit plan, (B) enter into any collective bargaining or other labor union agreement, other than agreements with respect to works councils or (C) hire any employees who will be based in the United States.

          (v)   incur or assume, or permit WVS-I to incur or assume, any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness (in the case of Purchaser or any of is affiliates to the extent such liabilities, obligations, indebtedness or guarantees relate to WVS-I or the WVS-I Business), other than in the ordinary course of business consistent with past practice and except for any liabilities, obligations, indebtedness or guarantees for which Purchaser and its affiliates (other than WVS-I) shall be solely obligated;

          (vi)  permit any of the Transferred Assets to become subject to any Lien of any nature whatsoever that would be required to be set forth on Schedule 4.02, 4.05, 4.08 or 4.15 or in Section 4.02, 4.05, 4.08 or 4.15 of the Purchaser Disclosure Letter if existing on the date of this Agreement;

          (vii) waive, or permit WVS-I to waive, any material claims or rights of material value (in the case of Purchaser or any of its affiliates to the extent such material claims or rights relate to WVS-I or the WVS-I Business);

          (viii)  make, or permit WVS-I to make, any change in any method of accounting or accounting practice or policy (in the case of Purchaser or any of is affiliates to the extent such change relates to WVS-I or the WSV-I Business) other than those required by US GAAP or required by Applicable Law;

          (ix)  acquire, or permit WVS-I to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material to the WVS-I Business;

          (x)   sell, lease, license or otherwise dispose of, or permit WVS-I to sell, lease, license or otherwise dispose of, any asset, in each case that is material to the WVS-I Business, except (A) inventory and obsolete or excess equipment sold or disposed of in the ordinary course of business and (B) leases entered into in the ordinary course of business with aggregate annual lease payments not in excess of $50,000;

          (xi)  enter into, or permit WVS-I or any of their subsidiaries to enter into, any lease of real property (in the case of Purchaser or any of is affiliates to the extent such lease relates to WVS-I or the WVS-I Business), except (A) any renewals of existing leases in the ordinary course of business consistent with past practice and (B) leases with annual rental payments not in excess of $50,000;

          (xii) make, or permit WVS-I or any of their subsidiaries to make, any material elections with respect to Taxes, or enter into any settlement or compromise of any material Tax liability or refund (in the case of Purchaser or any of its affiliates solely to the extent such elections, settlements or compromises relate primarily to WVS-I); or

          (xiii)  agree, or permit WVS-I to agree, whether in writing or otherwise, to do any of the foregoing.

        (b)   Purchaser shall, and shall cause WVS-I and any of their subsidiaries to, use reasonable best efforts to keep, or cause to be kept, all insurance policies currently maintained with respect to the WVS-I Business, its assets and properties (the "Purchaser Insurance Policies"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date; it being understood that any and all Purchaser Insurance Policies are owned and maintained by Purchaser and its affiliates (and not WVS-I).

        (c)   Purchaser shall and shall cause WVS-I or any of their subsidiaries to (A) pay or otherwise satisfy all material claims, liabilities and obligations owed by WVS-I B.V., WVS-I US or any of their subsidiaries and those owed by Purchaser or any of its subsidiaries that relate to the WVS-I Business, in each case, (i) in the ordinary course of business consistent with past practice and (ii) as required by their terms as in effect on the date of this Agreement and (B) collect or attempt to collect on all material claims, liabilities and obligations relating to the WVS-I Business owed to Purchaser and any such claims, liabilities and obligations owed to WVS-I B.V., WVS-I US or any of their subsidiaries only in the ordinary course of business consistent with past practice.

        SECTION 5.02.    Covenants Relating to Conduct of Seller.    (a) Except for matters (w) set forth in Schedule 5.02(a), (x) expressly agreed to by Purchaser, (y) otherwise contemplated by the terms of this Agreement or (z) the investments set forth in Schedule 5.02(b) (such investments, the "Permitted Seller Investments"), from the date of this Agreement to and including the Closing Date, Seller shall and shall cause its affiliates to, conduct its business in all material respects in the ordinary course in a manner substantially consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve the material business relationships of its business with customers, suppliers, distributors and others with whom its business deals in the ordinary course of business. In addition, except as set forth in Schedule 5.01 or otherwise contemplated by the terms of this Agreement, Seller shall not, and shall not permit any of its affiliates to, do any of the following with respect to or in connection with its business without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

          (i)    amend its or any of the Seller Subsidiaries' organizational documents (other than pursuant to the By-law Amendments);

          (ii)   other than the Dividend, declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; provided, however, that (A) dividends and distributions of cash and intercompany receivables may be made by and between Seller and its affiliates and (B) dividends and distributions may be made by and between Seller and its affiliates of accounts receivable owed to Seller or any of its affiliates, which accounts receivable shall not be included in the calculation of the Seller Closing Working Capital, except to the extent such accounts receivable remain accounts receivable of Seller and its affiliates on a consolidated basis;

          (iii)  except for the grant of stock options described in Section 5.02(iii) of the Seller Disclosure Letter and the Option Adjustments, or the issuance of shares of Common Stock pursuant to the exercise of the Stock Options and Warrants listed in Section 5.02(iii) of the Seller Disclosure Letter, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrants "phantom" stock, stock appreciation right, stock-based award or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv)  except as set forth in Section 5.02(iv) of the Seller Disclosure Letter and the Option Adjustments, adjustments to the number of and exercise price of in the money options that are made in respect of the Dividend or as otherwise contemplated by this Agreement or as required to ensure that any Seller Benefit Plan or Seller Benefit Agreement is not then out of compliance with Applicable Law or to comply with any Seller Benefit Plan or Seller Benefit Agreement entered into prior to the date hereof (complete and accurate copies of which have been heretofore delivered or made available to Purchaser), (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Seller Benefit Plan or (II) any Seller Benefit Agreement or other agreement, plan or policy involving Seller or any Seller Subsidiary and one or more of their respective current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary, except for any planned salary increases and payment of bonuses, each as described in Section 5.02(a)(iv) of the Seller Disclosure Letter, (C) pay any benefit or amount not required under any Seller Benefit Plan or Seller Benefit Agreement or any other benefit plan or arrangement of Seller or any Seller Subsidiary as in effect on the date of this Agreement, other than as contemplated in clause (B), (D) grant or pay any severance, termination, change in control or similar pay and benefits or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of Seller or any Seller Subsidiary, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Seller Benefit Agreement or Seller Benefit Plan (including the grant of Seller Stock Options, restricted stock, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock-based or stock-related awards, performance units or restricted stock or the removal of existing restrictions in any Seller Benefit Agreements, Seller Benefit Plans or agreements or awards made thereunder), (F) amend or modify any Seller Stock Option, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Seller Benefit Plan or Seller Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Seller Benefit Plan or Seller Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Seller Pension Plan or change the manner in which contributions to any Seller Pension Plan are made or the basis on which such contributions are determined;

          (v)   incur or assume, or permit any of its affiliates to incur or assume, any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice and except for any liabilities, obligations, indebtedness or guarantees for which Seller and its affiliates shall be solely obligated;

          (vi)  subject any of its assets to any Lien of any nature whatsoever that would be required to be set forth on Schedule 3.02, 3.06, 3.09 or 3.16 or in Section 3.02, 3.06, 3.09 or 3.16 of the Seller Disclosure Letter if existing on the date of this Agreement, other than those Liens listed in Section 5.02(vi) of the Seller Disclosure Letter;

          (vii) waive, or permit any of its affiliates to waive, any material claims or rights of material value;

          (viii)  make, or permit any of its affiliates to make, any change in any method of accounting or accounting practice or policy other than those required by US GAAP or required by Applicable Law;

          (ix)  other than the Permitted Seller Investments, acquire, or permit any of its affiliates to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material to its business;

          (x)   sell, lease, license or otherwise dispose of any asset, in each case that is material to its business, except (A) inventory and obsolete or excess equipment sold or disposed of in the ordinary course of business and (B) leases entered into in the ordinary course of business with aggregate annual lease payments not in excess of $50,000;

          (xi)  enter into, or permit any of its affiliates to enter into, any lease of real property, except (A) any renewals of existing leases in the ordinary course of business consistent with past practice and (B) leases with annual rental payments not in excess of $50,000;

          (xii) make, or permit any of its subsidiaries to make, any material elections with respect to Taxes, or enter into any settlement or compromise of any material Tax liability or refund; or

          (xiii)  agree, or permit any of its affiliates to agree, whether in writing or otherwise, to do any of the foregoing.

        (b)   Seller and its subsidiaries shall use reasonable best efforts to keep, or cause to be kept, all insurance policies currently maintained with respect to its business, its assets and properties (the "Seller

Insurance Policies"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date; it being understood that any and all Seller Insurance Policies are owned and maintained by Seller and its affiliates.

        (c)   Seller shall (A) pay or otherwise satisfy all material claims, liabilities and obligations owed by Seller and the Seller Subsidiaries (i) in the ordinary course of business consistent with past practice and (ii) as required by their terms as in effect on the date of this Agreement and (B) collect or attempt to collect on all material claims, liabilities and obligations owed to Seller and the Seller Subsidiaries only in the ordinary course of business consistent with past practice.

        SECTION 5.03.    Access to Information.    Each party shall, and shall cause its affiliates to, afford to the other party and its accountants, counsel and other representatives reasonable access, upon reasonable prior notice during normal business hours during the period prior to the Closing, to the personnel, properties, books, Contracts, commitments and records relating exclusively to either the WVS-I Business or Seller, as applicable; provided, however, that such access does not unreasonably disrupt the normal operations of the party. Nothing contained in this Section 5.03 shall obligate either party or any of its affiliates to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise.

        SECTION 5.04.    Confidentiality.    (a) Each party acknowledges that the information being provided to it in connection with the Transactions and the consummation of the other transactions contemplated by this Agreement is subject to the terms of a confidentiality agreement between Purchaser and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the WVS-I Business and Seller, as applicable; provided, however, that each party acknowledges that any and all other information provided to it by the other party, any of its affiliates or its respective representatives concerning such other party or any of its affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing.

        (b)   Each party shall keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to Seller and the WVS-I Business, except as required by law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.04(b). The covenant set forth in this Section 5.04(b) shall terminate, with respect to any information, on the date that is three years after the date on which the relevant information was provided by the other party.

        SECTION 5.05.    Reasonable Best Efforts/Further Assurances.    (a) On the terms and subject to the conditions of this Agreement, each of Seller and Purchaser shall use its reasonable best efforts to cause the Closing to occur, including taking all actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing and shall take the actions set forth in Schedule 5.05 hereto. Seller and Purchaser shall not, and shall not permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

        (b)   Each of Seller and Purchaser shall, as promptly as practicable, but in no event later than ten business days following the execution and delivery of this Agreement, (i) file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated by this Agreement and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) make such other filings as are necessary in other jurisdictions in order to comply with all Applicable Laws, including the EC Merger Regulation and the Competition Act of Canada, relating to competition and shall promptly provide any supplemental information requested by applicable

Governmental Entities relating thereto. Any such filing, notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other applicable Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or such other Applicable Law. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each party shall use its reasonable best efforts to obtain any clearance required under the HSR Act or such other Applicable Law for the consummation of the transactions contemplated by this Agreement.

        (c)   From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.05(a) and (b) above), as such other party may reasonably deem necessary or desirable to consummate the Transactions, including, (i) in the case of Purchaser and WVS-I, executing and delivering to Seller or WVS-I such additional assignments, deeds, bills of sale, consents and other instruments as to effect the transfer of the WVS-I Business and the Transferred Assets to Seller or WVS-I, as applicable, and (ii) in the case of Seller, transferring to Purchaser additional Shares as may be required to cause Seller to have acquired 51.00% of the shares of Common Stock on a Fully-Diluted Basis as of immediately following the Closing if there are any inaccuracies in the certificate referred to in the second sentence of Section 2.02(d), in each case in accordance with the terms of this Agreement and the Notarial Deed.

        SECTION 5.06.    Preparation of the Proxy Statement; Stockholders Meeting.    (a) As soon as practicable following the date of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement in preliminary form and Seller shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Seller shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Seller's stockholders as promptly as practicable after the date of this Agreement (provided, that the date of the Seller Shareholder Meeting shall be mutually agreed pursuant to Section 5.06(d) prior to the Proxy Statement being mailed to Seller's stockholders). Seller promptly shall notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall promptly supply Purchaser with copies of all correspondence between Seller or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Purchaser and its counsel shall have reasonable opportunity to review and comment on the Proxy Statement in preliminary form, any amendments or supplements thereto, and responses to SEC comments and any information furnished to or filed with the SEC, all of which shall be reasonably satisfactory to Purchaser, provided, however, that Seller shall retain discretion over the final form of the Proxy Statement, any amendments or supplements thereto, and responses to SEC comments and other information furnished to or filed with the SEC.

        (b)   If prior to the Seller Stockholders Meeting, any event occurs with respect to Seller which is required by applicable law to be described in an amendment of, or a supplement to, the Proxy Statement, Seller shall promptly notify Purchaser of such event, and Seller shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement and, as required by Applicable Law, disseminate the information contained in such amendment or supplement to Seller's stockholders.

        (c)   If prior to the Seller Stockholders Meeting, any event occurs with respect to Purchaser, or any change occurs with respect to other information supplied by Purchaser for inclusion in the Proxy Statement, which is required by Applicable Law to be described in an amendment of, or a supplement to, the Proxy Statement, Purchaser shall promptly notify Seller of such event, and Seller shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement and, as required by Applicable Law, disseminate the information contained in such amendment or supplement to Seller's stockholders.

        (d)   Seller shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Seller Stockholders Meeting") for the purpose of seeking the Stockholder Approval. The date of the Seller Stockholders Meeting shall be mutually agreed with Purchaser, and shall not be postponed or adjourned without the reasonable consent of Purchaser. Seller shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Seller's stockholders as promptly as practicable after the date of this Agreement. Seller shall, through the Seller Board, recommend to its stockholders that they give the Stockholder Approval, except to the extent that the Seller Board shall have withdrawn or modified its approval or recommendation as permitted by Section 5.07(b). Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to this Section 5.06, including the first sentence of this Section 5.06(d), shall not be affected by the commencement, public proposal, public disclosure or communication to Seller of any Seller Takeover Proposal or (ii) the withdrawal or modification by the Seller Board of its approval or recommendation.

        SECTION 5.07.    No Solicitation.    (a) Seller shall not, nor shall it authorize or permit any Seller Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, Seller or any Seller Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Seller Takeover Proposal, (ii) enter into any agreement with respect to any Seller Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Seller Takeover Proposal; provided, however, that prior to receipt of the Stockholder Approval Seller may, to the extent required by the fiduciary obligations of the Seller Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to a bona fide, written Seller Takeover Proposal that is made by a person a majority of the disinterested members of the Seller Board determine, in good faith, is reasonably capable of making a Superior Proposal and that a majority of the disinterested members of the Seller Board determine, in good faith, after consultation with Seller's independent financial advisor and outside counsel, has a high likelihood of resulting in the completion of a transaction meeting the requirements of clause (i) of the definition of "Superior Proposal" that was not solicited by Seller and that did not otherwise result from a breach or a deemed breach of this Section, and subject to compliance with Section 5.07(c), (x) furnish information with respect to Seller to the person making such Seller Takeover Proposal pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations (including solicitation of a revised Seller Takeover Proposal) with such person and its Representatives regarding any Seller Takeover Proposal. Without limiting the foregoing it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of Seller or any Seller Subsidiary, whether or not such person is purporting to act on behalf of Seller or any Seller Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.07(a) by Seller. Seller shall, and shall cause its Representatives to, cease immediately any current discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Seller Takeover Proposal.

        (b)   Neither the Seller Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Purchaser, or propose to withdraw or modify in a manner adverse to Purchaser, the approval or recommendation by the Seller Board of the Stockholder Approval, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Seller

Takeover Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, any Seller Takeover Proposal. Notwithstanding the foregoing, the Seller Board may withdraw or modify its approval or recommendation of the Stockholder Approval and, in connection therewith, approve or recommend a Superior Proposal, provided that each of the following shall have been true and complied with, as applicable, prior to the Seller Board taking any such action: (i) the Seller Board has received a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of the Seller Board shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Seller Board to withdraw or modify its approval or recommendation of the Stockholder Approval in order to comply with its fiduciary duty under Applicable Law, (iii) Seller has notified Purchaser in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by Purchaser of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Purchaser since receipt of the notice referred to in clause (iii) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Seller Board has again made the determinations referred to in clause (ii) above, (v) Seller is in compliance with Section 5.07 and (vi) Purchaser is not at such time entitled to terminate this Agreement pursuant to Section 7.01(a)(viii).

        (c)   Seller promptly shall advise Purchaser orally and in writing of any Seller Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Seller Takeover Proposal, and the identity of the person making any such Seller Takeover Proposal or inquiry and the material terms of any such Seller Takeover Proposal or inquiry. Seller shall (i) keep Purchaser fully informed of the status including any change to the material terms or details of any such Seller Takeover Proposal or inquiry and (ii) provide to Purchaser as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Seller from any third party in connection with any Seller Takeover Proposal or sent or sent or provided by Seller to any third party in connection with any Seller Takeover Proposal.

        (d)   Nothing contained in this Section 5.07 shall prohibit Seller from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to Seller's stockholders if, in the good faith judgment of the Seller Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under Applicable Law. Notwithstanding anything in this Section 5.07, the Seller Board may not take any action that would result in Seller's stockholders no longer being legally capable under the DGCL of validly approving the Share Issuance.

        (e)   For purposes of this Agreement:

        "Seller Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Seller or (ii) any proposal or offer to acquire in any manner, directly or indirectly, over 50% of the equity securities or consolidated total assets of Seller, in each case other than the Transactions.

        "Superior Proposal" means any proposal made by a third party to acquire all or substantially all the equity securities or assets of Seller, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, (i) on terms which a majority of the disinterested members of the Seller Board determines in good faith to be superior from a financial point of view on a present value basis to the holders of Seller Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of a nationally recognized independent financial advisor of Seller, which may be Imperial Capital LLC), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Purchaser to amend the terms of the Transactions) and (ii) that has a high likelihood of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal, and assuming this Agreement has been terminated.

        SECTION 5.08.    Employee Arrangements.

        (a)   From and after the Closing Date, the departments of WVS-I B.V. shall be integrated into the business of Seller subject to the terms set forth on Schedule 5.08(a).

        (b)   Seller and Purchaser agree to the terms governing employee arrangements set forth on Schedule 5.08(b).

        SECTION 5.09.    Registration Rights.    On the Closing Date, Purchaser and Seller shall enter into a registration rights agreement in the form of Exhibit 5.09 hereto.

        SECTION 5.10.    Publicity.    From the date of this Agreement through the Closing Date, no public release or announcement directly concerning the transactions contemplated by this Agreement and the Ancillary Agreements shall be issued by a party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement as may be required by law or the rules or regulations of any United States, Dutch or other securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated by this Agreement.

        SECTION 5.11.    Restructuring.    Purchaser shall cause the business restructuring of WVS-I and the WVS-I Subsidiaries (including the demerger carveout of assets from Purchaser to WVS-I B.V., the upstream merger of KPN Eurovoice B.V. into KPN Eurovoice Holding B.V., and the upstream merger of KPN Eurovoice Holding B.V. into WVS-I B.V.) to be completed pursuant to the execution of the notarial deeds (the "Notarial Deeds") in a form separately agreed between the parties as soon as practicable after the date hereof, with the assignments and other transactions contemplated thereby (collectively, the "Restructuring") completed prior to the Closing. The assets to be set forth in the Notarial Deeds and held by and transferred to WVS-I and the WVS-I Subsidiaries pursuant to such Restructuring are referred to herein as the "Transferred Assets", which shall constitute all the assets of Purchaser employed in the WVS-I Business (other than the assets specified as Excluded Assets on the Notarial Deeds), which shall include a license (in a form to be agreed between the parties based on the principles set forth in Schedule 4.12) to any WVS-I Intellectual Property employed in the WVS-I Business (except to the extent employed only by Purchaser and its affiliates in providing corporate level and other services as set forth in the SLA), and which shall include, in any event, the assets listed on Schedule 5.11.

        SECTION 5.12.    Purchaser Rights to Maintain Ownership.    (a) From time to time after the Closing, at any time that Purchaser and its affiliates, designees and nominees hold, in the aggregate, less than fifty-one percent (51.00%) of the shares of Common Stock on a Fully-Diluted Basis, Purchaser shall be entitled to purchase from Seller such number of additional shares of Common Stock as may be required such that, upon consummation of such purchase, Purchaser and its affiliates, designees and nominees shall hold fifty-one percent (51.00%) of the shares of Common Stock on a Fully-Diluted Basis. Any purchase of shares of Common Stock pursuant to this Section 5.12(a) shall be made in cash, at the Current Market Price in effect on the date of purchase, by notice to Seller no fewer than three trading days prior to the date on which such purchase shall be consummated, provided, that Purchaser shall not be permitted to purchase any shares of Common Stock under this Section 5.12(a) at any time when the Seller Board determines (after consultation with counsel, which may be internal counsel to Seller) that sales of shares of Common Stock to Purchaser at such time could reasonably be expected to result in a violation of Applicable Law. For purposes of this Section 5.12(a) the "Current Market Price" of a share of Common Stock shall mean, as of any date, the average closing price of a share of such Common Stock on the principal exchange on which the shares of Common Stock are then traded for the five (5) trading day period ending on the fourth (4th) trading day prior to the date of such determination.

        (b)   Without limiting Purchaser's rights under paragraph (a) above, in connection with any issuance of Capital Stock by Seller after the Closing (other than any issuances referred to in Section 5.12(c) below) to any party other than Purchaser or any of its affiliates, designees or nominees (each, a "Triggering Issuance"), Purchaser shall have the right to purchase (on the same terms and at the purchase price per share of such Capital Stock offered to each purchaser of such Capital Stock in such Triggering Issuance (the "Issuance Price"), provided, however, that if the Issuance Price cannot be reasonably determined, then Purchaser shall have the right to purchase such Capital Stock at the Current Market Price) up to that number of shares of such Capital Stock as shall be equal to the number of shares of such Capital Stock that would represent (after giving effect to the issuance of such shares of Capital Stock to such other persons in such Triggering Issuance, and any additional shares of Capital Stock issuable to the Purchaser under this Section 5.12(b)) the "Designated Percentage" of the aggregate number of shares of Capital Stock issued in such Triggering Issuance and pursuant to this Section 5.12(b) in connection with such Triggering Issuance. For purposes of this Section 5.12(b), the "Designated Percentage" with respect to any Triggering Issuance shall equal the greater of (i) that percentage of the shares of Common Stock on a Fully-Diluted Basis which is held by Purchaser, its affiliates, designees and nominees immediately prior to the issuance of shares of Capital Stock in such Triggering Issuance and (ii) 51.00% of the shares of Common Stock on a Fully-Diluted Basis. Notwithstanding the foregoing, Purchaser shall not be permitted to purchase any shares of Common Stock under this Section 5.12(b) at any time when the Board of Directors of the Seller determines (after consultation with counsel, which may be internal counsel to the Seller) that sales of shares of Capital Stock to Purchaser at such time could reasonably be expected to result in a violation of Applicable Law, provided, that Purchaser shall be entitled to purchase such number of shares of Capital Stock, pursuant to such terms, at any time after such date as the Seller Board determines (after consultation with counsel, which may be internal counsel to Seller) that such purchase can be made without such purchase reasonably being expected to result in a violation of Applicable Law. Notwithstanding anything to the contrary contained in this Section 5.12, in the event that the Issuance Price is less than the Current Market Price, the Designated Percentage shall equal that percentage of the shares of Common Stock on a Fully-Diluted Basis which would be held by Purchaser, its affiliates, designees and nominees immediately prior to the issuance of shares of Capital Stock in such Triggering Issuance taking into account all such shares of Common Stock actually held plus all such shares of Common Stock that Purchaser has committed itself in writing to purchase from Seller pursuant to this paragraph (b) or paragraph (a) above at the applicable Current Market Price, but has been prevented from purchasing because such sales could reasonably be expected to result in a violation of Applicable Law. Notwithstanding anything to the contrary in this Agreement, in no event shall the issuance of shares of Common Stock upon the exercise of options, warrants or other rights issued pursuant to an employee benefit plan or similar arrangement, or upon the exercise of any other options or warrants included in the calculation of the Fully-Diluted Common Stock Number, be deemed to be "Triggering Events".

        (c)   In connection with any issuance of Capital Stock by Seller after the Closing upon the exercise of options, warrants or other rights issued pursuant to an employee benefit plan or similar arrangement (other than upon the exercise of any options or warrants included in the calculation of the Fully-Diluted Common Stock Number) Seller shall effect, subject to Applicable Law and such reasonable liquidity concerns as determined in good faith by the Seller Board, repurchases of its Capital Stock in an amount sufficient to maintain the percentage of Fully Diluted shares of Capital Stock owned by Purchaser, its affiliates and nominees immediately prior to such issuance. It is understood that Seller may affect such repurchases reasonably in advance of such issuances.

        (d)   Seller shall deliver written notice (the "Triggering Notice") to Purchaser of any Triggering Issuance to which the provisions of Section 5.12(b) would apply, including the applicable purchase price, aggregate amount issued in the Triggering Issuance, name of the issue, closing date, and any other material terms and conditions of the Triggering Issuance. At any time after the date of receipt of the Triggering Notice, Purchaser may exercise its preemptive right concerning such Triggering Issuance and shall deliver written notice to Seller setting forth the amount of such Capital Stock which Purchaser commits to purchase (which may be for all or any portion of such Capital Stock that Purchaser is entitled to purchase under Section 5.12(b)). Purchaser, by so exercising its right under this Section 5.12, shall be entitled and obligated to purchase that amount of the offered Capital Stock specified in Purchaser's notice on the terms and conditions set forth in the Triggering Notice.

        SECTION 5.13.    Listing of the Shares.    If the Listing occurs prior to the Closing, Seller shall take all necessary steps to cause the Shares, subject to official notice of their issuance, to be approved for listing on Nasdaq.

        SECTION 5.14.    Post-Closing Strategic Opportunities Covenant.    Following the Closing Date, Seller may continue to evaluate opportunities to acquire or enter into joint venture arrangements with third parties that represent strategic opportunities for Seller. Without limiting Purchaser's rights with respect to the veto matters set forth in Section 3.15 of the By-law Amendments, Purchaser shall not unreasonably object to such investment opportunities and shall have the right to purchase additional shares of Capital Stock of Seller in accordance with Section 5.12 if Seller Capital Stock is issued in connection with such investments. It is understood and agreed that the exercise of business judgment by members of the Board of Directors, including those nominated by Purchaser, shall under no circumstances be considered to constitute an unreasonable objection by Purchaser.

        SECTION 5.15.    Foreign Investment in Real Property Tax Act.    WVS-I US shall deliver to Seller at the Closing a certificate, in form and substance reasonably satisfactory to Seller, duly executed and acknowledged, certifying that transfers of WVS-I US Shares to Seller pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

        SECTION 5.16.    Purchaser Veto Rights.    During the Control Period (as defined in the By-laws), Seller shall not approve or take any action in respect of a Veto Matter (as defined in the By-laws) unless (i) the Seller Board shall have either received from Purchaser a written consent to such Veto Matter or waiver of rights under this Section 5.16, (ii) Seller Board shall have delivered to Purchaser written notice, specifying all material information regarding the Veto Matter to be approved and, within 10 days of receiving such notice regarding the Veto Matter, Purchaser shall not have delivered a notice to the Seller Board stating that it does not approve the Veto Matter (each such notice, a "Veto Notice"), or (iii) such action is approved by all KPN-Nominated Directors (as defined in the By-law Amendments).

        SECTION 5.17.    Director Removal For Cause.    During the Control Period (as defined in the By-laws) Purchaser shall not vote in favor of a removal "for cause' of a director serving on the Seller Board unless such removal is approved by a majority of the Non-KPN Directors (as defined in the By-law Amendments) on the Seller Board (as defined in the By-law Amendments).

        SECTION 5.18.    WVS-I Cash Balance.    The Purchaser shall cause WVS-I to have cash equal to no less than the WVS-I Cash Balance upon consummation of the Closing.

        SECTION 5.19.    Suspension and Termination of Rights.    Notwithstanding anything to the contrary in this Agreement, the Purchaser shall have no rights under Sections 5.12 or 5.16 during any period other than during the Control Period (as defined in the By-law Amendments).

        SECTION 5.20.    Seller Actions After Closing.    For a period of three years after the Closing, Seller shall not transfer any shares of WVS-I B.V. without obtaining the prior written consent of Purchaser, which consent may be withheld if Purchaser determines in good faith that the proposed transfer of such shares could reasonably be expected to result in Taxes that would otherwise be avoided under the ruling of the Dutch Taxing Authorities referred to under Section 6.01(d).

ARTICLE VI

Conditions to Closing

        SECTION 6.01.    Conditions to Each Party's Obligation.    The obligation of Purchaser to purchase and pay for (including paying the Cash Payment and transferring the WVS-I Shares to Seller) the Shares and the obligation of Seller to sell, transfer, assign and deliver the Shares to Purchaser, are subject to the satisfaction (or waiver by Purchaser and Seller) on or prior to the Closing Date of the following conditions:

        (a)   Governmental Approvals. Any waiting period under the HSR Act shall have expired or been terminated. All other material Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the absence of which would prohibit the consummation of or could result in the unwinding of the Transactions shall have been obtained or filed or shall have occurred.

        (b)   No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase of any portion of the Shares shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        (c)   Stockholder Approval. Seller shall have obtained the Stockholder Approval.

        (d)   Dutch Tax Certificate/Ruling. Purchaser shall have obtained a written confirmation from the Dutch tax authorities that the Restructuring and the transfer of the WVS-I Shares to Seller shall not be considered a transaction with the predominant aim of avoiding or postponing any tax liability, which determination shall be binding upon WVS-I B.V. and each WVS-I Subsidiary that is a Dutch entity.

        SECTION 6.02.    Conditions to Obligation of Purchaser.    The obligation of Purchaser to purchase and pay for the Shares is also subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct (without regard to materiality qualifiers), as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of Seller to such effect.

        (b)   Seller Board. Effective as of Closing, the composition of the Seller Board and classes of the respective Seller Board members shall be as set forth in Schedule 3.28 hereto.

        (c)   Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all material obligations and material covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

        (d)   Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from Purchaser or any of its subsidiaries in connection with the Transactions any damages that are material in relation to Seller and the Seller Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by (x) Purchaser or Seller or any of their subsidiaries of all or substantially all of the business or assets of Seller or the WVS-I Business or (y) Purchaser of any material portion of the business or assets of Purchaser or any of its subsidiaries (other than WVS-I and the WVS-I Subsidiaries), or to compel (x) Purchaser or Seller or any of their subsidiaries to dispose of or hold separate all or substantially all of the business or assets of Seller or the WVS-I Business or (y) Purchaser or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Purchaser or any of its subsidiaries (other than WVS-I and the WVS-I Subsidiaries), in each case as a result of the Transactions or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of Seller or (iv) seeking to prohibit Purchaser or any of its subsidiaries from effectively controlling in any material respect the business or operations of Seller or any Seller Subsidiary.

        (e)   No Seller Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably likely to have, a Seller Material Adverse Effect.

        As used herein, "Seller Material Adverse Effect" means a material adverse effect (i) in the financial condition, properties, business or results of operations of Seller and its Subsidiaries, taken as a whole or (ii) on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements; provided, however, that none of the following, in and of itself or themselves, shall constitute a Seller Material Adverse Effect:

          (1)   changes that are the result of general economic or business conditions in the United States or Europe;

          (2)   changes that are the result of factors generally affecting the industries or markets in which Seller operates, other than changes that have a disproportionate effect on Seller;

          (3)   any adverse change, effect or circumstance proximately caused by the pendency or the announcement of the transactions contemplated by this Agreement; or

          (4)   a decline in the market price of the Seller Common Stock on any national securities exchange or other established trading market on which such Common Stock is then listed, provided, however, that the existence of this clause (4) shall have no bearing on the determination of whether any events that would lead or contribute to such decline have occurred and represent a Seller Material Adverse Effect.

        SECTION 6.03.    Conditions to Obligation of Seller.    The obligation of Seller to sell, transfer, assign and deliver the Shares to Purchaser is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct (without regard to materiality qualifiers) as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a WVS-I Material Adverse Effect. Seller shall have received a certificate signed by the chief executive officer and chief financial officer of Purchaser to such effect.

        (b)   Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all material obligations and material covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

        (c)   Absence of Proceedings. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the Transactions or seeking to obtain from Seller or any of its subsidiaries in connection with the Transactions any damages that are material in relation to Seller and the Seller Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Seller or any of its subsidiaries of all or substantially all of the business or assets of Seller or the WVS-I Business, or to compel Seller or any Seller Subsidiaries to dispose of or hold separate all or substantially all of the business or assets of Seller or the WVS-I Business, in each case as a result of the Transactions or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on ability of Seller to acquire or hold, or exercise full rights of ownership of, the WVS-I Shares, or (iv) seeking to prohibit Seller or any of its subsidiaries from effectively controlling in any material respect the WVS-I Business.

        (d)   WVS-I Restructuring. Purchaser shall have completed the Restructuring.

        (e)   No WVS-I Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably likely to have, a WVS-I Material Adverse Effect.

        As used herein, "WVS-I Material Adverse Effect" means a material adverse effect (i) in the respective financial condition, properties, business or results of operations of the WVS-I Business, taken as a whole or of WVS-I, or (ii) on the ability of Purchaser to perform its obligations under this Agreement or the Ancillary Agreements; provided, however, that none of the following, in and of itself or themselves, shall constitute a WVS-I Material Adverse Effect:

          (1)   changes that are the result of general economic or business conditions in the United States or Europe;

          (2)   changes that are the result of factors generally affecting the industries or markets in which the WVS-I Business operates other than changes that have a disproportionate effect on WVS-I; or

          (3)   any adverse change, effect or circumstance proximately caused by the pendency or the announcement of the transactions contemplated by this Agreement.

        (f)    Service Level Agreement. Purchaser and WVS-I B.V. shall have executed signature pages to a service level agreement (the "SLA"), in a form separately agreed between the parties.

        SECTION 6.04.    Frustration of Closing Conditions.    Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.05.

ARTICLE VII

Termination; Effect of Termination

        SECTION 7.01.    Termination.    (a) Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transactions and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

          (i)    by mutual written consent of Seller and Purchaser;

          (ii)   by Purchaser if (x) any of the conditions set forth in Sections 6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser, (y) 15 days have elapsed since the receipt by Seller of a written notice by Purchaser of such incapability and (z) Seller shall have failed to fulfill such condition within such 15-day period;

          (iii)  by Seller if (x) any of the conditions set forth in Sections 6.01 or 6.03 shall have become incapable of fulfillment, and shall not have been waived by Seller, (y) 15 days have elapsed since the receipt by Purchaser of a written notice by Seller of such incapability and (z) Purchaser shall have failed to fulfill such condition within such 15-day period; or

          (iv)  by Seller or Purchaser, if the Closing does not occur on or prior to December 31, 2006 (the "Outside Date");

provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that such material breach would result in the inability by such party seeking termination to satisfy the other party's conditions to Closing listed in Section 6.02(a) or (b) or Section 6.03(a) or (b), as the case may be;

          (v)   by Seller or Purchaser if, upon a vote at a duly held meeting to obtain the Stockholder Approval the Stockholder Approval is not obtained;

          (vi)  by Purchaser:

            (a)   (1) if the Seller Board or any committee thereof withdraws or modifies, in a manner adverse to Purchaser, or proposes to withdraw or modify, in a manner adverse to Purchaser, its approval or recommendation of the Stockholder Approval, fails to recommend to Seller's stockholders that they give the Stockholder Approval or approves or recommends, or proposes to approve or recommend, any Seller Takeover Proposal; or

            (2)   if the Seller Board fails to reaffirm publicly and unconditionally its recommendation to Seller's stockholders that they give the Stockholder Approval within five days of Purchaser's written request to do so (which request may be made at any time), which public reaffirmation must also include the unconditional rejection of any Seller Takeover Proposal if so requested by Purchaser;

          (vii) by Seller, if Purchaser breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Purchaser of such breach (provided that Seller is not then in material breach of any representation, warranty or covenant contained in this Agreement that would provide Purchaser the right to terminate this Agreement in accordance with clause (viii) below); or

          (viii)  by Purchaser, if Seller breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and

  (ii) cannot be or has not been cured within 30 days after the giving of written notice to Seller of such breach (provided that Purchaser is not then in material breach of any representation, warranty or covenant contained in this Agreement that would provide Seller the right to terminate this Agreement in accordance with clause (vii) above).

        (b)   In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i)    each of Purchaser and Seller shall, and shall cause each of their respective directors, officers, employees, agents, representatives and advisors to, return to the other party all documents and other material received from such other party or any of its affiliates relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof; and

          (ii)   all confidential information received by each party, their respective directors, officers, employees, agents, representatives or advisors with respect to the businesses of the other party and its affiliates shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

        SECTION 7.02.    Effect of Termination.    If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.04 relating to the obligation of each party to keep confidential certain information and data obtained by it from the other party, any of its affiliates or their respective representatives, (ii) Section 10.03 relating to certain expenses, (iii) Section 7.01 and this Section 7.02 and (iv) Section 5.11 relating to publicity. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

ARTICLE VIII

Indemnification

        SECTION 8.01.    Indemnification by Purchaser.    Subject to the limitations set forth in Section 8.04, from and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Seller Indemnitees") from and against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees and expenses (collectively, "Losses"), to the extent arising or resulting from any of the following:

          (i)    any breach of any representation or warranty of Purchaser contained in this Agreement;

          (ii)   any breach of any covenant of Purchaser contained in this Agreement;

          (iii)  any fees, expenses or other payments incurred or owed by Purchaser to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement;

          (iv)  all liability resulting by reason of the several liability of Purchaser, WVS-I B.V. or WVS-I US (or any of their subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any analogous state, local or foreign law or regulation, including the provisions of Dutch Law relating to the Tax liability of members of a fiscal unity), or by reason of Purchaser, WVS-I B.V. or WVS-I US (or any of their subsidiaries) having been a member of any consolidated, combined or unitary group (or Dutch fiscal unity) on or prior to the Closing Date;

          (v)   any liability of WVS-I B.V., WVS-I US or any WVS-I Subsidiary for Taxes of another person as transferee or successor in connection with any transaction occurring at any time prior to the Closing;

          (vi)  any liability of WVS-I B.V., WVS-I US or any WVS-I Subsidiary for Taxes resulting from the Restructuring or the Transactions (including any such liability resulting from actions taken by Purchaser or its affiliates on or after the Closing Date); and

          (vii) any liabilities, obligations or commitments of Purchaser or WVS-I, other than the Assumed Liabilities, to the extent not otherwise subject to indemnification under clauses (i) through (vi) above.

        SECTION 8.02.    Indemnification by Seller.    Subject to the limitations set forth in Section 8.04, from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Purchaser Indemnitees") from and against any and all Losses, to the extent arising or resulting from any of the following:

          (i)    any breach of any representation or warranty of Seller contained in this Agreement;

          (ii)   any breach of any covenant of Seller contained in this Agreement;

          (iii)  any fees, expenses or other payments incurred or owed by Seller or its affiliates to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement (except to the extent included on a dollar for dollar basis in the calculation of Seller Closing Working Capital);

          (iv)  all liability resulting by reason of the several liability of Seller or any of the Seller Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any analogous state, local or foreign law or regulation) in respect of a consolidated group of which such entity was a member on or prior to the Closing Date other than a group of which Seller was the common parent, or by reason of Seller or any of the Seller Subsidiaries having been a member of any consolidated, combined or unitary group (other than one of which Seller was the common parent) on or prior to the Closing Date;

          (v)   any liability of Seller or any of the Seller Subsidiaries for Taxes of another person as transferee or successor in connection with any transaction occurring at any time prior to the Closing; and

          (vi)  any liabilities, obligations and commitments of Seller, or any of the Assumed Liabilities, to the extent not otherwise subject to indemnification pursuant to clauses (i) through (iii) above.

        SECTION 8.03.    Indemnification Procedures.    (a) Procedures Relating to Indemnification of Third Party Claims. If any party (the "Indemnified Party") receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under Section 8.01 or 8.02 (a "Third Party Claim"), and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 60 days from receipt of any such notice of a Third Party Claim to give notice to assume the defense thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of its choice. So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (iii) the Indemnifying Party will not (A) admit to any wrongdoing or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), provided, that the Indemnified Party may withhold consent to the entry of any judgment, or entrance into any settlement with respect to any Third Party Claim, if, in its reasonable discretion, such judgment or settlement does not include a complete discharge and release of the Indemnified Party from such Third Party Claim (except with respect to Third Party Claims for Taxes, where the Indemnified Party may withhold such consent if the Indemnifying Party will not be paying all of the Taxes required to be paid by that judgment or settlement). The parties will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense, including by entering into a joint defense agreement, and give each other reasonable access to all information relevant thereto; provided, that no Indemnified Party shall be required to provide access to any documents or other information to the Indemnifying Party to the extent that the provision of such documents or other information could reasonably be expected to result in the loss of any attorney client privilege with respect thereto. Whether or not the Indemnifying Party has assumed the defense, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

        SECTION 8.04.    Procedures for Non-Third Party Claims.    The Indemnified Party will notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, giving rise to the claim of indemnity pursuant hereto. The failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except only to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 60 days from receipt of any such notice to give notice of dispute of the claim to the Indemnified Party. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters; provided, that no Indemnified Party shall be required to provide access to any documents or other information to the Indemnifying Party to the extent that the provision of such documents or other information could reasonably be expected to result in the loss of any attorney client privilege with respect thereto.

        SECTION 8.05.    Limitations on Indemnification with Respect to Breaches of Representations and Warranties.    (a) Limitations on Indemnification of Purchaser. Notwithstanding anything in this Article VIII to the contrary, (i) Seller shall not be responsible, pursuant to Section 8.02(i), for any indemnifiable Losses suffered by any Purchaser Indemnitee arising out of a breach of any representation or warranty of Seller herein unless a claim therefor is asserted in writing within two years after the Closing Date (except that in the case of a breach of a representation or warranty contained in Section 3.16, such claim must be asserted in writing prior to the expiration of the applicable statute of limitations applicable to the underlying Tax taking all extensions into account), failing which such claim shall be waived and extinguished, (ii) Seller shall not be liable, pursuant to Section 8.02(i), for (x) any Losses suffered by any Purchaser Indemnitee unless the aggregate of all Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, an amount equal to at least $400,000, provided, that the Purchaser Indemnitees shall then be entitled to recover the full amount of such Losses, including any Losses included in such threshold amount or (y) any individual items where the Loss relating thereto is less than $25,000, provided, that the Purchaser Indemnities shall then be entitled to recover the full amount of such Losses, including any Losses included in such threshold amount, and (iii) the aggregate liability of Seller hereunder, pursuant to Section 8.02(i), for Losses suffered by the Purchaser Indemnitees shall in no event exceed $50 million.

        (b)   Limitations on Indemnification of Seller. Notwithstanding anything in this Article VIII to the contrary, (i) Purchaser shall not be responsible, pursuant to Section 8.01(i), for any indemnifiable Losses suffered by any Seller Indemnitee arising out of a breach of any representation or warranty of Purchaser herein unless a claim therefor is asserted in writing within two years after the Closing Date (except that in the case of a breach of a representation or warranty contained in Section 4.16, such claim must be asserted in writing prior to the expiration of the applicable statute of limitations applicable to the underlying Tax taking all extensions into account), failing which such claim shall be waived and extinguished, (ii) Purchaser shall not be liable, pursuant to Section 8.01(i), for (x) any Losses suffered by any Seller Indemnitee unless the aggregate of all Losses suffered by the Seller Indemnitees exceeds, on a cumulative basis, an amount equal to $400,000, provided, that the Seller Indemnitees shall then be entitled to recover the full amount of such Losses, including any Losses included in such threshold amount or (y) any individual items where the Loss relating thereto is less than $25,000, provided, that the Seller Indemnitees shall then be entitled to recover the full amount of such Losses, including any Losses included in such threshold amount, and (iii) the aggregate liability of Purchaser hereunder, pursuant to Section 8.01(i) or (ii), for Losses suffered by the Seller Indemnitees shall in no event exceed $50 million.

        (c)   Without limiting the representations and warranties of the parties made in Articles III and IV hereof, each party acknowledges that, to its knowledge, it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which the other party was required to deliver or make available pursuant to this Agreement on or prior to the date hereof. Without limiting the representations and warranties of the parties made in Articles III and IV hereof, each party acknowledges that, to its knowledge, it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, Contracts and other properties and assets of the other party and its subsidiaries (except that, in the case of Purchaser, only of the WVS-I Business) that it and its representatives have desired or requested to see and/or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the other party and its affiliates (except that, in the case of Purchaser, only of the WVS-I Business) to discuss the business. Each party further acknowledges and agrees that, (i) other than the representations and warranties of the other party specifically contained in this Agreement, neither the other party nor its affiliates or any other person has made any representation or warranty either expressed or implied (A) with respect to the business of such other party or the transactions contemplated by this Agreement and the Ancillary Agreements or (B) as to the accuracy or completeness of any information regarding such other party or its subsidiaries or the transactions contemplated by this Agreement and the Ancillary Agreements furnished or made available to each party and its representatives and (ii) each party shall have no claim or right to indemnification pursuant to this Article VIII and neither the other party nor its affiliates or any other person shall have or be subject to any liability to it or any other person with respect to any information, documents or materials furnished by such other party, any of its affiliates or any of their respective officers, directors, employees, agents or advisors and any information, documents or material made available to each party and its representatives in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as specifically set forth in this Agreement, each party acknowledges and agrees that neither the other party nor any of its subsidiaries makes any representations or warranties relating to the maintenance, repair, condition, design, performance or marketability of any asset of itself or its subsidiaries, including merchantability or fitness for a particular purpose.

        (d)   Each of Seller and Purchaser further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated by this Agreement and the Ancillary Agreements (other than claims of, or causes of action arising from, fraud) from and after such Closing shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) the other party or any of its indemnitees may have against such party or any of its affiliates, or their respective directors, officers, shareholders and employees arising under or based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise (including with respect to environmental matters generally and any matters under the Comprehensive Environmental Response, Compensation, and Liability Act) (except pursuant to the indemnification provisions set forth in this Article VIII).

        (e)   In no event shall Seller be obligated to indemnify the Purchaser Indemnitees or any other person with respect to any matter to the extent that any Loss incurred in connection with such matter was reflected on a dollar for dollar basis in the calculation of the Seller Working Capital, if any, pursuant to Section 2.04(e). For the avoidance of doubt, the netting and aggregation of payments under Section 2.04(f) shall have no effect on the immediately preceding sentence.

        (f)    In no event shall Purchaser be obligated to indemnify the Seller Indemnitees or any other person with respect to any matter to the extent that any Loss incurred in connection with such matter was reflected on a dollar for dollar basis in the calculation of the WVS-I Working Capital if any, pursuant to Section 2.04(f), including, for the avoidance of doubt, to the extent that any Debt or other items that are excluded from the definition of Assumed Liabilities are nevertheless reflected in WVS-I Closing Debt or WVS-I Closing Working Capital. For the avoidance of doubt, the netting and aggregation of payments under Section 2.04(f) shall have no effect on the immediately preceding sentence.

        SECTION 8.06.    Calculation of Indemnity Payments.    (a) The amount of indemnification to be paid by Seller to Purchaser after the Closing shall include a gross-up to take into account Purchaser's ownership interest in Seller. For the avoidance of doubt (i) any gross up shall equal the amount of indemnification owed by Seller to Purchaser multiplied by one divided by a fraction, the numerator of which is the number of Fully Diluted shares of the Common Stock held on the date of such payment by Purchaser and its affiliates, designees and nominees, and the denominator of which is the number of Fully Diluted shares of Common Stock, determined as of such date, and (ii) in the event that Purchaser suffers a Loss for which indemnification is provided to Purchaser under Section 8.02(i) as a result of Losses of Seller (including Losses of Seller as a result of breach of Seller's representations and warranties set forth in Article III), then (A) the amount of Purchaser's Loss shall be deemed to be the full amount of such Losses of Seller (and, for the avoidance of doubt, not the percentage of such Losses of Seller represented by the percentage of issued and outstanding Common Stock held by Purchaser) and (B) no gross up shall be paid. For the avoidance of doubt, the amount of the Loss arising out of any item included as a liability in calculating either Seller or WVS-I Closing Working Capital or Seller or WVS-I Closing Debt, as applicable, shall be calculated net of the amount so included. The amount of the Loss arising out of any reduction in value of any Current Asset acquired at the Closing shall be calculated net of the reported value of such Current Asset used in calculating either Seller or WVS-I Closing Working Capital, as applicable.

        (b)   The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount.

        SECTION 8.07.    Tax Treatment of Indemnification.    For all Tax purposes, Purchaser and Seller agree to treat any indemnity payment under this Agreement as an adjustment to the purchase price for the Shares.

ARTICLE IX

Tax Matters

        SECTION 9.01.    Transfer Taxes.    (a) Seller and Purchaser shall cooperate in timely making all filings, returns, reports and forms as may be required in connection with the payment of Transfer Taxes. Seller and Purchaser, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any such Transfer Taxes.

        (b)   Seller shall pay all Transfer Taxes after the Closing (unless Applicable Law requires otherwise).

        (c)   Seller agrees to retain all records relating to the finances and Taxes of WVS-I B.V. and WVS-I US (and their subsidiaries) for all taxable periods ending on or prior to the Closing Date until the expiration of the statutes of limitation (including any extensions thereof) for the taxable period or periods to which such records relate. Purchaser and Seller agree to provide each other with such information and assistance as is reasonably necessary, including access to records and personnel, for the preparation of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with an audit or otherwise.

        SECTION 9.02.    Tax Filings and Other Tax Matters.    (a) Pre-Closing Tax Period Tax Returns. (i) Purchaser shall prepare and timely file (or cause to be prepared and timely filed) the following Tax Returns on a basis consistent with existing procedures for preparing such Tax Returns and pay Taxes shown as due thereon: (A) all Tax Returns of WVS-I B.V. and WVS-I US (and their subsidiaries) due on or prior to the Closing Date (taking all validly-requested extensions into account) and (B) all Income Tax Returns of WVS-I B.V. and WVS-I US (and their subsidiaries) due after the Closing Date in the case of a combined, consolidated or unitary Income Tax Return that includes an affiliate of Purchaser which is not being transferred pursuant to this Agreement.

        (ii)   Except as provided in clause (i) of this Section 9.02(a), as to any Tax Returns of WVS-I B.V. and WVS-I US (and their subsidiaries) for Income Taxes due after the Closing Date for tax periods ending on or prior to the Closing Date, Seller shall cause WVS-I B.V. and WVS-I US (and their subsidiaries) to prepare and timely file such Tax Returns in accordance with past practice (to the extent such past practice is consistent with Applicable Law and the applicable facts); provided, however, (A) Seller shall deliver any such Tax Return for any such Income Taxes to Purchaser at least 30 days before it is due (taking all validly-requested extensions into account), (B) Purchaser shall have the sole discretion to approve or modify such Tax Return by notice given at least five business days before such

Tax Return is due and (C) such Tax Return shall be filed (as so approved or modified) on a timely basis by the applicable party or entity; and, provided, further, that Purchaser shall pay to Seller no later than five (5) business days before such Tax Return is due the amount of Taxes shown to be due on such Tax Return to the extent that such amount exceeds the amount of such Taxes reflected on a dollar for dollar basis in the calculation of the WVS-I Closing Working Capital.

        (b)   Straddle Period Tax Returns. (i) As to any Tax Return of WVS-I B.V. and WVS-I US (or any of their subsidiaries) for a tax period that begins before and ends after the Closing Date (a "Straddle Period"), Seller shall cause WVS-I B.V. and WVS-I US (and their subsidiaries) to prepare and timely file (or cause to be prepared and timely filed) such Tax Return in accordance with past practice (to the extent such past practice is consistent with Applicable Law and the applicable facts) and pay all Taxes due with respect thereto; provided, however, (A) Seller shall deliver any such Tax Return for any such Taxes to Purchaser at least 30 days before it is due in the case of Tax Returns for Income Taxes and five (5) business days before it is due for all other Tax Returns (in each case taking all validly-requested extensions into account) and shall make or cause to be made any and all changes to such Tax Return reasonably requested by Purchaser relating to the Pre-Closing Tax Period by notice given at least five (5) business days before such Tax Return is due in the case of Tax Returns for Income Taxes and at least two (2) business days before it is due for all other Tax Returns and (B) such Tax Return shall be filed (as so approved or modified) on a timely basis by the applicable party or entity; and, provided, further, that Purchaser shall pay to Seller no later than five (5) business days before such Tax Return is due in the case of Tax Returns for Income Taxes and at least two (2) business days before it is due for all other Tax Returns the amount of Taxes for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period shown to be due on such Tax Return to the extent that such amount exceeds the amount of such Taxes for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period reflected on a dollar for dollar basis in the calculation of the WVS-I Closing Working Capital.

        (ii)   All Tax Returns for any tax period that includes the Closing Date shall be filed on the basis that the relevant tax period ended as of the close of business on the Closing Date (and thus that Section 9.02(b)(i) does not apply), unless such a Tax Return would be clearly contrary to Applicable Law.

        (iii)  In the case of any Straddle Period, (i) real, personal and intangible property Taxes ("Property Taxes") of WVS-I B.V. and WVS-I US (and their subsidiaries) for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) the Taxes of WVS-I B.V. and WVS-I US (and their subsidiaries) (other than Property Taxes) for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date (and for such purpose, the Tax Period of any partnership or other pass-through entity in which WVS-I B.V. and WVS-I US (and their subsidiaries) holds a beneficial interest shall be deemed to terminate at such time).

        (c)   Cooperation. Seller and Purchaser shall each reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns of WVS-I B.V. and WVS-I US (and their subsidiaries) including maintaining and making available to each other all records necessary in connection with Taxes relating to such Tax Returns and in resolving all disputes and audits with respect to all taxable periods relating to such Tax Returns. Purchaser and its affiliates will need access, from time to time after the Closing Date, to certain accounting and Tax records and information held by Seller or WVS-I B.V. and WVS-I US (and their subsidiaries) to the extent such records and information pertain to events occurring prior to the Closing. Therefore, Seller shall, and shall cause WVS-I B.V. and WVS-I US (and their subsidiaries) to, (i) use its best efforts to properly retain and maintain such records until such time as Purchaser agrees that such retention and maintenance is no longer necessary and (ii) allow Purchaser and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Purchaser may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Purchaser's expense.

ARTICLE X

Miscellaneous

        SECTION 10.01.    Assignment.    Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by either party hereto without the prior written consent of the other party hereto, except that (a) Seller may assign its right to purchase the WVS-I Shares and receive the Cash Payment hereunder to any of its wholly owned subsidiaries without the prior written consent of Purchaser and (b) Purchaser may assign any rights and obligations hereunder to any of its wholly owned subsidiaries without the prior written consent of Seller. Notwithstanding the foregoing, each of Purchaser and Seller shall remain liable for all of their respective obligations under this Agreement, irrespective of any assignment. Subject to the first sentence of this Section 10.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 10.01 shall be void.

        SECTION 10.02.    No Third-Party Beneficiaries.    Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

        SECTION 10.03.    Expenses.    (a) Whether or not the transactions contemplated by this Agreement are consummated, except as provided below or as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement and the Ancillary Agreements, including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party.

        (b)   Purchaser and Seller shall prior to Closing each pay one-half of any filing fee required under the HSR Act and all other Applicable Laws relating to competition; provided, that any such fees paid after Closing shall be paid by Seller (without any gross-up).

        (c)   Seller shall pay to Purchaser a fee of $10 million if: (i) Purchaser terminates this Agreement pursuant to Section 7.01(a)(vi); (ii) any person makes a Seller Takeover Proposal or publicly discloses its intention (whether or not conditional and whether or not withdrawn) to make a Seller Takeover Proposal or such a Seller Takeover Proposal or intention has otherwise become widely known to Seller's stockholders and thereafter this Agreement is terminated pursuant to Section 7.01(a)(v); (iii) (A) any person makes a Seller Takeover Proposal prior to the date that is 60 days prior to the Outside Date and such Seller Takeover Proposal was not withdrawn prior to such date and (B) the Stockholder Approval is not obtained prior to termination of this Agreement; or (iv) this Agreement is terminated pursuant to Section 7.01(a)(viii) as a result of a breach of Section 5.07 prior to receipt of the Stockholder Approval and within 18 months of such termination Seller or shareholders of Seller enter into a definitive agreement to consummate, or consummates, the transactions contemplated by a Seller Takeover Proposal. Any fee due under this Section 10.03(c) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iv) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions), and shall be subject to a credit for any expense reimbursement actually paid pursuant to Section 10.03(d).

        (d)   Seller shall reimburse Purchaser for all its out-of-pocket expenses actually incurred in connection with this Agreement and the Ancillary Agreements and the other Transactions if this Agreement is terminated pursuant to Section 7.01(a)(vi) or 7.01(a)(viii). Purchaser shall reimburse Seller for all its out-of-pocket expenses actually incurred in connection with this Agreement and the Ancillary Agreements and other Transactions if this Agreement is terminated pursuant to Section 7.01(a)(vii). Such reimbursement shall be paid upon demand following such termination, except that no payment shall be due by Seller under this Section 10.03(d) if Seller has previously made any payment due under Section 10.03(c).

        SECTION 10.04.    Notices.    All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

      (i)
      if to Seller,

        iBasis, Inc.
        20 Second Avenue
        Burlington, Massachusetts 01803
        USA

        Attention: Mark S. Flynn
        Facsimile: (781) 505-7500

        with a copy to:

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
        One Financial Center
        Boston, Massachusetts 02111
        USA

        Attention: Michael L. Fantozzi, Esq.

      (ii)
      if to Purchaser,

        KPN Telecom B.V.
        Maanplein 1, 2516 CK
        The Hague, The Netherlands

        Attention: Craig Allwright
        Facsimile: +31 70 446 0675

        with a copy to:

        Cravath, Swaine & Moore LLP
        CityPoint
        One Ropemaker Street
        London EC2Y 9HR

        Attention: Philip J. Boeckman, Esq.

or to such other address(es) as shall be furnished in writing by any such party to the other party hereto in accordance with the provisions of this Section 10.04.

        SECTION 10.05.    Headings; Certain Definitions.    (a) The descriptive headings of the several Articles and Sections of this Agreement and the Schedules to this Agreement and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to be references to Articles or Sections hereof or Exhibits or Schedules hereto unless otherwise indicated.

        (b)   For all purposes hereof:

        "affiliate" of any party means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        "Assumed Liabilities" means all liabilities, obligations and commitments of WVS-I and the Purchaser and their subsidiaries and affiliates that relate to or arise out of the WVS-I Business other than (1) any Excluded Employee Liabilities (as defined in Schedule 5.08(b)), (2) any liabilities, obligations or commitments with respect to any suit, action or proceeding that is pending prior to the Closing; (3) any obligations, liabilities or commitments with respect to leases or subleases for real property other than those set forth in Schedule 10.05-2; (4) any pre-Closing Debt of WVS-I or the WVS-I Subsidiaries; (5) any liability, obligation or commitment for taxes relating to any period or partial period ending on or prior to the Closing Date; or (6) any pre-Closing liability, obligation or commitment of WVS-I or any WVS-I Subsidiary to Purchaser or any affiliate of Purchaser (other than to WVS-I or any WVS-I Subsidiary).

        "business day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City.

        "including" means including, without limitation.

        "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

        "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

        For purposes of this Agreement, references to documents or other information having been "delivered" or "made available" by one party to another party shall be deemed to mean that such document or other information (i) at least one full day was posted prior to the date hereof to the electronic data sites maintained by the parties for purposes of this transaction, and to which access has been given to the other party or (ii) delivered (including by e-mail) to the other party.

        SECTION 10.06.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile, or by electronic image scan.

        SECTION 10.07.    Integrated Contract; Exhibits and Schedules.    This Agreement, including the Schedules (and the Introduction thereto) and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of Section 10.13 hereof, the Confidentiality Agreement and the Ancillary Agreements, including the schedules and exhibits thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Confidentiality Agreement or the Ancillary Agreements other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement (including the Schedules (and the Introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements (including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control.

        SECTION 10.08.    Severability; Enforcement.    The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

        SECTION 10.09.    Governing Law.    This Agreement and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

        SECTION 10.10.    Jurisdiction.    Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam, with respect to any such action, suit or proceeding.

        SECTION 10.11.    Service of Process.    Each of the parties agrees that service of any process, summons, notice or document by US registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to Section 10.10.

        SECTION 10.12.    Waiver of Jury Trial.    Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.12.

        SECTION 10.13.    Amendments.    This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

        IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

IBASIS, INC.,
By:	/s/ OFER GNEEZY Name: Ofer Gneezy Title: President and Chief Executive Officer
KPN TELECOM B.V.,
By:	/s/ EELCO BLOK Name: Eelco Blok Title: Chief Operating Officer of Fixed Line Services

AMENDMENT NO. 1 TO SHARE PURCHASE AND SALE AGREEMENT

        AMENDMENT NO. 1 dated as of December 18, 2006 (the "Amendment"), to the Share Purchase and Sale Agreement dated as of June 21, 2006 (the "Agreement"), between IBASIS, INC., a Delaware corporation ("Seller") and KPN TELECOM B.V., a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

        WHEREAS, Seller and Purchaser entered into that certain Agreement on June 21, 2006; and

        WHEREAS, pursuant to Section 10.13 of the Agreement, Seller and Purchaser desire to amend the Agreement to confirm access to certain information of Seller and extend the Outside Date of the Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        SECTION 1.    Amendment to Article V of the Agreement. Article V of the Agreement is hereby amended by inserting the following as Section 5.21 of the Agreement:

        "SECTION 5.21.    Seller Stock Option Review.    (a) Without limiting any other provision of the Agreement, Seller shall provide Purchaser with regular and timely updates and information on its review related to the granting of stock options to the employees of Seller, the timing of such grants, their relating accounting and tax treatment and all regulatory and legal proceedings and developments relating thereto (the "Stock Option Review") and shall cooperate with Purchaser in Purchaser's efforts to conduct its due diligence on the Stock Option Review.

        (b) Seller shall, and shall cause its affiliates to, afford to Purchaser and its accountants, counsel and other representatives access, upon reasonable prior notice during normal business hours during the period prior to the Closing, to the documents, records, correspondence and other material relating to the Stock Option Investigation. Nothing contained in this Section 5.21 shall obligate Seller or any of its affiliates to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise, or to provide access to any documents, records, correspondence or other material to the extent that the provision of such access could cause the Seller or any of its officers, directors or employees to lose any attorney/client privilege with respect to such documents or the information contained therein.

        SECTION 2.    Amendment to Section 7.01(iv) of the Agreement. Section 7.01(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

        "(iv) by Seller or Purchaser, if the Closing does not occur on or prior to April 30th, 2007 (the "Outside Date");".

        SECTION 3.    Agreement.    Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment is without prejudice to any rights or claims by either Seller or Purchaser existing prior to or arising after the date hereof under the Agreement. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby. In the event of any inconsistency or conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern and be binding. The terms and provisions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment and the Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof.

        SECTION 4.    Governing Law.    This Amendment and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

        SECTION 5.    Counterparts.    This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile, or by electronic image scan.

        IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first written above.

IBASIS, INC.,
By:	/s/ OFER GNEEZY Name: Ofer Gneezy Title: President and Chief Executive Officer
KPN TELECOM B.V.,
	By:	/s/ EELCO BLOK
Dated: December 15, 2006		Name: Eelco Blok Title: Member of the Board

AMENDMENT NO. 2 TO SHARE PURCHASE AND SALE AGREEMENT

        AMENDMENT NO. 2 dated as of April 26, 2007 (the "Amendment"), to the Share Purchase and Sale Agreement dated as of June 21, 2006, as amended by Amendment No. 1 dated as of December 18, 2006 (the "Agreement"), between IBASIS, INC., a Delaware corporation ("Seller") and KPN B.V., (formerly KPN Telecom B.V.) a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands "Purchaser"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

        WHEREAS, Seller and Purchaser entered into that certain Agreement on June 21, 2006;

        WHEREAS, Seller and Purchaser amended the Agreement on December 18, 2006, to confirm access to certain information of Seller and extend the Outside Date of the Agreement; and

        WHEREAS, pursuant to Section 10.13 of the Agreement, Seller and Purchaser desire to further amend the Agreement and extend the Outside Date of the Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        Amendment to Article VI of the Agreement. Article VI of the Agreement is hereby amended by inserting the following as Section 6.02(f) of the Agreement:

        "(f) No Seller Material Adverse Change. Since the date of Amendment No. 2, dated as of April 26, 2007, to the Agreement (the "Second Amendment") and without limiting any other provision herein, there shall not have occurred any change, event, circumstance or development that has had, or can reasonably be expected to have, a Seller Material Adverse Change.

        As used herein, "Seller Material Adverse Change" means a material adverse change in (i) the investigation being conducted by the SEC related to the stock option practices including but not limited to related tax or accounting issues of Seller as such investigation relates to the Seller or its Chief Executive Officer and/or Executive Vice President, (ii) the review of the Listing on Nasdaq by the Nasdaq Listing and Hearing Review Council resulting in the delisting of Seller's securities, or (iii) the information related to the stock option practices including but not limited to related tax or accounting issues and the related reviews or investigations of Seller disclosed in Seller SEC filings or which have otherwise been disclosed to Purchaser in each case, prior to the Second Amendment."

        Amendment to Section 7.01(iv) of the Agreement. Section 7.01(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

        "(iv) by Seller or Purchaser, if the Closing does not occur on or prior to October 31, 2007 (the "Outside Date");".

        SECTION 3.    Waiver.    Purchaser hereby waives any breach of the representations, warranties and covenants of the Seller contained in Articles III and V of the Agreement but only to the extent that the inaccuracy of such representations, warranties and covenants arises out of the facts, circumstances and practices relating to the Seller's historical stock option granting practices, including but not limited to related tax and accounting issues, that have been previously disclosed in Seller SEC filings or which have been otherwise disclosed to Purchaser in each case prior to the Second Amendment.

        SECTION 4.    Agreement.    Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment is without prejudice to any other rights or claims by either Seller or Purchaser existing prior to or after the date hereof under the Agreement. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby. In the event of any inconsistency or conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall govern and be binding. The terms and provisions contained in this

Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 5.    Governing Law.    This Amendment and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

        SECTION 6.    Counterparts.    This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile, or by electronic image scan.

        IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first written above.

IBASIS, INC.,
By:	/s/ OFER GNEEZY Name: Ofer Gneezy Title: President and Chief Executive Officer
KPN B.V.,
By:	/s/ JOOST FARWERCK Name: Joost Farwerck Title: Director Wholesale & Operations by virtue of Power of Attorney

AMENDMENT NO. 3 TO SHARE PURCHASE AND SALE AGREEMENT

        AMENDMENT NO. 3 dated as of August 1, 2007 (this "Amendment No. 3"), to the Share Purchase and Sale Agreement dated as of June 21, 2006, as amended by Amendment No. 1 dated as of December 18, 2006 and Amendment No. 2 dated as of April 26, 2007 (the "Agreement"), between IBASIS, INC., a Delaware corporation ("Seller") and KPN B.V., (formerly KPN Telecom B.V.) a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands ("Purchaser"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

        WHEREAS, Seller and Purchaser entered into that certain Agreement on June 21, 2006;

        WHEREAS, Seller and Purchaser amended the Agreement on December 18, 2006, to confirm access to certain information of Seller and extend the Outside Date of the Agreement;

        WHEREAS, Seller and Purchaser amended the Agreement on April 26, 2007, to revise the Conditions to Closing, waive certain potential breaches of the Agreement and extend the Outside Date of the Agreement; and

        WHEREAS, pursuant to Section 10.13 of the Agreement, Seller and Purchaser desire to further amend the Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        SECTION 1.    Amendment to Section 2.04(d) of the Agreement.    Section 2.04(d) of the Agreement is hereby amended by deleting the number "45" from the first line thereof and replacing it with "30."

        SECTION 2.    Amendment to Article III of the Agreement.    The preamble to Article III of the Agreement is hereby amended and restated in its entirety to read as follows:

        "Seller represents and warrants to Purchaser that, as of the date of Amendment No. 3 to this Agreement (the "Amendment No. 3") and as of the Closing Date, except as set forth in the reports, schedules, forms, statements and other documents filed by Seller with the US Securities and Exchange Commission (the "SEC"), and publicly available prior to the date of Amendment No. 3 (the "Filed Seller SEC Documents"), or in the letter, dated as of the date of Amendment No. 3, from Seller to Purchaser (the "Seller Disclosure Letter"), provided, that when representations made below with respect to the matters as of the Closing Date, such representations shall be deemed to be made immediately prior to giving effect to the Closing of the Transactions:"

        SECTION 3.    Amendment to Article IV of the Agreement.    The preamble to Article IV of the Agreement is hereby amended and restated in its entirety to read as follows:

        "Purchaser represents and warrants to Seller that, as of the date of Amendment No. 3 and as of the Closing Date, except as set forth in the letter, dated as of the date of Amendment No. 3, from Purchaser to Seller (the "Purchaser Disclosure Letter"), provided, that when representations made below with respect to the matters as of the Closing Date, such representations shall be deemed to be made immediately prior to giving effect to the Closing of the Transactions, but after giving effect to the Restructuring (as defined in Section 5.11):"

        SECTION 4.    Amendment to Section 6.02(a) of the Agreement.    Section 6.02(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

  "(a) Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct (without regard to materiality qualifiers), as of the date of Amendment No. 3 and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of Seller to such effect."

        SECTION 5.    Amendment to Section 6.03(a) of the Agreement.    Section 6.03(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

  "(a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement shall be true and correct (without regard to materiality qualifiers) as of the date of Amendment No. 3 and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a WVS-I Material Adverse Effect. Seller shall have received a certificate signed by the chief executive officer and chief financial officer of Purchaser to such effect."

        SECTION 6.    Agreement.    Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment No. 3 is without prejudice to any other rights or claims by either Seller or Purchaser existing prior to or after the date hereof under the Agreement. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby. In the event of any inconsistency or conflict between the terms and provisions of the Agreement and this Amendment No. 3, the terms and provisions of this Amendment No. 3 shall govern and be binding. The terms and provisions contained in this Amendment No. 3 shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 7.    Governing Law.    This Amendment No. 3 and any disputes arising under or related hereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

        SECTION 8.    Counterparts.    This Amendment No. 3 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile, or by electronic image scan.

        IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment No. 3 as of the date first written above.

IBASIS, INC.,
By:	/s/ MARK S. FLYNN Name: Mark S. Flynn Title: Chief Legal Officer
KPN B.V.,
By:	/s/ CRAIG ALLWRIGHT Name: Craig Allwright Title: Solicitor, KPN Legal M&A

ANNEX B

2000 Avenue of the Stars, 9th Floor South, Los Angeles, California 90067
Tel: 310 246 3700 / (800) 929-2299
Fax: 310 246-3794

August 1, 2007

Board of Directors
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803

Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of iBasis, Inc. ("iBasis" or the "Company") of the transaction with KPN Global Carrier Services B.V. ("KGCS"), a subsidiary of Royal KPN NV ("KPN") (the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Share Purchase and Sale Agreement, as amended, by and among the Company and KPN, dated as of the date hereof (the "Share Purchase Agreement").

        In connection with the rendering of this opinion, we have made such reviews, analyses and inquires as we have deemed necessary and appropriate under the circumstances. We have, among other things:

  (i)
  Reviewed the executed Share Purchase Agreement, as amended by Amendment No. 1 and Amendment No. 2 to the Share Purchase Agreement;

  (ii)
  Reviewed a draft of Amendment No. 3 to the Share Purchase Agreement;

  (iii)
  Reviewed the Second Amended and Restated By-Laws of iBasis, as adopted, to become effective at the Closing of the Transactions;

  (iv)
  Reviewed the final draft as of August 1, 2007 of the Registration Rights Agreement;

  (v)
  Analyzed certain publicly available information that we believe to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended ("FYE") December 31, 2006 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007;

  (vi)
  Analyzed certain historical business and financial information relating to KGCS, including financial statements for the fiscal year ended December 31, 2006 and the fiscal quarter ended March 31, 2007;

  (vii)
  Reviewed, in the case of KGCS, certain financial information in accordance with US GAAP, as well as pro forma financial information which included adjustments to US GAAP;

  (viii)
  Reviewed the Company's projections for FYE 2007 through 2011 furnished to us by senior management of iBasis;

  (ix)
  Reviewed KGCS's projections for FYE 2007 through 2011 furnished to us by senior management of KGCS/KPN;

  (x)
  Reviewed certain other projected financial information provided by senior management of each of iBasis and KGCS, including projected synergies from the Transaction;

  (xi)
  Reviewed certain Service Level Agreements ("SLAs") related to the intercompany revenue and costs between KPN and KGCS;

  (xii)
  Reviewed certain publicly available business and financial information relating to the Company and KGCS that we deemed to be relevant;

  (xiii)
  Conducted discussions with members of senior management of iBasis and KGCS concerning the matters described in clauses (i) through (xi) above, as well as the prospects and strategic objectives of each company;

  (xiv)
  Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant;

  (xv)
  Compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we deemed to be relevant; and

  (xvi)
  Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of iBasis or KGCS or any appraisal or estimate of liabilities of iBasis or KGCS. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of iBasis and KGCS as to the future financial performance of iBasis and KGCS, respectively. We have also relied upon the assurances of senior management of iBasis and KGCS that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based. We have also assumed that the definitive documentation with respect to the Transaction is consistent with the material terms set forth in the Share Purchase Agreement, as amended. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        Our opinion expressed herein has been prepared for the information of the Board of Directors of iBasis in connection with its consideration of the Transaction, and our opinion is rendered only in connection with the Transaction described above and not in connection with any other transaction. Our opinion does not constitute a recommendation as to any action the Company or any shareholder of the Company should take in connection with the Transaction or any aspect thereof. This opinion does not address the business decision to engage in the Transaction or address the relative merits of any alternatives discussed by the Board of Directors. No opinion is expressed herein, nor should one be implied, as to the fair market value of any of iBasis' securities or the prices at which they may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

        Imperial Capital, LLC has published and, from time to time, will publish investment research on iBasis. In addition, Imperial Capital, LLC has made, and continues to make, a market in iBasis' securities and, from time to time, has in the past owned and traded, and may in the future actively own or trade iBasis securities for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Currently, Imperial Capital, LLC is acting as financial advisor to iBasis and will receive a fee in connection with rendering this fairness opinion whether or not the Transaction is consummated. During the second half of 2006, Imperial Capital, LLC acted as financial advisor to iBasis and received a monthly fee (separate from any amounts paid in connection with the delivery of its opinion) for advisory services rendered. Imperial Capital, LLC has represented iBasis in other transactions, including investment banking services related to the debt-for-equity conversions completed in 2003, 2004, 2005 as well as the private equity placement during 2004.

        The contents of this letter will be disclosed in the Company's annual proxy statement.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction is fair to the shareholders of the Company from a financial point of view.

Very truly yours,

IMPERIAL CAPITAL, LLC

ANNEX C

        IBASIS, INC.
SECOND AMENDED AND RESTATED BY-LAWS
ARTICLE I. GENERAL.

        1.1    OFFICES.    The registered office of iBasis, Inc. (the "Company") shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

        1.2    SEAL.    The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Delaware."

        1.3    FISCAL YEAR.    The fiscal year of the Company shall be the period from January 1 through December 31.

        1.4    EFFECTIVE DATE.    These Second Amended and Restated By-laws shall be effective (the "Effective Date") immediately prior to the consummation of the "Closing", as such term is defined in the Share Purchase and Sale Agreement, dated as of June 21, 2006 (the "Share Purchase Agreement"), between the Company and KPN Telecom B.V. ("KPN").

        1.5    CONTROL PERIOD.    For purposes of these By-laws, the term "Control Period" shall include any period of time after the Effective Date during which KPN holds in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors, provided, that the Control Period shall continue during any Grace Period and, provided, further, that the Control Period shall terminate in its entirety from and after such date, if any, which falls at the end of any nine consecutive month period after the Effective Date during which KPN holds less than forty percent (40.00%) of the capital stock of the Company entitled to vote on the election of directors generally for the entirety of such nine-month period (regardless of whether or not KPN may at a later time hold in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors), with such period to be extended by the amount of time, if any, during such nine-month period in which KPN would have been prohibited from purchasing shares of the capital stock of the Company because such purchases could reasonably be expected to result in a violation of applicable laws, as determined by counsel to the Company's Audit Committee, which counsel shall not also serve as counsel to the Company or KPN (the "Independent Counsel").

        For purposes of this Section 1.5, the term "Grace Period" shall mean any period beginning immediately upon any time that KPN ceases to hold in excess of fifty percent (50.00%), but continues to hold at least forty percent (40.00%), of the capital stock of the Company entitled to vote generally on the election of directors as a result of the issuance of shares of capital stock to third parties, provided, that (x) at such time, KPN is unable to purchase additional shares of capital stock of the Company because such a purchase at such time could reasonably be expected to result in a violation of applicable law, as determined by the Independent Counsel, and (y) on or prior to such issuance of capital stock of the Company to third parties, KPN irrevocably commits to purchase, subject to customary mutually agreed upon conditions, a number of shares of capital stock of the Company such that, after giving effect to such purchase, KPN shall hold in excess of fifty percent (50.00%) of the capital stock of the Company entitled to vote generally on the election of directors, as soon as such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, with any such Grace Period terminating on the earlier of (x) ten (10) business days after the date when such purchase could no longer be reasonably expected to result in a violation of applicable law, as determined by the Independent Counsel, or (y) the earlier of

(i) the date of filing of the Company's next periodic report required to be filed under Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) the due date of such filing. For the avoidance of doubt, the term "Grace Period" shall not include any period during which KPN holds less than forty percent (40.00%) of the capital stock of the Company.

ARTICLE II. STOCKHOLDERS.

        2.1    PLACE OF MEETINGS.    Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice.

        2.2    ANNUAL MEETING.    The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company's First Amended and Restated certificate of incorporation, as amended from time to time (the "Certificate of Incorporation"), or these by-laws, as amended from time to time (the "By-laws").

        2.3    QUORUM.    At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these By-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.4    RIGHT TO VOTE; PROXIES.    Subject to the provisions of the Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the "DGCL").

        2.5    VOTING.    At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these By-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders and (ii) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        2.6    NOTICE OF ANNUAL MEETINGS.    Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him, his street address and/or his post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        2.7    STOCKHOLDERS' LIST.    A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten (10) days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

        2.8    SPECIAL MEETINGS.    Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President, a majority of the members of the Board of Directors, any KPN-Nominated Director (as defined in Section 3.2(a) hereof) or any stockholder who holds in excess of forty percent (40%) of the issued and outstanding shares of the class of capital stock of the Company having the right to vote at such meeting. Any such person or persons may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

        2.9    NOTICE OF SPECIAL MEETINGS.    Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        2.10    INSPECTORS.

        (a)   One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

        (b)   At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph 1 of this Section 2.10.

        2.11    NO STOCKHOLDERS' CONSENT IN LIEU OF MEETING.    Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

        2.12    PROCEDURES.    For nominations for the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Company. To be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be delivered to the Secretary not less than one hundred (120) nor more than one hundred fifty (150) days prior to the first anniversary of the date of the Company's proxy statement delivered to stockholders in connection with the preceding year's annual meeting, or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary, or if no proxy statement was delivered to stockholders by the Company in connection with the preceding year's annual meeting, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) sixty (60) days prior to the annual meeting or (ii) ten (10) days following the date on which public announcement of the date of such annual meeting is first made by the Company. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety (90) days prior to such meeting and not later than the later of (i) sixty (60) days prior to such meeting or (ii) ten (10) days following the date on which public announcement of the date of such meeting is first made by the Company. Such notice must contain the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company's stock beneficially and/or legally owned by such stockholder, the nature of any such beneficial ownership of such stock, the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be.

ARTICLE III. DIRECTORS.

        3.1    BOARD OF DIRECTORS; NUMBER OF DIRECTORS.

        (a)   Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the property and business of the Company shall be managed by or under the direction of a board of directors. Directors need not be stockholders, residents of Delaware or citizens of the United States. The use of the phrase "whole Board of Directors" herein refers to the total number of directors which the Company would have at the time of determination if there were no vacancies.

        (b)   The number of directors constituting the whole Board of Directors shall be seven (7) or, from and after the second anniversary of the Effective Date (the "Second Anniversary"), such other number as the Board of Directors from time to time after such date may determine.

        (c)   The Board of Directors shall be divided into three (3) classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the terms of office of the directors to be determined in accordance with the Certificate of Incorporation.

        (d)   Except as the DGCL may otherwise require, and subject to the Company's Certificate of Incorporation and the provisions of Section 3.2(b) below, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

        (e)   At all times, each member of the Board of Directors who is intended to be "independent" for purposes of these By-laws (including the KPN-Nominated Independent Directors (as defined in Section 3.2(a) below)) shall meet: (i) the requirements set forth in Section 4200(a)(15) of the Marketplace Rules of The Nasdaq Global Market Inc. ("Nasdaq"), as amended or superseded from time to time, and (ii) such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable law and the rules of Nasdaq; provided, however, that if the Company shall be traded on a national securities exchange other than Nasdaq and is not at such time traded on Nasdaq, "independent" directors shall meet the requirements of applicable law and the rules of such other national securities exchange on which the securities of the Company are traded.

        3.2    SPECIAL NOMINATION/REMOVAL PROVISIONS.

        (a)   From and after the Second Anniversary, in connection with any annual or special meeting of stockholders at which members of the Board of Directors are to be elected that is held during the Control Period, KPN shall be entitled to nominate for election at such meeting such number of directors as may be subject to election at such meeting so that, following such meeting, (i) no fewer than two (2) of the members of the Board of Directors shall have been nominated by KPN without qualification (the "KPN-Nominated Directors") and (ii) no fewer than two (2) additional members of the Board of Directors shall have been nominated by KPN, provided, that such two (2) additional directors (the "KPN-Nominated Independent Directors") shall be required to meet the "independence" requirements set forth in Section 3.1(e) above and, provided, further, that if the aggregate number of directors constituting the whole Board of Directors is increased during the Control Period in accordance with Section 3.1(b), the number of KPN-Nominated Directors and KPN-Nominated Independent Directors referenced above shall be increased so that the number of such KPN-Nominated Directors and KPN-Nominated Independent Directors that KPN shall be entitled to nominate shall each continue to represent no less than the same percentage of the whole Board of Directors as such number of KPN-Nominated Directors and KPN-Nominated Independent Directors that KPN was entitled to nominate represented immediately prior to such increase in the number of directors constituting the whole Board of Directors. Each director who is not a KPN-Nominated Director or a KPN-Nominated Independent Director is sometimes referred to herein as a "Non-KPN Director".

        (b)   Except as required by law and subject to the Certificate of Incorporation, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy with respect thereto, any vacancies in the Board of Directors during the Control Period resulting from the resignation or removal of any KPN-Nominated Director or KPN-Nominated Independent Director, shall be filled (x) in respect of any vacancy caused by the resignation or removal of any director that was a KPN-Nominated Director, by an additional KPN-Nominated Director elected by the remaining

KPN-Nominated Directors (although less than a quorum) or, if there are no remaining KPN-Nominated Directors on the Board of Directors at such time, then KPN, and (y) in respect of any vacancy caused by the resignation or removal of any director that was a KPN-Nominated Independent Director, by an additional KPN-Nominated Independent Director elected by the remaining KPN-Nominated Independent Directors (although less than a quorum) or, if there are no remaining KPN-Nominated Independent Directors at such time, then KPN.

        (c)   Notwithstanding anything the contrary expressed or implied herein, KPN shall have the right, exercisable in writing at any time and from time to time, to waive or renounce any of its rights pursuant to these By-laws, including, without limitation, its right to nominate, appoint or remove any KPN-Nominated Director or KPN-Nominated Independent Director. In the event that KPN waives or renounces its right to nominate, appoint or remove any KPN-Nominated Director or KPN-Nominated Independent Director, any such KPN-Nominated Director or KPN-Nominated Independent Director shall be nominated, appointed or removed as otherwise provided by these By-laws and the Certificate of Incorporation.

        3.3    APPOINTMENT AND REMOVAL OF CHIEF EXECUTIVE OFFICER DURING THE CONTROL PERIOD.

        (a)   Notwithstanding anything to the contrary in these By-laws, at any time prior to the Second Anniversary, the Company's Chief Executive Officer as of the Effective Date may be removed from the position of Chief Executive Officer only by the affirmative vote of a majority of the whole Board of Directors, including a majority of the Non-KPN Directors.

        (b)   Without limiting any other provisions of these By-laws or the Certificate of Incorporation, at any time following the Second Anniversary, the Company's Chief Executive Officer may be removed from the position of Chief Executive Officer and any other offices with the Company (but may not be removed as a director in reliance on this Section 3.3 of the By-laws, if applicable) and a new Chief Executive Officer may be appointed, in each case, by a unanimous vote of all of the KPN-Nominated Directors, if any, and all other members of the Board of Directors, if any, who meet the "independence" requirements set forth in Section 3.1(e) above, including the KPN-Nominated Independent Directors, if any (the "Director Group"), in accordance with the terms of this Section 3.3.

        (c)   Any two (2) members of the Board of Directors may put the removal of the Company's existing Chief Executive Officer or the appointment of a new Chief Executive Officer pursuant to this Section 3.3 on the agenda for either a regular or special meeting of directors following the Second Anniversary by providing written notice thereof to the Secretary, which notice shall, in the case of a special meeting of directors, request that such a meeting of directors be held, which meeting shall be called by the Secretary in accordance with these By-laws.

        (d)   If a vote on the removal or appointment of the Company's Chief Executive Officer at any meeting held pursuant to paragraph (b) above does not result in a unanimous vote of the Director Group (the "Deadlocked Matter"), as necessary for removal of the Chief Executive Officer under Section 3.3(b) above, the Director Group shall attempt in good faith to resolve the Deadlocked Matter within six (6) weeks of the meeting of the Board of Directors at which the initial vote on the Deadlocked Matter was held (the "First Deadlock Period").

        (e)   If, at the end of the First Deadlock Period, the Deadlocked Matter has not been resolved in accordance with Sections 3.3(b) and (d) above, the Director Group shall continue to work in good faith to resolve such Deadlocked Matter (the "Second Deadlock Period").

        (f)    At any time during the Second Deadlock Period, any member of the Director Group may, if he or she determines in good faith that the failure to resolve such Deadlocked Matter will adversely affect the operation or value of the business of the Company, issue a formal deadlock notice to the other members of the Company's Board of Directors (the "Deadlock Notice"), which notice shall set forth in writing a brief description of the Deadlocked Matter.

        (g)   Notwithstanding anything to the contrary in these By-laws, once a Deadlock Notice has been issued, the KPN-Nominated Directors, acting unanimously, shall have the right to remove the Company's Chief Executive Officer from the position of Chief Executive Officer and any other offices with the Company (but may not remove the Chief Executive Officer as a director in reliance on this Section 3.3 of the By-laws, if applicable), and to appoint a new Chief Executive Officer, who, in the interim, shall hold such office until such time as the Director Group resolves the Deadlocked Matter in accordance with Section 3.3(b) above and who, during such time, shall have the same powers and discharge the same duties as the Chief Executive Officer such person replaced.

        (h)   Notwithstanding anything to the contrary in these By-laws, the provisions of this Section 3.3 are intended to apply only during the Control Period, and the specific rights afforded to, and limitations imposed on, the directors of the Company shall not apply at any other time.

        3.4    RESIGNATION.    Any director of the Company may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.5    REMOVAL.    Except as may otherwise be provided by the DGCL or the Certificate of Incorporation, any director or the entire Board of Directors may be removed prior to the expiration of the term of the relevant class or classes of directors only for cause and only by the vote of the holders of a majority of the shares of the Company's capital stock entitled to vote for the election of directors.

        3.6    PLACE OF MEETINGS AND BOOKS.    The Board of Directors may hold its meetings and keep the books of the Company outside the State of Delaware, at such places as it may from time to time determine.

        3.7    GENERAL POWERS.    In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

        3.8    COMMITTEES.

        (a)   Subject to Section 3.9 hereof and the Certificate of Incorporation, the Board of Directors may designate one or more committees, by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees shall consist of one (1) or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have the power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. (i) As of the Effective Date and (ii) if at the time of the formation or reconstitution of any committee of the Board of Directors after the Effective Date there are any Manhattan-Nominated Directors or Manhattan-Nominated Independent Directors on the Board of Directors (or, in the event that at such time of formation or reconstitution of any committee of the Board of Directors there are no Manhattan-Nominated Directors or Manhattan-Nominated Independent Directors but thereafter one or more Manhattan-Nominated Directors or Manhattan-Nominated Independent Directors shall again become members of the Board of Directors, then at the next time that members of the respective committee are elected or re-elected or appointed or reappointed), then with respect to each committee of the Board of Directors, all of the members who are required to meet the "independence" requirements set forth in Section 3.1(e) above, or another standard of "independence" by applicable law or the rules of Nasdaq or any other securities exchange on which the capital stock of the Company is then listed unless the Board of Directors otherwise determines by unanimous vote, shall contain that number of KPN-Nominated Independent Directors and KPN-Nominated Directors (provided such KPN-Nominated Directors meet such standard of "independence"), so that the proportion of KPN-Nominated Independent Directors (and KPN-Nominated Directors that meet such standard of "independence") on such committee shall be equal to the proportion of KPN-Nominated Independent Directors (and KPN-Nominated Directors that meet such standard of "independence") relative to the total number of directors on the whole Board of Directors at such time that meet such standard of "independence" and, with respect to each other committee of the Board of Directors, such committee shall contain that number of KPN-Nominated Directors and KPN-Nominated Independent Directors so that the proportion of KPN-Nominated Directors and KPN-Nominated Independent Directors on such committee shall be equal to the proportion of KPN-Nominated Directors and KPN-Nominated Independent Directors relative to the total number of directors on the whole Board of Directors at such time.

        3.9    AUDIT COMMITTEE.    The Audit Committee is a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the "independence" requirements set forth in Section 3.1(e) above. The responsibilities of the Audit Committee shall be as set forth in an Audit Committee Charter to be adopted by such Audit Committee in accordance with applicable law and the rules of Nasdaq, provided, however, that if the Company shall be traded on a national securities exchange other than Nasdaq and is not at such time traded on Nasdaq, the Audit Committee Charter shall be adopted by the Audit Committee in accordance with applicable law and the rules of such other national securities exchange.

        3.10    COMPENSATION COMMITTEE.    The Compensation Committee is a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the "independence" requirements set forth in Section 3.1(e) above, provided, that if during the Control Period there are any KPN-Nominated Directors on the Board of Directors, then without limiting any provisions of Section 3.8 one of such KPN-Nominated Directors (as designated by KPN and who shall be a member of such Compensation Committee) shall serve as its chairman. The Compensation Committee shall administer the Company's overall compensation policies, including setting the compensation for the executive officers of the Company and administering the Company's stock option and other equity-related compensation plans.

        3.11    SELLER COMMITTEE.    From the Effective Date to the Second Anniversary the Seller Committee shall be a committee of the Board of Directors and shall consist entirely of members of the Board of Directors who meet the "independence" requirements set forth in Section 3.1(e) above, and who are not KPN-Nominated Directors (unless those Manhattan-Nominated Directors meet the independence standards set forth in these By-laws). The Seller Committee shall review and approve each transaction which the Company would be required to disclose pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and relates to any claim, suit, proceeding or dispute involving Manhattan or any of its affiliates and the Company.

        3.12    POWERS DENIED TO COMMITTEES.    Subject to the Certificate of Incorporation, committees of the Board of Directors shall not, in any event, have any power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL and Section 3.17(b) hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, (v) amend the By-laws of the Company, or (vi) during the Control Period, approve or adopt any of the Veto Matters (as defined in Section 3.17(b) below). Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

        3.13    SUBSTITUTE COMMITTEE MEMBER.    Subject to Section 3.9 hereof, in the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

        3.14    COMPENSATION OF DIRECTORS.    The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        3.15    REGULAR MEETINGS.    No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Subject to Section 3.3(c) hereof, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

        3.16    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, the President or any KPN-Nominated Director, on two (2) days' notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings may also be called by the Secretary in like manner and on like notice, on the written request of two (2) or more directors.

        3.17    QUORUM; SPECIAL VOTING.

        (a)   At all meetings of the Board of Directors, a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

        (b)   Notwithstanding the foregoing, during the Control Period, a resolution of the Board of Directors in relation to any of the following matters (the "Veto Matters") shall not be approved during the Control Period, without the approval of a majority of the whole Board of Directors including the unanimous approval of the KPN-Nominated Directors, if any: (i) the appointment or removal of the Company's Chief Financial Officer, (ii) the approval of the Company's annual budget or three-year business plan, (iii) any financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances (or any series of related financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances),that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million, (iv) any one or series of related mergers, consolidations or other similar transactions that involve the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million, (v) any investments, reorganizations, joint ventures, partnerships, leases or capital expenditures (or any series of related investments, reorganizations, joint ventures, partnerships, leases or capital expenditures), that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) the Company or any of its subsidiaries or other affiliates of consideration in excess of $10 million which are not covered in the Company's annual budget, (vi) any issuance, grant, sale or offer or any repurchase, reduction, redemption, conversion, sub-division, consolidation, cancellation or otherwise by the Company of shares, other capital stock or any instruments with voting rights or that are convertible into capital stock, including options and warrants, other than upon the exercise of options, warrants or other convertible securities outstanding on the Effective Date, pursuant to the terms of such options, warrants and other convertible securities, (vii) any declaration by the Company of dividends or other distributions to stockholders, (viii) any amendments to the Certificate of Incorporation or these By-laws and (ix) any commencement of voluntary bankruptcy proceedings, dissolution or similar proceedings by the Company or any of its subsidiaries or other affiliates.

        3.18    TELEPHONIC PARTICIPATION IN MEETINGS.    Members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

        3.19    VOTING.    All decisions that would customarily require the approval of a board of directors of a US corporation shall be made by the Board of Directors. Subject to the Certificate of Incorporation and the other provisions of these By-laws (including without limitation Sections 3.2, 3.3, 3.17 and 8.1), all decisions shall require the affirmative vote of not less than a majority of the directors then constituting the Board of Directors.

        3.20    ACTION BY CONSENT.    Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV. OFFICERS.

        4.1    SELECTION; STATUTORY OFFICERS.    The Company shall have a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer, and there may be one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Chief Executive Officer may determine. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously. Unless otherwise specified by the Board of Directors, the Chief Executive Officer shall be the President. Subject to Sections 3.2(d) and 3.3, the Chairman of the Board

of Directors, the Chief Executive Officer and the President of the Company shall be chosen by the Board of Directors. Subject to Section 3.17(b) in the case of the Chief Financial Officer, each of the other officers of the Company shall be chosen by the Chief Executive Officer in consultation with the Board of Directors or, if there is no Chief Executive Officer, by the President in consultation with the Board of Directors.

        4.2    TIME OF ELECTION.    Subject to the Certificate of Incorporation and Sections 3.2(d) above and 4.4 below, the Chairman of the Board of Directors, the Chief Executive Officer and the President shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

        4.3    ADDITIONAL OFFICERS.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.4    TERMS OF OFFICE.    Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Subject to the Certificate of Incorporation and any other provisions of these By-laws, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, provided, that notwithstanding anything to the contrary in these By-laws, the Chairman of the Board of Directors, the Chief Executive Officer and the President in office as of the Effective Time shall remain in such offices until the Second Anniversary, subject only to their resignation or removal in accordance with the terms of Sections 3.3 above.

        4.5    COMPENSATION OF OFFICERS.    The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        4.6    CHAIRMAN OF THE BOARD.    The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

        4.7    CHIEF EXECUTIVE OFFICER; PRESIDENT.    The Chief Executive Officer shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the Chief Executive Officer shall have the general control and management of the Company's business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the Chief Executive Officer, upon any other officer or officers of the Company. The Chief Executive Officer shall perform and do all acts and things incident to the position of Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors. The President shall have the rights and duties assigned to the Chief Executive Officer under this Section 4.7 and elsewhere in these By-laws at any time that there is no Chief Executive Officer.

        4.8    VICE-PRESIDENTS.    The Vice-Presidents shall perform such of the duties of the Chief Executive Officer or the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the Chief Executive Officer or President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the Chief Executive Officer or the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer and President, subject to the control of the Board of Directors.

        4.9    TREASURER.    The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

        4.10    SECRETARY.    The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

        4.11    ASSISTANT SECRETARY.    The Board of Directors, the Chief Executive Officer, the President or any two (2) of the other officers of the Company acting jointly may appoint or remove one (1) or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the Chief Executive Officer, the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

        4.12    ASSISTANT TREASURER.    The Board of Directors or any two (2) of the officers of the Company acting jointly may appoint or remove one (1) or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

        4.13    SUBORDINATE OFFICERS.    Subject to Section 3.17(b)(i), the Chief Executive Officer or the President may select such subordinate officers as each of them may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Chief Executive Officer or the President may prescribe.

ARTICLE V. STOCK.

        5.1    STOCK.    Each stockholder shall be entitled to a certificate or certificates of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (i) either the President or a Vice-President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the

Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

        5.2    FRACTIONAL SHARE INTERESTS.    The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

        5.3    TRANSFERS OF STOCK.    Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

        5.4    RECORD DATE.    For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.5    TRANSFER AGENT AND REGISTRAR.    The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

        5.6    DIVIDENDS.

        (a)   POWER TO DECLARE.    Subject to the Certificate of Incorporation and Section 3.17(b) of these By-laws, dividends upon the capital stock of the Company, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

        (b)   RESERVES.    Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

        5.7    LOST, STOLEN, OR DESTROYED CERTIFICATES.    No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

        5.8    INSPECTION OF BOOKS.    The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VI. MISCELLANEOUS MANAGEMENT PROVISIONS.

        6.1    CHECKS, DRAFTS, AND NOTES.    All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

        6.2    NOTICES.    (a) Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone, electronic mail or in person.

        (b)   Whenever any notice is required to be given under the provisions of any applicable statute or of the Certificate of Incorporation or of these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6.3    CONFLICT OF INTEREST.    (a) The Audit Committee or any other committee of the Board of Directors comprised solely of directors meeting the "independence" qualifications set forth in Section 3.1(e) hereof, shall review and approve each transaction which the Company would be required to disclose pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, other than any transaction described in Section 3.11.

        (b)   No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of or committee thereof that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

        6.4    VOTING OF SECURITIES OWNED BY THE COMPANY.    Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

ARTICLE VII. INDEMNIFICATION.

        7.1    RIGHT TO INDEMNIFICATION.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

        7.2    RIGHT OF INDEMNITEE TO BRING SUIT.    If a claim under Section 7.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that an Indemnitee has not met the applicable standards of conduct set forth in the Delaware Law; and (ii) in any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

        7.3    NON-EXCLUSIVITY OF RIGHTS.    The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company's Certificate or Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        7.4    INSURANCE.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

        7.5    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY.    The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

ARTICLE VIII. AMENDMENTS.

        8.1    AMENDMENTS.    Subject always to any limitations imposed by the Certificate of Incorporation and these By-laws (including, but not limited to, Section 3.17(b) above and the following sentence), these By-laws may be altered, amended, or repealed, or new By-laws may be adopted, (i) prior to the termination of the Control Period, only by (A) the affirmative vote of the holders of a least seventy-five percent (75%) of the outstanding voting stock of the Company, or (B) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the whole Board of Directors including, in any such case, a majority of the Non-Manhattan Directors, and (ii) on or after the termination of the Control Period, only by (A) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, or (B) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the whole Board of Directors, provided, that in no event shall the terms and provisions of Section 2.11 or 2.12 be amended other than by the affirmative vote of at least sixy-seven percent (67%) of the outstanding voting stock of the Company.

ANNEX D

        REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of                , 2007, between IBASIS, INC., a Delaware corporation (the "Company"), and KPN B.V., a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands ("Purchaser").

        WHEREAS, the Company and Purchaser have entered into a Share Purchase and Sale Agreement (the "Purchase Agreement"), dated as of June 21, 2006, pursuant to which, among other things, Purchaser will acquire from the Company newly issued shares of Common Stock (as defined below), in exchange for (i) all the issued and outstanding shares of a newly created subsidiary of Purchaser that, together with its subsidiaries and WVS-I US, encompasses Purchaser's international traffic trading business and (ii) $55,000,000 in cash, upon the terms and subject to the conditions set forth in the Purchase Agreement; and

        WHEREAS, to induce Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide to Purchaser and its direct and indirect transferees from time to time (each, a "Holder") certain registration rights under the Securities Act of 1933, as amended or any similar successor statute and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and applicable state securities laws.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows. Terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Definitions.    As used in this Agreement, the following terms shall have the meanings ascribed to them below:

        "Common Stock" shall mean shares of common stock, par value $0.001 per share, of the Company and other capital stock or securities into which such common stock or other stock or securities are reclassified or changed, including by reason of a merger, consolidation, share exchange, reorganization, recapitalization or similar transaction.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended or any similar successor statute and the rules and regulations promulgated thereunder.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, cooperative, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity.

        "Registrable Securities" shall mean the Common Stock issued to Purchaser in connection with the Transactions and any other shares of the Common Stock acquired by Purchaser at any time. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold and distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such securities have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable, (iv) such securities may be sold without restriction under Rule 144(k) (or any similar provision then in force) under the Securities Act or (v) such securities shall cease to be outstanding.

        "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Article II of this Agreement, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or "blue sky" laws (including fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including the expenses of any annual audit, special audit and "comfort" letters required by or incident to such performance and compliance), the fees and disbursements of one counsel for the Selling Holders, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

        "Required Registration Statement" shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

        "SEC" shall mean the Securities and Exchange Commission.

        "Selling Holder" shall mean any Holder who becomes a Selling Demand Shareholder, Selling Incidental Shareholder or Shelf Shareholder, as applicable.

        "Shelf Registration Statement" shall mean a "shelf" registration statement filed by the Company pursuant to the provisions of Section 2.03 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Suspension Period" shall mean any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities held by any Selling Holder.

        "Time of Sale" shall mean the time when sales of the Registrable Securities are first made to investors pursuant to the registration rights granted under this Agreement.

        "Time of Sale Information" shall mean any information, including but not limited to the preliminary or the final prospectus each as supplemented and amended and the final term sheet, if any, related to the Registrable Securities, the offering of Registrable Securities or the Company that has been provided to potential investors at or prior to the Time of Sale.

ARTICLE II

REGISTRATION RIGHTS

        SECTION 2.01.    Demand Registration.    (a) At any time and from time to time, any Holder (each, a "Selling Demand Shareholder") shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling Demand Shareholder and the intended method of distribution thereof) that the Company register any or all of such Selling Demand Shareholder's Registrable Securities with an anticipated aggregate offering price to the public of not less than $10,000,000, unless the anticipated aggregate offering price to the public of all Registrable Securities that remain outstanding at that time is less than $10,000,000, in which case, any such registration shall be for all of the remaining outstanding Registrable Securities, by filing with the SEC a registration statement covering such Registrable Securities (a "Demand Registration Statement"). Upon the receipt of such a request, the Company shall, not later than the 30th calendar day after the receipt of such a request, cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Selling Demand Shareholder to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request. Promptly after receipt of such request from such Selling Demand Shareholder, the Company shall give notice of such requested registration to all other holders of Registrable Securities in accordance with Section 2.02. The Company will then use its reasonable best efforts to have the Demand Registration Statement covering the Registrable Securities which the Company has been requested to register by such Selling Demand Shareholder, together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.02 or otherwise by notice delivered to the Company within 20 days after the Company has given the required notice of such requested registration (which request shall specify the intended method of disposition of such Registrable Securities), declared effective by the SEC as soon as practicable thereafter (but in no event later than the 90th calendar day after the receipt of such a request) and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for the underwriters and Selling Demand Shareholders to sell all the Registrable Securities covered by such Demand Registration Statement, or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or "blue sky" laws, or any other rules and regulations thereunder); provided, that the 30 and 90 day dates referenced above shall be extended to the extent that such Demand Registration Statement is not filed or declared effective prior to such dates due to circumstances outside of the Company's control (e.g., the Company is unable to obtain a required consent or audit report from an outside independent accounting firm with respect to any business acquired by the Company), other than as a result of such circumstances that could have been reasonably anticipated and avoided by the Company, after (except in the case of the preparation of any required financial statements for acquired businesses) receipt of a notice by a Selling Demand Shareholder under this Section 2.01, through the exercise of its reasonable best efforts prior to such 30 or 90 day dates.

        (b)   A Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling Demand Shareholder) that is not subsequently remedied, such Demand Registration Statement shall be deemed not to have become effective; provided, further, however, if any such stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is subsequently remedied, such Demand Registration Statement shall be deemed not to have been effective during the period of such interference.

        (c)   A Suspension Period with respect to any Demand Registration Statement shall commence on and include the date that the Company gives notice that any Demand Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling Demand Shareholder, including pursuant to Section 2.06(e)(iv), and shall terminate on the day following the date on which the Selling Demand Shareholder either receives the copies of the supplemented or amended prospectus contemplated by Section 2.06(j) or is advised in writing by the Company that the use of the prospectus may be resumed.

        (d)   If at any time or from time to time any Selling Demand Shareholder intends to sell Registrable Securities in an Underwritten Offering (as defined below) pursuant to a Demand Registration Statement, such Selling Demand Shareholder shall so advise the Company as part of its request made pursuant to Section 2.01(a) hereof. The underwriters shall, in the case of an Underwritten Offering, be selected by Purchaser in consultation with the Company.

        (e)   The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Securities pursuant to this Section 2.01 for up to 180 days immediately following the effective date of any Demand Registration Statement; provided, that the registration obligations of the Company shall not be limited pursuant to this Section 2.01(e) if the number of Registrable Shares underwritten pursuant to any such Demand Registration Statement was limited in accordance with Section 2.03(c).

        SECTION 2.02.    Incidental Registration.    (a) If the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account (other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by the Company or (ii) pursuant to a registration statement filed in connection with an exchange offer), the Company shall give written notice to each Holder at least 20 days prior to the initial filing of a registration statement with the SEC pertaining thereto (an "Incidental Registration Statement") informing such Holder of its intent to file such Incidental Registration Statement and of such Holder's rights under this Section 2.02 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any Holder (each, a "Selling Incidental Shareholder") made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Selling Incidental Shareholder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Selling Incidental Shareholder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

        (b)   If a Selling Demand Shareholder has requested a Demand Registration Statement pursuant to Section 2.01, the Company shall give written notice to each Holder (other than the Selling Demand Shareholder) at least 20 days prior to the initial filing of such Demand Registration Statement informing such Holder of its intent to file such Demand Registration Statement and of such Holder's rights under this Section 2.02 to request the registration of the Registrable Securities held by such Holder. Upon written request of any Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

        (c)   If a registration pursuant to Section 2.01 or this Section 2.02 involves an underwritten offering of the securities being registered (an "Underwritten Offering"), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, the underwriters, as the case may be, of such Underwritten Offering shall inform the Company and the Holders requesting registration of Registrable Securities on or before the date five days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that, in the case of a Demand Registration Statement, the Company shall be required to include in such registration: first, all the securities initially proposed to be sold pursuant to such Demand Registration Statement by the Selling Demand Shareholders and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the other Holders requesting such registration on the basis of the number of Registrable Securities requested to be included by all such other Holders; provided, further, however, that, in the case of an Incidental Registration Statement, the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company, and second, the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Selling Incidental Shareholders requesting such registration on the basis of the number of Registrable Securities requested to be included by all such Selling Incidental Shareholders.

        (d)   If a Selling Incidental Shareholder requests to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters shall be selected by the Company in consultation with Purchaser and the right of such Selling Incidental Shareholder to participate in such Underwritten Offering shall be conditioned upon such Selling Incidental Shareholder's participation in the underwriting arrangements and the inclusion of such Selling Incidental Shareholder's Registrable Securities in the underwriting. A Selling Incidental Shareholder proposing to distribute its Registrable Securities through any such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriters selected for such

Underwritten Offering and shall execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such arrangements.

        SECTION 2.03.    Shelf Registration Statement.    (a) At any time and from time to time, any one or more of the Selling Demand Shareholders shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling Demand Shareholder and the intended method of distribution thereof) that the Company register any and all of such Selling Demand Shareholder's Registrable Securities with an anticipated aggregate offering price to the public of not less than $5,000,000, unless the anticipated aggregate offering price to the public of all Registrable Securities that remain outstanding at that time is less than $5,000,000, in which case, any such registration shall be for all of the remaining outstanding Registrable Securities, by filing with the SEC a Shelf Registration Statement covering such Registrable Securities. Upon the receipt of such a request, the Company shall, not later than the 30th calendar day after the receipt of such a request, cause to be filed a Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Selling Demand Shareholder to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request. Promptly after receipt of such request from such Selling Demand Shareholder, the Company shall give notice of such requested registration to all other holders of Registrable Securities in accordance with Section 2.02. The Company will then use its reasonable best efforts to have such Shelf Registration Statement covering the Registrable Securities which the Company has been requested to register by such Selling Demand Shareholder, together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.02 or otherwise by notice delivered to the Company within 20 days after the Company has given the required notice of such requested registration (which request shall specify the intended method of disposition of such Registrable Securities), declared effective by the SEC as soon as practicable thereafter (but in no event later than the 90th calendar day after the receipt of such a request) and all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register, and to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until all Registrable Securities of the Selling Demand Shareholder have been sold or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act; provided, that the 30 and 90 day dates referenced above shall be extended to the extent that such Shelf Registration Statement is not filed or declared effective prior to such dates due to circumstances outside of the Company's control (e.g., the company is unable to obtain a required consent or audit report from an outside independent accounting firm with respect to any business acquired by the Company), other than as a result of such circumstances that could have been reasonably anticipated and avoided by the Company, after (except in the case of the preparation of any required financial statements for acquired businesses) receipt of a notice by a Selling Demand Shareholder under this Section 2.03, through the exercise of its reasonable best efforts prior to such 30 or 90 day dates.

        (b)   A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Shelf Registration Statement of any information supplied to the Company for inclusion therein by a Selling Demand Shareholder) that is not subsequently remedied, such Shelf Registration Statement shall be deemed not to have become effective; provided, further, however, if any such stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is subsequently remedied, such Shelf Registration Statement shall be deemed not to have been effective during the period of such interference.

        (c)   A Suspension Period with respect to any Shelf Registration Statement shall commence on and include the date that the Company gives notice that any Shelf Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling Demand Shareholder, including pursuant to Section 2.06(e)(iv), and shall terminate on the day following the date on which each Selling Demand Shareholder covered by such Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 2.06(j) or is advised in writing by the Company that the use of the prospectus may be resumed.

        (d)   If a Selling Demand Shareholder has requested a Shelf Registration Statement, the Company shall give written notice to each Holder at least 20 days prior to the initial filing of such Registration Statement informing such Holder of its intent to file such Shelf Registration Statement and of such Holder's rights under this Section 2.03 to request the registration of the Registrable Securities held by such Holder. Upon written request of any Holder (a "Shelf Shareholder") made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be included in the Shelf Registration Statement by such Shelf Shareholder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration in such Shelf Registration Statement of all Registrable Securities which the Company has been so requested to register by such Shelf Shareholder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

        (e)   If at any time or from time to time any Selling Demand Shareholder intends to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, such Selling Demand Shareholder shall so advise the Company as part of its request made pursuant to Section 2.03(a) hereof. The underwriters shall, in the case of an Underwritten Offering, be selected by Purchaser in consultation with the Company. There shall be no obligation on the part of a Selling Demand Shareholder or the underwriters to include any Registrable Securities of any Shelf Shareholder in such Underwritten Offering.

        (f)    If a Shelf Shareholder requests to sell Registrable Securities in an Underwritten Offering pursuant to a Shelf Registration Statement, the underwriters shall be selected by the Company in consultation with Purchaser and the right of such Shelf Shareholder to participate in such Underwritten Offering shall be conditioned upon such Shelf Shareholder's participation in the underwriting arrangements and the inclusion of such Shelf Shareholder's Registrable Securities in the underwriting. A Shelf Shareholder proposing to distribute its Registrable Securities through any such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriters selected for such Underwritten Offering and shall execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such arrangements.

        SECTION 2.04.    Registration Expenses.    The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 2.01, 2.02 and 2.03. Each Selling Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of such Selling Holder's Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement in proportion to the amount of such Selling Holder's shares of Common Stock included in any Required Registration Statement or any Incidental Registration Statement. Each Selling Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of its Registrable Securities pursuant to any Shelf Registration Statement; provided that if

Registrable Securities of Shelf Shareholders and Selling Demand Shareholders are included in any Underwritten Offering pursuant to a Shelf Registration Statement, each such Selling Holder shall pay all discounts and commissions related thereto in proportion to the amount of such Selling Holder's Registrable Securities included in such Underwritten Offering.

        SECTION 2.05.    Restrictions on Public Sale by Holders and the Company.    (a) If reasonably requested by an underwriter in any Underwritten Offering being conducted on behalf of the Company or any other Person other than a Shelf Shareholder of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock (other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by the Company or (ii) pursuant to a registration statement filed in connection with an exchange offer), each party hereto shall agree not to effect any public sale or distribution of Common Stock during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with such Underwritten Offering (other than as part of such Underwritten Offering).

        (b)   If requested by an underwriter in any Underwritten Offering being conducted on behalf of a Selling Demand Shareholder pursuant to a Required Registration Statement, (i) the Company shall agree not to effect any public sale or distribution of Common Stock (or of any securities convertible into or exchangeable for Common Stock) during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with such Underwritten Offering and (ii) each Holder of not less than 5% of the Registrable Securities (a "Significant Holder") shall agree to enter into a customary lock-up agreement with the underwriters pursuant to which such Significant Holder shall agree that it will not, without the prior written consent of the underwriters during the period beginning from the date the relevant Required Registration Statement is declared effective by the SEC (the "Effective Date") to and including the date that is 90 days after the Effective Date (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or securities are then held by such Significant Holder or are thereafter acquired) held by it immediately prior to the Effective Date or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock held by it immediately prior to the Effective Date; provided, however, that the foregoing restrictions shall not apply to (a) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to any merger, consolidation, acquisition, disposition or similar transaction or (b) the conversion or exercise or exchange of any security for or into shares of Common Stock; provided, further, however, that to the extent clauses (x) and (y) above are more restrictive than the equivalent provisions contained in any lock-up agreement the underwriters may reasonably require any Significant Holder to enter into at the time of any such Underwritten Offering, each Significant Holder shall only be required to comply with the less restrictive provisions. The underwriters in connection with such Underwritten Offering are intended third party beneficiaries of this Section 2.05(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities of each Significant Holder until the end of the lock-up period. Notwithstanding anything to the contrary set forth in this Section 2.05(b), sub-section (ii) shall not apply to the sale of any Common Stock by a Significant Holder to an underwriter pursuant to an underwriting agreement.

        SECTION 2.06.    Registration Procedures.    In connection with the obligations of the Company pursuant to Sections 2.01, 2.02 and 2.03, the Company shall use its reasonable best efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

        (a)   (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 2.01 or 2.03, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2.01 or 2.03, as applicable, in the case of a Required Registration Statement, (iii) use its reasonable best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable) and (iv) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (b)   in the case of a Required Registration Statement, and subject to Section 2.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable period; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the applicable Selling Holders, as set forth in such Registration Statement;

        (c)   furnish to each Selling Holder holding Registrable Securities covered by a Registration Statement and to each underwriter of an Underwritten Offering of Registrable Securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such Selling Holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

        (d)   (i) use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or any Selling Holder shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

        (e)   notify each Selling Holder promptly, and, if requested by such Selling Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sales of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement, the related prospectus or any other Time of Sale Information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (f)    furnish counsel for each underwriter, if any, and for the Selling Holders copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

        (g)   make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

        (h)   upon request, furnish to the underwriters of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

        (i)    cooperate with each Selling Holder and the underwriters of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Selling Holder or the underwriters of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

        (j)    upon the occurrence of any event contemplated by Section 2.06(e)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus, as so supplement and amended, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (k)   enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained in Section 2.08 herein), including, if and to the extent customary at that time, the following:

          (i)    make such representations and warranties to the Selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

          (ii)   obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and the Selling Holders) addressed to each Selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Selling Holders and underwriters;

          (iii)  obtain "comfort" letters and updates thereof from the Company's independent registered public accounting firm addressed to each Selling Holder and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "comfort" letters to underwriters in connection with primary underwritten offerings;

          (iv)  enter into a securities sales agreement, which shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

          (v)   deliver such customary documents and certificates as may be reasonably requested by the Selling Holders or by the underwriters, if any;

        (l)    make available for inspection by representatives of the Selling Holders and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

        (m)  (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus or the provision to the potential investors of any other Time of Sale Information, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holders and to counsel to such Selling Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and, make such reasonable changes in any such document prior to or after the filing thereof as counsel to the Selling Holders or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by the Selling Holders or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Selling Holders; and make such reasonable changes in such document prior to or after the filing thereof as counsel for such Selling Holders or such underwriter shall request, provided, that such changes relate to provisions describing the Selling Holders or the respective offering or purport to correct material misstatements or omissions, or purport to correct other errors for which the Selling Holders may have potential liability; and, make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

        (n)   use its reasonable best efforts to cause all Registrable Securities covered by a Required Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by any applicable Selling Holder;

        (o)   provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

        (p)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

        (q)   cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

        SECTION 2.07.    Obligations of Selling Holders.    (a) Each Selling Holder shall, as a condition to the registration obligations with respect to such Selling Holder provided herein, furnish to the Company such information regarding such Selling Holder, the ownership of Registrable Securities by such Selling Holder and the proposed distribution by such Selling Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

        (b)   Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 2.06(e)(iv), such Selling Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(j), and, if so directed by the Company, such Selling Holder shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

        SECTION 2.08.    Indemnification.    (a) The Company shall indemnify and hold harmless each Selling Holder and its respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i)    against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any of the Time of Sale Information or the Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or other Time of Sale Information (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)  against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder (or its partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder expressly for use in a Registration Statement (or any amendment thereto), any related prospectus (or any amendment or supplement thereto) or any other Time of Sale Information.

        (b)    Indemnification by Selling Holders.    Each Selling Holder shall severally indemnify and hold harmless the Company and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company or any other Selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.08(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) or any other Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto), such prospectus (or any amendment or supplement thereto) or any other Time of Sale Information; provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus, other Time of Sale Information or Registration Statement.

        (c)    Conduct of Indemnification Proceedings.    Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If any indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.08(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party. The rights afforded to any indemnified party hereunder shall be in addition to any rights that such indemnified party may have at common law, by separate agreement or otherwise.

        (d)    Contribution.    (i)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        (ii)   The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.08(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (iii)  For purposes of this Section, each Person, if any, who controls a Selling Holder or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

        (e)   Indemnification of Underwriters. In the event of any Underwritten Offering, the Company and the underwriters involved in any such Underwritten Offering shall agree to customary underwriter indemnification provisions in any underwriting agreement related to any such Underwritten Offering.

        SECTION 2.09.    Certain Limitations.    If the Company shall furnish to Holders requesting a registration statement pursuant to Article II, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration or the filing of the registration statement would materially interfere in a way materially adverse to the Company with a significant acquisition, merger, disposition, corporate reorganization or other similar transaction involving the Company and that therefore it is in the reasonable best interests of the Company to defer the registration and/or the filing of such registration statement, then the Company shall have the right to defer taking such action with respect to such registration and/or filing for a period of not more than 90 days in any 12-month period after receipt of a request for registration from a Holder in accordance with Article II. The Company shall use its reasonable best efforts to resolve any deferral with respect to any such registration and/or filing.

ARTICLE III

REPORTS UNDER THE EXCHANGE ACT

        SECTION 3.01.    Reports.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell Common Stock to the public without registration, the Company agrees to:

        (a)   make and keep public information available, as those terms are understood and defined in Rule 144;

        (b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

        (C)  furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

ARTICLE IV

REPRESENTATIONS

        Each party hereto represents and warrants to each other party as follows:

        SECTION 4.01.    Authority; Execution and Delivery; Enforceability.    Such party has full power and authority to execute this Agreement and to perform its obligations hereunder. In the case of any party that is a corporation, the execution and delivery by such party of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action. Such party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 4.02.    No Conflicts; Consents.    The execution and delivery by such party of this Agreement do not, and the performance of its obligations hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any mortgage, lien, security interest, charge, restrictions or encumbrances of any kind (collectively, "Liens") upon any of the properties or assets of such party under, any provision of (i) in the case of any party that is a corporation or other legal entity, the certificate of incorporation, by-laws or similar organizational document of such party, (ii) any material contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a "Contract") to which such party is a party or by which any of its properties or assets is bound or (iii) any material judgment, order or decree or material statute, law (including common law), ordinance, rule or regulation applicable to such party or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign is required to be obtained or made by or with respect to such party in connection with the execution, delivery and performance of this Agreement.

ARTICLE V

MISCELLANEOUS

        SECTION 5.01.    Notices.    All notices and other communications provided for herein shall be dated and in writing and shall be given:

        If to the Company, to it at the following address:

        iBasis, Inc.
        20 Second Avenue
        Burlington, Massachusetts 01803
        USA

        Attention: Mark S. Flynn
        Facsimile: (781) 505-7500

        with a copy to:

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
        One Financial Center
        Boston, Massachusetts 02111

        Attention: Michael L. Fantozzi, Esq.

        If to Purchaser, to it at the following address:

        KPN B.V.

        Maanplein 55, 2516 CK
        The Hague, The Netherlands

        Attention: Craig Allwright
        Facsimile: +31 70 446 0675

        with a copy to:

        Cravath, Swaine & Moore LLP
        CityPoint
        One Ropemaker Street
        London EC2Y 9HR

        Attention: Philip J. Boeckman, Esq.

or, in the case of any Holder or other Person, subject to Section 5.02 below, to the address the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Company's Secretary. Notice shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service.

        SECTION 5.02.    Representative of Holders.    In the event that there shall be at any time more than 50 individual Holders (excluding Purchaser and any of its subsidiaries or affiliates), such Holders shall appoint a representative who shall receive notices from the Company on the Holders' behalf, forward such notices to the individual Holders and coordinate related administrative matters for such Holders. Without limiting any other provision of this Agreement, the Company shall pay all reasonable out-of-pocket expenses of the Holder representative, including the fees of outside counsel engaged by such representative, if any.

        SECTION 5.03.    Applicable Law.    The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

        SECTION 5.04.    Integration.    This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

        SECTION 5.05.    Descriptive Headings.    The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles" and "Sections" shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

        SECTION 5.06.    Severability.    The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that a restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

        SECTION 5.07.    Third Party Beneficiary.    Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and Purchaser, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights hereunder.

        SECTION 5.08.    Other Agreements.    Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, any other agreement, if any.

        SECTION 5.09.    Successors, Assigns, Transferees.    The provisions of this Agreement shall be binding upon and inure to the benefit of the successors, assigns and transferees of Purchaser including, without limitation and without the need for an express assignment, subsequent Holders.

        SECTION 5.10.    Defaults.    A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

        SECTION 5.11.    Amendments; Waivers.    This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Holders of Common Stock representing 66 2/3% of the Common Stock then held by all Holders.

        SECTION 5.12.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile or by electronic image scan.

        SECTION 5.13.    Specific Performance.    Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice.

        SECTION 5.14.    Exclusive Jurisdiction; Waiver of Jury Trial.    (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) US District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto in the US District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by US registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this clause. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby in (x) the Supreme Court of New York, New York County, or (y) the US District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        (b)   Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 5.14(b).

        SECTION 5.15.    Attorneys' Fees.    In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IBASIS, INC.,
by

Name:
Title:
KPN B.V.,
by

Name:
Title:

ANNEX E

IBASIS, INC.
2007 STOCK PLAN

1.     DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this iBasis, Inc. 2007 Stock Plan, have the following meanings:

  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

  Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

  Board of Directors means the Board of Directors of the Company.

  Cause means dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

  Change of Control means the occurrence of any of the following events:

  (i)
  Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Royal KPN N.V. or one or more of its subsidiaries becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

  (ii)
  Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  (iii)
  Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who (A) are directors of the Company as of October 1, 2007, (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company) or (C) are elected or nominated in accordance with Section 3.2 of the iBasis Second Amended and Restated By-laws; or

  (iv)
  Going Private. The Company ceases to be a reporting company pursuant to the Exchange Act.

  Code means the United States Internal Revenue Code of 1986, as amended.

  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

  Common Stock means shares of the Company's common stock, $0.001 par value per share.

  Company means iBasis, Inc., a Delaware corporation.

  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

  Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

  Exchange Act means the Securities Exchange Act of 1934, as amended.

  Fair Market Value of a Share of Common Stock means:

  (1)
  If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

  (2)
  If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

  (3)
  If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

  Non-Qualified Option means an option which is not intended to qualify as an ISO.

  Option means an ISO or Non-Qualified Option granted under the Plan.

  Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

  Plan means this iBasis, Inc. 2007 Stock Plan.

  Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

  Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

  Stock Grant means a grant by the Company of Shares under the Plan.

  Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

  Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.     PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.     SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,500,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any future stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

        (b)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued and any stock appreciation rights to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right.

4.     ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, directors and consultants shall be granted Stock Rights;

  c.
  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 300,000 Shares be granted to any Participant in any fiscal year;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

  e.
  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.     ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.     TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  a.
  Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

    i.
    Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

    ii.
    Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

    iii.
    Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

    iv.
    Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

    A.
    The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

    B.
    The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

    v.
    Option Term: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

  b.
  ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

  i.
  Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) thereunder.

  ii.
  Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

  B.
  More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

  iii.
  Term of Option: For Participants who own:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

      B.
      More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

    iv.
    Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.     TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

  (a)
  Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

  (b)
  Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

  (c)
  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Notwithstanding the foregoing, each stock appreciation right shall (i) have a base price which shall not be less than the Fair Market Value per share of Common Stock and (ii) terminate not more than ten years from the date of the grant or at such earlier time as the Agreement may provide.

        The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the "Requirements"), to the extent applicable, and be operated in accordance with such Requirements so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.     EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of any Option including, but not limited to, pursuant to Section 409A of the Code.

10.   ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant, and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

11.   RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

12.   ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

  b.
  Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

  c.
  The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

  d.
  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

  e.
  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided however that for ISOs any leave of absence granted by the Administrator of greater than ninety days unless pursuant to a contract or statute that guarantees the right to reemployment shall cause such ISO to become a Non-Qualified Option.

  f.
  Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

  a.
  All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.   EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

  (i)
  To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

  (ii)
  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

  b.
  A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  c.
  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.   EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

  (i)
  To the extent that the Option has become exercisable but has not been exercised on the date of death; and

  (ii)
  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

  b.
  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.   EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.   EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company's forfeiture or repurchase rights have not lapsed.

19.   EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

  a.
  All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the Company's right to repurchase all of such Participant's Shares shall apply.

20.   EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.   EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's death.

22.   PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a.
  The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

      "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

  b.
  At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.   DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.   ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

        a.     Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

        b.     Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in or a Change of Control is otherwise to be effected by a merger, consolidation, or sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity provided that such securities are registered pursuant to the Exchange Act; or (ii) upon written notice to the Participants provide that all Options must be exercised, within a specified number of days of the date of such notice at the end of which period the Options shall terminate (all Options shall for purposes of this clause (ii) be made fully vested and exercisable immediately prior to their termination); or (iii) terminate such Options in exchange for a cash payment equal to the excess of the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction over the exercise price of such Options without regard to the vesting schedule provided for in the Option Agreement.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity provided that such securities are registered pursuant to the Exchange Act; or (ii) terminate such Stock Grants in exchange for a cash payment equal to the excess of the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction over the purchase price of the shares subject to the Stock Grant, if any (without regard to forfeiture or repurchase rights of the Company). In addition, in the event of a Corporate Transaction pursuant to clause (i) above, the Administrator may, in its discretion, waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

        c.     Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

        d.     Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

        e.     Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of any ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

        f.      Change of Control other than in a Corporate Transaction. In the event of a Change of Control that does not also constitute a Corporate Transaction that has been approved by a majority of the Incumbent Directors, all Options outstanding under the Plan shall become fully vested and immediately exercisable as of the date of the Change of Control, unless in any such case an Option has otherwise expired or been terminated pursuant to its terms or the terms of the Plan and any forfeiture or repurchase rights of the Company with respect to outstanding Stock Grants that have not lapsed or expired prior to such Change of Control shall terminate as of the date of the Change of Control.

25.   ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.   FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.   CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.   WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

29.   NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.   TERMINATION OF THE PLAN.

        The Plan will terminate on September 28, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.   AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, the Administrator shall not allow either (a) the cancellation of outstanding Options or stock appreciation rights and the grant in substitution therefore of new Stock Rights having a lower exercise price or (b) the amendment of outstanding Options or stock appreciation rights to reduce the exercise price thereof without shareholder approval.

32.   EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.   GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

C 1234567890    J N T

☐ Mark this box with an X if you have made
changes to your name or address details above.

ANNUAL MEETING PROXY CARD            123456            C0123456789            12345

Please note, sign, date and return this proxy promptly using the enclosed envelope.

A.    Issues

        The Board of Directors recommends a vote FOR the following proposals and listed nominees.

		For	Against	Abstain
1.	ISSUANCE OF SHARES TO KPN PURSUANT TO THE SHARE PURCHASE AND SALE AGREEMENT	☐	☐	☐
2.	ELECTION OF DIRECTORS.
	For	Withhold
01—Frank King	☐	☐
02—Charles Skibo	☐	☐
		For	Against	Abstain
3.	APPROVAL OF THE ADOPTION OF THE iBASIS 2007 STOCK PLAN	☐	☐	☐
		For	Against	Abstain
4.	RATIFICATION AND APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS	☐	☐	☐
		For	Against	Abstain
5.	APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF NECESSARY, IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR IF THERE ARE NOT SUFFICIENT FAVORABLE VOTES AT THE TIME OF THE MEETING TO APPROVE THE ISSUANCE OF THE TRANSACTION SHARES.	☐	☐	☐

B.    Authorized Signatures Sign Here—This section must be completed for your instructions to be executed.

  Please sign exactly as your name(s) appears hereon. All holders must sign. Corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature 1:	Date:	Signature 2:	Date:

PROXY
iBASIS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated                        , 2007, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of iBasis, Inc. to be held on                        , 2007 at         , local time, at 20 Second Avenue, Burlington, MA 01803, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ISSUANCE OF SHARES TO KPN UNDER THE SHARE PURCHASE AND SALE AGREEMENT, FOR THE ELECTION OF THE DIRECTORS, FOR THE ADOPTION OF THE IBASIS 2007 STOCK PLAN AND FOR THE PROPOSAL TO RATIFY AND APPOINT DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Telephone and Internet Voting Instructions:

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

        Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within US and Canada)		To vote using the Internet
Call toll free 1-800-652-VOTE (8683) in the United States or Canada at any time on a touch tone telephone. There is NO CHARGE to you for the call.	OR	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
Follow the simple instructions provided by the recorded message.		Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m. Central Time, on                        , 2007.

THANK YOU FOR VOTING